Exhibit 10.1

Execution Version

AMENDMENT NO. 1 TO TERM LOAN CREDIT AGREEMENT AND
AMENDMENT NO. 1 TO TERM LOAN GUARANTEE AND COLLATERAL AGREEMENT

AMENDMENT NO. 1 TO TERM LOAN CREDIT AGREEMENT AND AMENDMENT NO. 1 TO TERM LOAN GUARANTEE AND COLLATERAL AGREEMENT, dated as of August 1, 2025 (this “Amendment”), to (i) the Term Loan Credit Agreement, dated as of November 14, 2023 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”; as amended by this Amendment and further defined below, the “Amended Credit Agreement”), by and among AMNEAL PHARMACEUTICALS LLC, a Delaware limited liability company (the “Borrower”), the Lenders from time to time party thereto and JPMORGAN CHASE BANK, N.A., as administrative agent and collateral agent (in such capacities, the “Administrative Agent”) and (ii) the Term Loan Guarantee and Collateral Agreement, dated as of November 14, 2023 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Guarantee and Collateral Agreement”, and the Existing Guarantee and Collateral Agreement as amended by this Amendment, the “Guarantee and Collateral Agreement”), by and among the Borrower, the Guarantors from time to time party thereto and the Administrative Agent.

W I T N E S S E T H:

WHEREAS, the Borrower wishes to (i) incur Refinancing Term Loans pursuant to Section 2.19 of the Existing Credit Agreement (the “Amendment No. 1 Term Loans”), the proceeds of which will be used to refinance all of the Initial Term Loans outstanding under the Existing Credit Agreement immediately prior to the Amendment No. 1 Effective Date (the “Refinancing”) and (ii) make certain other amendments to the Existing Credit Agreement and the Existing Guarantee and Collateral Agreement in connection therewith;

WHEREAS, each Lender with outstanding Initial Term Loans that has executed a signature page to this Amendment has agreed (such agreement, a “Cashless Election”) to convert all of such Initial Term Loans (or such lesser amount as may be notified to such Lender by the Administrative Agent prior to the Amendment No. 1 Effective Date) to Amendment No. 1 Term Loans on the Amendment No. 1 Effective Date;

WHEREAS, JPMorgan Chase Bank, N.A. (in such capacity, the “Additional Amendment No. 1 Term Loan Lender”) has agreed to provide the Additional Amendment No. 1 Term Loan Commitment (as defined in the Amended Credit Agreement) in the amount of $2,100,000,000, as set forth opposite its name under the heading “Additional Amendment No. 1 Term Loan Commitment” on Schedule 2.01 to the Amended Credit Agreement;

WHEREAS, the proceeds of the Amendment No. 1 Term Loans funded by the Additional Amendment No. 1 Term Loan Lender, together with certain other sources of funds, will be used on the Amendment No. 1 Effective Date to repay in full all of the outstanding Initial Term Loans that are not converted to Amendment No. 1 Term Loans pursuant to a Cashless Election;

WHEREAS, each Lender with a Converted Amendment No. 1 Term Loan and the Additional Amendment No. 1 Term Loan Lender (which collectively constitute the Required Lenders) have agreed to the amendments effected by this Amendment;

WHEREAS, each of JPMorgan Chase Bank, N.A., TPG Capital BD, LLC, Truist Securities, Inc., BofA Securities, Inc., MUFG Bank, Ltd., Goldman Sachs Bank USA, Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Barclays Bank PLC, HSBC Securities (USA) Inc. and Royal Bank of Canada have each agreed to act as joint lead arrangers and joint bookrunners for the Amendment No. 1 Term Loans and this Amendment (collectively, the “Amendment No. 1 Lead Arrangers”);

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Article I
Definitions

Section 1.1.    Definitions

Capitalized terms used herein but not otherwise defined herein shall have the meanings given such terms in the Amended Credit Agreement (as defined below).

Article II
Amendments

Section 2.1.    Amendments to the Credit Agreement

Effective as of the Amendment No. 1 Effective Date (as defined below) (i) the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bolded, underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the pages of the Existing Credit Agreement attached as Annex II hereto (the “Amended Credit Agreement”), (ii) the Existing Guarantee and Collateral Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bolded, underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the pages of the Existing Guarantee and Collateral Agreement attached as Annex III hereto and (iii) the schedules to the Existing Credit Agreement are replaced in their entirety with the schedules set forth in Annex IV hereto.

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Section 2.2.    Intercreditor Agreements and Implementation.

The Lenders party hereto, which constitute the Required Lenders, hereby authorize and instruct (a) the Administrative Agent and the Collateral Agent to execute and deliver the Amendment No. 1 Effective Date Pari Passu Intercreditor Agreement and (b) the Administrative Agent and the Collateral Agent to execute and deliver the Second Amended and Restated ABL Intercreditor Agreement (as defined in the Amended Credit Agreement).

Section 2.3.    Consents; Acknowledgments.

The Administrative Agent and the Lenders party hereto, which constitute the Required Lenders, each hereby (i) consent to entry into that certain Amendment No. 2 to Revolving Credit Agreement and Amendment No. 2 to Collateral Agreement dated as of the Amendment No. 1 Effective Date by the Borrower and the other parties thereto and (ii) acknowledge and agree that the Amendment No. 1 Term Loans constitute Credit Agreement Refinancing Indebtedness.  Each of the parties hereto agree that this Amendment shall satisfy any requirement under the Existing Credit Agreement to deliver a notice of prepayment with respect to the Initial Term Loans that will not be converted to Amendment No. 1 Term Loans pursuant to a Cashless Election on the Amendment No. 1 Effective Date.

Article III
[reserved]

Article IV
Conditions to Effectiveness

Section 4.1.    Amendment No. 1 Effective Date

This Amendment shall be legal, valid and binding on and as of the date hereof and the amendments and waivers implemented pursuant to the terms hereof shall become effective immediately at such time that the following conditions has been satisfied or waived (the “Amendment No. 1 Effective Date”):

(a)    (Credit Documents) The Administrative Agent shall have received duly executed counterparts of this Amendment, which shall constitute a signature page and counterpart hereto that, when taken together, bear the signatures of (A) the Borrower, (B) each Guarantor, (C) the Administrative Agent, (D) each Lender with a Converted Amendment No. 1 Term Loan and (E) the Additional Amendment No. 1 Term Loan Lender;

(b)    (Secretary’s Certificate) The Administrative Agent shall have received a certificate from each Loan Party (or the Borrower on behalf thereof), dated on the Amendment No. 1 Effective Date, signed by the Secretary or Assistant Secretary of such Loan Party (or the Borrower on behalf thereof), and attested to by a Responsible Officer of such Loan Party (or the Borrower on behalf

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thereof), together with (I) either (x) copies of the certificate or articles of incorporation and by-laws (or equivalent organizational documents), as applicable, of such Loan Party or (y) a certification by the Secretary or Assistant Secretary of such Loan Party that the copies of the certificate or articles of incorporation and by-laws (or equivalent organizational documents), as applicable, of such Loan Party delivered to the Administrative Agent on November 14, 2023 remain in full force and effect and have not been modified or amended since such prior delivery, (II) the resolutions of such Loan Party referred to in such certificate approving this Amendment and the transactions contemplated hereby, and of all documents evidencing other necessary corporate action, if any, with respect to this Amendment and the transactions contemplated hereby, and (III) a certification as to the names and true signatures of the officers of such Loan Party authorized to sign this Amendment and the other documents to be delivered hereunder, and each of the foregoing shall be in customary form;

(c)    (Closing Certificate) The Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower, dated the Amendment No. 1 Effective Date, to the effect that no Default or Event of Default shall have occurred and be continuing or would result from the transactions contemplated hereby;

(d)    (Solvency Certificate) The Administrative Agent shall have received a solvency certificate from the chief financial officer or another officer with equivalent duties of the Borrower on the Amendment No. 1 Effective Date after giving effect to all of the transactions contemplated hereby, substantially in the form of Exhibit B to the Amended Credit Agreement;

(e)    (Legal Opinions) The Administrative Agent shall have received from Brown Rudnick LLP, special New York counsel to the Loan Parties, written opinions in form and substance reasonably satisfactory to the Administrative Agent dated the Amendment No. 1 Effective Date;

(f)    (Fees and Costs) The Borrower shall have paid on or prior to the Amendment No. 1 Effective Date, or will pay substantially concurrently with the occurrence of the Amendment No. 1 Effective Date, (i) to the extent agreed in writing, all reasonable and documented costs and expenses of the Administrative Agent and the Amendment No. 1 Lead Arrangers incurred in connection with this Amendment and the transactions contemplated hereby (including, without limitation, the reasonable and documented fees, charges and disbursements of Paul Hastings LLP, counsel to the Administrative Agent and the Amendment No. 1 Lead Arrangers) and any other fees, agreed in writing to be payable to the Amendment No. 1 Lead Arrangers on the Amendment No. 1 Effective Date, and (ii) all other compensation required to be paid on or prior to the Amendment No. 1 Effective Date to the Amendment No. 1 Lead Arrangers pursuant to that certain Amended and Restated Engagement Letter, dated as of July 29, 2025, among the Borrower and the Amendment No. 1 Lead Arrangers;

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(g)    (Interest; Principal; Prepayment Premium) The Borrower shall have paid, or caused to be paid, substantially concurrently with the occurrence of the Amendment No. 1 Effective Date to the Administrative Agent, for the ratable benefit of each Lender with Initial Term Loans immediately prior to the Amendment No. 1 Effective Date (including each Lender that has agreed to provide a Converted Amendment No. 1 Term Loan), (x) all accrued and unpaid interest and fees in respect of the Initial Term Loans through the Amendment No. 1 Effective Date and (y) the prepayment premium required to be paid pursuant to Section 2.21 of the Existing Credit Agreement in connection with the consummation of the Refinancing. Substantially concurrently with the Amendment No. 1 Effective Date, all of the Initial Term Loans under the Existing Credit Agreement, other than any Converted Amendment No. 1 Term Loan, shall be satisfied and paid in full with the proceeds of the Amendment No. 1 Term Loans funded pursuant to the Additional Amendment No. 1 Term Loan Commitment and certain other sources of funds;

(h)    (Borrowing Request). The Administrative Agent shall have received a Borrowing Request requesting the borrowing of the Additional Amendment No. 1 Term Loan; and

(i)    (KYC; Beneficial Ownership).  The Administrative Agent shall have received, at least five days prior to the Amendment No. 1 Effective Date, all documentation and other information regarding the Borrower requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act, to the extent reasonably requested in writing of the Borrower at least ten days prior to the Amendment No. 1 Effective Date and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Amendment No. 1 Effective Date, any Lender that has requested, in a written notice to the Borrower at least ten days prior to the Amendment No. 1 Effective Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification.

Article V
Representations and Warranties

Section 5.1.    Representations and Warranties

To induce the Administrative Agent and the Lenders to enter into this Amendment, each Loan Party represents and warrants that, as of the Amendment No. 1 Effective Date, both before and after giving effect to the transactions contemplated by this Amendment:

(a)    no Default or Event of Default exists; and

(b)    the representations and warranties of each Loan Party contained in Article III of the Amended Credit Agreement or any other Loan Document are true and correct in all material respects on and as of such date (except, to the extent

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that such representations and warranties specifically refer to an earlier date, they are true and correct in all material respects as of such earlier date); provided that, to the extent that such representations and warranties are qualified by materiality, material adverse effect or similar language, they are true and correct in all respects.

Article VI
Miscellaneous

Section 6.1.    Effect of Amendment.

(a)      On and after the Amendment No. 1 Effective Date, each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Existing Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Existing Credit Agreement, mean and are a reference to the Credit Agreement as modified by this Amendment and each reference in the Existing Credit Agreement to “the Collateral Agreement”, the “Security Documents” or words of like import referring to the Guarantee and Collateral Agreement, and each reference in the other Loan Documents to the “Collateral Agreement”, the “Security Documents” or words of like import referring to the Guarantee and Collateral Agreement, mean and are a reference to the Guarantee and Collateral Agreement as modified by this Amendment. This Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof. Any Loan Document that contains a provision that is inconsistent with the modifications made pursuant to this Amendment, or the transactions provided for herein, is deemed to be amended in a corresponding manner, or to permit such transactions, as the case may be.

(b)    The Existing Credit Agreement, the Guarantee and Collateral Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein (after giving effect to this Amendment) do and shall continue to secure the payment of all Obligations that survive this Amendment including without limitation under the Amended Credit Agreement, the Guarantee and Collateral Agreement and the other Loan Documents.

(c)    The execution, delivery and effectiveness of this Amendment does not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents nor constitute a waiver of any provision of any of the Loan Documents. This Amendment shall not constitute a substitution or novation of the Existing Credit Agreement, the Guarantee and Collateral Agreement or any other Loan Documents.

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Section 6.2.    Counterparts.

This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Amendment shall be binding upon and inure to the benefit of the parties hereto and to the other Loan Documents and their respective successors and assigns. This Amendment may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and “pdf”) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Amendment and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Amendment (each a “Communication”), may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Amendment. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by any of the parties hereto of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC § 7006, as it may be amended from time to time.

Section 6.3.    GOVERNING LAW; WAIVER OF JURY TRIAL; JURISDICTION; CONSENT TO SERVICE OF PROCESS

THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. The provisions of Sections 10.07, 10.11 and 10.15 of the Existing Credit Agreement are incorporated herein and apply to this Amendment, mutatis mutandis.

Section 6.4.    Headings.

Article and Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or be taken into consideration in interpreting, this Amendment.

Section 6.5.    Reaffirmation.

Each Loan Party hereby expressly acknowledges the terms of this Amendment and reaffirms, as of the date hereof, ~~(a)~~(a) other than to the extent expressly set forth herein, the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby and ~~(b)~~(b) its guarantee of the Obligations under the Guarantee and Collateral Agreement, and its prior

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grant of security interest and pledge under the Security Documents and each Loan Document and confirms that, other than to the extent expressly set forth herein, the Liens on the Collateral, security interests and pledges granted pursuant to the Security Documents and each Loan Document continue in full force and effect after giving effect to this Amendment and secure the Obligations, including without limitation, any additional Obligations resulting from or incurred pursuant to the Amended Credit Agreement.

Section 6.6.    Amendment No. 1 Lead Arrangers.

Notwithstanding any other provision of this Amendment or any provision of the Amended Credit Agreement or any other Loan Document, each Lead Arranger is named as such herein for recognition purposes only, and in its capacity as such shall have no duties, responsibilities or liabilities with respect to this Amendment, the Amended Credit Agreement or any other Loan Document. Without limitation of the foregoing, the Amendment No. 1 Lead Arrangers in their respective capacities as such shall not, by reason of this Amendment, the Amended Credit Agreement or any other Loan Document, have any fiduciary relationship in respect of any Lender, any Loan Party or any other Person.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

(signature pages follow)

AMNEAL PHARMACEUTICALS LLC, as Borrower

By:	/s/ Anastasios Konidaris
Name: Anastasios Konidaris
Title: Executive Vice President and Chief Financial Officer

AMNEAL PHARMACEUTICALS OF NEW YORK, LLC, Amneal Biosciences LLC, Impax Laboratories, LLC, Amedra Pharmaceuticals LLC, Trail Services, LLC, GEMINI LABORATORIES, LLC, each as a Guarantor

By:	/s/ Anastasios Konidaris
Name: Anastasios Konidaris
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Amendment No. 1 to Term Loan Credit Agreement and Amendment No. 1
to Term Loan Guarantee and Collateral Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and Additional Amendment No. 1 Term Loan Lender

By:	/s/ William K Doolittle
Name: William K Doolittle
Title: Executive Director

[Signature Page to Amendment No. 1 to Term Loan Credit Agreement and Amendment No. 1
to Term Loan Guarantee and Collateral Agreement]

Annex II

Amended Credit Agreement

[See attached.]

$~~2,351,646,740.86~~2,100,000,000

TERM LOAN CREDIT AGREEMENT,

dated as of November 14, 2023,

as amended by that certain Amendment No. 1 to Term Loan Credit Agreement, dated as of August 1, 2025,

among

AMNEAL PHARMACEUTICALS LLC,
as the Borrower,

THE LENDERS PARTY HERETO,

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and Collateral Agent, and

JPMORGAN CHASE BANK, N.A.,

TPG CAPITAL BD, LLC

Truist Securities, Inc.,

~~BANK OF AMERICA, N.A~~BOFA SECURITIES, INC.,

MUFG Bank, Ltd.,

~~Barclays~~Goldman Sachs Bank ~~PLC~~USA,

Citigroup Global Markets Inc.,

WELLS FARGO SECURITIES, LLC

~~Goldman Sachs~~Barclays Bank ~~USA~~PLC,

HSBC Securities (USA) Inc.,

and

RBC CAPITAL MARKETS,

~~TPG CAPITAL BD, LLC~~

~~and~~

~~WELLS FARGO SECURITIES, LLC~~

as Bookrunners and Arrangers

TABLE OF CONTENTS

Page

Article I

Definitions

Section 1.01.	Defined Terms
Section 1.02.	Terms Generally	~~80~~83
Section 1.03.	Accounting Terms; GAAP; Fair Market Value	~~80~~85
Section 1.04.	Effectuation of Transfers	~~81~~86
Section 1.05.	Currencies	~~81~~86
Section 1.06.	Required Financial Statements	~~81~~86
Section 1.07.	Certifications	~~81~~86
Section 1.08.	Pro Forma and Other Calculations	~~82~~86
Section 1.09.	LCA Election	~~83~~89
Section 1.10.	Interest Rates; Benchmark Notification	~~84~~90

Article II

The Credits

Section 2.01.	Term Loans and Borrowings	~~84~~90
Section 2.02.	Request for Borrowing	~~85~~91
Section 2.03.	Funding of Borrowings	~~86~~92
Section 2.04.	Interest Elections	~~87~~92
Section 2.05.	Promise to Pay; Evidence of Debt	~~88~~94
Section 2.06.	Repayment of Term Loans	~~89~~94
Section 2.07.	Optional Prepayment of Term Loans	~~89~~95
Section 2.08.	Mandatory Prepayment of Term Loans	~~90~~96
Section 2.09.	Fees	~~94~~101
Section 2.10.	Interest	~~94~~101
Section 2.11.	Alternate Rate of Interest	~~95~~102
Section 2.12.	Increased Costs	~~98~~104
Section 2.13.	Break Funding Payments	~~99~~106
Section 2.14.	Taxes	~~99~~106
Section 2.15.	Payments Generally; Pro Rata Treatment; Sharing of Set-offs	~~103~~110
Section 2.16.	Mitigation Obligations; Replacement of Lenders	~~105~~111
Section 2.17.	[Reserved]	~~106~~113
Section 2.18.	Incremental Facilities	~~106~~113
Section 2.19.	Refinancing Term Loans	~~110~~117
Section 2.20.	Extensions of Term Loans	~~111~~117
Section 2.21.	Prepayment Premium	~~113~~120

Article III

Representations and Warranties

Section 3.01.	Organization; Powers	~~114~~120
Section 3.02.	Authorization; No Contravention	~~114~~121
Section 3.03.	Enforceability	~~114~~121
Section 3.04.	Governmental Approvals	~~115~~122
Section 3.05.	Title to Properties; Liens	~~115~~122
Section 3.06.	Subsidiaries	~~115~~122
Section 3.07.	Litigation; Compliance with Laws	~~115~~122
Section 3.08.	Federal Reserve Regulations	~~116~~123
Section 3.09.	Investment Company Act	~~116~~123
Section 3.10.	Use of Proceeds	~~116~~123
Section 3.11.	Tax Returns	~~116~~123
Section 3.12.	No Material Misstatements	~~117~~124
Section 3.13.	Environmental Matters	~~117~~124
Section 3.14.	Security Documents	~~118~~125
Section 3.15.	Location of Real Property and Leased Premises	~~118~~125
Section 3.16.	Solvency	~~119~~126
Section 3.17.	Financial Statements; No Material Adverse Effect	~~119~~126
Section 3.18.	Insurance	~~120~~127
Section 3.19.	USA PATRIOT Act; Anti-Corruption; Sanctions	~~120~~127
Section 3.20.	Intellectual Property Rights; Licenses, Etc	~~121~~128
Section 3.21.	Employee Benefit Plans	~~121~~128
Section 3.22.	Labor Matters	~~122~~129

Article IV

~~Conditions of Lending~~[Reserved]

~~Section 4.01.~~	~~Conditions Precedent~~	~~122~~

Article V

Affirmative Covenants

Section 5.01.	Existence; Businesses and Properties	~~124~~129
Section 5.02.	Insurance	~~124~~130
Section 5.03.	Taxes	~~125~~130
Section 5.04.	Financial Statements, Reports, etc	~~125~~130
Section 5.05.	Litigation and Other Notices	~~128~~133
Section 5.06.	Compliance with Laws	~~128~~133
Section 5.07.	Maintaining Records; Access to Properties and Inspections	~~128~~134
Section 5.08.	Use of Proceeds	~~129~~134
Section 5.09.	Compliance with Environmental Laws	~~129~~134
Section 5.10.	Further Assurances; Additional Security	~~129~~134

Section 5.11.	Credit Ratings	~~132~~136
Section 5.12.	Post-Closing Matters	~~132~~137

Article VI

Negative Covenants

Section 6.01.	Indebtedness	~~132~~137
Section 6.02.	Liens	~~138~~143
Section 6.03.	[Reserved]	~~143~~149
Section 6.04.	Investments, Loans and Advances	~~143~~149
Section 6.05.	Fundamental Changes	~~149~~155
Section 6.06.	Dispositions	~~150~~156
Section 6.07.	Restricted Payments	~~154~~160
Section 6.08.	Transactions with Affiliates	~~158~~164
Section 6.09.	Business of the Borrower and its Subsidiaries	~~160~~166
Section 6.10.	Burdensome Agreements	~~160~~167
Section 6.11.	Limitation on Payments and Modifications of Certain Indebtedness; Amendments of Certain Documents	~~163~~169
Section 6.12.	Use of Proceeds	~~165~~171

Article VII

[Reserved].

Article VIII

Events of Default

Section 8.01.	Events of Default	~~165~~171

Article IX

The Agents

Section 9.01.	Appointment	~~168~~174
Section 9.02.	Delegation of Duties	~~170~~176
Section 9.03.	Exculpatory Provisions	~~170~~176
Section 9.04.	Reliance by Administrative Agent	~~171~~178
Section 9.05.	Notice of Default	~~172~~178
Section 9.06.	Non-Reliance on Agents and Other Lenders	~~172~~179
Section 9.07.	Indemnification	~~173~~179
Section 9.08.	Agent in Its Individual Capacity	~~173~~180
Section 9.09.	Successor Agent	~~173~~180
Section 9.10.	Arrangers	~~174~~180
Section 9.11.	Collateral and Guaranty Matters	~~174~~181
Section 9.12.	Certain ERISA Matters	~~177~~184

Section 9.13.	Erroneous Payments	~~179~~186

Article X

Miscellaneous

Section 10.01.	Notices; Communications	~~180~~187
Section 10.02.	Survival of Agreement	~~181~~188
Section 10.03.	Binding Effect	~~181~~189
Section 10.04.	Successors and Assigns	~~182~~189
Section 10.05.	Expenses; Indemnity	~~190~~197
Section 10.06.	Right of Set-off	~~192~~199
Section 10.07.	Applicable Law	~~192~~199
Section 10.08.	Waivers; Amendment	~~192~~199
Section 10.09.	Interest Rate Limitation	~~198~~205
Section 10.10.	Entire Agreement	~~198~~205
Section 10.11.	WAIVER OF JURY TRIAL	~~198~~205
Section 10.12.	Severability	~~199~~206
Section 10.13.	Counterparts	~~199~~206
Section 10.14.	Headings	~~199~~206
Section 10.15.	Jurisdiction; Consent to Service of Process	~~199~~206
Section 10.16.	Confidentiality	~~200~~207
Section 10.17.	Platform; Borrower Materials	~~201~~208
Section 10.18.	[Reserved]	~~202~~209
Section 10.19.	USA PATRIOT Act Notice	~~202~~209
Section 10.20.	Intercreditor Agreements	~~202~~209
Section 10.21.	No Advisory or Fiduciary Responsibility	~~203~~210
Section 10.22.	Private-Side Information Contacts	~~204~~211
Section 10.23.	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~204~~211
Section 10.24.	Acknowledgement Regarding any Supported QFCs	~~204~~212
~~Section 10.25.~~	~~Original Issue Discount Legend~~	~~205~~

Exhibits and Schedules

Exhibit A	Form of Assignment and Acceptance
Exhibit B	~~[Reserved]~~Form of Solvency Certificate
Exhibit C	Form of Borrowing Request
Exhibit D	Form of Interest Election Request
Exhibit E	Form of Non-Debt Fund Affiliate Assignment and Acceptance
Exhibit F	U.S. Tax Compliance Certificate
Exhibit G	Form of Pari Passu Intercreditor Agreement
Exhibit H	Form of Junior Lien Intercreditor Agreement
Exhibit I	Form of Note
Exhibit J	Dutch Auction Procedures

Schedule 2.01	Commitments
Schedule 3.06	Subsidiaries
Schedule 3.11	Taxes
Schedule 3.13	Environmental Matters
Schedule 3.15(1)	Owned Real Property
Schedule 3.15(2)	Leased Real Property
Schedule 5.12	Post-Closing Matters
Schedule 6.04	Investments
Schedule 6.08	Transactions with Affiliates
Schedule 6.10	Burdensome Agreements
Schedule 10.01	Notice Information

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TERM LOAN CREDIT AGREEMENT, dated as of November 14, 2023 (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), by and among AMNEAL PHARMACEUTICALS LLC, a Delaware limited liability company (the “Borrower”), the Lenders party hereto from time to time and JPMORGAN CHASE BANK, N.A. (“JPM”), as administrative agent (in such capacity, and as further defined in Section 1.01, the “Administrative Agent”), and as collateral agent (in such capacity, and as further defined in Section 1.01, the “Collateral Agent”).

RECITALS

WHEREAS, the Borrower, the other Loan Parties party thereto, the ~~lenders~~Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, ~~are~~were parties to that certain Term Loan Credit Agreement, dated as of May 4, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, ~~and including Incremental Term Loans, Refinancing Term Loans or Extended Term Loans that may be created thereunder,~~ the “Existing Credit Facility”);

WHEREAS, on the Closing Date, the Borrower ~~has requested that the Lenders~~borrowed the Initial Term Loans and used the proceeds of the Initial Term Loans to refinance certain term loans outstanding under the Existing Credit Facility ~~as of the date hereof (the “Existing~~ immediately prior to the Closing Date;

WHEREAS, on January 17, 2025, the remaining outstanding term loans under the Existing Credit Facility were repaid in full in cash;

WHEREAS, the Borrower has requested that the Lenders provide a new Class of Term Loans~~”) and extend credit~~  to the Borrower ~~under this Agreement in the~~on the Amendment No. 1 Effective Date in an aggregate principal amount of $~~2,351,646,740.86; and~~2,100,000,000, the proceeds of which shall be used, together with certain other sources of funds, to refinance all of the Initial Term Loans outstanding under this Agreement immediately prior to the Amendment No. 1 Effective Date;

~~WHEREAS, subject to the terms and conditions of this Agreement, the Lenders, to the extent of their respective Commitments as defined herein, are willing severally to provide Term Loans to the Borrower.~~

WHEREAS, the Lenders have agreed to make such new Class of Term Loans to the Borrower on the Amendment No. 1 Effective Date, in each case, subject to the terms and conditions set forth herein and in the Amendment No. 1 (hereinafter defined).

AGREEMENT

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article I

Definitions

Section 1.01.                    Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“2032 Senior Notes” means $600,000,000 in aggregate principal amount of the Borrower’s 6.875% Senior Secured Notes due 2032 issued pursuant to the 2032 Senior Notes Indenture.

“2032 Senior Notes Documents” means the Note Documents (as defined in the 2032 Senior Notes Indenture).

“2032 Senior Notes Indenture” means that certain Indenture dated as of August 1, 2025, among the Borrower, as issuer, the guarantors party thereto, and Wilmington Savings Fund Society, FSB, as trustee and collateral trustee, including any supplemental indenture executed or delivered in connection therewith, as the same may be amended, restated, modified, waived, or supplemented from time to time.

“ABL Agent” has the meaning assigned to such term in the definition of “ABL Credit Agreement”.

“ABL Claims” means the “ABL Claims” as defined in the ~~Closing Date~~Second Amended and Restated ABL Intercreditor Agreement.

“ABL Credit Agreement” means the Revolving Credit Agreement, dated as of June 2, 2022, among the Borrower, the lenders party thereto and Truist Bank, as administrative agent and collateral agent (together with its successors in such capacity, the “ABL Agent”), as such document may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, including by that certain Amendment No. 1 to Revolving Credit Agreement and Amendment No. 1 to Collateral Agreement dated ~~on or about the date hereof~~November 14, 2023 and by that certain Amendment No. 2 to Revolving Credit Agreement and Amendment No. 2 to Collateral Agreement dated as of the Amendment No. 1 Effective Date.

“ABL Credit Agreement Refinancing Indebtedness” means “Credit Agreement Refinancing Indebtedness” as defined in the ABL Credit Agreement.

“ABL Extended Revolving Commitments” means “Extended Loans” as defined in the ABL Credit Agreement.

“ABL Facility” means the “Revolving Facility” and any “Incremental Facility,” each as defined in the ABL Credit Agreement.

“ABL Incremental Facilities” means any “Incremental Facility” as defined in the ABL Credit Agreement.

“ABL Loan Documents” means the ABL Credit Agreement and the other “Loan Documents” as defined in the ABL Credit Agreement, as each such document may be amended, restated, amended and restated, supplemented or otherwise modified.

“ABL Loans” means any “Loans” as defined in the ABL Credit Agreement.

“ABL Other Loans” means “Refinancing Term Loans” as defined in the ABL Credit Agreement.

“ABL Priority Collateral” means the “ABL Priority Collateral” as defined in the ~~Closing Date~~Second Amended and Restated ABL Intercreditor Agreement.

“ABL Priority Collateral Asset Sale” means any Asset Sale that consists of or includes the disposition of ABL Priority Collateral outside the ordinary course of business.

“ABR” means, for any day, a fluctuating rate per annum equal to the highest of:

(1)  the NYFRB Rate in effect on such day plus ½ of 1%;

(2)        the Prime Rate in effect on such day;

(3)       Adjusted Term SOFR for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that for the purpose of this definition, Adjusted Term SOFR for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology); and

(4)       1.00% per annum.

Any change in the ABR due to a change in the NYFRB Rate, the Prime Rate or Adjusted Term SOFR will be effective from and including the effective date of such change in the NYFRB Rate, the Prime Rate or Adjusted Term SOFR, as the case may be.  If the ABR is being used as an alternate rate of interest pursuant to Section 2.11 hereof, then the ABR shall be the greater of clauses (1), (2) and (4) above and shall be determined without reference to clause (3) above.  For the avoidance of doubt, if the ABR as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“ABR Borrowing” means a Borrowing comprised of ABR Loans.

“ABR Loan” means any Term Loan bearing interest at a rate determined by reference to the ABR.

“Additional Lender” means the banks, financial institutions and other institutional lenders and investors (other than natural persons and any Disqualified Institution) that become Lenders in connection with an Incremental Term Loan or Refinancing Term Loan; provided that the Administrative Agent shall have consented (such consent not to be unreasonably withheld, conditioned or delayed) to any Additional Lender to the extent its consent would be required under Section 10.04 for an assignment of Term Loans to such Additional Lender.

“Additional Amendment No. 1 Term Loan Commitment” means, with respect to Additional Amendment No. 1 Term Loan Lender, its commitment to make an Amendment No. 1 Term Loan on the Amendment No. 1 Effective Date in a principal amount in excess of (x) $2,100,000,000 over (y) the aggregate principal amount of Converted Amendment No. 1 Term Loans (which amount under this clause (y) shall be, for the avoidance of doubt, $0).

“Additional Amendment No. 1 Term Loan Lender” has the meaning specified in Amendment No. 1.

“Adjusted Daily Simple SOFR” means an interest rate per annum equal to the Daily Simple SOFR; provided that if Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Term SOFR” means, for any Interest Period, the Term SOFR for such Interest Period; provided that if Adjusted Term SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent” means JPM, in its capacity as administrative agent for itself and the Lenders hereunder, and any duly appointed successor in such capacity.

“Administrative Agent Fees” has the meaning assigned to such term in Section 2.09(1).

“Administrative Questionnaire” means a customary Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. No Person (other than the Borrower or any Subsidiary of the Borrower) in whom a Receivables Subsidiary makes an Investment in connection with a Qualified Receivables Financing will be deemed to be an Affiliate of the Borrower or any of its Subsidiaries solely by reason of such Investment.

“Affiliated Lender” means, at any time, any Lender that is an Investor or an Affiliate of an Investor at such time, excluding in any case (a) the Borrower or any of its Subsidiaries and (b) any natural person.

“Agency Fee Letter” means that certain ~~Agency~~Amended and Restated Fee Letter, dated as of ~~November 6, 2017, by and among~~July 30, 2025, between the Borrower~~,~~ and JPM~~, Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as amended and in effect from time to time~~.

“Agents” means the Administrative Agent and the Collateral Agent, in their respective capacities as such.

“Agreement” has the meaning assigned to such term in the introductory paragraph hereof.

“All-In Yield” means, as to any Indebtedness or Term Loans of any Class, the yield thereof, whether in the form of interest rate, margin, OID, upfront fees, an increase due to an Adjusted Term SOFR floor or ABR floor (with such increased amount being equated to interest margins for purposes of determining any increase to the Applicable Margin); provided that (1) OID will be measured with reference to the original issue price for the Term Loans (if any) by the Borrower (and not with reference to any price at which Term Loans are assigned) ~~(it being understood that the Initial Term Loans shall be deemed to have 5.0% original issue discount)~~, (2) OID (if any) and upfront fees shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the stated life to maturity at the time of its incurrence of the applicable Indebtedness) and (3) “All-In Yield” shall not include any arrangement fees, structuring fees, underwriting fees, commitment fees, ticking fees or any other fees similar to the foregoing in each case to the extent not paid or payable generally to all applicable lenders.

“Amendment No. 1” means that certain Amendment No. 1 to Term Loan Credit Agreement and Amendment No. 1 to Term Loan Guarantee and Collateral Agreement, dated as of August 1, 2025, among each of the Loan Parties party thereto, the Lenders party thereto and the Administrative Agent.

“Amendment No. 1 Consenting Lender” means each Lender with Initial Term Loans immediately prior to the Amendment No. 1 Effective Date that provided the Administrative Agent with a counterpart to Amendment No. 1.

“Amendment No. 1 Effective Date” means August 1, 2025.

“Amendment No. 1 Effective Date EBITDA” means $665,000,000.

“Amendment No. 1 Effective Date Pari Passu Intercreditor Agreement” means the Pari Passu Intercreditor Agreement, dated as of the Amendment No. 1 Effective Date, by and among the Administrative Agent, the Collateral Agent and Wilmington Savings Fund Society, FSB, as indenture trustee and collateral trustee under the  2032 Senior Notes Indenture and acknowledged by the Loan Parties, as amended, restated, amended and restated, supplemented or otherwise modified from time to time pursuant to the terms hereof and thereof.

“Amendment No. 1 Term Loan Installment Date” has the meaning assigned to such term in Section 2.06(1).

“Amendment No. 1 Term Loans” means the Term Loans made pursuant to Section 2.01(1) on the Amendment No. 1 Effective Date. As of the Amendment No. 1 Effective Date, the aggregate amount of Amendment No. 1 Term Loans is $2,100,000,000.

“Amendment No. 1 Transaction Costs” means all fees, costs and expenses related to the Amendment No. 1 Transactions.

“Amendment No. 1 Transactions” means, collectively, the transactions to occur pursuant to the Amendment No. 1 Transaction Documents, including:

(1)               the execution and delivery of the applicable amendments to the Loan Documents, and the applicable borrowings hereunder

(2)               the refinancing of the Initial Term Loans and the payment of certain amounts outstanding on account of the ABL Loans;

(3)               the execution and delivery of, or of amendments to, the ABL Loan Documents, as applicable, on the Amendment No. 1 Effective Date;

(4)               the issuance of the 2032 Senior Notes and the execution of the 2032 Senior Note Documents in connection therewith;

(5)               the execution and delivery of the Amendment No. 1 Effective Date Pari Passu Intercreditor Agreement and the execution and delivery of, or of an amendment to give effect to, the Second Amended and Restated ABL Intercreditor Agreement; and

(6)               the payment of all Amendment No. 1 Transaction Costs.

“Amendment No. 1 Transaction Documents” means the Notes Documents, the ABL Loan Documents and the Loan Documents.

“Amneal Inc.” means Amneal Pharmaceuticals, Inc.

“Ancillary Fees” has the meaning assigned to such term in Section 10.08(2).

“Annual Financial Statements” has the meaning assigned to such term in Section 5.04(1).

“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to the Borrower or the Restricted Subsidiaries from time to time concerning or relating to bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, and other similar legislation in any other jurisdictions (as any of the foregoing laws may from time to time be amended, renewed, extended, or replaced).

“Applicable Margin” means:

(1)	with respect to any ~~Initial~~Amendment No. 1 Term Loans ~~made on the Closing Date~~, (i) in the case of ABR Loans, ~~4.50~~2.50% per annum and (ii) in the case of Term Benchmark Loans, ~~5.50~~3.50% per annum;

(2)	with respect to any Incremental Term Loans, the “Applicable Margin” set forth in the Incremental Facility Amendment establishing the terms thereof;

(3)	with respect to any Refinancing Term Loans, the “Applicable Margin” set forth in the Refinancing Amendment establishing the terms thereof; and

(4)	with respect to any Extended Term Loans, the “Applicable Margin” set forth in the Extension Amendment establishing the terms thereof.

“Approved Fund” means, with respect to any Lender any fund that is administered, advised or managed by:

(a)	such Lender;

(b)	any Affiliate of such Lender; or

(c)	any entity or an Affiliate of an entity that administers, advises or manages such Lender.

“Arranger” means each of JPM, TPG BD, Truist, BofA, MUFG, Goldman, Citi, Wells, Barclays, ~~Citi, GS,~~ HSBC~~,~~ and RBC~~, TPG BD and Wells Fargo~~.

“Asset Sale” means any Casualty Event or any sale, transfer or other disposition (including any Sale Leaseback Transaction) to any Person of any asset or assets of the Borrower or any Restricted Subsidiary, other than any disposition of any Securitization Assets.

“Assignee” has the meaning assigned to such term in Section 10.04(2).

“Assignor” has the meaning assigned to such term in Section 10.04(2).

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Assignee, and accepted by the Administrative Agent and the Borrower (if required by Section 10.04), substantially in the form of Exhibit A or such other form that is approved by the Administrative Agent and reasonably satisfactory to the Borrower.

“Attributable Indebtedness” means, on any date, in respect of any Finance Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Available Amount” means, as of any date, an amount, not less than zero, determined on a cumulative basis, equal to the sum, without duplication, of:

(1)	~~[reserved]~~the greater of (a) $235.0 million and (b) an amount equal to the Equivalent Percentage of the amount in the preceding clause (a) multiplied by TTM Consolidated EBITDA as of the applicable date of determination; plus

(2)	(a) the Retained Excess Cash Flow Amount plus (b) 50% of Consolidated Net Income of the Borrower for the period (taken as one accounting period) from the first day of the fiscal quarter during which the Amendment No. 1 Effective Date occurs to the end of the Borrower’s most recently ended fiscal quarter for which Required Financial Statements have been or are required to be delivered (or in the case such Consolidated Net Income is a deficit, minus 100% of such deficit); provided that if such amount as so determined would be less than zero, such amount shall be deemed to be zero; plus

(3)	the cumulative amount of cash proceeds and the fair market value of property (other than cash) received by the Borrower or any Parent Entity in connection with the sale or issuance of Equity Interests of the Borrower or any Parent Entity after the Closing Date and on or prior to such date (including upon exercise of warrants or options or in connection with a Permitted Acquisition or other Permitted Investment) which, with respect to proceeds or property received in connection with the sale or issuance of Equity Interests of a Parent Entity, have been contributed to the capital of the Borrower or exchanged for Equity Interest of the Borrower, other than the proceeds of Disqualified Stock, Excluded Contributions, ~~or~~ Cure Amounts or equity used to incur Contribution Indebtedness and, in each case, Not Otherwise Applied; plus

(4)	100% of the aggregate amount of cash contributions to the capital of the Borrower and the fair market value of property (other than cash) contributed to the capital of the Borrower after the Closing Date, other than the proceeds of Disqualified Stock, Excluded Contributions ~~or~~, Cure Amounts or equity used to incur Contribution Indebtedness and, in each case, Not Otherwise Applied; plus

(5)	100% of the aggregate principal amount of any Indebtedness (including the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock) of the Borrower or any Restricted Subsidiary issued after the Closing Date (other than Indebtedness (including Disqualified Stock) issued to the Borrower or a Restricted Subsidiary), which has been converted into or exchanged for Equity Interests (other than Disqualified Stock) of the Borrower or any Parent Entity; plus

(6)	100% of the aggregate amount of cash (and the fair market value of property other than cash) received by the Borrower or any Restricted Subsidiary after the Closing Date from (a) the sale, transfer or other disposition (other than to the Borrower or any Restricted Subsidiary) of the Equity Interests of any Unrestricted Subsidiary or Minority Investment to the extent such Investments were made in reliance on the Available Amount or (b) any dividend or other distribution (including any payment on intercompany Indebtedness) by any such Unrestricted Subsidiary or Minority Investment to the extent any such Investments were made in reliance on the Available Amount; plus

(7)	in the event any Unrestricted Subsidiary or Minority Investment becomes a Restricted Subsidiary or any Unrestricted Subsidiary or Minority Investment has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Borrower or any Restricted Subsidiary, the lesser of (a) the fair market value of the Investments of the Borrower and the Restricted Subsidiaries in such Unrestricted Subsidiary or Minority Investment at the time such Unrestricted Subsidiary or Minority Investment becomes a Restricted Subsidiary or at the time of such merger, consolidation, amalgamation, transfer or liquidation (or of the assets transferred or conveyed, as applicable) and (b) the fair market value of the original Investments by the Borrower and the Restricted Subsidiaries in such Unrestricted Subsidiary or Minority Investment, in each case, solely to the extent such Investments were made in reliance on the Available Amount and as determined by a Responsible Officer of the Borrower in good faith; plus

(8)	the returns (including repayments of principal and payments of interest), profits, distributions, returns of capital and similar amounts received in cash or Cash Equivalents by the Borrower or any Restricted Subsidiary on Investments made by the Borrower or any Restricted Subsidiary in reliance on the Available Amount pursuant to Section 6.04(~~3~~32)(b) (including as a result of any termination or unwinding of such Investments) not in excess of the amount of such Investments; plus

(9)	any mandatory prepayment declined by a Lender; minus

(10)	the use of such Available Amount since the Closing Date.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (5) of Section 2.11.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom,  Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Barclays” means Barclays Bank PLC.

“Basket” means any amount, threshold, exception or value (including by reference to the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio, the Total Net Leverage Ratio, the Interest Coverage Ratio, Consolidated EBITDA or Consolidated Total Assets) permitted or prescribed with respect to any Lien, Indebtedness, Disposition, Investment, Restricted Payment, transaction, action, judgment or amount under any provision in this Agreement or any other Loan Document.

“Below Threshold Asset Sale Proceeds” means the aggregate amount of cash proceeds received after the Closing Date (on a cumulative basis) from Asset Sales that would have constituted Net Cash Proceeds pursuant to clause (1) of the definition thereof except for the operation of the dollar thresholds contained in the proviso thereto.

“Benchmark” means, initially, with respect to any (i) RFR Loan, Adjusted Daily Simple SOFR or (ii) Term Benchmark Loan, Adjusted Term SOFR; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to Daily Simple SOFR or Term SOFR, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (2) of Section 2.11.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1)       Adjusted Daily Simple SOFR;

(2)       the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment;

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent (in consultation with the Borrower) decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent (in consultation with the Borrower) determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent (in consultation with the Borrower) decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1)       in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or

(2)       in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component hereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.11 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.11.

“Beneficial Ownership” has the meaning given to that term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Big Boy Letter” means (1) a letter from a Lender acknowledging that:

(a)	an Affiliated Lender may have information regarding the Borrower and its Subsidiaries, their ability to perform the Obligations or any other material information that has not previously been disclosed to the Administrative Agent and the Lenders (which may include MNPI) (“Excluded Information”),

(b)	the Excluded Information may not be available to such Lender,

(c)	such Lender has independently and without reliance on any other party made its own analysis and determined to assign Term Loans to or buy Term Loans from, as the case may be, an Affiliated Lender pursuant to Section 10.04 notwithstanding its lack of knowledge of the Excluded Information and

(d)	such Lender waives and releases any claims it may have against the Administrative Agent, such Affiliated Lender, the Borrower, its Subsidiaries and their respective Affiliates with respect to the nondisclosure of the Excluded Information; or

(2)	a letter otherwise in form and substance reasonably satisfactory to such Affiliated Lender and assigning Lender.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” means, as to any Person, the board of directors, board of managers or other governing body of such Person, or if such Person is owned or managed by a single entity, the board of directors, board of managers or other governing body of such entity, and the term “directors” means members of the Board of Directors.

“BofA” means BofA Securities, Inc.

“Borrower” has the meaning assigned to such term in the recitals to this Agreement.

“Borrower Materials” has the meaning assigned to such term in Section 10.17(1).

“Borrowing” means a group of Term Loans of a single Type made on a single date under a single Term Facility and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.

“Borrowing Base” means, as of any date of determination, an amount equal to the sum of (i) 90% of the book value of all accounts (as set forth in the most recently Required Financial Statements or in its books and records, in Borrower’s sole discretion), payment intangibles and other receivables of the Borrower and its Restricted Subsidiaries (any such valuations under this clause (i) as determined by the Borrower in good faith), plus (ii) the lesser of (x) 70% of the book value of inventory (as set forth in the most recently Required Financial Statements or in its books and records, in Borrower’s sole discretion) of the Borrower and its Restricted Subsidiaries valued at cost on a first-in, first-out basis and (y) 85% of the net orderly liquidation value of the inventory of the Borrower and its Restricted Subsidiaries valued at the lower of cost or market on a first-in, first-out basis (any such valuations under this clause (ii) as determined by the Borrower in good faith), plus (iii) 100% of unrestricted cash and Cash Equivalents of the Borrower and the Restricted Subsidiaries, in each case, calculated on a pro forma basis giving effect to any acquisition occurring on or prior to the date thereof and subsequent to the date of such financial statements.

“Borrowing Request” means a request by the Borrower in accordance with the terms of Section 2.02 and substantially in the form of Exhibit C.

“Budget” has the meaning assigned to such term in Section 5.04(5).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided that, in addition to the foregoing, a Business Day shall also exclude, in relation to Loans referencing the Daily Simple SOFR or Term SOFR and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Daily Simple SOFR or Term SOFR or any other dealings of such Loans referencing Daily Simple SOFR or Term SOFR, any such day that is not a U.S. Government Securities Business Day.

“Capital Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Finance Leases) incurred by the Borrower and the Restricted Subsidiaries during such period that, in accordance with GAAP, are or should be included in “additions to property, plant or equipment” or similar items reflected in the consolidated statement of cash flows of the Borrower and its Restricted Subsidiaries for such period; provided that Capital Expenditures will not include:

(1)	expenditures to the extent they are made with (a) Equity Interests of any Parent Entity or (b) proceeds of the issuance of Equity Interests (other than Disqualified Stock) of, or a cash capital contribution to, the Borrower after the Closing Date;

(2)	expenditures with proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire, maintain, develop, construct, improve, upgrade or repair assets or properties useful in the business of the Borrower and its Restricted Subsidiaries;

(3)	interest capitalized during such period;

(4)	expenditures that are accounted for as capital expenditures of such Person and that actually are paid for by a third party (excluding the Borrower and any Restricted Subsidiary) and for which none of the Borrower or any Restricted Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other Person (whether before, during or after such period);

(5)	the book value of any asset owned by the Borrower or any Restricted Subsidiary prior to or during such period to the extent that such book value is included as a Capital Expenditure during such period as a result of such Person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; provided that any expenditure necessary in order to permit such asset to be reused will be included as a Capital Expenditure during the period that such expenditure is actually made;

(6)	the purchase price of equipment purchased during such period to the extent the consideration therefor consists of any combination of (a) used or surplus equipment traded in at the time of such purchase or (b) the proceeds of a concurrent sale of used or surplus equipment, in each case, in the ordinary course of business;

(7)	Investments in respect of any Permitted Acquisitions; or

(8)	the purchase of property, plant or equipment to the extent purchased with the proceeds of Asset Sales that are not applied to prepay Term Loans pursuant to Section 2.08.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Captive Insurance Subsidiary” means any Subsidiary that is subject to regulation as an insurance company (or any Subsidiary thereof).

“Cash Equivalents” means:

(1)	Dollars, Canadian dollars, Japanese yen, pounds sterling, euros or the national currency of any participating member of the European Union or, in the case of any Non-U.S. Subsidiary, any local currencies held by it from time to time in the ordinary course of business and not for speculation;

(2)	direct obligations of the United States of America, the United Kingdom or any member of the European Union or any agency thereof or obligations guaranteed by the United States of America, the United Kingdom or any member of the European Union or any agency thereof, in each case, with maturities not exceeding two years;

(3)	time deposits, eurodollar time deposits, certificates of deposit and money market deposits, in each case, with maturities not exceeding one year from the date of acquisition thereof, demand deposits, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any commercial bank having capital, surplus and undivided profits of not less than $250.0 million (or the foreign currency equivalent thereof);

(4)	repurchase obligations for underlying securities of the types described in clauses (2) and (3) above and clause (6) below entered into with a bank meeting the qualifications described in clause (3) above;

(5)	commercial paper or variable or fixed rate notes maturing not more than one year after the date of acquisition issued by a corporation rated at least “P-1” by Moody’s or “A-1” by S&P (or reasonably equivalent ratings of another internationally recognized rating agency);

(6)	securities with maturities of two years or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, having one of the two highest rating categories obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized rating agency);

(7)	Indebtedness issued by Persons with a rating of at least “A 2” by Moody’s or “A” by S&P (or reasonably equivalent ratings of another internationally recognized rating agency), in each case, with maturities not exceeding one year from the date of acquisition, and marketable short-term money market and similar securities having a rating of at least “P-2” or “A-2” from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized rating agency);

(8)	Investments in money market funds with average maturities of 12 months or less from the date of acquisition that are rated “Aaa3” by Moody’s and “AAA” by S&P (or reasonably equivalent ratings of another internationally recognized rating agency);

(9)	instruments equivalent to those referred to in clauses (1) through (8) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above customarily utilized in the countries where any such Restricted Subsidiary is located or in which such Investment is made;

(10)	shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (1) through (9) above; and

(11)	solely with respect to any Captive Insurance Subsidiary, any investment that such Captive Insurance Subsidiary is not prohibited to make in accordance with applicable law.

“Casualty Event” means any event that gives rise to the receipt by the Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“Certain Funds Provisions” means customary “SunGard” or “certain funds” conditionality provisions agreed to by the lenders providing an Incremental Facility (including the making and accuracy of Specified Representations as conformed for such Incremental Facility).

A “Change in Control” will be deemed to occur if:

(1)	at any time a “change of control” (or comparable event) occurs under the ABL Credit Agreement or the documentation governing any Permitted Refinancing Indebtedness in respect of the foregoing, in each case, if any Indebtedness is outstanding under such agreement; or

(2)	any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act, but excluding any employee benefit plan of such Person and its subsidiaries and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than the Permitted Holders, acquires, directly or indirectly, ~~beneficial ownership~~Beneficial Ownership of Equity Interests representing more than 35% of the aggregate ordinary voting power (determined on a fully diluted basis but without giving effect to contingent voting rights that have not yet vested) represented by the issued and outstanding Equity Interests of Amneal Inc. and the percentage of the aggregate ordinary voting power so held is greater than the percentage of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Amneal Inc. Beneficially Owned, directly or indirectly, in the aggregate by the Permitted Holders, taken together (determined on a fully diluted basis but without giving effect to contingent voting rights that have not yet vested) unless, in the case of this clause (2), the Permitted Holders have the right or the ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of Amneal Inc.; or

(3)	Amneal Inc. fails to Control the Borrower.

“Change in Law” means:

(1)	the adoption of any law, rule or regulation after the ~~Closing~~Amendment No. 1 Effective Date;

(2)	any change in law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the ~~Closing~~Amendment No. 1 Effective Date; or

(3)	compliance by any Lender (or, for purposes of Section 2.12(2), by any lending office of such Lender or by such Lender’s holding company, if any) with any written request, guideline or directive (whether or not having the force of law) of any Governmental Authority, made or issued after the ~~Closing~~Amendment No. 1 Effective Date; provided that, notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives promulgated thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case pursuant to Basel III, in each case will be deemed to be a “Change in Law,” regardless of the date enacted, adopted, promulgated or issued.

“Charges” has the meaning assigned to such term in Section 10.09.

“Citi” means Citigroup Global Markets Inc.

“Class” means, with respect to a Term Facility, (a) when used with respect to Lenders, the Lenders under such Term Facility, and (b) when used with respect to Term Loans or Borrowings, Term Loans or Borrowings under such Term Facility.

“Closing Date” means November 14, 2023.

“Closing Date ABL Intercreditor Agreement” means the Amended and Restated ABL / Term Loan Intercreditor Agreement, dated as of the Closing Date, by and among the Administrative Agent, the Collateral Agent, JPM, as administrative agent and collateral agent under the Existing Credit Facility and Truist Bank, as administrative agent and collateral agent under the ABL Credit Agreement and acknowledged by the Loan Parties, as amended, restated, amended and restated, supplemented or otherwise modified from time to time pursuant to the terms hereof and thereof (immediately prior to the amendment of restatement of the Closing Date ABL Intercreditor Agreement on the Amendment No. 1 Effective Date).

~~“Closing Date EBITDA” means $542,000,000.~~

“Closing Date Pari Passu Intercreditor Agreement” means the Pari Passu Intercreditor Agreement, dated as of the Closing Date, by and among the Administrative Agent, the Collateral Agent and JPM, as administrative agent and collateral agent under the Existing Credit Facility and acknowledged by the Loan Parties, as amended, restated, amended and restated, supplemented or otherwise modified from time to time pursuant to the terms hereof and thereof.

~~“Closing Date Exchange and Refinancing Transactions” means (1) the Loan Exchange and the Loan Repurchase, together with the transactions related thereto, as set forth in the Existing Credit Facility Amendment and (2) after giving effect to the transactions described in clause (1), the repayment of $217,731,807.40 in principal amount of Existing Term Loans in accordance with Section 2.07 of the Existing Credit Facility with a portion of the proceeds of New Money Initial Term Loans.~~

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means the “Collateral” as defined in the Collateral Agreement and also includes all other property that is subject to any Lien in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to any Security Document; provided that, for the avoidance of doubt, the Collateral will not include any Excluded Assets.

“Collateral Agent” means JPM, in its capacity as Collateral Agent for itself and the other Secured Parties, and any duly appointed successor in that capacity.

“Collateral Agreement” means the Term Loan Guarantee and Collateral Agreement dated as of the Closing Date, among the Loan Parties party thereto and the Collateral Agent, as amended, amended and restated, supplemented or otherwise modified from time to time, including without limitation, pursuant to Amendment No. 1.

“Commitment” means, with respect to ~~each Lender, the commitment of such Lender to either (1) make Term Loans in an amount~~the Additional Amendment No. 1 Term Loan Lender, its Additional Amendment No. 1 Term Loan Commitment, as set forth ~~opposite its name~~ on Schedule 2.01 ~~or (2) exchange Existing Term Loans for Term Loans in accordance with the Existing Credit Facility Amendment and its Lender Consent~~, and, with respect to any other Lender, the obligation of such other Lender with respect to any other series of Term Loans to make a Term Loan of such series.

“Consolidated Amortization Expense” means, with respect to any Person for any Test Period, the amortization expense of such Person and its Restricted Subsidiaries for such Test Period, including the amortization of deferred financing fees or costs for such Test Period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Debt” means, as of any date of determination, the sum (without duplication) of the aggregate principal amount of all Indebtedness of the Borrower and its Restricted Subsidiaries outstanding on such date consisting of Indebtedness for borrowed money, unreimbursed obligations in respect of drawn letters of credit (to the extent not cash collateralized), Finance Lease Obligations, Indebtedness obligations evidenced by bonds, debentures, notes or similar instruments and obligations with respect to Disqualified Stock, determined on a consolidated basis in accordance with GAAP (but excluding the effects of the application of purchase accounting in connection with the Original Transactions, any Permitted Acquisition or any other investment permitted hereunder), based upon the most recent fiscal quarter for which Required Financial Statements have been or are required to have been delivered; provided, that Consolidated Debt will include any Convertible Indebtedness to the extent of the aggregate principal amount thereof; provided, further, that Consolidated Debt shall not include any Indebtedness in respect of:

(1)	~~[reserved]~~any Qualified Receivables Transaction;

(2)	any letter of credit, except to the extent of unreimbursed obligations in respect of drawn letters of credit (provided that any unreimbursed amount under commercial letters of credit shall not be counted as Consolidated Debt until three business days after such amount is drawn (it being understood that any borrowing, whether automatic or otherwise, to fund such reimbursement shall be counted)); or

(3)	obligations under Hedge Agreements.

“Consolidated Depreciation Expense” means, with respect to any Person for any Test Period, the depreciation expense of such Person and its Restricted Subsidiaries for such Test Period, determined on a consolidated basis in accordance with GAAP.

“Consolidated EBITDA” means, with respect to any Person for any Test Period, Consolidated Net Income of such Person and its Restricted Subsidiaries for such Test Period, adjusted by:

(1)	adding thereto, in each case, only to the extent deducted (and not added back) in determining such Consolidated Net Income and without duplication:

~~(a) Consolidated Interest Expense for such Test Period;~~

(a)	total interest expense (including that portion attributable to Finance Leases in accordance with GAAP, capitalized interest, amortization and write-off of deferred financing fees and amortization in relation to terminated Hedge Agreements) including without limitation on account of all Indebtedness of such Person (including all commissions, discounts and other fees and charges owed with respect to letters of credit, net costs under Hedge Agreements, capitalized interest) and, to the extent not reflected in such total interest expense, any losses on Hedge Agreements or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such Hedge Agreements or such derivative instruments, and bank and letter of credit fees, letter of guarantee and bankers’ acceptance fees and costs of surety bonds in connection with financing activities, together with items excluded from the definition of “Consolidated Interest Expense” pursuant to the definition thereof, in each case for such Test Period;

(b)	Consolidated Amortization Expense for such Test Period;

(c)	Consolidated Depreciation Expense for such Test Period;

(d)	Consolidated Tax Expense for such Test Period;

(e)	the amount of any restructuring, severance, relocation, consolidation, integration, remediation or similar items or reserves in such Test Period (whether or not characterized as such in accordance with GAAP), including items or reserves incurred or taken in connection with (i) Permitted Acquisitions and other Permitted Investments after the Closing Date and (ii) severance and the consolidation or closing of any facilities after the Closing Date;

(f)	the amount of costs relating to signing, retention and completion bonuses, relocation expenses, recruiting expenses, costs and expenses incurred in connection with any strategic or new initiatives, transition costs, consolidation and closing costs for facilities, business optimization expenses and new systems design and implementation costs;

(g)	the amount of “run-rate” cost savings, operating expense reductions and synergies related to the Original Transactions, any Specified Transaction or any other restructuring, pre-opening, opening, closure, integration, transition and similar expenses, losses or charges accrued during such period, cost saving initiative or other initiative that are projected by such Person in good faith to result from actions taken, committed to be taken or expected to be taken no later than ~~12~~24 months after the end of such Test Period (which amounts will be determined by such Person in good faith and calculated on a Pro Forma Basis as though such amounts had been realized on the first day of such Test Period), net of the amount of actual benefits realized during such Test Period from such actions; provided, that the amounts added back pursuant to this clause (g) shall not exceed ~~20~~25% of Consolidated EBITDA after giving effect to this clause (g) and all other permitted add-backs and adjustments;

(h)	any costs or expenses incurred in such Test Period pursuant to or in connection with or resulting from any management equity plan, profits interest or stock option plan or any other management or employee benefit plan or agreement or any post-employment benefit plans or agreements or any grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other similar rights or any stock subscription, stockholders or partnership agreement;

(i)	any net loss from disposed, abandoned, closed or discontinued operations;

(j)	cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any Test Period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (2) below for any previous Test Period and not added back;

(k)	any non-cash charges or expenses reducing Consolidated Net Income for such Test Period (provided that if any such non-cash item represents an accrual or reserve for potential cash items in any future Test Period, (i) such Person may determine not to add back such non-cash item in the current Test Period and (ii) to the extent such Person does decide to add back such non-cash item, the cash payment in respect thereof in such future Test Period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior Test Period);

(l)	all charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of Equity Interests held by officers or employees of such Person and all losses, charges and expenses related to payments made to holders of options or other derivative Equity Interests in the common equity of such Person or any direct or indirect parent thereof in connection with, or as a result of, any distribution being made to equity holders of such Person or any direct or indirect parent thereof, which payments are being made to compensate such option holders as though they were equity holders at the time of, and entitled to share in, such distribution;

(m)	the amount of any expenses paid on behalf of any member of the board of directors or reimbursable to such member of the board of directors;

(n)	all judgments, liabilities, obligations, damages of any kind, including liquidated damages, settlement amounts, losses, fines, costs, fees, expenses (including reasonable attorneys’ fees and disbursements), penalties and interest and other charges or expenses in connection with any lawsuit or other proceeding against such Person and its Subsidiaries; provided, that the amounts added back pursuant to this clause (n) shall not exceed ~~15~~25% of Consolidated EBITDA prior to giving effect to this clause (n);

~~(o) [reserved];~~

(o)	losses or discounts on any sale of receivables, Securitization Assets and related assets in connection with any Qualified Receivables Transaction;

(p)	earn-outs and contingent consideration obligations (including to the extent accounted for as bonuses and other compensation), payments in respect of dissenting shares, and purchase price adjustments, made by such Person during such Test Period, in each case, in connection with an investment or acquisition permitted hereunder;

(q)	the amount of any contingent payments in connection with the licensing of Intellectual Property Rights or other assets;

(r)	any extraordinary, non-recurring or unusual expenses, charges, losses and/or costs items; and

(s)	other adjustments consistent with Regulation S-X; and

(2) subtracting therefrom, in each case only to the extent (and in the same proportion) included or added in determining such Consolidated Net Income and without duplication:

(a)	the aggregate amount of all non-cash items increasing Consolidated Net Income (other than (i) the accrual of revenue or recording of receivables in the ordinary course of business and (ii) the reversal of any accrual of a reserve referred to in the parenthetical in clause (1)(k) of this definition (other than any such reversal that results from a cash payment subtracted from Consolidated EBITDA)) for such Test Period;

(b)	any extraordinary, non-recurring or unusual gains; and

(c)	any net income from disposed, abandoned, closed or discontinued operations.

~~Notwithstanding the foregoing, Consolidated EBITDA of the Borrower (i) for the fiscal quarter ended September 30, 2022, shall be deemed to be $126,000,000, (ii) for the fiscal quarter ended December 31, 2022, shall be deemed to be $154,000,000, (iii) for the fiscal quarter ended March 31, 2023, shall be deemed to be $116,000,000, and (iv) for the fiscal quarter ended June 30, 2023, shall be deemed to be $146,000,000, as such amounts may be adjusted pursuant to Pro Forma adjustments permitted by this Agreement.~~

“Consolidated First Lien Net Debt” means, as of any date, the ~~Initial~~Amendment No. 1 Term Loans and any other Consolidated Debt outstanding as of such date that is Pari Passu Lien Debt, minus all Unrestricted Cash as of such date ~~in an aggregate amount not to exceed $150,000,000~~, in each case, determined based upon the most recent fiscal quarter for which Required Financial Statements have been or are required to have been delivered; provided that for purposes of calculating the amount of Consolidated First Lien Net Debt with respect to any Indebtedness being incurred in reliance on compliance with any financial ratio-based incurrence test, Unrestricted Cash will not include any proceeds received from such Indebtedness.  For the avoidance of doubt, Indebtedness under the ABL Credit Agreement and ~~the Existing Term Loans~~Indebtedness under the 2032 Senior Notes will constitute Consolidated First Lien Net Debt.

“Consolidated Interest Expense” means, with respect to any Person for any ~~Test Period, the total consolidated~~period, without duplication, the cash interest expense (including that attributable to Finance Leases), net of cash interest income, with respect to Indebtedness of such Person and its Restricted Subsidiaries for such period ~~determined on a consolidated basis in accordance with GAAP~~, other than Indebtedness that is non-recourse to the Borrower and the Restricted Subsidiaries, including~~, without duplication:~~

~~(1) imputed interest on Finance Lease Obligations and Attributable Indebtedness of such Person and its Restricted Subsidiaries for such Test Period;~~

~~(2)~~  commissions, discounts and other fees~~,~~ and charges ~~and expenses~~ owed ~~by such Person and its Restricted Subsidiaries~~ with respect to letters of credit ~~securing financial obligations,~~and bankers’ acceptance financing and ~~receivables financings for such Test Period;~~net cash costs under hedging agreements (other than in connection with the early termination thereof); excluding, in each case:

~~(3) pay-in-kind interest payments, amortization and write-offs of deferred financing fees, debt issuance costs, debt discount, or premium, commissions and other financing fees and expenses (including expensing of any bridge, commitment or other financing fees) incurred by such Person and its Restricted Subsidiaries for such Test Period including net costs under Hedge Agreements dealing with interest rates and any commitment fees payable thereunder;~~

(1)	amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses and any other amounts of non-cash interest (including as a result of the effects of acquisition method accounting or pushdown accounting),

(2)	interest expense attributable to the movement of the mark-to-market valuation of obligations under Hedge Agreements or other derivative instruments, including pursuant to FASB Accounting Standards Codification Topic 815, Derivatives and Hedging,

(3)	costs associated with incurring or terminating Hedge Agreement and cash costs associated with breakage in respect of Hedge Agreements for interest rates,

(4)	~~cash contributions to any employee stock ownership plan or similar trust made by such Person and its Restricted Subsidiaries to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than such Person or a wholly-owned Subsidiary)~~commissions, discounts, yield, make-whole premium and other fees and charges (including any interest expense) incurred in connection with any Indebtedness ~~incurred by such plan or trust for such Test Period;~~that is non-recourse to the Borrower and the Restricted Subsidiaries,

(5)	“additional interest” owing pursuant to a registration rights agreement with respect to any securities,

(6)	any payments with respect to make-whole premiums or other breakage costs of any Indebtedness, including any Indebtedness issued in connection with the Transactions or the Amendment No. 1 Transactions,

(7)	penalties and interest relating to Taxes,

(8)	accretion or accrual of discounted liabilities not constituting Indebtedness,

(9)	interest expense attributable to a parent company resulting from push-down accounting,

(10)	any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting,

(11)	any interest expense attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto in connection with the Transactions or the Amendment No. 1 Transactions, any acquisition or Investment,

(12)	annual agency fees paid to any administrative agents, collateral agents and trustees with respect to any secured or unsecured loans, debt facilities, debentures, bonds, commercial paper facilities or other forms of Indebtedness (including any security or collateral trust arrangements related thereto),

(13)	any lease, rental or other expense in connection with a Non-Finance Lease;

(14)	~~(5)~~ all interest paid or payable with respect to discontinued operations of such Person and its Restricted Subsidiaries for such Test Period;

(15)	~~(6)~~ the interest portion of any deferred payment obligations of such Person and its Restricted Subsidiaries for such Test Period; and

(16)	cash contributions to any employee stock ownership plan or similar trust made by such Person and its Restricted Subsidiaries to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than such Person or a wholly-owned Subsidiary) in connection with Indebtedness incurred by such plan or trust for such Test Period.

For purposes of this definition, interest on a Finance Lease will be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Finance Lease in accordance with GAAP.

~~(7) all interest on any Indebtedness of such Person and its Restricted Subsidiaries that is (a) Indebtedness of others secured by any Lien on property owned or acquired by such Person or its Subsidiaries, whether or not the obligations secured thereby have been assumed, but limited to the fair market value of such property or (b) contingent obligations of such Person or its Subsidiaries in respect of Indebtedness;~~

~~provided that Consolidated Interest Expense shall be calculated after giving effect to Hedge Agreements related to interest rates (including associated costs), but excluding unrealized gains and losses with respect to such Hedge Agreements.  For purposes of this definition, interest on Finance Lease Obligations will be deemed to accrue at the interest rate reasonably determined by a Responsible Officer of the Borrower to be the rate of interest implicit in such Finance Lease Obligations in accordance with GAAP.~~

“Consolidated Net Income” means, with respect to any Person for any Test Period, the Net Income of such Person and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such consolidated net income (to the extent otherwise included therein), without duplication:

(1)	the Net Income for such Test Period of any Person that is not a Subsidiary, or that is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that the Borrower’s or any Restricted Subsidiary’s equity in the Net Income of such Person shall be included in the Consolidated Net Income of the Borrower for such Test Period up to the aggregate amount of dividends or distributions or other payments in respect of such equity that are actually paid in cash (or to the extent converted into cash) by such Person to the Borrower or a Restricted Subsidiary, in each case, in such Test Period, to the extent not already included therein (subject in the case of dividends, distributions or other payments in respect of such equity made to a Restricted Subsidiary to the limitations contained in clause (2) below);

(2)	solely with respect to the calculation of Available Amount and Excess Cash Flow, (a) the Net Income of any Subsidiary of such Person during such Test Period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not permitted by operation of the terms of its Organizational Documents or any agreement, instrument or requirement of Law applicable to such Subsidiary during such Test Period; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid to such

Person or its Restricted Subsidiaries in respect of such Test Period and (b) the Net Income of any Person for the period prior to it becoming a Subsidiary;

(3)	any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized by such Person or any of its Restricted Subsidiaries during such Test Period upon any asset sale or other disposition of any Equity Interests of any Person (other than any dispositions in the ordinary course of business) by such Person or any of its Restricted Subsidiaries;

(4)	gains and losses due solely to fluctuations in currency values and the related tax effects determined in accordance with GAAP for such Test Period;

(5)	earnings (or losses), including any impairment charge, resulting from any reappraisal, revaluation or write-up (or write-down) of assets during such Test Period;

(6)	(a) unrealized gains and losses with respect to Hedge Agreements for such Test Period pursuant to the application of Accounting Standards Codification 815 (Derivatives and Hedging) and (b) any after-tax effect of income (or losses) for such Test Period that result from the early extinguishment of (i) Indebtedness, (ii) obligations under any Hedge Agreements or (iii) other derivative instruments;

(7)	any extraordinary, non-recurring or unusual gain (or extraordinary, non-recurring or unusual loss), together with any related provision for taxes on any such gain (or the tax effect of any such loss), recorded or recognized by such Person or any of its Restricted Subsidiaries during such Test Period;

(8)	the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such Test Period;

(9)	any after-tax gains (or losses) on disposal of disposed, abandoned or discontinued operations for such Test Period;

(10)	effects of adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) in the inventory, property and equipment, software, goodwill, other intangible assets, in-process research and development, deferred revenue, debt and unfavorable or favorable lease line items in such Person’s consolidated financial statements pursuant to GAAP for such Test Period resulting from the application of purchase accounting in relation to the Original Transactions or any acquisition consummated prior to the Closing Date and any Permitted Acquisition or other investment or the amortization or write-off of any amounts thereof, net of taxes, for such Test Period;

(11)	any non-cash compensation charge or expense (including any deferred non-cash compensation expense) for such Test Period, including any such charge or expense arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other rights and any cash charges or expenses associated with the rollover, acceleration or payout of Equity Interests by, or to, management of such Person or any of its Restricted Subsidiaries in connection with the Original Transactions;

(12)	(a) Transaction Costs and the Amendment No. 1 Transaction Costs incurred during such Test Period and (b) any fees and expenses incurred during such Test Period, or any amortization thereof for such Test Period, in connection with any acquisition, investment, disposition, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt or equity instrument (in each case, including any such transaction whether consummated on, after or prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring costs incurred during such Test Period as a result of any such transaction;

(13)	any expenses, charges or losses for such Test Period that are covered by indemnification or other reimbursement provisions in connection with any investment, Permitted Acquisition or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement, to the extent actually reimbursed, or, so long as the Borrower has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days); and

(14)	to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such 365 days), expenses, charges or losses for such Test Period with respect to liability or casualty events or business interruption.

“Consolidated Secured Net Debt” means, as of any date, the Amendment No. 1 Term Loans and any other Consolidated Debt outstanding as of such date that is Secured Debt, minus all Unrestricted Cash as of such date, in each case, determined based upon the most recent fiscal quarter for which Required Financial Statements have been or are required to have been delivered; provided that for purposes of calculating the amount of Consolidated Secured Net Debt with respect to any Indebtedness being incurred in reliance on compliance with any financial ratio-based incurrence test, Unrestricted Cash will not include any proceeds received from such Indebtedness.

“Consolidated Tax Expense” means, with respect to any Person for any Test Period, taxes based on gross receipts, income, profits or capital, franchise, excise or similar taxes, and foreign withholding taxes, of such Person and its Restricted Subsidiaries for such Test Period, including (1) penalties and interest related thereto and (2) tax distributions made to any direct or indirect holders of Equity Interests of such Person in respect of any such taxes.

“Consolidated Total Assets” means, as of any date, the total assets of the Borrower and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, determined based upon the most recent month-end financial statements available internally as of the date of determination, and calculated on a Pro Forma Basis.

“Consolidated Total Net Debt” means, as of any date, the Consolidated Debt outstanding as of such date minus all Unrestricted Cash as of such date ~~in an aggregate amount not~~

~~to exceed $150,000,000~~, in each case, determined based upon the most recent financial statements available internally as of the date of determination; provided that for purposes of calculating the Consolidated Total Net Debt with respect to any Indebtedness being incurred in reliance on compliance with any financial ratio-based incurrence test, Unrestricted Cash will not include any proceeds received from such Indebtedness.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Contribution Indebtedness” means Indebtedness in an aggregate outstanding principal amount not to exceed an amount equal to 100% of the net cash proceeds and the fair market value of property (other than cash) received by the Borrower from Permitted Equity Issuances or as a contribution to its common equity capital, in each case, after the Amendment No. 1 Effective Date and on or prior to the date of such incurrence (other than Excluded Contributions, Cure Amounts and sales of Equity Interests to the Borrower or any of its Subsidiaries) that are Not Otherwise Applied.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” will have correlative meanings.

“Converted Amendment No. 1 Term Loan” means each Amendment No. 1 Term Loan held by an Amendment No. 1 Consenting Lender on the Amendment No. 1 Effective Date immediately prior to the effectiveness of Amendment No. 1 (then in the form of Initial Term Loans) that has indicated on its signature page to Amendment No. 1 that such Lender wishes to convert all of its Initial Term Loans to Amendment No. 1 Term Loans (or, if less, the amount notified to such Lender by the Administrative Agent prior to the Amendment No. 1 Effective Date).  The amount of the Converted Amendment No. 1 Term Loans on the Amendment No. 1 Effective Date is $0.

“Convertible Indebtedness” means any Indebtedness of a Loan Party (which may be Guaranteed by other Loan Parties) permitted to be incurred hereunder that is either (a) convertible into common Capital Stock of the Borrower or of any direct or indirect parent thereof (or other applicable securities or property following a merger event or other change of the common Capital Stock of the Borrower) (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common Capital Stock or such other securities) or (b) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are exercisable for common Capital Stock of the Borrower or of any direct or indirect parent thereof and/or cash (in an amount determined by reference to the price of such common Capital Stock).

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of the following:

(i)   a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)   a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)   a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 10.24.

“Credit Agreement Refinanced Debt” has the meaning assigned to it in the definition of “Credit Agreement Refinancing Indebtedness.”

“Credit Agreement Refinancing Indebtedness” means secured or unsecured Indebtedness of the Borrower in the form of term loans or notes; provided that:

(1)	such Indebtedness is incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, Indebtedness (“Credit Agreement Refinanced Debt”) that is either Term Loans or other Credit Agreement Refinancing Indebtedness;

(2)	such Indebtedness is in an original aggregate principal amount not greater than the principal amount of the Credit Agreement Refinanced Debt (plus (a) the amount of unpaid, accrued or capitalized interest, penalties, premiums (including tender premiums), defeasance costs and other similar amounts payable with respect thereto and (b) underwriting discounts, fees, commissions, costs, expenses and other similar amounts payable with respect to such Credit Agreement Refinancing Indebtedness);

(3)	(a) the Weighted Average Life to Maturity of such Indebtedness is equal to or longer than the remaining Weighted Average Life to Maturity of the Credit Agreement Refinanced Debt, and (b) the final maturity date of such Credit Agreement Refinancing Indebtedness may not be earlier than the Latest Maturity Date;

(4)	such Indebtedness may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis except with respect to payments at maturity or the proceeds of refinancing Indebtedness) in any mandatory prepayments of ~~Initial~~Amendment No. 1 Term Loans provided for hereunder;

(5)	such Indebtedness will rank pari passu or junior in right of payment to the Credit Agreement Refinanced Debt;

(6)	such Indebtedness is not secured by any assets or property of the Borrower or any Restricted Subsidiary that does not constitute Collateral (subject to customary exceptions for cash collateral in favor of an agent, letter of credit issuer or similar “fronting” lender);

(7)	such Indebtedness is not guaranteed by any Person other than a Guarantor ~~and, in the case of such Indebtedness secured on a pari passu basis with the Initial Term Loans, is not owed to any Subsidiary~~;

(8)	if such Indebtedness is secured:

(a)	it shall be secured on a pari passu “equal and ratable” basis with, or on a junior basis to, the Liens that secure the Credit Agreement Refinanced Debt;

(b)	the security agreements relating to such Indebtedness are substantially similar to or the same as the applicable Security Documents (as determined in good faith by a Responsible Officer of the Borrower);

(c)	if such Indebtedness is Pari Passu Lien Debt, a Debt Representative acting on behalf of the holders of such Indebtedness has become party to or is otherwise subject to the provisions of a Pari Passu Intercreditor Agreement and, if applicable, the ~~Closing Date~~Second Amended and Restated ABL Intercreditor Agreement; and

(d)	if such Indebtedness is Junior Lien Debt, a Debt Representative, acting on behalf of the holders of such Indebtedness, has become party to or is otherwise subject to the provisions of a Junior Lien Intercreditor Agreement and, if applicable, the ~~Closing Date~~Second Amended and Restated ABL Intercreditor Agreement; and

(9)	the terms and conditions of such Indebtedness (a) are substantially identical to, or, taken as a whole, no more favorable to the lenders or holders providing such Indebtedness than, those applicable to such Credit Agreement Refinanced Debt (except for covenants applicable only to periods after the Latest Maturity Date of the ~~Initial~~Amendment No. 1 Term Loans at the time of incurrence) or (b) solely to the extent that any terms and conditions applicable to any such Credit Agreement Refinanced Debt are not substantially the same as, or ~~are materially more restrictive on the Borrower and the Restricted Subsidiaries~~taken as a whole, are more favorable to the lenders or holders providing such Indebtedness than, those then applicable to the Credit Agreement Refinanced Debt, shall otherwise reflect customary market terms and conditions, including with respect to high yield debt securities to the extent applicable, at the time of such incurrence of such Credit Agreement Refinancing Indebtedness (provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least four (4) Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to the incurrence of such Credit Agreement Refinancing Indebtedness, together with a reasonably detailed description of the material covenants and events of default of such Credit Agreement Refinancing Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement of this clause (9) shall be conclusive evidence that such Indebtedness satisfies this clause (9) unless the Administrative Agent notifies the Borrower in writing within such four (4)

Business Day (or shorter) period that it disagrees with such determination (including a description of the basis upon which it disagrees)); provided that this clause (9) will not apply to (v) terms addressed in the preceding clauses (1) through (8), (w) interest rate, rate floors, fees, funding discounts and other pricing terms, (x) payment, redemption, prepayment or other premiums, or (y) optional prepayment or redemption terms; provided further that the Borrower will promptly deliver to the Administrative Agent final copies of the definitive credit documentation relating to such Indebtedness (unless the Borrower is bound by a confidentiality obligation with respect thereto, in which case the Borrower will deliver a reasonably detailed description of the material terms and conditions of such Indebtedness in lieu thereof).

Credit Agreement Refinancing Indebtedness will include any Registered Equivalent Notes issued in exchange therefor.

“Cure Amount” means the amount of cash contributions to the capital of the Borrower made pursuant to Section 8.02 of the ABL Credit Agreement.

“Current Assets” means, as of any date, all assets (other than Cash Equivalents or other cash equivalents) that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries as “current assets” (other than amounts related to current or deferred Taxes based on income or profits), determined based upon the most recent month-end financial statements available internally as of the date of determination, and calculated on a Pro Forma Basis.

“Current Liabilities” means, as of any date, all liabilities that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries as “current liabilities,” other than:

(1)	the current portion of any Indebtedness;

(2)	accruals of ~~Consolidated Interest Expense~~interest expense (excluding ~~Consolidated Interest Expense~~interest expense that is due and unpaid);

(3)	accruals for current or deferred Taxes based on income or profits;

(4)	accruals, if any, of transaction costs resulting from the Transactions and the Amendment No. 1 Transactions; and

(5)	accruals of any costs or expenses related to (a) severance or termination of employees prior to the Closing Date or (b) bonuses, pension and other post-retirement benefit obligations;

in each case, determined based upon the most recent month-end financial statements available internally as of the date of determination, and calculated on a Pro Forma Basis.

“Customary Bridge Facility” means Indebtedness constituting a bridge facility so long as the Indebtedness into which such bridge facility is to be converted or exchanged has a maturity date that is not prior to the Latest Maturity Date of the Amendment No. 1 Term Loans at the time of incurrence thereof and the Weighted Average Life to Maturity of such Indebtedness is no shorter than the longest remaining Weighted Average Life to Maturity of the Amendment No. 1 Term Loans (without giving effect to any amortization payments on account of Amendment No. 1 Term Loans) (in each case, unless otherwise permitted hereunder) and such conversion or exchange is subject only to conditions customary for similar conversions or exchanges.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Day prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website; provided that if the Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.  Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Debt Fund Affiliate” means:

(1)	any Affiliate of a Permitted Investor (other than the Borrower or any of its Subsidiaries) that is a bona fide debt fund or investment vehicle that has the principal purpose of investing in, acquiring or trading commercial loans, bonds or similar extensions of credit in the ordinary course and that exercises investment discretion independent from the private equity business of such Permitted Investor; and

(2)	any investment fund or account of a Permitted Investor managed by third parties (including by way of a managed account, a fund or an index fund in which a Permitted Investor has invested) that is not organized or used primarily for the purpose of making equity investments, in each case in clauses (1) and (2) above, with respect to which any Investor or Permitted Investor does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such entity.

“Debt Representative” means, with respect to any Pari Passu Lien Debt or Junior Lien Debt, the lenders or other holders of such Indebtedness or the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition which, but for the giving of notice, lapse of time or both, would constitute an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that:

(1)	has refused (without retraction) or failed to (a) fund its portion of any Borrowing or (b) pay to any Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due;

(2)	has notified the Borrower or any Agent that it does not intend to comply with its funding obligations under any Loan Document, or has made a public statement to that effect;

(3)	has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations under any Loan Document (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (3) upon receipt of such written confirmation by the Administrative Agent and the Borrower); or

(4)	has, or has a direct or indirect parent company that has, (i) become insolvent or the subject of a proceeding under any voluntary or involuntary case under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (1) through (4) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Borrower and each Lender.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Borrower or any Restricted Subsidiary in connection with an Asset Sale that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with realization of, or a subsequent sale of, such Designated Non-Cash Consideration.

“Disinterested Director” means, with respect to any Person and transaction, a member of the Board of Directors of such Person who does not have any material direct or indirect financial interest in or with respect to such transaction.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (excluding Liens, but including any sale or issuance of Equity Interests in a Restricted Subsidiary and any sale leaseback transactions of a Loan Party) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Institution” means:

(1)	those entities identified by or on behalf of the Borrower in writing to the Administrative Agent, from time to time prior to or after the ~~Closing~~Amendment No. 1 Effective Date, as competitors of the Borrower or its Subsidiaries;

(2)	those banks, financial institutions, other institutional lenders and other persons identified in writing by or on behalf of the Borrower to the Administrative Agent prior to the ~~Closing~~Amendment No. 1 Effective Date ;

(3)	those banks, financial institutions, other institutional lenders and other persons identified in writing by or on behalf of the Borrower to the Administrative Agent after the Closing Date if such designation is reasonably acceptable to the Administrative Agent; and

(4)	any clearly identifiable (solely on the basis of the similarity of its name or as identified in writing by or on behalf of the Borrower) Affiliate of the entities described in the preceding clauses (1), (2) and (3) (other than, with respect to this clause (4), any bona fide ~~Debt Fund~~debt fund Affiliates thereof).

Notwithstanding the foregoing, each Loan Party and the Lenders acknowledge and agree that (i) the Administrative Agent will not have any responsibility or obligation to determine whether any Lender or potential Lender is a Disqualified Institution and the Administrative Agent will have no liability with respect to or arising out of any assignment or participation of Term Loans to a Disqualified Institution ~~and~~, (ii) any written notice of a Disqualified Institution shall be deemed not delivered and not effective unless delivered by or on behalf of the Borrower to the Administrative Agent by email to JPMDQ_Contact@jpmorgan.com and shall only become effective, as of and following, two (2) Business Days after such delivery and (iii) any additional designation permitted by the foregoing shall not apply retroactively to any prior or pending assignment or participation.

“Disqualified Stock” means, with respect to any Person, any Equity Interests of such Person that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is redeemable or exchangeable at the option of the holder thereof), or upon the happening of any event or condition:

(1)	mature or are mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale are subject to the prior Payment in Full and the termination of the Commitments);

(2)	is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part;

(3)	provides for the scheduled payments of dividends in cash; or

(4)	is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock, in each case, prior to the date that is 91 days after the earlier of:

(a)	the Latest Maturity Date at the time of issuance; and

(b)	the date on which the Term Loans and all other Obligations (other than Obligations in respect of Specified Hedge Agreements and contingent indemnification and reimbursement obligations that are not yet due and payable and for which no claim has been asserted) are Paid in Full and the Commitments are terminated;

provided that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, that if such Equity Interests are issued pursuant to any plan for the benefit of any future, current or former officers, directors, managers, employees, consultants or independent contractors of the Borrower, any of its Subsidiaries or any direct or indirect parent thereof, or their respective estates, heirs, family members, spouses, former spouses, successors, executors, administrators, trustees, legatees or distributees, such Equity Interests will not constitute Disqualified Stock solely because they may be required to be repurchased by the Borrower or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of any such Person’s termination, death or disability; and provided, further, that any class of Equity Interests of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of any Equity Interests that is not Disqualified Stock will not be deemed to be Disqualified Stock. For the avoidance of doubt, any Convertible Indebtedness or any Permitted Convertible Indebtedness Call Transaction will not be deemed to be Disqualified Stock.

“Dollars” or “$” means lawful money of the United States of America.

“Dutch Auction Procedures” means, with respect to a purchase of Term Loans in a Dutch auction, Dutch auction procedures as set forth on Exhibit J or as reasonably agreed upon by the Borrower and the Administrative Agent.

“EEA Financial Institution” means:

(1)	any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority;

(2)	any entity established in an EEA Member Country which is a parent of an institution described in clause (1) of this definition; or

(3)	any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (1) or (2) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Engagement Letter” means that certain Amended and Restated Engagement Letter, dated as of ~~October 23~~July 29, ~~2023~~2025, by and among the Borrower ~~and~~ the Arrangers.

“Enterprise Transformative Event” means any merger, acquisition, Investment, dissolution, liquidation, consolidation or Disposition, in each case, by the Borrower or any Restricted Subsidiary that is either (1) not permitted by the terms of any Loan Document immediately prior to the consummation of such transaction or (2) if permitted by the terms of the Loan Documents immediately prior to the consummation of such transaction, would not provide the Borrower and its Restricted Subsidiaries with adequate flexibility under the Loan Documents for the continuation or expansion of their combined operations following such consummation, as reasonably determined by the Borrower acting in good faith.

“Environment” means ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna.

“Environmental Laws” means all applicable laws (including common law), statutes, rules, regulations, codes, ordinances, orders, binding agreements and final, binding decrees or judgments, in each case, promulgated or entered into by or with any Governmental Authority, relating in any way to the Environment, preservation or reclamation of natural resources, the generation, management, Release or threatened Release of, or exposure to, any Hazardous Material or to occupational health and safety matters (to the extent relating to the environment or exposure to Hazardous Materials).

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock, any Convertible Indebtedness and any Permitted Warrant Transaction).

“Equivalent Percentage” means, as of any date of determination, with respect to any Dollar amount, the percentage of TTM Consolidated EBITDA of the Borrower for the four quarters ended June 30, ~~2023~~2025 that such Dollar amount represents, rounded to the nearest one tenth of 1%.  For purposes of calculating Equivalent Percentage, TTM Consolidated EBITDA of the Borrower for the four quarters ended June 30, ~~2023~~2025 will be deemed to be the ~~Closing~~Amendment No. 1 Effective Date EBITDA.

“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, and any final regulations promulgated and the rulings issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower or any of its Subsidiaries, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means:

(1)	a Reportable Event, or the requirements of Section 4043(b) of ERISA apply, with respect to a Plan;

(2)	a withdrawal by the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations by the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, any ERISA Affiliate that is treated as a termination under Section 4062(e) of ERISA;

(3)	a complete or partial withdrawal by the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, any ERISA Affiliate from a Multiemployer Plan, receipt of written notification by the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, any ERISA Affiliate concerning the imposition of Withdrawal Liability or written notification that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Section 4245 of ERISA or endangered or in critical status within the meaning of Section 305 of ERISA;

(4)	the provision by a Plan administrator or the PBGC of notice of intent to terminate a Plan, to appoint a trustee to administer a Plan, the treatment of a Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Plan or Multiemployer Plan;

(5)	the incurrence by the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan, other than for the payment of plan contributions or PBGC premiums due but not delinquent under Section 4007 of ERISA;

(6)	the application for a minimum funding waiver under Section 302(c) of ERISA with respect to a Plan;

(7)	the imposition of a lien under Section 303(k) of ERISA with respect to any Plan; and

(8)	a determination that any Plan is in “at risk” status (within the meaning of Section 303(i) of ERISA).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in Section 8.01.

“Excess Cash Flow” means, for any Excess Cash Flow Period, an amount equal to the excess of:

(1)	the sum, without duplication of:

(a)	the Consolidated Net Income of the Borrower for such period; plus

(b)	all non-cash charges of the Borrower or any Restricted Subsidiary that were deducted in calculating such Consolidated Net Income, but excluding any such non-cash charges representing an accrual or reserve for potential cash items in any future period and excluding amortization of a prepaid cash item that was paid in a prior period; plus

(c)	decreases in Working Capital of the Borrower for such period, if any, (other than any such decreases arising from acquisitions or Dispositions by the Borrower and the Restricted Subsidiaries completed during such period or the application of purchase accounting); plus

(d)	an amount equal to the aggregate net non-cash loss on Dispositions by the Borrower and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income; plus

(e)	the amount deducted as tax expense in determining Consolidated Net Income to the extent in excess of cash taxes paid in such period, plus

(f)	cash receipts in respect of Hedge Agreements during such period to the extent not otherwise included in such Consolidated Net Income; over

(2)	the sum, without duplication, of:

(a)	an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income (but excluding any non-cash credit to the extent representing the reversal of an accrual or reserve described in clause (1)(b) above) and cash charges excluded by virtue of clauses (1) through (14) of the definition of “Consolidated Net Income”; plus

(b)	[Reserved]; plus

(c)	[Reserved], plus

~~(b) the amount of Capital Expenditures or acquisitions of Intellectual Property Rights accrued or made in cash during such period to the extent not financed with the proceeds of Funded Debt; plus~~

~~(c) the aggregate amount of all principal payments of Indebtedness of the Borrower and the Restricted Subsidiaries (including (1) the principal component of payments in respect of Finance Lease Obligations, (2) the amount of any scheduled repayment of Term Loans pursuant to Section 2.06 and (3) the amount of a mandatory prepayment of Term Loans pursuant to Section 2.08 to the extent required due to a Disposition that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase) to the extent such prepayments or repayments are not funded with the proceeds of Funded Debt or made in reliance on any basket calculated by reference to the Available Amount, excluding (i) all other prepayments of Term Loans or payments of other Indebtedness described in Section 2.08(2)(b) and (ii) any prepayment of revolving loans to the extent there is not an equivalent permanent reduction in commitments thereunder, plus~~

(d)	an amount equal to the aggregate net non-cash gain on Dispositions by the Borrower and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income and the net cash loss on Dispositions to the extent otherwise added to arrive at Consolidated Net Income; plus

(e)	increases in Working Capital for such period (other than any such increases arising from acquisitions or Dispositions by the Borrower and the Restricted Subsidiaries completed during such period or the application of purchase accounting); plus

(f)	cash payments by the Borrower and the Restricted Subsidiaries actually made during such period to the extent not financed with the proceeds of Funded Debt in respect of long-term liabilities of the Borrower and the Restricted Subsidiaries (other than Indebtedness) to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income for such period (and so long as there has not been any reduction in respect of such payments in arriving at Consolidated Net Income for such period); plus

(g)	[Reserved]; plus

(h)	[Reserved]; plus

~~(g) without duplication of amounts deducted pursuant to clauses (h) and (i) below in prior periods, cash payments made by the Borrower and its Restricted Subsidiaries in respect of Permitted Investments (including Permitted Acquisitions) made during such period to the extent that such Investments were not financed with the proceeds of Funded Debt, not deducted in calculating Consolidated Net Income and not made in reliance on any basket calculated by reference to the Available Amount; plus~~

~~(h) cash payments made by the Borrower in respect of Restricted Payments actually paid (and permitted to be paid) during such period, in each case to the extent such Restricted Payments were not financed with the proceeds of Funded Debt; plus~~

(i)	the aggregate amount of cash expenditures actually made by the Borrower and its Restricted Subsidiaries during such period to the extent not financed with the proceeds of Funded Debt (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such fiscal year or are not deducted in calculating Consolidated Net Income (and so long as there has not been any reduction in respect of such expenditures in arriving at Consolidated Net Income for such period); plus

(j)	to the extent such were not deducted in calculating Consolidated Net Income for such period, the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower or any of the Restricted Subsidiaries during such period that are made in connection with any prepayment of any principal of Indebtedness to the extent such prepayment of principal reduced Excess Cash Flow pursuant to clause (2)(c) above or reduced the mandatory prepayment required by Section 2.08(2)(a); plus

~~(k) [reserved]; plus~~

(k)	without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by the Borrower or any of the Restricted Subsidiaries within 365 days after the end of such period pursuant to binding contracts (to the extent not financed with the proceeds of Funded Debt, the “Contract Consideration”) entered into prior to or during such period relating to Permitted Investments, cash Capital Expenditures or acquisitions of Intellectual Property Rights to be consummated; provided that, to the extent the aggregate amount actually utilized to finance such Permitted Investments, Capital Expenditures or acquisitions of Intellectual Property Rights during any period is less than the Contract Consideration that reduced Excess Cash Flow for the prior period, the amount of such shortfall shall be added to the calculation of Excess Cash Flow for such period; plus

(l)	the amount of cash taxes paid (including all penalties and related interest) or tax reserves set aside in such period or payable (without duplication) in such period (including, for the avoidance of doubt, distributions made pursuant to Section 4.01(b) of the LLC Agreement), to the extent they exceed the amount of tax expense deducted in calculating Consolidated Net Income for such period; plus

(m)	cash expenditures actually made in cash in respect of Hedge Agreements during such period to the extent not deducted in calculating Consolidated Net Income.

“Excess Cash Flow Period” means each fiscal year of the Borrower.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

~~“Exchange Initial Term Loan” has the meaning assigned to such term in Section 2.02(1).~~

“Excluded Assets” means “Excluded Assets” as defined in the Collateral Agreement.

“Excluded Contributions” means, as of any date, the aggregate amount of the net cash proceeds and Cash Equivalents, together with the aggregate fair market value of other assets that are used or useful in a business permitted under Section 6.08, received by the Borrower after the Closing Date from:

(1)	contributions to its common equity capital; or

(2)	the sale of Capital Stock of the Borrower;

in each case, designated as Excluded Contributions pursuant to a certificate of a Responsible Officer of the Borrower on the date such contribution is made or such Capital Stock is sold, less the aggregate amount of Investments made pursuant to Section 6.04(29) and Restricted Payments made pursuant to Section 6.07(12), in each case prior to such date and Not Otherwise Applied; provided that the proceeds of Disqualified Stock and Cure Amounts will not be treated as Excluded Contributions.

“Excluded Equity Interests” means “Excluded Equity Interests” as defined in the Collateral Agreement.

“Excluded Indebtedness” means all Indebtedness not incurred in violation of Section 6.01 and any Credit Agreement Refinancing Indebtedness.

“Excluded Subsidiary” means any:

(1)	Immaterial Subsidiary;

(2)	Subsidiary that is not a Wholly Owned Subsidiary of the Borrower or a Subsidiary Loan Party, but excluding any Wholly Owned Subsidiary that becomes a non-Wholly Owned Subsidiary of the Borrower or a Subsidiary Loan Party as a result of a transaction undertaken for the primary purpose (as reasonably determined by the Borrower in good faith) of releasing the Guarantee made by such Guarantor under the Loan Documents;

(3)	Unrestricted Subsidiary;

(4)	Non-U.S. Subsidiary;

(5)	~~direct~~Direct or indirect U.S. Subsidiary of a Non-U.S. Subsidiary, but excluding any U.S. Subsidiary that becomes a direct or indirect subsidiary of a Non-U.S. Subsidiary as a result of a transaction undertaken for the primary purpose (as reasonably determined by the Borrower in good faith) of releasing the Guarantee made by such Guarantor under the Loan Documents;

(6)	FSHCO;

(7)	Subsidiary that is prohibited or restricted by applicable Law or by a binding contractual obligation (including any Contractual Obligation) existing on the Closing Date or at the time of the acquisition or creation of such Subsidiary (and not incurred in contemplation of such acquisition or creation) from providing a Guarantee or if such Guarantee would require consent, approval, license or authorization of or from a Governmental Authority or a third party (other than a Loan Party or a controlled Affiliate of a Loan Party);

(8)	special purpose securitization vehicle (or similar entity) including any Receivables Subsidiary or like special purpose entity;

(9)	Subsidiary that is a not-for-profit organization;

(10)	Captive Insurance Subsidiary;

(11)	Subsidiary with respect to which, in the reasonable judgment of the Borrower in consultation with the Administrative Agent, the providing of a Guarantee would result in material adverse tax consequences as reasonably determined by the Borrower in consultation with the Administrative Agent;

(12)	Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent, in consultation with the Borrower, the cost or other consequences (including any adverse tax consequences) of providing a Guarantee would be excessive in view of the benefits to be obtained by the Lenders therefrom; and

(13)	Rondo Acquisition and its Subsidiaries.

provided that the Borrower, in its sole discretion, may cause any Subsidiary that otherwise qualifies as an “Excluded Subsidiary” to become a “Guarantor” in accordance with the definition thereof and thereafter such Subsidiary will not constitute an “Excluded Subsidiary” unless and until the Borrower elects otherwise.

“Excluded Taxes” means, with respect to any Recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder:

(1)	Taxes imposed on or measured by its net income (however denominated) or franchise Taxes imposed in lieu of net income Taxes, in each case, (a) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (b) that are Other Connection Taxes;

(2)	any branch profits Tax or any similar Tax that is imposed by any jurisdiction described in clause (1) above;

(3)	any U.S. withholding Tax (including any backup withholding Tax) that is in effect and would apply to amounts payable hereunder to or for the account of a Recipient under the law applicable at the time such Recipient becomes a party to this Agreement (or in the case of a Lender, under the law applicable at the time such Lender changes its lending office), except to the extent that the Recipient’s assignor (if any), at the time of assignment (or such Lender immediately before it changed its lending office), was entitled to receive additional amounts from the Loan Party with respect to any U.S. withholding Tax pursuant to Section 2.14(1) or Section 2.14(3);

(4)	Taxes that are attributable to such Lender’s or Administrative Agent’s failure to comply with Section 2.14(5) or Section 2.14(6); and

(5)	any withholding Taxes imposed under FATCA.

“Exclusive License” means, with respect to any drug or pharmaceutical product, any license to develop, commercialize, sell, market and promote such drug or pharmaceutical product and which provides for exclusive rights to develop, use, commercialize, sell, market, import and promote such drug or product within the United States; provided that an “Exclusive License” shall not include:

(1)	any license solely to distribute any such drug or product on an exclusive basis within any particular geographic region or territory,

(2)	any licenses, which may be exclusive, solely to manufacture any such drug or product, and

(3)	any license to manufacture, use, offer for sale or sell any authorized generic version of such drug or product; and “Exclusively License” shall have the correlative meaning.

“Executive Order” has the meaning assigned to such term in Section 3.19(3)(a).

“Existing Credit Facility” has the meaning assigned to such term in the recitals hereto.

“Existing Credit Facility Amendment” means that certain Amendment No. 2 to the Existing Credit Facility dated on or about the ~~date hereof~~Closing Date by and among the Borrower, each of the guarantors party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent and the lenders party thereto.

~~“Existing Credit Facility Documents” means the “Loan Documents” as defined in the Existing Credit Facility.~~

“Existing Liens” has the meaning assigned to such term in Section 10.08(2).

~~“Existing Term Loans” has the meaning assigned to such term in the recitals hereto.~~

“Extended Term Commitments” means the term commitments held by any Extending Term Lenders.

“Extended Term Loan Installment Date” has the meaning assigned to such term in Section 2.06(2).

“Extended Term Loans” means the Term Loans made pursuant to Extended Term Commitments.

“Extending Term Lenders” means each Lender accepting an Extension Offer.

“Extension” has the meaning assigned to such term in Section 2.20(1).

“Extension Amendment” has the meaning assigned to such term in Section 2.20(2).

“Extension Offer” has the meaning assigned to such term in Section 2.20(1).

“Factoring Transaction” means any transaction or series of transactions that may be entered into by the Borrower or any Restricted Subsidiary pursuant to which the Borrower or such Restricted Subsidiary may sell, convey, assign or otherwise transfer Securitization Assets (which may include a backup or precautionary grant of security interest in such Securitization Assets so sold, conveyed, assigned or otherwise transferred or purported to be so sold, conveyed, assigned or otherwise transferred) to any Person other than a Receivables Subsidiary.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate, provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Fee Letters” means ~~the Agency Fee Letter and~~ one or more ~~other~~ fee letters among the Borrower and the applicable Arrangers entered into in connection with this Agreement.

“Finance Lease Obligations” means, subject to the final paragraph of the definition of “GAAP”, with respect to any Person, at the time any determination thereof is to be made, the obligations of such Person to pay rent or other amounts under any lease of (or other similar arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as finance leases on a balance sheet of such Person under GAAP (excluding the footnotes thereto) and, for purposes hereof, the amount of such obligations at any time will be the capitalized amount thereof at such time determined in accordance with GAAP.

“Finance Leases” means, subject to the final paragraph of the definition of “GAAP”, all leases that have been or are required to be, in accordance with GAAP as in effect on the Closing Date, recorded as finance leases.

“Financial Covenant Default” has the meaning assigned to such term in Section 8.01(6).

“Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, director of financial services, treasurer, assistant treasurer or controller of such Person or other similar officer or Person performing similar functions of such Person, designated in writing by or on behalf of the Borrower to the Administrative Agent from time to time.  Any document delivered hereunder that is signed by a Financial Officer of a Loan Party will be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership or other action on the part of such Loan Party and such Financial Officer will be conclusively presumed to have acted on behalf of such Loan Party. Unless otherwise specified, all references herein to a “Financial Officer” shall refer to a Financial Officer of the Borrower.

“First Lien Net Leverage Ratio” means, with respect to any Test Period, the ratio of (1) Consolidated First Lien Net Debt outstanding as of the last day of such Test Period to (2) Consolidated EBITDA of the Borrower for such Test Period.

Article VIII~~“Flood Documentation” means, with respect to each Material Real Property, a completed “life of loan” Federal Emergency Management Agency standard flood hazard determination.~~

~~“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto and in each case, together with all statutory and regulatory provisions consolidating, amending, replacing, supplementing, implementing or interpreting any of the foregoing, as amended or modified from time to time.~~

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to Adjusted Term SOFR or Adjusted Daily Simple SOFR, as applicable. For the avoidance of doubt the initial Floor for each of Adjusted Term SOFR and Adjusted Daily Simple SOFR shall be ~~0~~0.50%.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than the United States of America.  For purposes of this definition, the United States of America, each state thereof and the District of Columbia will be deemed to constitute a single jurisdiction.

“FSHCO” means any direct or indirect U.S. Subsidiary that has no material assets other than Equity Interests (or Equity Interests and Indebtedness) in one or more Non-U.S. Subsidiaries or other FSHCOs.

“Funded Debt” means all Indebtedness of the Borrower and the Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession (but excluding the policies, rules and regulations of the SEC applicable only to public companies).

Notwithstanding anything to the contrary above or in the definition of Finance Lease Obligations, unless and until the Borrower elects otherwise, only those leases that would result or would have resulted in capitalized leases on May 4, 2018 (assuming for purposes hereof that they were in existence on such date) will be considered Finance Leases or to give rise to Finance Lease Obligations and all calculations under this Agreement will be made in accordance therewith.

“General Asset Sale Basket” has the meaning assigned to such term in Section 6.06(10)(~~b~~c).

“Governmental Authority” means any federal, state, local or foreign court or governmental agency, authority, instrumentality, regulatory or legislative body, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“GS” means Goldman Sachs Bank USA.

“Guarantee” of or by any Person (the “guarantor”) means:

(1)	any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect:

(a)	to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligations;

(b)	to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof;

(c)	to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation;

(d)	entered into for the purpose of assuring in any other manner the holders of such Indebtedness or other obligation of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part); or

(e)	as an account party in respect of any letter of credit, bank guarantee or other letter of credit guaranty issued to support such Indebtedness or other obligation; or

(2)	any Lien on any assets of the guarantor securing any Indebtedness (or any existing right, contingent or otherwise, of the holder of Indebtedness to be secured by such a Lien) of any other Person, whether or not such Indebtedness or other obligation is assumed by the guarantor;

provided, that the term “Guarantee” will not include endorsements for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date (or the Amendment No. 1 Effective Date) or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness).

The amount of any Guarantee will be deemed to be an amount equal to the stated or determinable amount of the related primary Indebtedness obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor” means (1) each Subsidiary Loan Party; and (2) each Parent Entity or Restricted Subsidiary that the Borrower may elect in its sole discretion, from time to time, upon written notice to the Administrative Agent, to cause to Guarantee the Obligations (including by executing a supplement to the Collateral Agreement in substantially the form attached thereto), until such date that the Borrower has informed the Administrative Agent that it elects not to have such Person Guarantee the Obligations.

“Hazardous Materials” means all pollutants, contaminants, wastes, chemicals, materials, substances and constituents that are defined, listed or regulated under Environmental Law as hazardous or toxic, or words of similar import, or the Release or exposure to which would reasonably be expected to give rise to liability under any Environmental Law, including explosive or radioactive substances, petroleum or petroleum byproducts or distillates, friable asbestos or friable asbestos-containing materials, polychlorinated biphenyls or radon gas.

“Health Care Laws” means any Laws applicable to the research, development, manufacture, distribution, marketing, storage, transportation, use and sale of products controlled by the Borrower or any of the Subsidiaries, including without limitation, the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the civil monetary penalty laws (42 U.S.C. § 1320a-7a), the federal Food, Drug & Cosmetic Act (21 U.S.C. §§ 301 et seq.), the federal Controlled Substances Act (21 U.S.C. § 801 et seq.), HIPAA, the Medicaid Drug Rebate Program (42 U.S.C. § 1396r-8), Medicare average sales price reporting (42 U.S.C. § 1395w-3a), the Public Health Service Act (42 U.S.C. § 256b), the federal TRICARE program (10 U.S.C. §1071 et seq.), the VA Federal Supply Schedule (38 U.S.C. § 8126), and the regulations promulgated pursuant to such laws, each as amended from time to time.

“Hedge Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, in each case, not entered into for speculative purposes; provided that no phantom stock or similar plan providing for payments only on account of services provided by any future, current or former officers, directors, managers, employees, consultants or independent contractors of the Borrower, any of its Subsidiaries or any direct or indirect parent thereof will be a Hedge Agreement.  Notwithstanding the foregoing, agreements relating to any Permitted Convertible Indebtedness Call Transaction (and the obligations and transactions relating thereto) will not constitute a Hedge Agreement.

“HSBC” means HSBC Securities (USA) Inc.

“IFRS” means International Financial Reporting Standards and applicable accounting requirements set by the International Accounting Standards Board or any successor thereto (or the Financial Accounting Standards Board, the Accounting Principles Board of the American Institute of Certified Public Accountants, or any successor to either such board, or the SEC, as the case may be), as in effect from time to time.

“Immaterial Subsidiary” means, as of any date, any Subsidiary that (i) did not, as of the last day of the most recent fiscal quarter for which Required Financial Statements have been delivered, have assets with a value in excess of ~~2.5~~5.0% of the Consolidated Total Assets or revenues representing in excess of ~~2.5~~5.0% of total revenues of the Borrower and the Restricted Subsidiaries for the period of four consecutive fiscal quarters for which Required Financial Statements have been delivered, calculated on a consolidated basis in accordance with GAAP; and (ii) taken together with all Immaterial Subsidiaries as of the last day of the most recent fiscal quarter of the Borrower for which Required Financial Statements have been delivered, did not have assets with a value in excess of ~~5.0~~10.0% of Consolidated Total Assets or revenues representing in excess of ~~5.0~~10.0% of total revenues of the Borrower and the Restricted Subsidiaries on a consolidated basis for such four-quarter period.

“Incremental Amount” has the meaning assigned to such term in Section 2.18(3).

“Incremental Equivalent Term Debt” means secured or unsecured Indebtedness of the Borrower in the form of term loans or notes; provided that:

(1)	the aggregate outstanding principal amount of such Incremental Equivalent Term Debt on any date that such Indebtedness is incurred pursuant to Section 6.01(1), will not, together with the aggregate principal amount of any Incremental Term Loans (or unfunded commitments with respect thereto) then outstanding, exceed the Incremental Amount; provided that:

(a)	calculation of the Incremental Amount shall be made on Pro Forma Basis and evidenced by a certificate from a Responsible Officer of the Borrower demonstrating such calculation in reasonable detail;

(b)	if the Borrower incurs any Incremental Equivalent Term Debt (or Indebtedness incurred under an Incremental Facility) using the Incremental Fixed Amount on the same date that it incurs Indebtedness using the Incremental Ratio Amount, the Incremental Ratio Amount will be calculated without regard to any incurrence of Indebtedness under the Incremental Fixed Amount;

(c)	unless the Borrower elects otherwise, any Incremental Equivalent Term Debt will be deemed incurred first as Incremental Ratio Amount to the extent permitted, with any balance incurred under the Incremental Fixed Amount; and

(d)	the Borrower may classify, and may later reclassify, any Incremental Equivalent Term Debt (or Indebtedness incurred under an Incremental Facility) as incurred as, and in reliance on, the Incremental Fixed Amount, Incremental Ratio Amount, or both, on the date of incurrence or thereafter, to the extent permitted on the date of classification (or the date of any such reclassification);

(2)	any Incremental Equivalent Term Debt, (a) that is secured on a pari passu basis with the ~~Initial~~Amendment No. 1 Term Loans shall not mature prior to the Latest Maturity Date of the ~~Initial~~Amendment No. 1 Term Loans at the time of incurrence thereof, or have a shorter Weighted Average Life to Maturity than the ~~Initial~~Amendment No. 1 Term Loans at the time of incurrence thereof (without giving effect to any amortization or prepayments of the ~~Initial~~Amendment No. 1 Term Loans) or (b) that is unsecured or secured on a junior lien basis to the ~~Initial~~Amendment No. 1 Term Loans shall not mature, or have scheduled amortization, prior to the ~~date that is 91 days after the~~ Latest Maturity Date of the ~~Initial~~Amendment No. 1 Term Loans at the time of incurrence thereof; provided that ~~this clause~~ clauses (~~2~~a) and (b) shall not apply to ~~the incurrence of any such Indebtedness constituting a bridge facility to the incurrence of any other Indebtedness, so long as the Indebtedness into which such bridge facility is to be converted or exchanged satisfies the requirements of this clause (2) and such conversion or exchange is subject only to conditions customary for similar conversions or exchanges;~~(i) any Customary Bridge Facility or (ii) Indebtedness that otherwise satisfies the criteria set forth in this definition, up to the Inside Maturity Basket;

(3)	such Indebtedness is not guaranteed by any Person other than a Subsidiary Loan Party ~~and, if such Incremental Equivalent Term Debt is secured on a pari passu basis with the Initial Term Loans, is not owed to any Subsidiary~~;

(4)	if such Incremental Equivalent Term Debt is secured it shall be secured by the Collateral on a pari passu or junior lien basis to the ~~Initial~~Amendment No. 1 Term Loans and:

(i)	such Indebtedness is not secured by any assets or property that does not constitute Collateral (subject to customary exceptions for cash collateral in favor of an agent, letter of credit issuer or similar “fronting” lender); and

(ii)	the security agreements relating to such assets or property are substantially similar to or the same as the applicable Security Documents (as determined in good faith by a Responsible Officer of the Borrower);

(5)	if such Incremental Equivalent Term Debt is secured on a pari passu basis with or junior lien basis to the ~~Initial~~Amendment No. 1 Term Loans, the holders of such Incremental Equivalent Term Debt or a Debt Representative acting on behalf of the holders of such Incremental Equivalent Term Debt has become party to or is otherwise subject to the provisions of an Intercreditor Agreement (as such Intercreditor Agreement may be amended in a manner reasonably acceptable to the Administrative Agent, such Debt Representative and the Borrower), which results in such holders or Debt Representative having rights to share in the Collateral on a pari passu or junior lien basis, as applicable;

(6)	~~if such Incremental Equivalent Term Debt is in the form of term loans and is secured on a pari passu basis with the Initial Term Loans, then the provisions of Section 2.18(8) shall apply as if such Incremental Equivalent Term Debt were Incremental Term Loans;~~[reserved];

(7)	any mandatory prepayments of Incremental Equivalent Term Debt that is Pari Passu Lien Debt will be made on a pro rata basis or less than a pro rata basis (but not on a greater than pro rata basis except for repayments at maturity, prepayments with the proceeds of a refinancing ~~and~~or prepayments in respect of an earlier maturing tranche) with mandatory prepayments of the ~~Initial~~Amendment No. 1 Term Loans provided for herein, and any mandatory prepayments of Incremental Equivalent Term Debt that is unsecured or that is Junior Lien Debt may not be made except to the extent that prepayments are made, to the extent required under the ~~Initial~~Amendment No. 1 Term Loans or any Pari Passu Lien Debt, first pro rata to the ~~Initial~~Amendment No. 1 Term Loans and any such Pari Passu Lien Debt; ~~and~~

~~(8) the terms and conditions of such Indebtedness (a) are substantially identical to, or, taken as a whole, no more favorable to the lenders or holders providing such Indebtedness than, those applicable to the Initial Term Loans (except for covenants applicable only to periods after the Latest Maturity Date of the Initial Term Loans at the time of incurrence) or (b) solely to the extent that any terms and conditions applicable to any such Indebtedness are not substantially the same as, or are materially more restrictive on the Borrower and the Restricted Subsidiaries than, those then applicable to the Initial~~

~~Term Loans, shall otherwise reflect customary market terms and conditions, including with respect to high yield debt securities to the extent applicable, at the time of such incurrence of such Indebtedness, (provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least four (4) Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material covenants and events of default of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement of this clause (8) shall be conclusive evidence that such Indebtedness satisfies this clause (8) unless the Administrative Agent notifies the Borrower within such four (4) Business Day (or shorter) period that it disagrees with such determination (including a description of the basis upon which it disagrees)); provided that this clause (8) will not apply to (v) terms addressed in the preceding clauses (1) through (7), (w) interest rate, rate floors, fees, funding discounts and other pricing terms, (x) redemption, prepayment or other premiums, or (y) optional prepayment or redemption terms; provided further that the Borrower will promptly deliver to the Administrative Agent final copies of the definitive credit documentation relating to such Indebtedness (unless the Borrower is bound by a confidentiality obligation with respect thereto, in which case the Borrower will deliver a reasonably detailed description of the material terms and conditions of such Indebtedness in lieu thereof).~~

(8)	All other terms of any Incremental Equivalent Term Debt will be on terms and pursuant to documentation to be determined by the Borrower and the providers of such Incremental Equivalent Term Debt.

Incremental Equivalent Term Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Incremental Facility” has the meaning assigned to such term in Section 2.18(1).

“Incremental Facility Amendment” has the meaning assigned to such term in Section 2.18(5).

“Incremental Fixed Amount” means, as of the date of measurement, the sum of

(1)	~~50% of Closing Date~~the greater of (A) $665.0 million and (B) 100% multiplied by TTM Consolidated EBITDA of the Borrower on a Pro Forma Basis as of the applicable date of determination, plus

(2)	the aggregate principal amount of, without duplication, (i) any prepayments of Term Loans made pursuant to Section 2.07 and voluntary prepayments pursuant to Section 2.16, (ii) prepayments of ABL Loans made pursuant to Section 2.10 of the ABL Credit Agreement (if accompanied by a corresponding reduction of commitments), (iii) any voluntary prepayments, redemptions, repurchases and other permanent reductions of other Pari Passu Lien Debt (and, to the extent constituting revolving Indebtedness, accompanied by a corresponding reduction in commitments in respect thereof) (including loan buy-backs pursuant to Dutch auctions, and open market purchases, in each case permitted hereunder, in the amount of the actual purchase price paid in cash) and (iv) any voluntary prepayment of Term Loans of a Non-Consenting Lender pursuant to a transaction permitted hereunder (in the amount of the actual purchase price paid in cash), and in each case in this clause (2), to the extent not funded with the proceeds of Funded Debt (other than any Funded Debt then being incurred in reliance on the Incremental Fixed Amount to Refinance other Indebtedness) and other than (solely to the extent the same would increase the Incremental Fixed Amount under clause (1) and clause (2) in a duplicative manner) any prepayments of Indebtedness incurred in reliance on clause (1) above; minus

(3)	the aggregate principal amount of any Incremental Term Loans, Incremental Equivalent Term Debt and Ratio Debt incurred in reliance on the Incremental Fixed Amount.

“Incremental Lenders” has the meaning assigned to such term in Section 2.18(5).

“Incremental Ratio Amount” means an aggregate principal amount that, after giving Pro Forma effect to the incurrence thereof, in accordance with Section 1.08, would not result in:

(1)	with respect to an Incremental Facility or Incremental Equivalent Term Debt to be secured on a pari passu basis with the ~~Initial~~Amendment No. 1 Term Loans, the First Lien Net Leverage Ratio for the applicable Test Period being greater than the greater of (a) 4.20 to 1.00 and (b) the First Lien Net Leverage Ratio immediately prior to such incurrence;

(2)	with respect to any Incremental Facility or Incremental Equivalent Term Debt to be secured on a junior basis to the ~~Initial~~Amendment No. 1 Term Loans, (i) the ~~Total~~Secured Net Leverage Ratio for the applicable Test Period being greater than the greater of (a) 5.00 to 1.00~~; and~~ and (b) the Secured Net Leverage Ratio immediately prior to such incurrence or (ii) the Interest Coverage Ratio being less than the lesser of (a) 2.00 to 1.00 and (b) the Interest Coverage Ratio immediately prior to such incurrence (it being understood that if the Borrower satisfies either clause (i) or clause (ii) of this clause (2), such Indebtedness shall be permitted); and

(3)	with respect to any Incremental Facility or Incremental Equivalent Term Debt that is unsecured, (i) the Total Net Leverage Ratio for the applicable Test Period being greater than the greater of (a) 5.00 to 1.00~~.~~ and (b) the Total Net Leverage Ratio immediately prior to such incurrence or (ii) the Interest Coverage Ratio being less than the lesser of (a) 2.00 to 1.00 and (b) the Interest Coverage Ratio immediately prior to such incurrence (it being understood that if the Borrower satisfies either clause (i) or clause (ii) of this clause (3), such Indebtedness shall be permitted).

“Incremental Term Loan Installment Date” has the meaning assigned to such term in Section 2.06(2).

“Incremental Term Loans” has the meaning assigned to such term in Section 2.18(1).

“Indebtedness” means, with respect to any Person, without duplication:

(1)	all obligations of such Person for borrowed money;

(2)	all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

(3)	all obligations of such Person under conditional sale or title retention agreements relating to property or assets purchased by such Person;

(4)	all obligations of such Person issued or assumed as the deferred purchase price of property or services, to the extent the same would be required to be shown as a long-term liability on a balance sheet prepared in accordance with GAAP;

(5)	all Finance Lease Obligations of such Person;

(6)	all net payments that such Person would have to make in the event of an early termination, on the date Indebtedness of such Person is being determined, in respect of outstanding Hedge Agreements;

(7)	the principal component of all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and bank guarantees;

(8)	the principal component of all obligations of such Person in respect of bankers’ acceptances;

(9)	all Guarantees by such Person of Indebtedness described in clauses (1) through (8) above; and

(10)	the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock);

provided that Indebtedness will not include:

(a)	trade payables, accrued expenses (including for payroll and other liabilities) and intercompany liabilities arising in the ordinary course of business;

(b)	prepaid or deferred revenue arising in the ordinary course of business;

(c)	purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase prices of an asset to satisfy unperformed obligations of the seller of such asset;

(d)	obligations in respect of Non-Finance Leases; or

(e)	earn-out obligations until such obligations become a liability on the balance sheet of such Person in accordance with GAAP.

The Indebtedness of any Person (i) will include the Indebtedness of any partnership in which such Person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such Person in respect thereof and (ii) in the case of Restricted Subsidiaries that are not Loan Parties, will exclude loans and advances made by Loan Parties having a term not exceeding 364 days (inclusive of any roll over or extensions of terms) and made in the ordinary course of business (such loans and advances, “Short Term Advances”). The amount of any net obligation under any Hedge Agreement on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Indemnified Taxes” means (1) all Taxes other than Excluded Taxes imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document; and (2) to the extent not otherwise described in clause (1), Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 10.05(2).

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Borrower, qualified to perform the task for which it has been engaged and that is independent of the Borrower and its Affiliates.

~~“Initial Term Loan Installment Date” has the meaning assigned to such term in Section 2.06(1).~~

“Initial Term Loans” ~~has the meaning assigned to such term in Section 2.01(~~means the Term Loans made on the Closing Date and refinanced on the Amendment No. 1~~)~~ Effective Date.

“Initial First Lien Representative” means the “Initial First Lien Representative” as defined in the ~~Closing~~Amendment No. 1 Effective Date Pari Passu Intercreditor Agreement.

“Inside Maturity Basket” means the greater of (x) $335.0 million and (y) an amount equal to the Equivalent Percentage of the amount in the preceding clause (x) multiplied by TTM Consolidated EBITDA of the Borrower on a Pro Forma Basis as of the applicable date of determination, minus the aggregate outstanding principal amount of  Ratio Debt, Incremental Term Loans, Permitted Additional Indebtedness and/or Incremental Equivalent Term Debt previously incurred in reliance on the Inside Maturity Basket.

“Intellectual Property Rights” has the meaning assigned to such term in Section 3.20(1).

“Intercreditor Agreement” means the Closing Date ABL Intercreditor Agreement~~, a~~ (immediately prior to the Amendment No. 1 Effective Date), the Second Amended and Restated ABL Intercreditor Agreement (on and after the Amendment No. 1 Effective Date), the Amendment No. 1 Effective Date Pari Passu Intercreditor Agreement, any other Pari Passu Intercreditor Agreement or a Junior Lien Intercreditor Agreement that may be executed from time to time, as applicable.

“Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA of the Borrower for the most recently ended Test Period to (b) Consolidated Interest Expense of the Borrower for the most recently ended Test Period, in each case of the

Borrower and its Restricted Subsidiaries on a consolidated basis, in each case on a Pro Forma Basis as of the applicable date of determination.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.04 and substantially in the form of Exhibit D.

“Interest Payment Date” means (1) with respect to any Term Benchmark Loan, the last day of the Interest Period applicable to the Borrowing of which such Term Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing; (2) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan and (3) with respect to any ABR Loan, the first Business Day after the end of each fiscal quarter of the Borrower commencing with the first Business Day after the end of the fiscal quarter of the Borrower ending on ~~December 31, 2023~~September 30, 2025.

“Interest Period” means, as to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as applicable, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is one, three or six months thereafter (or, if agreed by all applicable Lenders, twelve months), as the Borrower may elect, or the date any Term Benchmark Borrowing is converted to an ABR Borrowing in accordance with Section 2.04 or repaid or prepaid in accordance with Section 2.06, 2.07 or 2.08; provided that:

(1)	if any Interest Period would end on a day other than a Business Day, such Interest Period will be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period will end on the next preceding Business Day;

(2)	any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) will end on the last Business Day of the calendar month at the end of such Interest Period;

(3)	no Interest Period will extend beyond the applicable Maturity Date;

(4)	interest will accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period; and

(5)	no tenor that has been removed from this definition pursuant to Section 2.11(5) shall be available for specification in such Borrowing Request or Interest Election Request.

“Investment” has the meaning assigned to such term in Section 6.04.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P (or reasonably equivalent ratings of another internationally recognized rating agency).

“Investment Grade Securities” means:

(1)	securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents);

(2)	securities that have an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Borrower and its Restricted Subsidiaries;

(3)	corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition; and

(4)	investments in any fund that invests at least 95.0% of its assets in investments of the type described in clauses (1) and (2) above which fund may also hold immaterial amounts of cash pending investment or distribution.

“Investors” means, collectively:

(1)	all direct and indirect members of Amneal Holdings, LLC, a Delaware limited liability company, as of the Original Closing Date, after giving effect to the Original Transactions;

(2)	B.U. Patel, Tushar Patel, Chirag Patel, Chintu Patel and/or their respective spouses, in their individual capacities and as direct or indirect owners, beneficiaries, officers, directors, trustees or managers of any Permitted Family Entities,

(3)	all immediate and extended family members of B.U. Patel, Tushar Patel, Chirag Patel, Chintu Patel and/or their respective spouses and the respective estates, heirs, family members, spouses, former spouses, executors, administrators, trustees, legatees or distributees of any of the foregoing, and

(4)	any Permitted Family Entities.

“Joint Venture” means (1) any Person which would constitute an “equity method investee” of the Borrower or any of the Restricted Subsidiaries and (2) any Person in whom the Borrower or any of the Restricted Subsidiaries beneficially owns any Equity Interest that is not a Wholly Owned Subsidiary.

“JPM” has the meaning assigned to such term in the introductory paragraph hereof.

“Junior Financing” means any Indebtedness of a Loan Party permitted to be incurred hereunder that is ~~unsecured,~~ contractually subordinated in right of payment to the Obligations or secured by Liens that are contractually subordinated to the Liens securing the Obligations or any Permitted Refinancing Indebtedness in respect of any of the foregoing (excluding, for the avoidance of doubt, the ABL Loans and any Indebtedness secured on a pari passu basis with the Liens that secure the ABL Loans); provided that any Convertible Indebtedness, Indebtedness under the ~~Existing Credit Facility, Indebtedness under the~~ Rondo

Existing Facility ~~or Indebtedness under the Rondo~~and the 2032 Senior Notes will not constitute Junior Financing.

“Junior Financing Documentation” means the definitive documentation governing any Junior Financing.

“Junior Lien Debt” means any Indebtedness that is secured on a junior basis to the Liens that secure the ~~Initial~~Amendment No. 1 Term Loans (excluding, for the avoidance of doubt, the ABL Loans and any Indebtedness secured on a pari passu basis with the Liens that secure the ABL Loans).  For the avoidance of doubt, Indebtedness under the Rondo Existing Facility and ~~the Rondo~~Indebtedness under the 2032 Senior Notes ~~is~~do not constitute Junior Lien Debt.

“Junior Lien Intercreditor Agreement” means a “junior lien” intercreditor agreement substantially in the form attached hereto as Exhibit H (as the same may be modified in a manner satisfactory to the Administrative Agent, the applicable Debt Representative and the Borrower), or another lien subordination arrangement satisfactory to the Administrative Agent, the applicable Debt Representative and the Borrower.  Upon the request of the Borrower, the Administrative Agent and Collateral Agent will execute and deliver a Junior Lien Intercreditor Agreement with one or more Debt Representatives (and acknowledged by the Loan Parties) for Indebtedness permitted hereunder that is permitted to be secured on a junior basis to the Term Loans.

“Latest Maturity Date” means, as of any date of determination, the latest Maturity Date of the Term Facilities in effect on such date.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities and executive orders, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“LCA Election” has the meaning assigned to such term in Section 1.09.

“LCA Test Date” has the meaning assigned to such term in Section 1.09.

“Lender” means each financial institution holding Term Loans on the ~~Closing~~Amendment No. 1 Effective Date (other than any such Person that has ceased to be a party hereto pursuant to an Assignment and Acceptance in accordance with Section 10.04), as well as any Person that becomes a Lender hereunder pursuant to Section 10.04 and any Additional Lender.

~~“Lender Consent” has the meaning assigned to such term in the Existing Credit Facility Amendment.~~

“lending office” means, as to any Lender, the applicable branch, office or Affiliate of such Lender designated by such Lender to make Term Loans.

“Letter of Credit” has the meaning assigned to such term in the ABL Credit Agreement.

“Lien” means, with respect to any asset (1) any mortgage, deed of trust, lien, hypothecation, pledge, charge, security interest or similar encumbrance in or on such asset or (2) the interest of a vendor or a lessor under any conditional sale agreement, Finance Lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event will a Non-Finance Lease or an agreement to sell be deemed to constitute a Lien.

“Limited Condition Transaction” means any transaction permitted hereunder by the Borrower or one or more Restricted Subsidiaries the consummation of which is not conditioned on the availability of, or on obtaining, third party financing.

“LLC Agreement” means that certain Fourth Amended and Restated Limited Liability Company Agreement of Amneal Pharmaceuticals LLC, dated as of November 7, 2023, as such agreement may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance herewith and therewith.

“Loan Documents” means this Agreement, the Amendment No. 1, the Security Documents, the ~~Closing Date~~Second Amended and Restated ABL Intercreditor Agreement, ~~any~~the Amendment No. 1 Effective Date Pari Passu Intercreditor Agreement, any other Pari Passu Intercreditor Agreement, any Junior Lien Intercreditor Agreement and any Note.

“Loan Parties” means the Borrower and the Guarantors.

“Management Group” means the group consisting of the directors, executive officers and other management personnel of the Borrower and the Restricted Subsidiaries on the Closing Date or any Parent Entity, or their respective estates, heirs, family members, spouses, former spouses, executors, administrators, trustees, legatees or distributees.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means a material adverse effect on:

(1)	the business, financial condition or results of operations, in each case, of the Borrower and the Restricted Subsidiaries (taken as a whole);

(2)	the ability of the Borrower and the Guarantors (taken as a whole) to perform their payment obligations under the Loan Documents; or

(3)	the rights and remedies of the Administrative Agent and the Lenders (taken as a whole) under the Loan Documents.

“Material Indebtedness” means Indebtedness (other than the Term Loans and any Indebtedness held exclusively by Subsidiaries) of the Borrower or any Restricted Subsidiary in an aggregate outstanding principal amount exceeding the Threshold Amount.

“Material Intellectual Property” means any Intellectual Property Rights material to the operation of the business of the Borrower and the Restricted Subsidiaries, taken as a whole, before giving effect to (i) the applicable transfer (or series of related transfers) to any Unrestricted Subsidiary or (ii) the applicable designation (or series of related designations) of any Unrestricted Subsidiary.

~~“Material Real Property” means each parcel of real property located in the United States of America or any territory thereof which is owned in fee by the Borrower or any Loan Party as of the Closing Date, or acquired and owned in fee by the Borrower or any Loan Party after the Closing Date, that (i) together with any other parcels constituting a single site or operating property, has a fair market value (as estimated by the Borrower in good faith) of at least $5.0 million (as of the Closing Date, the date of original acquisition by a Loan Party or the date a Person becomes a Loan Party, as the case may be) and (ii) is not identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the Flood Insurance Laws.~~

“Material Restricted Subsidiary” means any Material Subsidiary that is a Restricted Subsidiary.

“Material Subsidiary” means any Subsidiary other than an Immaterial Subsidiary.

“Maturity Date” means, as the context may require:

(1)	with respect to Term Loans existing on the ~~Closing~~Amendment No. 1 Effective Date, ~~May 4~~August 1, ~~2028~~2032;

(2)	with respect to any Incremental Term Loans, the final maturity date specified therefor in the applicable Incremental Facility Amendment;

(3)	with respect to any Refinancing Term Loans, the final maturity date specified therefor in the applicable Refinancing Amendment; and

(4)	with respect to any Extended Term Loans, the final maturity date specified therefor in the applicable Extension Amendment.

“Maximum Rate” has the meaning assigned to such term in Section 10.09.

“Minority Investment” means any Person other than a Subsidiary in which the Borrower or any Restricted Subsidiary owns any Equity Interests.

“MNPI” means any material Nonpublic Information regarding the Borrower, any of its Affiliates and their respective Subsidiaries that has not been disclosed to the Lenders generally (other than Lenders who elect not to receive such information).  For purposes of this definition “material Nonpublic Information” means Nonpublic Information that would reasonably be expected to be material to a decision by any Lender to assign or acquire any Term Loans or to enter into any of the transactions contemplated thereby.

“Moody’s” means Moody’s Investors Service, Inc.

~~“Mortgage” means, with respect to a Material Real Property, a mortgage, debenture, deed of trust, deed to secure debt, or similar security instrument executed by the record owner of such Material Real Property suitable for recording or filing in such jurisdictions that the Administrative Agent may reasonably deem necessary or desirable in order to create a valid and enforceable Lien subject to no other Liens except Permitted Liens and otherwise in form and substance reasonably satisfactory to the Administrative Agent, in favor of the Collateral Agent for the benefit of the Secured Parties, as the same may be amended, amended and restated, modified, supplemented, extended or renewed from time to time.~~

~~“Mortgage Policy” means, with respect to a Material Real Property, a policy or marked up unconditional binder of title insurance in an amount reasonably acceptable to the Administrative Agent with respect to such Material Real Property (not to exceed the fair market value of such Material Real Property, as determined in good faith by the Borrower), paid for by the Borrower, issued by a nationally recognized title insurance company, insuring the Lien of such Mortgage as a valid Lien on the Material Real Property described therein, free of any other Liens except Permitted Liens, together with such customary endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request and which are available at commercially reasonable rates in the jurisdiction where such Material Real Property is located.~~

“MUFG” means MUFG Bank, Ltd.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or any Restricted Subsidiary or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Net Cash Proceeds” means:

(1)	the with respect to any Asset Sale, the excess, if any, of:

(a)	the aggregate cash proceeds (using the fair market value of any Cash Equivalents) received by the Borrower or any Restricted Subsidiary in respect of any Asset Sale (including any cash received in respect of or upon the sale or other disposition of any Designated Non-Cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, and including any proceeds received as a result of unwinding any related Hedge Agreements in connection with such transaction but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), over

(b)	the sum of:

(i)	direct cash costs relating to such Asset Sale and the sale or disposition of such Designated Non-Cash Consideration (including legal, accounting and investment banking fees, brokerage and sales commissions, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees and restoration costs), and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (including taxes imposed on the distribution or repatriation of any such Net Cash Proceeds) (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required to be paid as a result of such transaction (other than Indebtedness under the Loan Documents, Credit Agreement Refinancing Indebtedness, Pari Passu Lien Debt or Junior Lien Debt), any costs associated with unwinding any related Hedge Agreements in connection with such transaction;

(ii)	in the case of any Asset Sale by a non-wholly owned Restricted Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (ii)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a wholly owned Restricted Subsidiary of the Borrower as a result thereof, and

(iii)	any deduction of appropriate amounts to be provided by the Borrower or any of the Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Borrower or any of the Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, it being understood that such reserved amounts will be deemed to be “Net Cash Proceeds” to the extent and at the time of any reversal thereof (to the extent not applied to the satisfaction of any applicable liabilities in cash in a corresponding amount);

~~provided that the definition of “Sale Leaseback Net Proceeds” shall apply for purposes of determining the “Net Cash Proceeds” of any Sale Leaseback Transaction;~~ provided, ~~further,~~ that (i) no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Cash Proceeds unless such amount exceeds the greater of (x) $~~10,000,000~~70,000,000 and (y) an amount equal to the Equivalent Percentage of the amount in the preceding clause (x) multiplied by TTM Consolidated EBITDA of the Borrower on a Pro Forma Basis as of the applicable date of determination (and thereafter only net cash proceeds in excess of such amount(s) shall constitute Net Cash Proceeds) and (ii) no such net cash proceeds shall constitute Net Cash Proceeds in any fiscal year until the aggregate amount of all such net cash proceeds ~~(together with the aggregate amount of any Sale Leaseback Net Proceeds for such fiscal year (as determined without giving effect to the proviso in the last sentence of the definition thereof))~~ in such fiscal year exceeds the greater of (x) $~~20,000,000~~100,000,000 and (y) an amount equal to the Equivalent Percentage of the amount in the immediately preceding clause (x)

multiplied by TTM Consolidated EBITDA of the Borrower on a Pro Forma Basis as of the applicable date of determination (and thereafter only net cash proceeds in excess of such amount(s) shall constitute Net Cash Proceeds); and

(2)	with respect to the sale, incurrence or issuance of any Indebtedness by the Borrower or any Restricted Subsidiary, the excess, if any of:

(a)	the sum of the cash and Cash Equivalents received by the Borrower and its Restricted Subsidiaries in connection with such incurrence or issuance over

(b)	taxes paid or payable as a result thereof, fees (including investment banking fees, attorneys’ fees, accountants’ fees, underwriting fees and discounts), commissions, costs and other out-of-pocket expenses and other customary expenses, incurred by the Borrower and its Restricted Subsidiaries in connection with such sale, incurrence or issuance.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

~~“New Money Initial Term Loan” has the meaning assigned to such term in Section 2.02(1).~~

“New Term Loan Agent” means the “New Term Loan Agent” as defined in the ~~Closing Date~~Second Amended and Restated ABL Intercreditor Agreement.

“New York Courts” has the meaning assigned to such term in Section 10.15.

“Non-Consenting Lender” has the meaning assigned to such term in Section 2.16(3).

“Non-Debt Fund Affiliate” means any Affiliated Lender other than a Debt Fund Affiliate.

“Non-Debt Fund Affiliate Assignment and Acceptance” has the meaning assigned to such term in Section 10.04(10)(b).

“Non-Finance Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee, the obligations in respect of which are not Finance Lease Obligations.

“Non-Loan Party” means any Subsidiary of the Borrower that is not a Loan Party.

“Non-U.S. Subsidiary” means any Subsidiary that not a U.S. Subsidiary.

“Not Otherwise Applied” means, with reference to the amount of any net cash proceeds or fair market value of other assets received from Permitted Equity Issuances or capital contributions that is proposed to be applied to a particular use or transaction, that such amount was not previously applied in determining the permissibility of a transaction under this Agreement (including, for the avoidance of doubt, any use of such amount to increase the Available Amount, any Cure Amounts and any Excluded Contributions) where such permissibility was (or may have been) contingent on the receipt or availability of such amount.

“Note” means a promissory note of the Borrower payable to any Lender or its registered assigns, in substantially the form of Exhibit I hereto or otherwise in form and substance reasonably acceptable to the Administrative Agent and the Borrower, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the Term Loans made by such Lender.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the Federal Funds Effective Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” means all amounts owing to any Agent, any Lender or Qualified Counterparty pursuant to the terms of this Agreement, any other Loan Document, or any Specified Hedge Agreement, including all interest and expenses accrued or accruing (or that would, absent the commencement of an insolvency or liquidation proceeding, accrue) after the commencement by or against any Loan Party or other Restricted Subsidiary of any proceeding under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law naming such Loan Party as the debtor in such proceeding, in accordance with and at the rate specified in this Agreement, whether or not the claim for such interest or expense is allowed or allowable as a claim in such proceeding.

“Organizational Documents” means:

(1)	with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);

(2)	with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); and

(3)	with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Closing Date” means May 4, 2018.

“Original Transactions” means the “Transactions” as defined in the Existing Credit ~~Agreement~~Facility as in effect on the Original Closing Date.

“Other Applicable ECF Indebtedness” has the meaning assigned to such term in clause (A) of Section 2.08(2).

“Other Applicable Indebtedness” has the meaning assigned to such term in Section 2.08(1)(a).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Term Loan or Loan Document).

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.16).

“Paragraph IV Certification Notice” means the notice of certification required by 21 U.S.C. § 355(b)(3) or 21 U.S.C. § 355(j)(2)(B).

“Paragraph IV Proceeding” means an infringement ~~Proceeding~~proceeding filed pursuant to 35 U.S.C. § 271(e)(2) with respect to a product controlled by the Borrower or any of the Subsidiaries.

“Parent Entity” means any direct or indirect parent of the Borrower.

“Pari Passu Intercreditor Agreement” means, as applicable, (i) the ~~Closing Date~~Amendment No. 1 Pari Passu Intercreditor Agreement and/or (ii) a “pari passu” intercreditor agreement substantially in the form attached hereto as Exhibit G (as the same may be modified in a manner satisfactory to the Administrative Agent, the applicable Debt Representative and the Borrower), or another intercreditor arrangement reasonably satisfactory to the Administrative Agent, the applicable Debt Representative and the Borrower. Upon the request of the Borrower, the Administrative Agent and Collateral Agent will execute and deliver a Pari Passu Intercreditor Agreement with one or more Debt Representatives (and acknowledged by the Loan Parties) for Indebtedness permitted hereunder that is permitted to be secured on a pari passu basis with the ~~Initial~~Amendment No. 1 Term Loans.

“Pari Passu Lien Debt” means any Indebtedness that is secured on a pari passu basis with the Liens that secure the ~~Initial~~Amendment No. 1 Term Loans on all or part of the Collateral, and including the ABL Loans, any Indebtedness secured on a pari passu basis with Liens that secure the ABL Loans and the Indebtedness under the ~~Existing Credit Agreement~~2032

Senior Notes Indenture.  For the avoidance of doubt, Indebtedness under the Rondo Existing Facility is not Pari Passu Lien Debt.

“Participant” has the meaning assigned to such term in Section 10.04(4)(a).

“Participant Register” has the meaning assigned to such term in Section 10.04(4)(a).

“Payment” has the meaning assigned to such term in Section 9.13.

“Payment in Full” means the payment in full of the Obligations (other than Obligations in respect of Specified Hedge Agreements and contingent indemnification and reimbursement obligations that are not yet due and payable and for which no claim has been asserted), and the termination of all commitments hereunder and “Paid in Full” has a correlative meaning.

“Payment Notice” has the meaning assigned to such term in Section 9.13.

“Payment Office” means the office of the Administrative Agent located at 10 S. Dearborn St., L2 floor, Chicago, IL 60603 or such other office as the Administrative Agent may designate to the Borrower and the Lenders from time to time.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA, or any successor thereto.

“Perfection Certificate” means the Perfection Certificate with respect to the Loan Parties in a form substantially similar to that delivered on the ~~Closing~~Amendment No. 1 Effective Date.

“Permit” means any license, franchise, approval, authorization or clearances issued by a Governmental Authority and required for the conduct of its business of the Borrower or its Restricted Subsidiaries as currently conducted.

“Permitted Acquisition” means any acquisition of all or substantially all the assets of, or a majority of the Equity Interests in, or merger, consolidation or amalgamation with, a Person or any acquisition of assets constituting a business unit, line of business, division or facility of another Person or any Exclusive License (or any subsequent investment made in a Person, division or line of business previously acquired in a Permitted Acquisition), in each case if (1) no Event of Default is continuing (or in the case of a Limited Condition Transaction, no Specified Event of Default is continuing) immediately prior to making such Investment or would result therefrom; and (2) immediately after giving effect thereto, the Borrower is in compliance with Sections 5.10 and 6.09~~; provided that the aggregate amount of Investments constituting Permitted Acquisitions outstanding at any time under this definition made by Loan Parties in Persons that are not (and, within the time periods set forth in Section 5.10, do not become) Loan Parties and assets that are not (and, within the time periods set forth in Section 5.10, do not become) owned by Loan Parties, in each case made with the proceeds of consideration provided by a Loan Party shall, to the extent of such consideration, not exceed greater of (i) $244.0 million and (ii) an amount equal to the Equivalent Percentage of the amount in the preceding clause (i) multiplied by TTM Consolidated~~

~~EBITDA of the Borrower on a Pro Forma Basis as of the applicable date of determination; it being understood and agreed that (x) the foregoing cap shall not apply to any Permitted Acquisition to the extent not less than 80% (the “Specified Loan Party Acquisition Threshold”) of the Consolidated EBITDA of the Person(s) (and/or the Consolidated EBITDA generated by the assets) acquired in such Permitted Acquisition (for this purpose and for the component definitions used therein, determined on a consolidated basis for such Persons and their respective Restricted Subsidiaries) (or, if less than the Specified Loan Party Acquisition Threshold, the percentage of TTM Consolidated EBITDA attributable to the Borrower and the other Loan Parties immediately prior to giving effect to such Permitted Acquisition) on either (at the Borrower’s election) the date of consummation of such Permitted Acquisition or the date the definitive agreement for such Permitted Acquisition or any amendment in respect any such definitive agreement is entered into is generated by Persons that will become Loan Parties or assets that will become owned by Loan Parties and (y) in the event the amount available under the foregoing cap is reduced as a result of any Permitted Acquisition or other Investment made by Loan Parties in Persons that are not (or do not become) Loan Parties or assets that are not (or do not become) owned by Loan Parties and such Restricted Subsidiary subsequently becomes a Loan Party (or such assets are subsequently transferred to a Loan Party), the amount available under such limit shall be proportionately increased as a result thereof (up to the original amount of utilization of such cap).~~.

“Permitted Additional Indebtedness” means Indebtedness of the Borrower or any Restricted Subsidiary in the form of term loans or notes; provided that:

(1)	any Permitted Additional Indebtedness, (a) that is secured on a pari passu basis with the ~~Initial~~Amendment No. 1 Term Loans shall not mature prior to the Latest Maturity Date of the ~~Initial~~Amendment No. 1 Term Loans at the time of incurrence thereof, or have a shorter Weighted Average Life to Maturity than the ~~Initial~~Amendment No. 1 Term Loans at the time of incurrence thereof (without giving effect to any amortization or prepayments of the ~~Initial~~Amendment No. 1 Term Loans) or (b) that is unsecured (or not secured by Collateral) or secured on a junior lien basis to the ~~Initial~~Amendment No. 1 Term Loans shall not mature, or have scheduled amortization, prior to the ~~date that is 91 days after the~~ Latest Maturity Date of the ~~Initial~~Amendment No. 1 Term Loans at the time of incurrence thereof; provided that this clause (1) shall not apply to ~~the incurrence of any such Indebtedness constituting a bridge facility to the incurrence of any other Indebtedness, so long as the Indebtedness into which such bridge facility is to be converted or exchanged satisfies the requirements of this clause (1) and such conversion or exchange is subject only to conditions customary for similar conversions or exchanges;~~(i) any Customary Bridge Facility or (ii) Indebtedness that otherwise satisfies the criteria set forth in this definition, up to the Inside Maturity Basket;

(2)	if such Permitted Additional Indebtedness is incurred by a Loan Party, it is not guaranteed by any Person other than a Loan Party ~~and is not owed to any Subsidiary if it is secured on a pari passu basis with the Initial Term Loans~~;

(3)	if such Permitted Additional Indebtedness incurred by a Loan Party is secured, it shall be secured by the Collateral on a pari passu or junior lien basis to the ~~Initial~~Amendment No. 1 Term Loans and:

(i)	such Indebtedness is not secured by any assets or property that does not constitute Collateral (subject to customary exceptions for cash collateral in favor of an agent, letter of credit issuer or similar “fronting” lender); and

(ii)	the security agreements relating to such assets or property are substantially similar to or the same as the applicable Security Documents (as determined in good faith by a Responsible Officer of the Borrower); and

(4)	if such Permitted Additional Indebtedness is secured on a pari passu basis with or junior lien basis to the ~~Initial~~Amendment No. 1 Term Loans, the holders of such Permitted Additional Indebtedness or a Debt Representative acting on behalf of the holders of such Permitted Additional Indebtedness has become party to or is otherwise subject to the provisions of an Intercreditor Agreement (as such Intercreditor Agreement may be amended in a manner reasonably acceptable to the Administrative Agent, such Debt Representative and the Borrower), which results in such holders or Debt Representative having rights to share in the Collateral on a pari passu or junior lien basis, as applicable~~;~~.

(5)	~~if~~All other terms of any Permitted Additional Indebtedness will be on terms and pursuant to documentation to be determined by the Borrower and the providers of such Permitted Additional Indebtedness ~~incurred by a Loan Party is in the form of term loans and is secured on a pari passu basis with the Initial Term Loans, then the provisions of Section 2.18(8) shall apply as if such Permitted Additional Indebtedness were Incremental Term Loans; and~~.

~~(6) the terms and conditions of such Indebtedness (a) are substantially identical to, or, taken as a whole, no more favorable to the lenders or holders providing such Indebtedness than, those applicable to the Initial Term Loans (except for covenants applicable only to periods after the Latest Maturity Date of the Initial Term Loans at the time of incurrence) or (b) solely to the extent that any terms and conditions applicable to any such Indebtedness are not substantially the same as, or are materially more restrictive on the Borrower and the Restricted Subsidiaries than, those then applicable to the Initial Term Loans, shall otherwise reflect customary market terms and conditions, including with respect to high yield debt securities to the extent applicable, at the time of such incurrence of such Indebtedness (provided that a certificate of a Responsible Officer delivered to the Administrative Agent in good faith at least four (4) Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material covenants and events of default of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement of this clause (6) shall be conclusive evidence that such Indebtedness satisfies this clause (6) unless the Administrative Agent notifies the Borrower within such four (4) Business Day (or shorter) period that it disagrees with such determination (including a description of the basis upon which it disagrees)); provided that this clause (6) will not apply to (v) terms addressed in the preceding clauses (1) through (5), (w) interest rate, rate floors, fees, funding discounts and other pricing terms, (x) redemption, prepayment or other premiums, or (y) optional prepayment or redemption terms; provided further that the Borrower will promptly deliver to the Administrative~~

~~Agent final copies of the definitive credit documentation relating to such Indebtedness (unless the Borrower is bound by a confidentiality obligation with respect thereto, in which case the Borrower will deliver a reasonably detailed description of the material terms and conditions of such Indebtedness in lieu thereof).~~

“Permitted Amendment” means any Incremental Facility Amendment, Refinancing Amendment or Extension Amendment.

“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) on the Borrower’s common Capital Stock or the common Capital Stock of any direct or indirect parent of the Borrower (or other securities or property following a merger event or other change of the common Capital Stock of Borrower or such parent) purchased by the Borrower or any direct or indirect parent thereof in connection with the issuance of any Convertible Indebtedness; provided, that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by the Borrower from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by the Borrower from the sale of such Convertible Indebtedness issued in connection with the Permitted Bond Hedge Transaction. For the avoidance of doubt, those certain bond hedge transactions entered into on June 25, 2015 and June 26, 2015 with Royal Bank of Canada, as amended or modified, constitute Permitted Bond Hedge Transactions.

“Permitted Convertible Indebtedness Call Transaction” means any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction.

“Permitted Debt” has the meaning assigned thereto in Section 6.01.

“Permitted Equity Issuances” means any sale or issuance of any Qualified Equity Interests of the Borrower or any direct or indirect parent of the Borrower

“Permitted Family Entity” means any Person in which any combination of B.U. Patel, Tushar Patel, Chirag Patel, Chintu Patel, their respective spouses, any immediate or extended family member of any of the foregoing, the respective estates, heirs, family members, and/or the spouses, former spouses, executors, administrators, trustees, legatees or distributes of any of the foregoing (1) are the direct or indirect owners, beneficiaries (whether income, fixed or contingent), officers, directors, trustees or managers and, in each case, are entitled to all of the economic rights and interests in such Person, or (2) Control such Person.

“Permitted Holders” means each of:

(1)	the Investors;

(2)	any member of the Management Group (or any controlled Affiliate thereof);

(3)	any group (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of which Persons described in the foregoing clauses (1) or (2) are members; provided that, without giving effect to the existence of such group or any other group, the Persons described in clauses (1) and (2), collectively, Beneficially Own Equity Interests representing 50% or more of the aggregate ordinary voting power represented by the issued and outstanding

Equity Interests of Amneal Inc. (determined on a fully diluted basis but without giving effect to contingent voting rights that have not yet vested) then held by such group; and

(4)	any Permitted Parent.

“Permitted ~~Investment~~Investments” has the meaning assigned to such term in Section 6.04.

“Permitted Investor” means:

(1)	each Investor;

(2)	each of their respective Affiliates and investment managers;

(3)	any fund or account managed by any of the Persons described in clause (1) or (2) of this definition;

(4)	any employee benefit plan of the Borrower or any of its Subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan; and

(5)	investment vehicles of members of management of the Borrower that invest in, acquire or trade commercial loans but excluding natural persons.

“Permitted Junior Secured Refinancing Debt” means any Credit Agreement Refinancing Indebtedness that is secured by the Collateral on a junior basis to the ~~Initial~~Amendment No. 1 Term Loans.

“Permitted Liens” has the meaning assigned to such term in Section 6.02.

“Permitted Parent” means any Parent Entity for so long as it is Controlled by one or more Persons that are Permitted Holders pursuant to clause (1), (2) or (3) of the definition thereof.

“Permitted Pari Passu Secured Refinancing Debt” means any Credit Agreement Refinancing Indebtedness that is secured by the Collateral on a pari passu basis with the ~~Initial~~Amendment No. 1 Term Loans.

“Permitted Refinancing Indebtedness” means any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, “Refinance”) the Indebtedness being Refinanced (the “Refinanced Debt”); provided that:

(1)	~~(a) Restricted Subsidiaries that are not Guarantors may not incur any Permitted Refinancing Indebtedness in respect of the Existing Term Loans and (b) Permitted Refinancing Indebtedness that is secured on a pari passu basis with the Initial Term Loans shall not be owed to any Subsidiary unless the Refinanced Debt was owed to a Subsidiary;~~[reserved];

(2)	the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Refinanced Debt (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses) and any existing commitments unutilized thereunder being terminated in connection with such Refinancing;

(3)	other than with respect to a Refinancing of Indebtedness initially incurred pursuant to Section 6.01(3) or Section 6.01(4), the final maturity date of such Permitted Refinancing Indebtedness is equal to or later than the final maturity date of the Refinanced Debt and the Weighted Average Life to Maturity of the Permitted Refinancing Indebtedness is greater than or equal to the Weighted Average Life to Maturity of the Refinanced Debt;

(4)	if the Refinanced Debt constitutes Junior Financing:

(a)	such Permitted Refinancing Indebtedness is (i) unsecured or (ii) Junior Lien Debt that is permitted hereunder at the time of incurrence;

(b)	to the extent such Refinanced Debt is subordinated in right of payment to any Obligations under this Agreement, such Permitted Refinancing Indebtedness is subordinated in right of payment to such Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Refinanced Debt; and

(c)	such Permitted Refinancing Indebtedness has no additional obligors relative to the Refinanced Debt (unless any such additional obligors are also Loan Parties);

(5)	(i) to the extent such Refinanced Debt is secured by Liens, such Permitted Refinancing Indebtedness is either unsecured or is not secured by any Liens that do not secure such Refinanced Debt ~~(provided that to the extent such Refinanced Debt is secured by some but not all of the Collateral, such Permitted Refinancing Indebtedness may be secured by Liens on any or all of the Collateral on a pari passu or junior basis with the Initial Term Loans)~~, (ii) to the extent such Refinanced Debt is secured by Liens that are subordinated to the Liens securing the Obligations, such Permitted Refinancing Indebtedness is secured by Liens that are subordinated to the Liens securing the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Refinanced Debt and (iii) to the extent such Refinanced Debt is unsecured, such Permitted Refinancing Indebtedness is unsecured;

(6)	the terms and conditions of such Permitted Refinancing Indebtedness (a) are substantially identical to, or, taken as a whole, not more favorable to the lenders or holders providing such Permitted Refinancing Indebtedness than, those applicable to such Refinanced Debt (except for covenants applicable only to periods after the Latest Maturity Date of the ~~Initial~~Amendment No. 1 Term Loans at the time of incurrence) or (b) solely to the extent that any terms and conditions applicable to any such Permitted Refinancing Indebtedness are not substantially the same as, or are ~~materially more restrictive on the Borrower and the Restricted Subsidiaries~~taken as a whole, more favorable to the lenders or holders providing such Permitted Refinancing Indebtedness than, those then applicable to the Refinanced Debt, shall otherwise reflect customary market terms and conditions at the time of such incurrence, including with respect to high yield debt securities to the extent applicable (provided that a certificate of a Responsible Officer delivered to the Administrative Agent in good faith at least four (4) Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to the incurrence of such Permitted Refinancing Indebtedness, together with a reasonably detailed description of the material covenants and events of default of such Permitted Refinancing Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement of this clause (6) shall be conclusive evidence that such Permitted Refinancing Indebtedness satisfies this clause (6) unless the Administrative Agent notifies the Borrower in writing within such four (4) Business Day (or shorter) period that it disagrees with such determination (including a description of the basis upon which it disagrees)); provided, further that this clause (6) will not apply to (w) terms addressed in the other clauses of this “Permitted Refinancing Indebtedness” definition, (x) interest rate, rate floors, fees, funding discounts and other pricing terms, (y) payment, redemption, prepayment or other premiums or (z) optional prepayment or redemption terms; and

(7)	to the extent such Refinanced Debt is Permitted Pari Passu Secured Refinancing Debt or Permitted Junior Secured Refinancing Debt, in each case, such Permitted Refinancing Indebtedness is secured only by assets that constitute Collateral ~~(provided that to the extent such Refinanced Debt is secured by some but not all of the Collateral, such Permitted Refinancing Indebtedness may be secured by Liens on any or all of the Collateral on a pari passu or junior basis with the Initial Term Loans)~~ and pursuant to one or more security agreements permitted by and subject to any applicable Intercreditor Agreements (as such Intercreditor Agreements may be amended in a manner reasonably acceptable to the Administrative Agent, the applicable Debt Representatives and the Borrower); and

(8)	to the extent such Refinanced Debt is (a) Incremental Equivalent Term Debt, such Permitted Refinancing Indebtedness shall be subject to the terms of clauses (3) – (5) and clause (7) of the definition of “Incremental Equivalent Term Debt” as if such Permitted Refinancing Indebtedness were also Incremental Equivalent Term Debt, (b) Ratio Debt, such Permitted Refinancing Indebtedness shall be required to satisfy the requirements of clauses (2) – (~~5~~4) of the definition of “Permitted Additional Indebtedness” as if such Permitted Refinancing Indebtedness were also Permitted Additional Indebtedness or (c) ~~the Existing~~ Term Loans, such ~~initial~~ Permitted Refinancing Indebtedness shall be subject to ~~the terms of~~ clause (~~5~~4) of the definition of “~~Permitted Additional Indebtedness” as if such Permitted~~Credit Agreement Refinancing Indebtedness ~~were also Permitted Additional Indebtedness~~”.

For the avoidance of doubt, Indebtedness constituting Permitted Refinancing Indebtedness will not cease to constitute Permitted Refinancing Indebtedness solely as a result of the subsequent extension of the Latest Maturity Date after the date of original incurrence thereof.

“Permitted Reorganization” means any transaction or undertaking, including Investments, in connection with reorganizations and or restructurings (including in connection with tax planning and corporate reorganizations), so long as, after giving effect thereto, (a) the Loan Parties shall comply with Section 5.10 and (b) the security interest of the Secured Parties in the Collateral, taken as a whole, is not materially impaired (including by a material portion of the assets that constitute Collateral immediately prior to such Permitted Reorganization no longer constituting Collateral) as a result of such Permitted Reorganization.

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) on the Borrower’s common Capital Stock or the common Capital Stock of any direct or indirect parent of the Borrower (or other securities or property following a merger event or other change of the common Capital Stock of Borrower or such parent) and/or cash (in an amount determined by reference to the price of such common Capital Stock) sold by the Borrower or any direct or indirect parent thereof substantially concurrently with any purchase by the Borrower of a related Permitted Bond Hedge Transaction. For the avoidance of doubt, those certain warrant transactions entered into on June 25, 2015 and June 26, 2015 with Royal Bank of Canada, as amended or modified, constitute Permitted Warrant Transactions.

“Person” means any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company, government, individual or family trust, Governmental Authority or other entity of whatever nature.

“Plan” means any “employee pension benefit plan” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) that is (1) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA; and (2) either (a) sponsored or maintained (at the time of determination or at any time within the five years prior thereto) by the Borrower or any of its Subsidiaries or any ERISA Affiliate or (b) in respect of which the Borrower or any of its Subsidiaries or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations” means the Department of Labor regulations set forth in 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA.

“Platform” has the meaning assigned to such term in Section 10.17(1).

“Pledged Collateral” means “Pledged Collateral” as defined in the Collateral Agreement.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Pro Forma Basis”, “Pro Forma” and “Pro Forma Effect” mean, with respect to compliance with any test or covenant or calculation hereunder, the determination or calculation of such test, covenant or ratio (including in connection with Specified Transactions) in accordance with Section 1.08.

“Products in Development” means drug products that, as of the Original Closing Date ~~or~~, the Closing Date and/or the Amendment No. 1 Effective Date, (a) are in development or (b) the Borrower or any of the Subsidiaries does not yet sell, offer for sale, import, promote, market, distribute or otherwise commercialize.

“Projections” means all projections (including financial estimates, financial models, forecasts, other financial projections and other forward-looking information) furnished to the Lenders or the Administrative Agent by or on behalf of the Borrower or any of its Subsidiaries on or prior to the Closing Date.

~~“Protected Transaction” means:~~

~~(1) a prepayment of Initial Term Loans pursuant to Section 2.07 or 2.08(4), or~~

~~(2) an amendment to this Agreement that results in an effective reduction in All-In Yield applicable to the Initial Term Loans.~~

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Company Costs” means costs relating to compliance with the Sarbanes-Oxley Act of 2002, as amended (or similar Laws in any other applicable jurisdiction), and other expenses arising out of or incidental to the Borrower’s (or any Parent Entity’s) status as a public reporting company, including costs, fees and expenses (including legal, accounting and other professional fees) relating to compliance with provisions of the Securities Act and the Exchange Act (or similar Laws in any other applicable jurisdiction), the rules of national securities exchange companies with listed equity securities, directors’ compensation, fees and expense reimbursement, shareholder meetings and reports to shareholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, and listing fees relating to the foregoing.

“Public Lender” has the meaning assigned to such term in Section 10.17(2).

“Purchasing Borrower Party” means the Borrower or any Subsidiary of the Borrower that becomes an Assignee or Participant pursuant to Section 10.04(14).

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 10.24.

“Qualified Counterparty” means any counterparty to any Specified Hedge Agreement that, at the time such Specified Hedge Agreement was entered into on, before or after the Closing Date was an Agent, an Arranger, a Lender or an Affiliate of the foregoing, whether or not such Person subsequently ceases to be an Agent, an Arranger, a Lender or an Affiliate of the foregoing.

“Qualified Equity Interests” means any Equity Interests other than Disqualified Stock.

“Qualified Receivables Factoring” means any Factoring Transaction that meets the following conditions:

(1)	such Factoring Transaction is non-recourse to, and does not obligate, the Borrower or any Restricted Subsidiary, or their respective properties or assets (other than Securitization Assets) in any way other than pursuant to Standard Securitization Undertakings;

(2)	the Board of Directors of the Borrower has determined in good faith that such Qualified Receivables Factoring (including financing terms, covenants, termination events and other provisions) is, in the aggregate, economically fair and reasonable to the Borrower and the Restricted Subsidiaries;

(3)	all sales, conveyances, assignments and/or contributions of Securitization Assets by the Borrower or any Restricted Subsidiary are made at fair market value (as determined in good faith by the Borrower), and

(4)	such Factoring Transaction (including financing terms, covenants, termination events (if any) and other provisions thereof) are market terms at the time such Factoring Transaction is first entered into (as determined in good faith by the Borrower) and may include Standard Securitization Undertakings.

The grant of a security interest (other than a precautionary grant) in any Securitization Assets of the Borrower or any of its Restricted Subsidiaries to secure any Indebtedness shall not be deemed a Qualified Receivables Factoring.

“Qualified Receivables Financing” means any Receivables Financing that meets the following conditions:

(1)	the Board of Directors of the Borrower has determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is, in the aggregate, economically fair and reasonable to the Borrower and the Restricted Subsidiaries;

(2)	all sales, conveyances, assignments or contributions of Securitization Assets by the Borrower or any Restricted Subsidiary to the Receivables Subsidiary are made at fair market value; and

(3)	the financing terms, covenants, termination events and other provisions thereof are market terms at the time such Receivables Financing is first entered into (as determined in good faith by a Responsible Officer of the Borrower) and may include Standard Securitization Undertakings.

The grant of a security interest (other than a precautionary grant) in any Securitization Assets of the Borrower or any Restricted Subsidiary (other than a Receivables Subsidiary) to secure any Indebtedness will not be deemed a Qualified Receivables Financing.

“Qualified Receivables Transaction” means a Qualified Receivables Factoring or a Qualified Receivables Financing.

“Quarterly Financial Statements” has the meaning assigned to such term in Section 5.04(2).

“Ratio Amount” means an aggregate principal amount that, after giving Pro Forma effect to the incurrence thereof, in accordance with Section 1.08, would not result in:

(1)	with respect to Ratio Debt to be secured on a pari passu basis with the ~~Initial~~Amendment No. 1 Term Loans, the First Lien Net Leverage Ratio for the applicable Test Period being greater than the greater of (a) 4.20 to 1.00 and (b) the First Lien Net Leverage Ratio immediately prior to such incurrence;

(2)	with respect to any Ratio Debt to be secured on a junior basis to the ~~Initial~~Amendment No. 1 Term Loans, (i) the ~~Total~~Secured Net Leverage Ratio for the applicable Test Period being greater than the greater of (a) 5.00 to 1.00~~; and~~ and (b) the Secured Net Leverage Ratio immediately prior to such incurrence or (ii) the Interest Coverage Ratio being less than the lesser of (a) 2.00 to 1.00 and (b) the Interest Coverage Ratio immediately prior to such incurrence (it being understood that if the Borrower satisfies either clause (i) or clause (ii) of this Section (2), such Indebtedness shall be permitted); and

(3)	with respect to any Ratio Debt that is unsecured (or not secured by Collateral), (i) the Total Net Leverage Ratio for the applicable Test Period being greater than the greater of (a) 5.00 to 1.00~~.~~ and (b) the Total Net Leverage Ratio immediately prior to such incurrence or (ii) the Interest Coverage Ratio being less than the lesser of (a) 2.00 to 1.00 and (b) the Interest Coverage Ratio immediately prior to such incurrence (it being understood that if the Borrower satisfies either clause (i) or clause (ii) of this Section (3), such Indebtedness shall be permitted).

“Ratio Debt” has the meaning assigned to such term in Section 6.01.

“RBC” means Royal Bank of Canada.

“Real Property” means, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by any Loan Party, together with, in each case, all easements, hereditaments and appurtenances relating thereto, and all improvements and appurtenant fixtures incidental to the ownership or lease thereof.

ARTICLE I~~“Real Property Deliverables” means, with respect to a Material Real Property and its corresponding Mortgage, as applicable, (i) the Flood Documentation, which, if applicable, shall be duly executed by the Borrower, (ii) a Mortgage Policy, (iii) a~~

~~survey or “express map” (or other aerial map) of such Material Real Property (including all improvements, easements and other customary matters thereon reasonably required by the Administrative Agent), as applicable, for which all necessary fees (where applicable) have been paid with respect to such Material Real Property located in the United States of America, provided that no new survey shall be required of any Material Real Property if there is an existing survey available for such Material Real Property that (together with a no-change affidavit if required) is acceptable to the issuer of the Mortgage Policy to issue the Mortgage Policy (x) with no standard survey exceptions and (y) with customary survey-related endorsements thereto, and (iv) a customary opinion of local counsel in the jurisdiction in which such Material Real Property is located regarding the enforceability of such Mortgage.~~

“Receivables Financing” means any transaction or series of transactions that may be entered into by the Borrower or any Restricted Subsidiary pursuant to which the Borrower or any Restricted Subsidiaries may sell, assign, contribute, convey or otherwise transfer Securitization Assets to (1) a Receivables Subsidiary (in the case of a transfer by the Borrower or any Restricted Subsidiary that is not a Receivables Subsidiary) or (2) any other Person (in the case of a transfer by a Receivables Subsidiary) and, in either case, may grant a security interest in, any Securitization Assets of the Borrower or any of its Subsidiaries.

“Receivables Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Qualified Receivables Transaction to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a Securitization Asset or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means a Wholly Owned Subsidiary of the Borrower (or another Person formed solely for the purposes of engaging in a Qualified Receivables Financing with the Borrower or any Restricted Subsidiary and to which the Borrower or any Restricted Subsidiary transfers Securitization Assets) which engages in no activities other than in connection with the financing of Securitization Assets of the Borrower or its Subsidiaries, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Borrower (as provided below) as a Receivables Subsidiary and:

(1)	no portion of the Indebtedness or any other obligations (contingent or otherwise):

(a)	is guaranteed by the Borrower or any Restricted Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

(b)	is recourse to or obligates the Borrower or any Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings; or

(c)	subjects any property or asset of the Borrower or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(2)	with which neither the Borrower nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding other than on terms which the Borrower reasonably believes to be no less favorable to the Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower, other than with respect to Standard Securitization Undertakings; and

(3)	to which neither the Borrower nor any other Restricted Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Borrower will be evidenced to the Administrative Agent by filing with the Administrative Agent a certified copy of the resolution of the Board of Directors of the Borrower giving effect to such designation and a certificate of a Responsible Officer of the Borrower certifying that such designation complied with the foregoing conditions.

“Recipient” means the Administrative Agent and any Lender, as applicable.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is Adjusted Term SOFR, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (2) if the RFR for such Benchmark is Adjusted Daily Simple SOFR, then four Business Days prior to such setting or (3) if such Benchmark is not Adjusted Term SOFR or Adjusted Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.

“Refinance” has the meaning assigned to such term in the definition of “Permitted Refinancing Indebtedness,” and the terms “Refinanced” and “Refinancing” will have correlative meanings.

“Refinanced Debt” has the meaning assigned to such term in the definition of “Permitted Refinancing Indebtedness.”

“Refinancing Amendment” means an amendment, in accordance with the terms of Section 2.19, to this Agreement and, as necessary, each other Loan Document (which may, at the option of the Administrative Agent and the Borrower, be in the form of an amendment and restatement of this Agreement or such other Loan Document, as applicable) executed by each of (1) the Borrower; (2) the Administrative Agent; and (3) with respect to an amendment (or an amendment and restatement) of this Agreement, each Lender that agrees to provide any portion of the Refinancing Term Loans in accordance with Section 2.19.

“Refinancing Term Loan Installment Date” has the meaning assigned to such term in Section 2.06(2).

“Refinancing Term Loans” means one or more Classes of Term Loans that result from a Refinancing Amendment.

“Register” has the meaning assigned to such term in Section 10.04(2)(d).

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act, substantially identical notes (having the same Guarantees and collateral provisions) issued by the same issuer in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Reinvestment Deferred Amount” has the meaning assigned to such term in Section 2.08(8).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating in, into, upon, onto or through the Environment.

“Relevant Governmental Body” means, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing, Adjusted Term SOFR or (ii) with respect to any RFR Borrowing, Adjusted Daily Simple SOFR, as applicable

“Replaced Loans” has the meaning assigned to such term in Section 10.08(7).

“Replacement Loans” has the meaning assigned to such term in Section 10.08(7).

“Reportable Event” means any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30 day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

“Repricing Transaction” means:

(1)	the incurrence by the Borrower or any of the other Restricted Subsidiary of any term loan Indebtedness (a) having an All-In Yield that is less than the All-In Yield for the Amendment No. 1 Term Loans of the respective Type, and (b) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, the outstanding principal of the Amendment No. 1 Term Loans, or

(2)	any effective reduction in All-In Yield applicable to the Amendment No. 1 Term Loans (e.g. by way of amendment);

provided that a Repricing Transaction will not include any event described in the preceding clause (1) or (2) above that (a) is not consummated for the primary purpose of lowering the All-In Yield applicable to the Amendment No. 1 Term Loans or (b) is consummated in connection with a Change in Control or Enterprise Transformative Event.

“Required Financial Statements” has the meaning assigned to such term in Section 5.04(2).

“Required Lender Consent Items” has the meaning assigned to such term in Section 10.04(12)(c).

“Required Lenders” means, at any time, Lenders having Term Loans outstanding and unused Commitments that, taken together, represent more than 50.0% of the sum of all Term Loans outstanding and Commitments at such time. The Term Loans and Commitments of any Defaulting Lenders will be disregarded in determining the Required Lenders; provided that, subject to the Borrower’s right to replace any Defaulting Lenders as set forth herein:

(1)	the Commitment of any Defaulting Lender may not be increased or extended, or the maturity of any of its Term Loans may not be extended, the rate of interest on any of its Term Loans may not be reduced and the principal amount of any of its Term Loans may not be forgiven, in each case without the consent of such Defaulting Lender (it being understood that waivers or other modifications of any conditions precedent, covenants, mandatory prepayments, mandatory Commitment reductions, Defaults or Events of Default shall not constitute an increase or extension of any Commitment, a reduction of the rate of interest on any Term Loan or a forgiveness of the principal amount of any Term Loan); and

(2)	any amendment, waiver or consent requiring the consent of all the Lenders or each affected Lender pursuant to clauses (i) through (vi) of Section 10.08(2) that by its terms affects any Defaulting Lender more adversely than the other affected Lenders shall require the consent of such Defaulting Lender.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Required Percentage” means~~,~~  with respect to any Excess Cash Flow Period, the percentage set forth in the table below based on First Lien Net Leverage Ratio determined as of the last day of such Excess Cash Flow Period:

First Lien Net Leverage Ratio	Required Percentage
~~Greater than 4.55 to 1.00~~	~~75.0%~~
~~Less than or equal to 4.55 to 1.00 but greater than 4.30 to~~Greater than 3.60 to 1.00	50.0%
Less than or equal to ~~4.30~~3.60 to 1.00 but greater than ~~4.05~~3.20 to 1.00	25.0%
Less than or equal to ~~4.05~~3.20 to 1.00	0.0%

“Responsible Officer” means, with respect to any Loan Party, the chief executive officer, president, vice president, secretary, assistant secretary or any Financial Officer of such Loan Party or other similar officer or Person performing similar functions of a Loan Party and, as to any document delivered on the Closing Date, any secretary or assistant secretary of a Loan Party, designated in writing by or on behalf of the Borrower to the Administrative Agent from time to time.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party will be conclusively presumed to have been authorized by all necessary corporate, partnership or other action on the part of such Loan Party and such Responsible Officer will be conclusively presumed to have acted on behalf of such Loan Party.  Unless otherwise specified, all references herein to a “Responsible Officer” shall refer to a Responsible Officer of the Borrower.

“Restricted Payment” means any (1) dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the Borrower or any of its Restricted Subsidiaries (other than dividends or other distributions on Equity Interests payable solely by the issuance of additional Equity Interests (other than Disqualified Stock) of the Person paying such dividends or distributions) and (2) payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of (a) the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any Equity Interest of the Borrower or any of the Restricted Subsidiaries or (b) any return of capital to the Borrower’s equityholders, partners or members (or the equivalent Persons thereof); provided that (i) cancellation of Indebtedness owing to the Borrower or any Restricted Subsidiary from any future, current or former officers, directors, managers, employees, consultants and independent contractors of the Borrower, any Restricted Subsidiary or any direct or indirect parent thereof, or their respective estates, heirs, family members, spouses, former spouses, successors, executors, administrators, trustees, legatees or distributees in connection with a repurchase of Equity Interests of the Borrower or such parent entity and (ii) any payment(s) of principal (not in excess of the stated principal amount thereof), interest, fees, reimbursement obligations, charges, costs, expenses, indemnities and other amounts in respect of Convertible Indebtedness, in each case will not constitute a Restricted Payment; provided further that notwithstanding anything herein to the contrary, any payment in cash included in the settlement amount due upon conversion in excess of the stated principal amount of any Convertible Indebtedness shall constitute a Restricted Payment for all purposes hereunder.

“Restricted Subsidiary” means any Subsidiary of a Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated in this Agreement, all references to Restricted Subsidiaries will mean Restricted Subsidiaries of the Borrower.

“Retained Excess Cash Flow Amount” means, at any date of determination, an amount, determined on a cumulative basis, that is equal to the aggregate cumulative sum of the Excess Cash Flow that is not required to be applied as a mandatory prepayment under Section 2.08(2) for all Excess Cash Flow Periods ending after the Closing Date and prior to ~~such date~~the Amendment No. 1 Effective Date.

“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Loan” means a Loan that bears interest at a rate based on the Daily Simple SOFR.

“Rondo Acquisition” means Rondo Acquisition, LLC.

“Rondo Existing Facility” means the credit facilities provided for pursuant to the Rondo Existing Facility Documents (as amended, amended and restated, replaced, refinanced, renewed, extended, substituted or otherwise modified from time to time).

“Rondo Existing Facility Documents” means that certain Amended and Restated Revolving Credit and Term Loan Agreement dated as of January 31, 2020 and amended and restated as of  April 9, 2025 by and among Rondo Intermediate Holdings, LLC, as borrower, Rondo Holdings LLC, as holdings, the lenders from time to time party thereto and Truist Bank as administrative agent (as amended ~~by that certain Amendment No. 1 dated as of April 30, 2023 and as otherwise amended~~, amended and restated, replaced, refinanced, renewed, extended, substituted or otherwise modified from time to time).

~~“Rondo Notes” means, collectively, that certain (i) Unsecured Long Term Promissory Note, dated January 31, 2020, made by Rondo Partners, LLC to AvKARE Holdings, LLC, in the initial principal amount of $1,321,116.27, (ii) Unsecured Long Term Promissory Note, dated January 31, 2020, made by Rondo Partners, LLC to  Darren Thomas Shirley Business Trust, in the initial principal amount of $7,800,000, (iii) Unsecured Long Term Promissory Note, dated January 31, 2020, made by Rondo Partners, LLC to the Steve Shirley B. Trust in the initial principal amount of $32,679,445.13, (iv) Unsecured Long Term Promissory Note, dated January 31, 2020, made by Rondo Top Holdings, LLC to AvKARE Holdings, LLC, in the initial principal amount of $899,438.60, and (v) the Unsecured Long Term Promissory Note, dated January 31, 2020, made by Rondo Top Holdings to the Jerry Shirley B Trust, in the initial principal amount of $1,500,000, in each case, as may be amended, restated, supplemented or otherwise modified from time to time.~~

“S&P” means Standard & Poor’s Ratings Services or any successor entity thereto.

~~“Sale Leaseback Net Proceeds” means with respect to the sale component of any Sale Leaseback Transaction, the excess, if any, of (1) the sum of cash and Cash Equivalents received as purchase consideration in connection with such Sale Leaseback Transaction sale~~

~~component pursuant to the applicable purchase and sale agreement over (2) the sum of (a) the out-of-pocket fees and expenses (including attorneys’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred or required to be paid by the Borrower or any Restricted Subsidiary in connection with such Sale Leaseback Transaction, (b) taxes (including transfer taxes) paid or reasonably estimated to be payable in connection therewith (including taxes imposed on the repatriation of any such Sale Leaseback Net Proceeds), and (c) any reserve for adjustment in respect of (i) the sale price of such asset or assets established in accordance with GAAP and (ii) any liabilities associated with such asset or assets and retained by the Borrower or any Restricted Subsidiary after such Sale Leaseback Transaction or any obligations payable by the Borrower or any Restricted Subsidiary in connection with such Sale Leaseback Transaction, including liabilities or obligations arising under Environmental Law, immediate repairs or deferred maintenance or against any indemnification obligations associated with such Sale Leaseback Transaction, it being understood that “Sale Leaseback Net Proceeds” shall include the amount of any reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in this clause (c); provided, that (i) no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Sale Leaseback Net Proceeds unless such amount exceeds $10,000,000 and (ii) no such net cash proceeds shall constitute Sale Leaseback Net Proceeds in any fiscal year until the aggregate amount of all such net cash proceeds  (together with the aggregate amount of any Net Cash Proceeds described in clause (1) of the definition thereof for such fiscal year (as determined without giving effect to the second proviso in the last sentence of such clause (1))) in such fiscal year exceeds $20,000,000 (and thereafter only net cash proceeds in excess of such amount(s) shall constitute Sale Leaseback Net Proceeds).~~

“Sale Leaseback Transaction” means a sale leaseback transaction with respect to all or any portion of any real property owned by the Borrower or any Restricted Subsidiary.

“Sanctioned Country” shall mean, at any time, a country, region or territory that is subject to comprehensive Sanctions (at the time of the Agreement, the Crimea region, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the non-government controlled areas of the Kherson and Zaporizhzhia regions of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union, any EU member state, His Majesty’s Treasury of the United Kingdom, (b) any Person located, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person.

“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom.

“SEC” means the Securities and Exchange Commission or any successor thereto.

“Second Amended and Restated ABL Intercreditor Agreement” means the Second Amended and Restated ABL / Term Loan Intercreditor Agreement, dated as of the First Amendment Effective Date, by and among the Administrative Agent, the Collateral Agent, Wilmington Savings Fund Society, FSB, as indenture trustee and collateral trustee under the 2032 Senior Notes Indenture and Truist Bank, as administrative agent and collateral agent under the ABL Credit Agreement and acknowledged by the Loan Parties, as amended, restated, amended and restated, supplemented or otherwise modified from time to time pursuant to the terms hereof and thereof.

“Secured Debt” means any Indebtedness that is secured by all or part of the Collateral, and including the ABL Loans, any other Indebtedness secured with Liens that secure the ABL Loans and the Indebtedness under the 2032 Senior Notes Indenture.

“Secured Net Leverage Ratio” means, with respect to any Test Period, the ratio of (1) Consolidated Secured Net Debt outstanding as of the last day of such Test Period to (2) Consolidated EBITDA of the Borrower for such Test Period.

“Secured Parties” means the collective reference to the “Secured Parties” as defined in the Collateral Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Assets” means accounts receivable, royalty or other revenue streams, other rights to payment, including with respect to rights of payment pursuant to the terms of Joint Ventures (in each case, whether now existing or arising in the future), and any assets related thereto, including all collateral securing any of the foregoing, all contracts and all guarantees or other obligations in respect of any of the foregoing, proceeds of any of the foregoing and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with non-recourse, asset securitization or factoring transactions and any Hedge Agreements entered into by the Borrower or any such Restricted Subsidiary in connection with such assets subject to a Qualified Receivables Transaction.

“Security Documents” means the Collateral Agreement and each of the security agreements and other instruments and documents executed and delivered by any Loan Party pursuant thereto or pursuant to Section 5.10.

“Senior Indebtedness” has the meaning assigned to such term in Section 10.08(2).

“Short Term Advances” has the meaning assigned to such term in the definition of “Indebtedness”.

“Similar Business” means any business, the majority of whose revenues are derived from (1) business or activities conducted by the Borrower and its Restricted Subsidiaries on the ~~Closing~~Amendment No. 1 Effective Date, (2) any business that is a natural outgrowth or reasonable extension, development or expansion of any such business or any business similar, reasonably related, incidental, complementary or ancillary to any of the foregoing or (3) any business that in the Borrower’s good faith business judgment constitutes a reasonable diversification of businesses conducted by the Borrower and its Restricted Subsidiaries.

“SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“Specified Event of Default” means any Event of Default under Section 8.01(2), 8.01(3), 8.01(8) or 8.01(9).

“Specified Hedge Agreement” means any Hedge Agreement entered into or assumed between or among the Borrower or any Restricted Subsidiary and any Qualified Counterparty and designated by the Qualified Counterparty and the Borrower in writing to the Administrative Agent as a “Specified Hedge Agreement” under this Agreement (but only if such Hedge Agreement has not been designated as a “Specified Hedge Agreement” under the ABL Credit Agreement).

“Specified Hedge Obligations” means all amounts owing to any Qualified Counterparty under any Specified Hedge Agreement.

“Specified IP Subsidiary” means a wholly-owned Restricted Subsidiary of the Borrower that:

(1)	owns no assets other than Transferred IP and cash or Cash Equivalents necessary to support the business set forth in clause (2) of this definition;

(2)	conducts no business other than the licensing, development, promotion, marketing, and supply of the Transferred IP; and

(3)	is prohibited from incurring any Indebtedness and/or Liens under its Organizational Documents.

~~“Specified Loan Party Acquisition Threshold” has the meaning assigned to such term in the definition of “Permitted Acquisition”.~~

“Specified Representations” means the representations and warranties of the Borrower set forth in the following sections of this Agreement:

(1)	Section 3.01(1) and (4) (but solely with respect to its organizational existence and organizational power and authority as to the execution, delivery and performance of this Agreement, the Collateral Agreement and any applicable Intellectual Property Security Agreements (as defined in the Collateral Agreement) and the extensions of credit hereunder);

(2)	Section 3.02(1) (but solely with respect to its authorization of this Agreement, the Collateral Agreement and any applicable Intellectual Property Security Agreements (as defined in the Collateral Agreement));

(3)	Section 3.02(2)(c) (but solely with respect to non-conflict of its entry into and performance of this Agreement and the other Loan Documents with its certificate or article of incorporation or other applicable Organizational Document);

(4)	Section 3.03 (but solely with respect to this Agreement, the Collateral Agreement and any applicable Intellectual Property Security Agreements (as defined in the Collateral Agreement));

(5)	Section 3.08(2) (but solely with respect to use of proceeds on the date of incurrence for the applicable Incremental Facility);

(6)	Section 3.09;

(7)	Section 3.14(1) (but solely with respect to the creation, validity, attachment and perfection of the Liens granted by it in the Collateral on the date of incurrence for the applicable Incremental Facility (subject to Permitted Liens and subject to the Certain Funds Provisions));

(8)	Section 3.16; and

(9)	Section 3.19.

“Specified Transaction” means any Investment that results in a Person becoming a Restricted Subsidiary, any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, any Permitted Acquisition, any Disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Borrower, any Investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person or a facility or any parcels of or interests (including leasehold interests) in real property and all improvements and fixtures thereon or any Disposition of a business unit, line of business or division or a facility or any parcels of or interests (including leasehold interests) in real property and all improvements and fixtures thereon (including any buyout or conversion of a Non-Finance Lease to a Finance Lease) of the Borrower or a Restricted Subsidiary, in each case whether by merger, consolidation, amalgamation or otherwise, or any incurrence or repayment of Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes), Restricted Payment or Incremental Facility that by the terms of this Agreement requires such test to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect.”

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and Guarantees of performance entered into by the Borrower or any Restricted Subsidiary of the Borrower that a Responsible Officer of the Borrower has determined in good faith to be customary in a Receivables Financing including those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation will be deemed to be a Standard Securitization Undertaking.

“Subagent” has the meaning assigned to such term in Section 9.02.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or other entity of which (1) Equity Interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors of such corporation, partnership, limited liability company or other entity are at the time owned by such Person; or (2) more than 50.0% of the Equity Interests are at the time owned by such Person.  Unless otherwise indicated in this Agreement, all references to Subsidiaries will mean Subsidiaries of the Borrower.

“Subsidiary Loan Parties” means (1) each Wholly Owned U.S. Subsidiary of the Borrower on the Closing Date (other than any Excluded Subsidiary); and (2) each Wholly Owned U.S. Subsidiary (other than any Excluded Subsidiary) of the Borrower that becomes, or is required pursuant to Section 5.10 to become, a party to the Collateral Agreement after the Closing Date.

“Supported QFC” has the meaning assigned to it in Section 10.24.

“Swap Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (1) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (2) for any date prior to the date referenced in clause (1), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include a Lender or any Affiliate of a Lender).

“Tax Receivable Agreement” means the Tax Receivable Agreement, dated as of the Original Closing Date, among Amneal Inc., the Borrower, and the other parties from time to time party thereto, as amended, amended and restated, supplemented or otherwise modified from time to time in any manner that is not materially adverse to the interests of the Administrative Agent or the Lenders.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding) or similar charges imposed by any Governmental Authority and any and all interest and penalties related thereto.

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to Adjusted Term SOFR.

“Term Benchmark Borrowing” means, as to any Borrowing, the Term Benchmark Loan comprising such Borrowing.

“Term Benchmark Loan” means a Loan that bears interest at a rate based on Term SOFR.

“Term Facility” means the facility and commitments utilized in making Term Loans hereunder.  Following the establishment of any Incremental Term Loans (other than an increase to an existing Term Facility), Refinancing Term Loans or Extended Term Loans, such Incremental Term Loans, Refinancing Term Loans or Extended Term Loans will be considered a separate Term Facility hereunder.

“Term Loan Installment Date” means, as the context requires, an ~~Initial~~Amendment No. 1 Term Loan Installment Date, an Incremental Term Loan Installment Date, a Refinancing Term Loan Installment Date or an Extended Term Loan Installment Date.

“Term Loans” means the Initial Term Loans, the Amendment No. 1 Term Loans, any Incremental Term Loans, any Refinancing Term Loans and any Extended Term Loans, collectively (or if the context so requires, any of them individually).

“Term Priority Collateral” means “Term Loan Priority Collateral” as defined in the ~~Closing Date~~Second Amended and Restated ABL Intercreditor Agreement.

“Term SOFR” means, for any Interest Period, an interest rate per annum equal to the Term SOFR Reference Rate for a tenor comparable to such Interest Period at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR.  If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to Term SOFR has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Test Period” means, at any time, (1) with respect to the Borrower, the four consecutive fiscal quarters of the Borrower most recently ended (in each case taken as one accounting period) for which the Required Financial Statements have been or are required to be delivered pursuant to Section 5.04(1) or 5.04(2) and (2) in the case of any Person other than the Borrower, the period of four consecutive fiscal quarters most closely corresponding to the period set forth in clause (1).

“Threshold Amount” means the greater of (1) $~~70~~160.0 million and (2) ~~12.5~~24% of TTM Consolidated EBITDA as of the applicable date of determination.

“Total Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Net Debt as of the last day of such Test Period to (b) Consolidated EBITDA of the Borrower for such Test Period.

“TPG BD” means TPG Capital BD, LLC.

“Transaction Costs” means all fees, costs and expenses related to the Transactions.

“Transaction Documents” means the Existing Credit Facility Amendment, the ABL Loan Documents and the Loan Documents.

“Transactions” means, collectively, the transactions to occur pursuant to the Transaction Documents, including:

(1)	the execution and delivery of the Loan Documents, the creation of the Liens pursuant to the Security Documents and the initial borrowings hereunder;

(2)	the execution and delivery of, or of amendments to, the ABL Loan Documents;

(3)	the execution and delivery of the Closing Date Pari Passu Intercreditor Agreement and the execution and delivery of, or of an amendment to give effect to, the Closing Date ABL Intercreditor Agreement;

(4)	the Closing Date Exchange and Refinancing Transactions (as defined in this Agreement immediately prior to the Amendment No. 1 Effective Date); and

(5)	the payment of all Transaction Costs.

“Transferred IP” has the meaning assigned to such term in Section 6.04(30)(b).

“Truist” means Truist Securities, Inc.

“TTM Consolidated EBITDA” means, as of any date of determination, the Consolidated EBITDA of the Borrower on a Pro Forma Basis for the four consecutive fiscal quarters most recently ended prior to such date for which financial statements have been furnished or are required to have been furnished to the Lenders hereunder ~~(or, in the case of a determination date that occurs prior to the first such delivery, for the four consecutive fiscal quarters ended as of September 30, 2023)~~.

~~“TPG BD” means TPG Capital BD, LLC.~~

~~“Truist” means Truist Securities, Inc.~~

“Type” means, when used in respect of any Term Loan or Borrowing, the Rate by reference to which interest on such Term Loan or on the Term Loans comprising such Borrowing is determined.  For purposes of this definition, the term “Rate” means Adjusted Term SOFR, Adjusted Daily Simple SOFR (if applicable) or ABR, as applicable.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“U.S. Subsidiary” means any Subsidiary of the Borrower that is organized under the laws of the United States or any political subdivision thereof, and “U.S. Subsidiaries” means any two or more of them.  Unless otherwise indicated in this Agreement, all references to U.S. Subsidiaries will mean U.S. Subsidiaries of the Borrower.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 2.14(5).

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“Unrestricted Cash” means, as of any date, all cash and Cash Equivalents of the Borrower or any of its Restricted Subsidiaries as of such date that would not appear as “restricted” on the Required Financial Statements (unless such appearance is related to a restriction in favor of any Agent for the benefit of the Secured Parties or an agent under the ABL Credit Agreement for the benefit of the secured parties thereunder), determined on a consolidated basis in accordance with GAAP, determined based upon the most recent month-end financial statements available internally as of the date of determination, and calculated on a Pro Forma Basis.

“Unrestricted Subsidiary” means (1) each Receivables Subsidiary, (2) each Subsidiary of an Unrestricted Subsidiary and (3) any Subsidiary of the Borrower designated by the Borrower as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent; provided that the Borrower will only be permitted to so designate a new Unrestricted Subsidiary after the Closing Date or subsequently re-designate any such Unrestricted Subsidiary as a Restricted Subsidiary (by written notice to the Administrative Agent) if no Specified Event of Default has occurred and is continuing or would result therefrom.

The designation of any Restricted Subsidiary as an Unrestricted Subsidiary will constitute an Investment for purposes of Section 6.04 at the date of designation in an amount equal to the fair market value of the Borrower’s or its Restricted Subsidiary’s (as applicable) Investment therein.  The designation of any Unrestricted Subsidiary as a Restricted Subsidiary will constitute the incurrence at the time of designation of any Indebtedness and Liens of such Subsidiary existing at such time and a return on any Investment by the Borrower in Unrestricted Subsidiaries in an amount equal to the fair market value at the date of such designation of the Borrower’s or its Restricted Subsidiary’s (as applicable) Investment in such Subsidiary. Except as expressly set forth in this paragraph, no Investment will be deemed to exist or have been made, and no Indebtedness or Liens shall be deemed to have occurred, solely by virtue of a Subsidiary becoming an Excluded Subsidiary.

Notwithstanding anything to the contrary herein, (i) neither the Borrower nor any of its Restricted Subsidiaries may transfer legal title to, or license on an exclusive basis (excluding exclusive licenses (A) granted in the ordinary course of business or (B) granted to a bona fide Joint Venture vehicle jointly owned with a third party (not an Affiliate of the Borrower) that is an Unrestricted Subsidiary), any Material Intellectual Property to any Unrestricted Subsidiary, (ii) no Subsidiary may be designated as an Unrestricted Subsidiary if at the time of such designation such Subsidiary (x) owns any Material Intellectual Property or (y) licenses on an exclusive basis from the Borrower or a Restricted Subsidiary (excluding exclusive licenses (A) granted in the ordinary course of business or (B) granted to such Subsidiary if such Subsidiary is a bona fide Joint Venture vehicle jointly owned with a third party (not an Affiliate of the Borrower) that is to be designated an Unrestricted Subsidiary) any Material Intellectual Property, (iii) immediately after giving effect to any designation of an Unrestricted Subsidiary, such Unrestricted Subsidiary shall not own any Equity Interests of the Borrower or any Restricted Subsidiary (unless such Restricted Subsidiary is simultaneously designated as an Unrestricted Subsidiary) or hold any Indebtedness of the Borrower or any Restricted Subsidiary and (iv) Rondo Acquisition and its Subsidiaries shall not be designated as, or become Subsidiaries of, an Unrestricted Subsidiary.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness as of any date, the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal (excluding nominal amortization), including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest 1/12) that will elapse between such date and the making of such payment; by (2) the then outstanding principal amount of such Indebtedness.  The effect of prepayments shall be disregarded in calculating the Weighted Average Life to Maturity of any Indebtedness.

“Wells Fargo” means Wells Fargo Securities, LLC.

“Wholly Owned Subsidiary” means, with respect to any Person, a Subsidiary of such Person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such Person or another Wholly Owned Subsidiary of such Person.  Unless otherwise indicated in this Agreement, all references to Wholly Owned Subsidiaries will mean Wholly Owned Subsidiaries of the Borrower.

“Wholly Owned U.S. Subsidiary” means, with respect to any Person, a U.S. Subsidiary of such Person that is a Wholly Owned Subsidiary.  Unless otherwise indicated in this Agreement, all references to Wholly Owned U.S. Subsidiaries will mean Wholly Owned U.S. Subsidiaries of the Borrower.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Working Capital” means, with respect to the Borrower and its Subsidiaries on a consolidated basis as of any date of determination, Current Assets at such date of determination minus Current Liabilities at such date of determination; provided that, for purposes of calculating Excess Cash Flow, increases or decreases in Working Capital will be calculated without regard to any changes in Current Assets or Current Liabilities as a result of (a) reclassification after the date ~~hereof~~Closing Date in accordance with GAAP of assets or liabilities, as applicable, between current and non-current or (b) the effects of purchase accounting.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom,  any powers of the applicable Resolution Authority  under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution  or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02.            Terms Generally.  The definitions set forth or referred to in Section 1.01 will apply equally to both the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun will include the corresponding masculine, feminine and neuter forms.  Unless the context requires otherwise:

(1)	the words “include,” “includes” and “including” will be deemed to be followed by the phrase “without limitation;”

(2)	in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including;”

(3)	the word “will” will be construed to have the same meaning and effect as the word “shall;”

(4)	the word “incur” will be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” will have correlative meanings);

(5)	the word “or” will be construed to mean “and/or;”

(6)	any reference to any Person will be construed to include such Person’s legal successors and permitted assigns;

(7)	the words “asset” and “property” will be construed to have the same meaning and effect; ~~and~~

(8)	[reserved]

(9)	~~(8)~~ where the context requires, the “making” of an ~~Initial~~Amendment No. 1 Term Loan will be construed to include the ~~exchange of Existing Term Loans for~~refinancing of Initial Term Loans with Amendment No. 1 Term Loans in accordance with ~~a Lender’s Lender Consent and the Existing Credit Facility~~the terms of Amendment No. 1; and

(10)	with respect to any Default or Event of Default occurring prior to the termination of all Commitments and the acceleration of all Term Loans under Section 8.01 (any such Default or Event of Default, a “Curable Default”), the words “exists”, “is continuing” or similar expressions with respect thereto shall mean that the Default or Event of Default has occurred and has not yet been cured or waived. If any Curable Default occurs due to (i) the failure by any Loan Party or other Restricted Subsidiary to take any action by a specified time, such Curable Default shall be deemed to have been cured at the time, if any, that the applicable Loan Party or other Restricted Subsidiary takes such action (whether taken before or after the specified time) or receives a retroactive extension or (ii) the taking of any action by any Loan Party or other Restricted Subsidiary that is not then permitted by the terms of this Agreement or any other Loan Document, such Curable Default shall be deemed to be cured on the earlier to occur of (x) the date on which such action would be permitted at such time to be taken under this Agreement and the other Loan Documents and (y) the date on which such action is unwound or otherwise modified to the extent necessary for such revised action to be permitted at such time by this Agreement and the other Loan Documents. If any Curable Default occurs that is subsequently cured (a “Cured Default”), any other Default or Event of Default resulting from the making or deemed making of any representation or warranty by any Loan Party or other Restricted Subsidiary or the taking of (or failure to take) any action by any Loan Party or other Restricted Subsidiary, in each case which subsequent Default or Event of Default would not have arisen had the Cured Default not occurred, shall be deemed to be cured automatically upon, and simultaneous with, the cure of the Cured Default. Notwithstanding anything to the contrary in this Section 1.02(10), an Event of Default (the “Initial Default”) may not be cured pursuant to this Section 1.02(10):

(a)	if the taking of any action by any Loan Party or other Restricted Subsidiary that is not permitted during, and as a result of, the continuance of such Initial Default directly results in the cure of such Initial Default and the applicable Loan Party or other Restricted Subsidiary had actual knowledge at the time of taking any such action that the Initial Default had occurred and was continuing,

(b)	in the case of an Event of Default under Section 8.01(12) that directly results in material impairment of the rights and remedies of the Lenders, Collateral Agent and Administrative Agent under the Loan Documents and that is incapable of being cured,

(c)	in the case of an Event of Default under Section 8.01(5) arising due to the failure to perform or observe Section 5.02 that directly results in a material adverse effect on the ability of the Borrower and the other Loan Parties (taken as a whole) to perform their respective payment obligations under any Loan Document to which the Borrower or any of the other Loan Parties is a party;

(d)	if such Event of Default arises under Section 8.01(8) or (9), or

(e)	in the case of an Initial Default for which (i) the Borrower failed to promptly give notice to the Administrative Agent and the Lenders of such Initial Default in accordance with Section 5.05(1) of this Agreement and (ii) the Borrower had actual knowledge of such Initial Default at the time it failed to promptly give such notice.

All references herein to Articles, Sections, Exhibits and Schedules will be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context otherwise requires.  Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document or organizational document of the Loan Parties means such document as amended, restated, amended and restated, supplemented or otherwise modified from time to time (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document).  Any reference to any law will include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation means, unless otherwise specified, such law or regulation as amended, modified or supplemented from time to time.  Whenever this Agreement refers to the “knowledge” of any Loan Party, such reference will be construed to mean the knowledge of the chief executive officer, president, chief financial officer, treasurer or controller of such Person.

Section 1.03.            Accounting Terms; GAAP; Fair Market Value.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature will be construed in accordance with GAAP, as in effect from time to time; provided that, notwithstanding anything to the contrary herein, all accounting or financial terms used herein will be construed, and all financial computations pursuant hereto will be made, without giving effect to any election under Statement of Financial Accounting Standards Board Accounting Standards Codification 825-10 (or any other Statement of Financial Accounting Standards Board Accounting Standards Codification having a similar effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value,” as defined therein.  In the event that any Accounting Change (as defined below) occurs and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then upon the written request of the Borrower or the Administrative Agent (acting upon the request of the Required Lenders), the Borrower, the

Administrative Agent and the Lenders will enter into good faith negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the Borrower’s financial condition will be the same after such Accounting Change as if such Accounting Change had not occurred; provided that, until so amended, calculation of financial covenants, standards or terms in this Agreement will be computed in accordance with GAAP  in effect prior to such Accounting Change until the effective date of such amendment.  “Accounting Change” means (1) any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or (2) any change in the application of GAAP by the Borrower (including through the adoption of IFRS). All determinations of fair market value under a Loan Document will be made by a Responsible Officer of the Borrower in good faith and if such determination is supported by an opinion of an Independent Financial Advisor, such determination will be conclusive for all purposes under the Loan Documents or related to the Obligations.

Section 1.04.            Effectuation of Transfers.  Each of the representations and warranties of the Borrower contained in this Agreement (and all corresponding definitions) is made after giving effect to the Transactions, unless the context otherwise requires.

Section 1.05.            Currencies.  Unless otherwise specifically set forth in this Agreement, monetary amounts are in Dollars.  Notwithstanding anything to the contrary herein, no Default or Event of Default will arise as a result of any limitation or threshold set forth in Dollars being exceeded solely as a result of changes in currency exchange rates.

Section 1.06.            Required Financial Statements. With respect to the determination of the First Lien Net Leverage Ratio, the Total Net Leverage Ratio, or under any other applicable provision of the Loan Documents (including the definition of Immaterial Subsidiary) made on or prior to the date on which Required Financial Statements have been delivered for the fiscal quarter ended December 31, 2023, such calculation will be determined for the period of four consecutive fiscal quarters ended September 30, 2023, and calculated on a Pro Forma Basis.

Section 1.07.            Certifications.  Any certificate or other writing required hereunder or under any other Loan Document to be certified by any officer or other authorized representative (including any Responsible Officer) of any Person will be deemed to be executed and delivered by such officer, other authorized representative or Responsible Officer solely in such individual’s capacity as an officer, other authorized representative or Responsible Officer of such Person and not in such officer’s or other authorized representative’s individual capacity and without any personal liability.

Section 1.08.            Pro Forma and Other Calculations.

(1)	Notwithstanding anything to the contrary herein, financial ratios shall be calculated in the manner prescribed by this Section 1.08; provided that, notwithstanding anything to the contrary in clauses (2), (3) or (4) of this Section 1.08, when calculating any financial ratio for purposes of (a) determining Applicable Margins and pricing grid step-downs, (b) calculations of mandatory prepayments, (c) determining compliance with any financial covenant (including any financial covenant under the ABL Credit Agreement) and (d) any provisions related to the foregoing, the events described in this Section 1.08 that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect.

(2)	For purposes of calculating the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio, the Total Net Leverage Ratio, the Interest Coverage Ratio or any other financial ratio, Specified Transactions (and the incurrence or repayment of any Indebtedness in connection therewith) that have been made (a) during the applicable Test Period or (b) subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period. If since the beginning of any applicable Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any of its Restricted Subsidiaries since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.08 then the financial ratios shall be calculated to give pro forma effect thereto in accordance with this Section 1.08.

(3)	Whenever pro forma effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a Responsible Officer and may include, for the avoidance of doubt, the amount of cost savings, operating expense reductions and, synergies projected by the Borrower in good faith to be realized as a result of specified actions taken, committed to be taken or expected to be taken (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such Test Period and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period but, for the avoidance of doubt, subject to the limitations set forth in clause (g) of the definition of “Consolidated EBITDA” set forth herein) relating to such Specified Transaction, net of the amount of actual benefits realized during such period from such actions (such cost savings and synergies, “Specified Transaction Adjustments”); provided, that

(a)	such Specified Transaction Adjustments are reasonably identifiable and quantifiable in the good faith judgment of a Responsible Officer of the Borrower,

(b)	such actions are taken, committed to be taken or reasonably anticipated to be taken no later than ~~twelve~~twenty four (~~12~~24) months after the end of the Test Period for which such determination is being made, and

(c)	no amounts shall be added pursuant to this clause (3) to the extent duplicative of any amounts that are otherwise added back in calculating Consolidated EBITDA, whether through a pro forma adjustment or otherwise, with respect to such period.

(4)	In the event that the Borrower or any Restricted Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any Indebtedness included in the calculations of a financial covenant (in each case, other than Indebtedness incurred or repaid under any revolving credit facility (including, for the avoidance of doubt, the ABL Facility) in the ordinary course of business for working capital purposes), (a) during the applicable Test Period or (b) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then each financial ratio shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on the last day of the applicable Test Period.

(5)	Notwithstanding anything in this Agreement or any Loan Document to the contrary, in the event any Lien, Indebtedness (including any Incremental Loans, Incremental Commitments, Incremental Equivalent Term Debt or Permitted Additional Indebtedness), Disqualified Stock, preferred stock, Disposition, Investment, Restricted Payment, or other transaction, action, judgment or amount incurred under any provision in this Agreement or any other Loan Document (or any of the foregoing in concurrent transactions, a single transaction or a series of related transactions) meets the criteria of one or more than one of the categories of Baskets under this Agreement (including within any defined terms), including any Fixed Basket or Non-Fixed Basket, as applicable, the Borrower shall be permitted, in its sole discretion, to divide and classify and to later, at any time and from time to time, re-divide and re-classify (including to re-classify utilization of any Fixed Basket as being incurred under any Non-Fixed Basket or other Fixed Basket or utilization of any Non-Fixed Basket as being incurred under any Fixed Basket or other Non-Fixed Basket) on one or more occasions (based on circumstances existing on the date of any such re-division and re-classification) any such Lien, Indebtedness, Disqualified Stock, preferred stock, Disposition, Investment, Restricted Payment, or other transaction, action, judgment or amount, in whole or in part, among one or more than one applicable Baskets under this Agreement (in the case of re-classification or re-division, so long as the amount so re-classified or re-divided is re-classified or re-divided only within the same negative covenant (other than pursuant to any re-allocation of a Basket from one negative covenant, on the one hand, to another negative covenant, on the other hand, to the extent such re-allocation is expressly permitted under this Agreement) and permitted at the time of such re-classification or re-division to be incurred pursuant to the applicable Basket into which such amount is re-classified or re-divided at such time). For the avoidance of doubt, the amount of any Lien, Indebtedness (including any Incremental Loans, Incremental Commitments, Incremental Equivalent Term Debt or Permitted Additional Indebtedness), Disqualified Stock, preferred stock, Disposition, Investment, Restricted Payment or other transaction, action, judgment or amount that shall be allocated to each such Basket shall be determined by the Borrower at the time of such division, classification, re-division or re-classification, as applicable. If any Lien, Indebtedness (including any Incremental Loans, Incremental Commitments, Incremental Equivalent Term Debt or Permitted Additional Indebtedness), Disqualified Stock, preferred stock, Disposition, Investment, Restricted Payment, or other transaction, action, judgment or amount incurred under any provision in this Agreement or any other Loan Document (or any portion of the foregoing) previously divided and classified (or re-divided and re-classified) as set forth above under any Fixed Basket, could subsequently be re-divided and re-classified under a Non-Fixed Basket, such re-division and re-classification shall be deemed to occur automatically (thereby automatically replenishing such Fixed Basket), in each case, unless otherwise elected by the Borrower; provided that Indebtedness in respect of the ABL Loan Documents and ABL

Credit Agreement Refinancing Indebtedness shall at all times be deemed incurred under Section 6.01(2) and shall not be reclassified.  Notwithstanding the foregoing, any Indebtedness incurred under this Agreement (including on the Amendment No. 1 Effective Date) will, at all times, be classified as being incurred under Section 6.01(1)(a) and may not be re-classified.  For all purposes hereunder, (x) “Fixed Basket” shall mean any Basket that is subject to a fixed-dollar limit (including Baskets based on a percentage of Consolidated EBITDA or Consolidated Total Assets including, without limitation. grower baskets) or otherwise not subject to a Financial Incurrence Test and (y) “Non-Fixed Basket” shall mean any Basket that is subject to compliance with a financial ratio or test (including the Interest Coverage Ratio, the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio or the Total Net Leverage Ratio) (any such ratio or test, a “Financial Incurrence Test”).

(6)	Notwithstanding anything in this Agreement or any Loan Document to the contrary, in calculating any Non-Fixed Basket (including any Financial Incurrence Test), (x) any Indebtedness concurrently incurred to fund original issue discount or upfront fees and (y) any amounts incurred (including any Incremental Loans, Incremental Commitments, Incremental Equivalent Term Debt or Permitted Additional Indebtedness), or transactions entered into or consummated, in reliance on a Fixed Basket in a substantially concurrent transaction, a single transaction or a series of related transactions with the amount incurred (including any Incremental Loans, Incremental Commitments, Incremental Equivalent Term Debt or Permitted Additional Indebtedness), or transaction entered into or consummated, under an applicable Non-Fixed Basket (including the Incremental Ratio Amount), in each case shall be disregarded in the calculation of such Non-Fixed Basket; provided that full pro forma effect shall be given to all applicable and related transactions (including the use of proceeds of all applicable Indebtedness incurred to make any repayments, repurchases and redemptions of Indebtedness) and all other adjustments as to which pro forma effect may be given under this Section 1.08.

Section 1.09.            LCA Election(7). Notwithstanding anything in this Agreement or any other Loan Document to the contrary, when (1) calculating any applicable ratio in connection with incurrence of Indebtedness, the creation of Liens, the making of any disposition, the making of an Investment, the designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary or the repayment of Indebtedness, (2) determining compliance with any provision of this Agreement which requires that no Default or Event of Default has occurred, is continuing or would result therefrom or (3) determining compliance with any provision of this Agreement  which requires the accuracy of any representation or warranty, in each case of the preceding clauses (1), (2) and (3) in connection with a Limited Condition Transaction, the date of determination of such ratio, whether any Default or Event of Default has occurred, is continuing or would result therefrom and whether any representation or warranty is accurate shall, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCA Election”), be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into (the “LCA Test Date”). If on a Pro Forma Basis after giving effect to such Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof), with such ratios and other provisions being calculated as if such Limited Condition Transaction or other transactions had occurred at the beginning of the most recent Test Period ending prior to the LCA Test Date for which financial statements are available, the Borrower could have taken such action on the relevant LCA Test Date in compliance with the applicable ratios or other provisions, such ratios or provisions shall be deemed to have been complied with. For the avoidance of doubt, (a) if any of such ratios or other provisions are exceeded or breached as a result of fluctuations in such ratio (including due to fluctuations in Consolidated EBITDA) or other provisions at or prior to the consummation of the relevant Limited Condition Transaction, such ratios and other provisions will not be deemed to have been exceeded or breached solely for purposes of determining whether the Limited Condition Transaction is permitted hereunder and (b) such ratios and compliance with such conditions shall not be tested at the time of consummation of such Limited Condition Transaction or related Specified Transactions.  If the Borrower has made an LCA Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to any other Specified Transaction on or following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated.  Notwithstanding anything in this Agreement or any Loan Document to the contrary, if the Borrower or any Restricted Subsidiary (i) incurs Indebtedness, creates Liens, makes dispositions, makes investments, makes Restricted Payments, designates any Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary or repays any Indebtedness in connection with any Limited Condition Transaction under a ratio-based basket and (ii) incurs Indebtedness, creates Liens, makes dispositions, makes Investments, makes Restricted Payments, designates any Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary or repays any Indebtedness in connection with such Limited Condition Transaction under a non-ratio-based basket (which shall occur within five Business Days of the events in the preceding clause (i) above), then the applicable ratio will be calculated with respect to any such action under the applicable ratio-based basket without regard to any such action under such non-ratio-based basket made in connection with such Limited Condition Transaction.

Section 1.10.            Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform.  Upon the occurrence of a Benchmark Transition Event, Section 2.11(2) provides a mechanism for determining an alternative rate of interest.  The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability.  The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower.  The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Article II

The Credits

Section 2.01.            Term Loans and Borrowings.

~~(1) Subject to the terms and conditions set forth herein, each Lender severally agrees, to either (a) make to the Borrower Term Loans hereunder denominated in Dollars equal to such Lender’s Commitment on the Closing Date (“New Money Initial Term Loans”) or (b) exchange Existing Term Loans for Term Loans hereunder denominated in Dollars (“Exchange Initial Term Loans”) in accordance with its Lender Consent under the Existing Credit Facility Amendment (collectively, the “Initial Term Loans”).  The failure of any Lender to make any Initial Term Loan required to be made by it will not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender will be responsible for any other Lender’s failure to make Initial Term Loans as required.  Amounts paid or prepaid in respect of Initial Term Loans may not be reborrowed.~~

(1)	(i) The Additional Amendment No. 1 Term Loan Lender agrees to make Term Loans (together with each loan converted from a Converted Amendment No. 1 Term Loan pursuant to clause (ii) below, an “Amendment No. 1 Term Loan”) on the Amendment No. 1 Effective Date to the Borrower in an amount equal to its Additional Amendment No. 1 Term Loan Commitment and (ii) each Converted Amendment No. 1 Term Loan of each Amendment No. 1 Consenting Lender shall be converted into an Amendment No. 1 Term Loan of such Lender effective as of the Amendment No. 1 Effective Date in a principal amount equal to the principal amount of such Lender’s Converted Amendment No. 1 Term Loan immediately prior to such conversion; provided that the Amendment No. 1 Term Loans shall initially consist of Term Benchmark Loans with an Interest Period commencing on the Amendment No. 1 Effective Date and ending on August 29, 2025. Amounts paid or prepaid in respect of Amendment No. 1 Term Loans may not be reborrowed.

(2)	Subject to Sections 2.04(7) and 2.11, each Borrowing will be comprised entirely of ABR Loans or Term Benchmark Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any ABR Loan or Term Benchmark Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Term Loan; provided that any exercise of such option will not affect the obligation of the Borrower to repay such Term Loan in accordance with the terms of this Agreement, and such Lender will not be entitled to any amounts payable under Section 2.12 or 2.14 solely in respect of increased costs resulting from, and existing at the time of, such exercise.

~~(3) Notwithstanding anything to the contrary contained herein, the funded portion of the New Money Initial Term Loans (i.e., the amount advanced in cash to the Borrower on the Closing Date) will be equal to 95.0% of the principal amount of such New Money Initial Term Loans (it being agreed that the Borrower is obligated to repay 100.00% of the principal amount of  the Initial Term Loans, the Initial Term Loans will amortize based on 100.00% of the principal amount of the Initial Term Loan and interest will accrue on 100.00% of the principal amount of the Initial Term Loan, in each case as provided herein).~~

(3)	[Reserved].

(4)	Notwithstanding any other provision of this Agreement, the Borrower will not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

Section 2.02.            Request for Borrowing.

~~Subject to Section 4.01(2) and the final paragraph of this Section 2.03, the~~The Borrower will deliver to the Administrative Agent a Borrowing Request not later than 12:00 p.m., New York City time, one Business Day prior to the date of requested Borrowing (or such later date or time as the Administrative Agent may agree), requesting that the Lenders make Term Loans, which Borrowing Request may be conditioned on the consummation of the Amendment No. 1 Transactions or any other related transaction.  The Borrowing Request must specify:

(1)	the principal amount of Term Loans to be borrowed;

(2)	the requested date of the Borrowing (which will be a Business Day);

(3)	the Type of Term Loans to be borrowed;

(4)	in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which will be a period contemplated by the definition of the term “Interest Period;” and

(5)	the location and number of the Borrower’s account to which funds are to be disbursed (which, for the avoidance of doubt, may be provided by reference to a separate “funds flow” document).

If no election as to the Type of Borrowing is specified in the applicable Borrowing Request, then the Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Term Benchmark Borrowing is specified in the applicable Borrowing Request, then the Borrower will be deemed to have selected an Interest Period of one-month’s duration.  Upon receipt of such Borrowing Request, the Administrative Agent will promptly notify each Lender thereof.  The proceeds of the Term Loans requested under this Section 2.02 will be disbursed by the

Administrative Agent in immediately available funds by wire transfer to such bank account or accounts as designated by the Borrower in the Borrowing Request.

~~Notwithstanding the foregoing, Initial Term Loans that are Exchange Initial Term Loans shall be issued automatically in accordance with the Existing Credit Facility Amendment and shall constitute, together with the New Money Initial Term Loans, a single Term SOFR Borrowing made on the Closing Date with an initial Interest Period set forth on the Borrowing Request delivered pursuant to 0.~~

Section 2.03.            Funding of Borrowings.

(1)	~~Subject to the last paragraph of Section 2.02, each~~Each Lender will make each Term Loan to be made by it hereunder ~~(other than Exchange Initial Term Loans)~~ on the proposed date thereof by wire transfer of immediately available funds by 10:00 a.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. ~~Subject to the last paragraph of Section 2.02, the~~The Administrative Agent will make such Term Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower as specified in the Borrowing Request.

(2)	Unless the Administrative Agent has received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (1) of this Section 2.03 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent, forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent at (a) in the case of such Lender, the greater of (i) the NYFRB Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (b) in the case of the Borrower, the interest rate applicable to ABR Loans at such time. If such Lender pays such amount to the Administrative Agent then such amount will constitute such Lender’s Term Loan included in such Borrowing.

Section 2.04.            Interest Elections.

(1)	Subject to Section 2.02, each Borrowing initially will be of the Type specified in the applicable Borrowing Request and, in the case of a Term Benchmark Borrowing, will have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.04. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion will be allocated ratably among the Lenders holding the Term Loans comprising such Borrowing, and the Term Loans comprising each such portion will be considered a separate Borrowing; provided that the Term Loans comprising any Borrowing will be in an aggregate principal amount that is an integral multiple of $500,000 and not less than $1,000,000; provided further that there shall not be more than ten Term Benchmark Borrowings outstanding hereunder at any time.

(2)	To make an election pursuant to this Section 2.04 following the Closing Date, the Borrower will notify the Administrative Agent of such election by telephone (a) in the case of an election to convert to or continue a Term Benchmark Borrowing, not later than 2:00 p.m., New York City time, three Business Days before the effective date of such election (b) in the case of an election to convert to a RFR Borrowing, not later than 2:00 p.m., New York City time, five Business Days before the effective date of such election or (c) in the case of an election to convert to or continue an ABR Borrowing, not later than 1:00 p.m., New York City time, on the date of such election (or in each case, at such later date or time as the Administrative Agent may agree). Each such telephonic Interest Election Request will be confirmed promptly by hand delivery, facsimile transmission or e-mail to the Administrative Agent of a written Interest Election Request.

(3)	Each telephonic and written Interest Election Request will be irrevocable and will specify the following information:

(a)	the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (c) and (d) below will be specified for each resulting Borrowing);

(b)	the effective date of the election made pursuant to such Interest Election Request, which will be a Business Day;

(c)	whether the resulting Borrowing is to be an ABR Borrowing, a Term Benchmark Borrowing or a RFR Borrowing; provided that the Borrower shall not be entitled to request a RFR Borrowing unless Daily Simple SOFR is being used as the Benchmark Replacement pursuant to Section 2.11; and

(d)	if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which will be a period contemplated by the definition of “Interest Period.”

(4)	If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the Borrower will be deemed to have selected a Term Benchmark Borrowing having an Interest Period of one month’s duration.

(5)	Promptly following receipt of an Interest Election Request, the Administrative Agent will advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(6)	If the Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing will be automatically converted into or continued as an ABR Borrowing.

(7)	Any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Term Benchmark Borrowing.

(8)	Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the written request (including a request through electronic means) of the Required Lenders, so notifies the Borrower, then, so long as such Event of Default is continuing, (a) no outstanding Borrowing may be converted to or continued as a Term Benchmark Borrowing and (b) unless repaid, each Term Benchmark Borrowing will be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.05.            Promise to Pay; Evidence of Debt.

(1)	The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.06.

(2)	Each Lender will maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Term Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(3)	The Administrative Agent will maintain accounts in which it will record (a) the amount of each Term Loan made hereunder, the Type thereof and the Interest Period (if any) applicable thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (c) any amount received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(4)	The entries made in the accounts maintained pursuant to paragraph (2) or (3) of this Section 2.05 will be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein will not in any manner affect the obligation of the Borrower to repay the Term Loans in accordance with the terms of this Agreement.

(5)	Any Lender may request that Term Loans made by it be evidenced by a Note. In such event, the Borrower will prepare, execute and deliver to such Lender a Note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent and reasonably acceptable to the Borrower.

Section 2.06.            Repayment of Term Loans.

(1)	The Borrower will repay to the Administrative Agent for the ratable account of the Lenders on the last Business Day of each fiscal quarter of the Borrower, commencing with the last Business Day of the fiscal quarter of the Borrower ending on ~~March~~December 31, ~~2024~~2025, an aggregate principal amount equal to ~~0.625~~0.25% of the aggregate principal amount of the ~~Initial~~Amendment No. 1 Term Loans outstanding on the ~~Closing~~Amendment No. 1 Effective Date, which payments will be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.07 or 2.08, as applicable (each such date being referred to as an “~~Initial~~Amendment No. 1 Term Loan Installment Date”);

(2)	(a) In the event that any Incremental Term Loans are made, the Borrower will repay Borrowings consisting of Incremental Term Loans on the dates (each an “Incremental Term Loan Installment Date”) and in the amounts set forth in the applicable Incremental Facility Amendment, (b) in the event that any Refinancing Term Loans are made, the Borrower will repay Borrowings consisting of Refinancing Term Loans on the dates (each an “Refinancing Term Loan Installment Date”) and in the amounts set forth in the applicable Refinancing Amendment and (c) in the event that any Extended Term Loans are made, the Borrower will repay Borrowings consisting of Extended Term Loans on the dates (each an “Extended Term Loan Installment Date”) and in the amounts set forth in the applicable Extension Amendment; and

(3)	to the extent not previously paid, all outstanding Term Loans will be due and payable on the applicable Maturity Date;

together, in each case, with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

Section 2.07.            Optional Prepayment of Term Loans.  The Borrower may at any time and from time to time prepay the Term Loans in whole or in part, without premium or penalty (except as provided in Section 2.21 and subject to Section 2.13), in an aggregate principal amount, (1) in the case of Term Benchmark Loans, that is an integral multiple of $500,000 and not less than $1.0 million, and (2) in the case of ABR Loans or RFR Loans, that is an integral multiple of $100,000 and not less than $1.0 million, or, in each case, if less, the amount outstanding.  The Borrower will notify the Administrative Agent by telephone (confirmed by hand delivery, facsimile transmission or e-mail) of such election not later than 2:00 p.m., New York City time, (a) in the case of a Term Benchmark Borrowing, three Business Days before the anticipated date of such prepayment, (b) in the case of a RFR Borrowing, five Business Days before the anticipated date of such prepayment and (c) in the case of an ABR Borrowing, one Business Day before the anticipated date of such prepayment (or in each case, at such later date or time as the Administrative Agent may agree).  Each such notice of prepayment will specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid.  All prepayments under this Section 2.07 will be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment. Any such notice may be revocable or conditioned on a refinancing of all or any portion of a Term Facility.  Any optional prepayments of Term Loans pursuant to this Section 2.07 will be applied to the remaining scheduled amortization payments as directed by the Borrower (or in the absence of such direction, in direct order of maturity) and, subject to the immediately succeeding sentence, will be applied ratably to the Term Loans included in the prepaid Borrowing.  Notwithstanding anything in any Loan Document to the contrary (including Section 2.15), so long as no Specified Event of Default has occurred and is continuing, and no proceeds of any ABL Loans are used to consummate any such prepayment, the Borrower may prepay Term Loans of one or more Class on a non-pro rata basis at or below par in accordance with the Dutch Auction Procedures.

Section 2.08.            Mandatory Prepayment of Term Loans.

(1)	Subject to Sections 2.08(6), 2.08(8) and 2.08(9), the Borrower will apply 100% ~~of all~~(such percentage as it may be reduced as described below, the “Net Proceeds Percentage”) of the Net Cash Proceeds received by it or any of its Restricted Subsidiaries in an Asset Sale made pursuant to the General Asset Sale Basket (other than any ABL Priority Collateral Asset Sale) ~~or any Sale Leaseback Transaction~~ to prepay Term Loans within ten Business Days following receipt of such Net Cash Proceeds; provided that~~:~~ (x) the Net Proceeds Percentage shall be 50% if the First Lien Net Leverage Ratio (on a pro forma basis after giving effect to such Asset Sale and the use of proceeds thereof (including the repayment of any Indebtedness) for the Test Period most recently ended prior to the date of such required prepayment is less than or equal to 3.60 to 1.00 and greater than 3.20 to 1.00 and (y) the Net Proceeds Percentage shall be 0% if the First Lien Net Leverage Ratio (on a pro forma basis after giving effect to such Asset Sale and the use of proceeds thereof (including the repayment of any Indebtedness) for the Test Period most recently ended prior to the date of such required prepayment is less than or equal to 3.20 to 1.00; provided, further, that:

(a)	if at the time that any such prepayment would be required, the Borrower is required to, or to offer to, repurchase, redeem, repay or prepay any Pari Passu Lien Debt or ABL Loans (any such Pari Passu Lien Debt and ABL Loans, “Other Applicable Indebtedness”) with such Net Cash Proceeds, then the Borrower may apply such Net Cash Proceeds to redeem, repurchase, repay or prepay Term Loans and Other Applicable Indebtedness (in the case of any revolving facilities to the extent accompanied by a permanent reduction of the corresponding commitment) on a pro rata basis (or more favorable basis from the perspective of the applicable Lenders) and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.08(1) will be reduced accordingly;

(b)	for purposes of the preceding clause (a), pro rata basis will be determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness outstanding at such time, with it being agreed that the portion of such Net Cash Proceeds allocated to the Other Applicable Indebtedness will not exceed the amount of such Net Cash Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Net Cash Proceeds will be allocated to the prepayment of the Term Loans (in accordance with the terms hereof) to the extent such Net Cash Proceeds would otherwise have been required to be so applied if such Other Applicable Indebtedness was not then outstanding; and

(c)	to the extent the holders of Other Applicable Indebtedness decline to have such Indebtedness repurchased, redeemed, repaid or prepaid, the declined amount will promptly (and in any event within ten Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof (to the extent such Net Cash Proceeds would otherwise have been required to be so applied if such Other Applicable Indebtedness was not then outstanding).

(2)	Subject to Section 2.08(6) and 2.08(9), commencing with the fiscal year ending December 31, ~~2023~~2026, not later than five Business Days after the Financial Officer certificate pursuant to Section 5.04(3) for the corresponding Excess Cash Flow Period shall have been delivered or required to be delivered, the Borrower will apply the following amount to the prepayment of Term Loans:

(a)	the Required Percentage of such Excess Cash Flow (if any); minus

(b)	the sum of:

(i)	voluntary prepayments of Term Loans and Pari Passu Lien Debt (including those made through debt buybacks and in the case of below-par buybacks in an amount equal to the discounted amount actually paid in cash in respect thereof), in each case other than revolving Indebtedness; ~~and~~

(ii)	the aggregate amount of all principal payments of Indebtedness of the Borrower and the Restricted Subsidiaries (including (1) the principal component of payments in respect of Finance Lease Obligations, (2) the amount of any scheduled repayment of Term Loans pursuant to Section 2.06 and (3) the amount of a mandatory prepayment of Term Loans pursuant to Section 2.08 to the extent required due to a Disposition that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase) to the extent such prepayments or repayments are not funded with the proceeds of Funded Debt or made in reliance on any basket calculated by reference to the Available Amount, excluding (i) all other prepayments of Term Loans or payments of other Indebtedness described in Section 2.08(2)(b)(i) and (ii) any prepayment of revolving loans to the extent there is not an equivalent permanent reduction in commitments thereunder;

(iii)	~~(ii)~~ voluntary prepayments of loans under the ABL Credit Agreement, any ABL Incremental Facility or other revolving Pari Passu Lien Debt (to the extent accompanied by a corresponding reduction in the commitments);

(iv)	the amount of Capital Expenditures or acquisitions of Intellectual Property Rights accrued or made in cash;

(v)	cash payments made by the Borrower and its Restricted Subsidiaries in respect of Permitted Investments (including Permitted Acquisitions); provided that such cash payments were not deducted in calculating in Consolidated Net Income and not made in reliance on any basket calculated by reference to the Available Amount; and

(vi)	the amount of cash payments made by the Borrower in respect of Restricted Payments actually paid (and permitted to be paid);

in each case, (x) during such Excess Cash Flow Period or following the end of such Excess Cash Flow Period and prior to the date of delivery of such Financial Officer certificate (provided that, with respect to any such amount following the end of such Excess Cash Flow Period, such amount is not included in any subsequent calculation pursuant to this clause (b)) and (y) to the extent such prepayments are not funded with the proceeds of Funded Debt; provided that no such payment shall be required if such amount is equal to or less than the greater of (a) $~~13,250,000~~70.0 million and (b) an amount equal to the Equivalent Percentage of the amount in the preceding clause (a) multiplied by TTM Consolidated EBITDA as of the applicable date of determination (and, if such amount is in excess of such threshold, only the amount in excess of such threshold shall be payable hereunder); provided, further, that:

(a)         if at the time that any such prepayment would be required, the Borrower is required to, or to offer to, repurchase, redeem, repay or prepay any Pari Passu Lien Debt with all or a portion of such Excess Cash Flow (any such Pari Passu Lien Debt, “Other Applicable ECF Indebtedness”), then the Borrower may apply such Excess Cash Flow to redeem, repurchase, repay or prepay Term Loans and Other Applicable ECF Indebtedness (in the case of any revolving facilities, to the extent accompanied by a permanent reduction of corresponding commitments) on a pro rata basis (or more favorable basis from the perspective of the applicable Lenders) and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.08(2) will be reduced accordingly;

(b)          for purposes of the preceding clause (A), pro rata basis will be determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable ECF Indebtedness outstanding at such time, with it being agreed that the portion of such Excess Cash Flow allocated to the Other Applicable ECF Indebtedness will not exceed the amount of such Excess Cash Flow required to be allocated to the Other Applicable ECF Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Excess Cash Flow will be allocated to the prepayment of the Term Loans in accordance with the terms hereof (to the extent such Excess Cash Flow would otherwise have been required to be so applied if such Other Applicable ECF Indebtedness was not then outstanding); and

(c)	to the extent the holders of Other Applicable ECF Indebtedness decline to have such indebtedness repurchased, repaid or prepaid, the declined amount will promptly (and in any event within ten Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof

(to the extent such Excess Cash Flow would otherwise have been required to be so applied if such Other Applicable ECF Indebtedness was not then outstanding).

(3)	[Reserved].

(4)	The Borrower will apply 100% of the Net Cash Proceeds from the incurrence, issuance or sale by the Borrower or any Restricted Subsidiary of any Indebtedness that is not Excluded Indebtedness to the prepayment of Term Loans, on or prior to the date which is five Business Days after the receipt of such Net Cash Proceeds.

(5)	Except as may otherwise be set forth in any Permitted Amendment to the extent permitted by the terms hereof, (a) each prepayment of Term Loans pursuant to Section 2.08(1), (2), (3) and (4) will be applied ratably to each Class of Term Loans then outstanding, (b) with respect to each Class of Loans, each prepayment pursuant to Section 2.08(1), (2), (3) and (4) will be applied to the then remaining scheduled installments of principal thereof pursuant to Section 2.06 as directed by the Borrower (and absent such direction, in direct order of maturity), and (c) each such prepayment shall be paid to the Lenders in accordance with their respective proportionate shares (based on each such Lender’s participation in the Term Loans prepaid).

(6)	Notwithstanding anything in this Section 2.08 to the contrary, any Lender may elect, by notice to the Administrative Agent by telephone (confirmed by hand delivery, facsimile transmission or e-mail) at least two Business Days prior to the required prepayment date, to decline all or any portion of any mandatory prepayment of its Term Loans pursuant to this Section 2.08 (other than clauses (3) and (4) of this Section 2.08), in which case the aggregate amount of the prepayment that would have been applied to prepay Term Loans but was so declined will be retained by the Borrower and applied for any permitted purpose hereunder. Such prepayments will be applied on a pro rata basis to the then outstanding Term Loans being prepaid irrespective of whether such outstanding Term Loans are ABR Loans, Term Benchmark Loans or RFR Loans.

(7)	The Borrower will deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.08, (a) a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (b) to the extent practicable, at least three (3) Business Days prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date, the Type of each Term Loan being prepaid and the principal amount of each Term Loan (or portion thereof) to be prepaid. Prepayment of the Term Loans pursuant to this Section 2.08 will be made without premium or penalty, accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment. No payments under Section 2.13 will be required in connection with a prepayment of Term Loans pursuant to this Section 2.08.

(8)	With respect to any Net Cash Proceeds received with respect to any Asset Sale that gives rise to a prepayment event pursuant to Section 2.08(1), at the option of the Borrower, the Borrower may (in lieu of making a prepayment pursuant to Section 2.08(1)) elect to reinvest (directly, or through one or more of its Restricted Subsidiaries) an amount equal to all or any portion of such Net Cash Proceeds (the “Reinvestment Deferred Amount”) in assets used or useful for the business of the Borrower and its Restricted Subsidiaries (a) within ~~twelve~~eighteen (~~12~~18) months following receipt of such Net Cash Proceeds or (b) if the Borrower or any of its Restricted Subsidiaries enters into a legally binding commitment to reinvest such Net Cash Proceeds within ~~twelve~~eighteen (~~12~~18) months following receipt of such Net Cash Proceeds, no later than one hundred and eighty (180) days after the end of such ~~twelve~~eighteen (~~12~~18) month period; provided that~~, the reinvestment right under this Section 2.08(8) will not apply in the case of an Asset Sale to a person other than the Borrower or a Restricted Subsidiary of (1) any portion of the Borrower’s Equity Interests in Rondo Acquisition or (2) a significant portion of the assets of Rondo Acquisition and its Subsidiaries in a non-ordinary course transaction.~~ any investment made by the Borrower and its Restricted Subsidiaries in assets used or useful in the business of the Borrower and its Restricted Subsidiaries during the six months prior to the receipt by the Borrower and its Restricted Subsidiaries of the Net Cash Proceeds of any Asset Sale may, at the election of the Borrower, be deemed to constitute a reinvestment of the applicable Net Cash Proceeds in compliance with, and in satisfaction of the obligations under, this clause (8)).

(9)	Notwithstanding any provisions of this Section 2.08 to the contrary,

(a)	to the extent that a Responsible Officer of the Borrower has reasonably determined in good faith in consultation with the Administrative Agent that any or all of the Net Cash Proceeds or Excess Cash Flow giving rise to a prepayment event pursuant to Section 2.08(1), (2) or (4) is prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to prepay Term Loans at the times provided in this Section 2.08, but may be retained by the Borrower or the applicable Subsidiary for so long, but only so long, as the applicable local law will not permit repatriation to the United States. Once such repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable local law, such repatriation will be effected promptly and such repatriated Net Cash Proceeds or Excess Cash Flow will be promptly applied (net of additional taxes payable or reserved against as a result thereof) to the prepayment of the Term Loans pursuant to this Section 2.08 to the extent provided herein; provided that the Borrower hereby agrees, and will cause any applicable Subsidiary, to promptly take all commercially reasonable actions required by applicable local law to permit any such repatriation; or

(b)	to the extent that a Responsible Officer of the Borrower has reasonably determined in good faith in consultation with the Administrative Agent that repatriation of any of or all the Net Cash Proceeds or Excess Cash Flow giving rise to a prepayment event pursuant to this Section 2.08 would have an adverse tax cost consequence, then in each case the Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to prepay Term Loans at the times provided in this Section 2.08, but may be retained by the Borrower or the applicable Subsidiary without being repatriated. The non- application of Net Cash Proceeds as a consequence of this Section 2.08 will not constitute an Event of Default under this Agreement. Such amounts shall not be deemed to be Net Cash Proceeds, regardless of whether the limitations set forth above in clauses (a) or (b) cease to apply after such initial determination.

(c)	For purposes of this Section 2.08(9), references to “law” mean, with respect to any Person, (A) the common law and any federal, state, local, foreign, multinational or international statutes, laws, treaties, judicial decisions, standards, rules and regulations, guidances, guidelines, ordinances, rules, judgments, writs, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, governmental agreements and governmental restrictions (including administrative or judicial precedents or authorities), in each case whether now or hereafter in effect, and (B) the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding (or purported to be binding) upon such Person, its Subsidiaries or any of its or their property or to which such Person, any of its Subsidiaries or any of its or their property is subject (or purported to be subject).

Section 2.09.            Fees.

(1)	The Borrower agrees to pay to the Administrative Agent, for its own account, the “Agency Fee” in respect of the Term Facility set forth in the Agency Fee Letter at the times and on the terms specified therein or in such other amounts and at such other times as may be separately agreed in writing by the Administrative Agent and the Borrower from time to time (the “Administrative Agent Fees”).

(2)	All Administrative Agent Fees will be paid on the dates due and payable, in immediately available funds, to the Administrative Agent at the Payment Office. Once paid, none of the Administrative Agent Fees will be refundable under any circumstances (except as expressly agreed between the Borrower and the Administrative Agent, including pursuant to the Agency Fee Letter).

Section 2.10.            Interest.

(1)	The Term Loans comprising each ABR Borrowing and RFR Borrowing will bear interest at the ABR or Adjusted Daily Simple SOFR, respectively, plus the Applicable Margin.

(2)	The Term Loans comprising each Term Benchmark Borrowing will bear interest at Adjusted Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(3)	Following the occurrence and during the continuation of a Specified Event of Default, the Borrower will pay interest on overdue amounts hereunder at a rate per annum equal to (a) in the case of overdue principal of, or interest on, any Term Loan, 2.0% plus the rate otherwise applicable to such Term Loan as provided in the preceding paragraphs of this

Section 2.10 or (b) in the case of any other overdue amount, 2.0% plus the rate applicable to ABR Loans as provided in clause (1) of this Section 2.10.

(4)	Accrued interest on each Term Loan will be payable in arrears (a) on each Interest Payment Date for such Term Loan and (b) on the applicable Maturity Date; provided that (i) interest accrued pursuant to paragraph (3) of this Section 2.10 will be payable on demand, (ii) in the event of any repayment or prepayment of any Term Loan, accrued interest on the principal amount repaid or prepaid will be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Term Loan will be payable on the effective date of such conversion.

(5)	All interest hereunder will be computed on the basis of a year of 360 days, except that interest computed by reference to the ABR at times when the ABR is based on the prime rate, will be computed on the basis of a year of 365 days (or 366 days in a leap year), and, in each case, will be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable ABR, Adjusted Term SOFR or Adjusted Daily Simple SOFR will be determined by the Administrative Agent, and such determination will be conclusive absent manifest error.

Section 2.11.            Alternate Rate of Interest.

(1)	Subject to clauses (2), (3), (4), (5) and (6) of this Section 2.11, if:

(a)	the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining Term SOFR (including because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining Daily Simple SOFR; or

(b)	the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, Term SOFR for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period or (B) at any time, Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark, (x) the Borrower may revoke any pending request for a Borrowing of, or continuation of a Term Benchmark Borrowing or, failing that, the Borrower will be deemed to have converted any such request into a request for Borrowing of or conversion to, and any interest election request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing, shall in each case, instead be deemed to be a conversion, an interest election request or a Borrowing Request, as applicable, for (x) an RFR Borrowing so long as Daily Simple SOFR is not also the subject of Section 2.11(1)(a) or (b) above or (y) an ABR Borrowing if Daily Simple SOFR also is the subject of Section 2.11(1)(a) or (b) above; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted.  Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.11(1) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new interest election request in accordance with the terms of Section 2.04 or a new Borrowing Request in accordance with the terms of Section 2.02, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as Daily Simple SOFR is not also the subject of Section 2.11(1)(a) or (b) above or (y) an ABR Loan if Daily Simple SOFR also is the subject of Section 2.11(1)(a) or (b) above, on such day, and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan.

(2)	Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each Class stating that such Lenders object to such amendment (or amendment and restatement).

(3)	Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement

Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(4)	The Administrative Agent will promptly notify the Borrower and the Lenders of (a) any occurrence of a Benchmark Transition Event, (b) the implementation of any Benchmark Replacement, (c) the effectiveness of any Benchmark Replacement Conforming Changes, (d) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (5) below and (e) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.11, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.11.

(5)	Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (a) if the then-current Benchmark is a term rate (including Term SOFR) and either (i) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (ii) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (b) if a tenor that was removed pursuant to clause (a) above either (i) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (ii) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(6)	Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Borrowing or RFR Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any request for a Term Benchmark Borrowing into a request for a Borrowing of or conversion to (A) an RFR Borrowing so long as Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if Daily Simple SOFR is the subject of a Benchmark Transition Event. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.11, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) an ABR Loan if Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan (to the extent subject of a Benchmark Transition Event) shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan.

Section 2.12.            Increased Costs.

(1)	If any Change in Law:

(a)	imposes, modifies or deems applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender;

(b)	imposes on any Lender or any applicable interbank market any other condition (other than Taxes) affecting this Agreement or Term Benchmark Loans made by such Lender; or

(c)	subjects any Recipient to any Taxes (other than (i) Indemnified Taxes and (ii) Excluded Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining any Term Benchmark Loan (or of maintaining its obligation to make any such Term Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(2)	If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Term Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(3)	A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in paragraph (1) or (2) of this Section 2.12 will be delivered to the Borrower and will be conclusive absent manifest error.

The Borrower will pay such Lender the amount shown as due on any such certificate within ten days after receipt thereof.

(4)	Promptly after any Lender has determined that it will make a request for increased compensation pursuant to this Section 2.12, such Lender will notify the Borrower thereof. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.12 will not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower will not be required to compensate a Lender pursuant to this Section 2.12 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above will be extended to include the period of retroactive effect thereof.

Section 2.13.            Break Funding Payments.  Except as otherwise set forth herein, the Borrower will compensate each Lender for the actual loss, cost and expense (excluding loss of anticipated profits) attributable to the following events:

(1)	the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default);

(2)	the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto;

(3)	the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto; or

(4)	the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.16.

A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.13 will be delivered to the Borrower and will be conclusive absent manifest error.  The Borrower will pay such Lender the amount shown as due on any such certificate within ten days after receipt thereof.

Section 2.14.            Taxes.

(1)	Any and all payments by or on account of any obligation of any Loan Party hereunder will be made free and clear of and without deduction for any Indemnified Taxes; provided that if a Loan Party is required to deduct any Indemnified Taxes from such payments, then (a) the sum payable will be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) the Administrative Agent or any Lender, as applicable, receives an amount equal to the amount it would have received had no such deductions been made, (b) such Loan Party will make such deductions and (c) such Loan Party will timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(2)	In addition, the Loan Parties will pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(3)	Each Loan Party will, jointly and severally, indemnify the Administrative Agent and each Lender, within ten days after written demand therefor, for the full amount of any Indemnified Taxes paid by the Administrative Agent or such Lender (other than as a result of the Administrative Agent’s or any Lender’s gross negligence or willful misconduct), on or with respect to any payment by or on account of any obligation of such Loan Party hereunder (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.14) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to such Loan Party by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, will be conclusive absent manifest error.

(4)	As soon as practicable after any payment of Indemnified Taxes by a Loan Party to a Governmental Authority, such Loan Party will deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(5)

(a)	Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document will deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, will deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.14(5)(b), 2.14(5)(c) and 2.14(6) below) will not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(b)	Without limiting the effect of Section 2.14(5)(a) above, each Foreign Lender will deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two original copies of whichever of the following is applicable:

(i)	in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States of America is a party, (A) with respect to payments of interest under any Loan Document, executed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any subsequent versions thereof or successors thereto) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (B) with respect to any other applicable payments under any Loan Document, Internal Revenue Service Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)	duly completed copies of Internal Revenue Service Form W-8ECI (or any subsequent versions thereof or successors thereto);

(iii)	in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or 881(c) of the Code, (A) a certificate substantially in the form of the applicable Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3) or 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (B) duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any subsequent versions thereof or successors thereto);

(iv)	to the extent a Foreign Lender is not the beneficial owner, executed copies of Internal Revenue Service Form W-8IMY, accompanied by Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, Internal Revenue Service Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner; or

(v)	any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

In addition, in each of the foregoing circumstances, each Foreign Lender will deliver such forms, if legally entitled to deliver such forms, promptly upon the obsolescence, expiration or invalidity of any form previously delivered by such Foreign Lender.  Each Foreign Lender will promptly notify the Borrower and the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the United States of America or other taxing authorities for such purpose).  In addition, each Lender that is not a Foreign Lender will deliver to the Borrower and the Administrative Agent two copies of Internal Revenue Service Form W-9 (or any subsequent versions thereof or successors thereto) on or before the date such Lender becomes a party and upon the expiration of any form previously delivered by such Lender.  Notwithstanding any other provision of this paragraph, a Lender will not be required to deliver any form pursuant to this paragraph (5) that such Lender is not legally able to deliver.

(c)	JPM, in its capacity as the Administrative Agent (and any Person succeeding the Administrative Agent upon assignment or succession under Section 9.09, if applicable) will also deliver to the Borrower, on or prior to the execution and delivery of this Agreement, (i) two duly completed copies of Internal Revenue Service form W-9 with respect to any amounts payable to JPM for its own account (or other withholding certification as appropriate) and (ii) if applicable, two duly completed copies of Internal Revenue Service Form W-8IMY certifying that it is a “U.S. branch” and that the payments it receives for the account of others are not effectively connected with the conduct of its trade or business in the United States and that it is using such form as evidence of its agreement with the Borrower to be treated as a United States person with respect to such payments, with the effect that the Borrower can make payments to JPM (acting as the Administrative Agent) without deduction or withholding of any taxes imposed by the United States.

(6)	If a payment made to a Recipient under any Loan Document would be subject to a Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient will deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (6), “FATCA” will include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it will update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(7)	If the Administrative Agent or any Lender determines, in its sole discretion exercised in good faith, that it has received a refund (including a credit in lieu of a refund) of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which such Loan Party has paid additional amounts pursuant to this Section 2.14, it will pay over reasonably promptly such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.14 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (including any Taxes imposed with respect to such refund) as is determined by the Administrative Agent or such Lender in good faith, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay as soon as reasonably practicable the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.  This Section 2.14(7) will not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems, in good faith, to be confidential) to the Loan Parties or any other Person.

(8)	Each party’s obligations under this Section 2.14 will survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(9)	For purposes of this Section 2.14, the term “applicable law” includes FATCA.

Section 2.15.            Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(1)	Unless otherwise specified, the Borrower will make each payment required to be made by it hereunder (whether of principal, interest, fees or otherwise) prior to 2:00 p.m., New York City time, at the Payment Office, except that (unless the Borrower, the Administrative Agent and the applicable Persons otherwise agree) payments pursuant to Sections 2.12, 2.13, 2.14 and 10.05 will be made directly to the Persons entitled thereto, on the date when due. All payments shall be in immediately available funds, without condition or deduction for any defense, recoupment, set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. The Administrative Agent will distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof and will make settlements with the Lenders with respect to other payments at the times and in the manner provided in this Agreement. Except as otherwise provided herein, if any payment hereunder is due on a day that is not a Business Day, the date for payment will be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon will be payable for the period of such extension. Any payment required to be made by the Administrative Agent hereunder will be deemed to have been made by the time required if the Administrative Agent, at or before such time, has taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(2)	Except as otherwise provided in this Agreement, if (a) at any time insufficient funds are received by and available to the Administrative Agent from the Borrower to pay fully all amounts of principal, interest and fees then due from the Borrower hereunder or (b) at any time an Event of Default shall have occurred and be continuing and the Administrative Agent will receive proceeds of Term Priority Collateral in connection with the exercise of remedies, such funds will be applied in accordance with Section 5.02 of the Collateral Agreement (subject to the application of proceeds provisions contained in the Intercreditor Agreement (as applicable)).

(3)	Except as otherwise provided in this Agreement, if any Lender, by exercising any right of set-off or counterclaim or otherwise, obtains payment in respect of any principal of or interest on any of its Class of Term Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Class of Term Loans than the proportion received by any other Lender in such Class, then the Lender receiving such greater proportion will purchase (for cash at face value) participations in the Term Loans of such Class of other Lenders in such Class to the extent necessary so that the benefit of all such payments will be shared by the Lenders in such Class ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Term Loans of such Class; provided that (a) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations will be rescinded and the purchase price restored to the extent of such recovery, without interest, and (b) the provisions of this paragraph (3) will not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Term Loans to any assignee or participant. The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(4)	Unless the Administrative Agent has received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(5)	If any Lender fails to make any payment required to be made by it pursuant to Section 2.03(1) or 2.15(3), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under Section 2.03(1) or 2.15(3), as applicable, until all such unsatisfied obligations are fully paid.

Section 2.16.            Mitigation Obligations; Replacement of Lenders.

(1)	If any Lender requests compensation under Section 2.12, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, then such Lender will use reasonable efforts to designate a different lending office for funding or booking its Term Loans hereunder or assign its rights and obligations hereunder to another of its offices, branches or Affiliates if, in the reasonable judgment of such Lender, such designation or assignment (a) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.14, as applicable, in the future and (b) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(2)	If any Lender requests compensation under Section 2.12 or is a Defaulting Lender, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, then the Borrower may, at its sole expense, upon notice to such Lender and the Administrative Agent, either (a) prepay such Lender’s outstanding Term Loans hereunder in full on a non-pro rata basis without premium or penalty (including with respect to the processing and recordation fee referred to in Section 10.04(2)(b)(ii)) or (b) require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that will assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) in the case of clause (b) above, the Borrower has received the prior written consent of the Administrative Agent, which consent will not unreasonably be withheld, if a consent by the Administrative Agent would be required under Section 10.04 for an assignment of Term Loans to such assignee, (ii) such Lender has received payment of an amount equal to the outstanding principal of its Term Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments. No action by or consent of the Defaulting Lender will be necessary in connection with such removal or assignment. In connection with any such assignment, the Borrower, the Administrative Agent, the Defaulting Lender and the replacement Lender will otherwise comply with Section 10.04; provided that if such Defaulting Lender does not comply with Section 10.04 within three Business Days after the Administrative Agent’s or the Borrower’s request, compliance with Section 10.04 will not be required to effect such assignment. Nothing in this Section 2.16 will be deemed to prejudice any rights that the Borrower may have against any Lender that is a Defaulting Lender.

(3)	If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination that, pursuant to the terms of

Section 10.08, requires the consent of such Lender and with respect to which the Required Lenders have granted their consent, then the Borrower will have the right (unless such Non-Consenting Lender grants such consent) at its sole expense, to either (a) prepay such Lender’s outstanding Term Loans hereunder in full on a non-pro rata basis without premium or penalty (including with respect to the processing and recordation fee referred to in Section 10.04(2)(b)(ii)) or (b) replace such Non-Consenting Lender by deeming such Non-Consenting Lender to have assigned its Term Loans and its Commitments hereunder to one or more assignees reasonably acceptable to the Administrative Agent if a consent by the Administrative Agent would be required under Section 10.04 for an assignment of Term Loans to such Assignee; provided that (i) all Obligations of the Borrower owing to such Non-Consenting Lender (including any amounts due under Section 2.12, 2.13 or 2.14) being removed or replaced will be paid in full to such Non-Consenting Lender concurrently with such removal or assignment and (ii) in the case of clause (b) above, such Non-Consenting Lender will have received payment of an amount equal to the principal amount thereof plus accrued and unpaid interest thereon.  No action by or consent of the Non-Consenting Lender will be necessary in connection with such removal or assignment, in the case of clause (b) above, which shall be immediately and automatically effective upon payment of such purchase price.  In connection with any such assignment, the Borrower, the Administrative Agent, such Non-Consenting Lender and the replacement Lender will otherwise comply with Section 10.04; provided that if such Non-Consenting Lender does not comply with Section 10.04 within three Business Days after the Administrative Agent’s or the Borrower’s request, compliance with Section 10.04 will not be required to effect such assignment.

Section 2.17.            [Reserved].

Section 2.18.            Incremental Facilities.

(1)	Notice. At any time and from time to time, on one or more occasions, subject to the terms and conditions set forth herein, the Borrower may, by notice to the Administrative Agent, increase the aggregate principal amount of any outstanding tranche of Term Loans or add one or more additional tranches of term loans under the Loan Documents (the “Incremental Term Loans”; each such increase or tranche, an “Incremental Facility”).

(2)	Ranking. Incremental Facilities will rank either pari passu or junior in right of payment with the ~~Initial~~Amendment No. 1 Term Loans and will be either unsecured or secured by Liens that secure the ~~Initial~~Amendment No. 1 Term Loans on a pari passu or junior basis, in each case as set forth in the applicable Incremental Facility Amendment.

(3)	Size. The aggregate principal amount of Incremental Facilities incurred pursuant to this Section 2.18 together with the aggregate principal amount of Incremental Equivalent Term Debt incurred pursuant to Section 6.01(1) will not exceed, in the aggregate, an amount equal to (a) the Incremental Fixed Amount plus (b) the Incremental Ratio Amount (the sum of the Incremental Fixed Amount and the Incremental Ratio Amount, the “Incremental Amount”). Calculation of the Incremental Amount shall be made on a Pro Forma Basis (giving effect, for purposes of clause (~~2~~b) of the Incremental Amount, to the use of proceeds of any relevant Incremental Facility) and evidenced by a certificate from a

Responsible Officer of the Borrower demonstrating such calculation in reasonable detail.  Each Incremental Facility Amendment executed in connection with an Incremental Facility will identify whether all or any portion of such Incremental Facility is being incurred pursuant to the Incremental Fixed Amount, the Incremental Ratio Amount or a combination thereof. If the Borrower incurs Indebtedness under an Incremental Facility (or Incremental Equivalent Term Debt) using the Incremental Fixed Amount on the same date that it incurs any such Indebtedness using the Incremental Ratio Amount, the Incremental Ratio Amount will be calculated without regard to any incurrence of indebtedness under the Incremental Fixed Amount. Unless the Borrower elects otherwise, each incurrence of Incremental Facility (or Incremental Equivalent Term Debt) will be deemed incurred first as Incremental Ratio Amount to the extent permitted, with any balance incurred under the Incremental Fixed Amount. The Borrower may classify, and may later reclassify, indebtedness incurred under an Incremental Facility (or any Incremental Equivalent Term Debt) as incurred as, and in reliance on, the Incremental Fixed Amount, Incremental Ratio Amount, or both, on the date of incurrence and thereafter, to the extent permitted on the date of classification (or the date of any such reclassification). Each Incremental Facility will be in an integral multiple of $1,000,000 and in an aggregate principal amount that is not less than $10,000,000 (or such lesser minimum amount approved by the Administrative Agent in its reasonable discretion); provided that such amount may be less than such minimum amount or integral multiple amount without the Administrative Agent’s consent if such amount represents all the remaining availability under the Incremental Amount at such time.

(4)	Incremental Lenders. Incremental Term Loans may be provided by any existing Lender (it being understood that no existing Lender will have an obligation to provide Incremental Term Loans) or any Additional Lender. While existing Lenders may (but are not obligated unless invited and so elect) participate in any syndication of an Incremental Facility and may (but are not obligated unless invited and so elect) become lenders with respect thereto, the existing Lenders will not have any right to participate in any syndication of, and will not have any right of first refusal or other right to provide all or any portion of, any Incremental Facility or Incremental Term Loan except to the extent the Borrower and the arrangers thereof, if any, in their discretion, choose to invite or include any such existing Lender (which may or may not apply to all existing Lenders and may or may not be pro rata among existing Lenders). Final allocations in respect of any Incremental Facilities will be made by the Borrower together with the arrangers thereof, if any, in their discretion, in accordance with this Section 2.18.

(5)	Incremental Facility Amendments; Use of Proceeds. Each Incremental Facility will become effective pursuant to an amendment (which may, at the option of the Administrative Agent and the Borrower, be in the form of an amendment and restatement) (each, an “Incremental Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, the Administrative Agent and, with respect to any amendment (or amendment and restatement) of this Agreement, each Lender or Additional Lender providing such Incremental Facility (the “Incremental Lenders”). The Administrative Agent will promptly notify each Lender as to the effectiveness of each Incremental Facility Amendment. Incremental Facility Amendments may, without the consent of any other Lenders, effect such amendments to this Agreement and the other

Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.18 and to make an Incremental Term Loan fungible (including for tax purposes) with other Term Loans (subject to the limitations under paragraphs (7) and (8) of this Section 2.18).  Without limiting the foregoing, an Incremental Facility Amendment may, without the consent of any other Lenders, (a) extend or add “call protection” to any existing tranche of Term Loans, including in the form of amendments to Section 2.21, and (b) amend the schedule of amortization payments relating to any existing tranche of Term Loans, including in the form of amendments to Section 2.06 (provided, that any such amendment shall not decrease any amortization payment to any Lender that would have otherwise been payable to such Lender prior to the effectiveness of the applicable Incremental Facility Amendment), in the case of each clause (a) and (b), so that such Incremental Term Loans and the applicable existing Term Loans form the same Class of Term Loans; provided, that such amendments are not materially adverse to the existing Lenders (as determined in good faith by the Borrower).  Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Facility Amendment, this Agreement and the other Loan Documents, as applicable, will be deemed amended (or amended and restated) to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Facility and the Incremental Term Loans evidenced thereby. This Section 2.18 shall supersede any provisions in Section 2.15 or 10.08 to the contrary. The Borrower and its Restricted Subsidiaries may use the proceeds of the Incremental Term Loans for any purpose not prohibited by this Agreement.

(6)	Conditions. The availability of Incremental Term Loans will be subject solely to the following conditions, subject, for the avoidance of doubt, to Section 1.09, measured on the date of the initial borrowing under (or, as applicable pursuant to Section 1.09, receipt of commitments with respect to) any such Incremental Facility:

(a)	no Event of Default shall have occurred and be continuing or would exist immediately after giving effect thereto; provided that the condition set forth in this clause (a) may be waived or not required (other than with respect to any Specified Event of Default) by the Persons providing such Incremental Facilities if the proceeds of the initial Borrowings under such Incremental Facilities will be used to finance, in whole or in part, a Permitted Acquisition or other Investment permitted hereunder;

(b)	the representations and warranties in the Loan Documents will be true and correct in all material respects (except for representations and warranties that are already qualified by materiality, which representations and warranties will be accurate in all respects) immediately prior to, and immediately after giving effect to, the incurrence of such Incremental Term Loans; provided that the condition set forth in this clause (b) may be waived or not required (other than with respect to the Specified Representations) if (i) the proceeds of the initial Borrowings under such Incremental Facilities will be used to finance, in whole or in part, a Permitted Acquisition or other Investment permitted hereunder or (ii) the Incremental Term Loans are incurred in connection with any Limited Condition Transaction; and

(c)	such other conditions (if any) as may be required by the Incremental Lenders providing such Incremental Term Loans, unless such other conditions are waived by such Incremental Lenders.

(7)	Terms. Each Incremental Facility Amendment will set forth the amount and terms of the relevant Incremental Facility. The terms of each Incremental Facility will be as agreed between the Borrower and the Incremental Lenders providing such Incremental Term Loans; provided that:

(a)	the final maturity date of such Incremental Term Loans will be no earlier than the Latest Maturity Date of the ~~Initial~~Amendment No. 1 Term Loans; provided that this clause (a) shall not apply to (i) any Customary Bridge Facility or (ii) Indebtedness that otherwise satisfies the criteria set forth in this Section 2.18, up to the Inside Maturity Basket;

(b)	the Weighted Average Life to Maturity of such Incremental Term Loans will be no shorter than the longest remaining Weighted Average Life to Maturity of the ~~Initial Term Loans;~~Amendment No. 1 Term Loans (without giving effect to any amortization payments on account of Amendment No. 1 Term Loans); provided that this clause (b) shall not apply to (i) any Customary Bridge Facility or (ii) Indebtedness that otherwise satisfies the criteria set forth in this Section 2.18, up to the Inside Maturity Basket;

(c)	such Incremental Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis~~) in any mandatory repayments provided for herein of the Initial Term Loans (~~ other than any repayment of such Incremental Term Loans at maturity ~~or~~, with the proceeds of refinancing Indebtedness~~);~~ or in respect of an earlier maturing tranche) in any mandatory repayments and/or prepayments provided for herein of the Amendment No. 1 Term Loans;

(d)	no Incremental Facility will be secured by any assets or property that does not constitute Collateral;

(e)	no Incremental Facility will be guaranteed by any Person other than a Guarantor; and

(f)	~~(i)~~All other terms of any Incremental Facility will be on terms and ~~conditions that are, taken as a whole, not materially more favorable to the lenders or holders providing such Indebtedness than,~~pursuant to documentation to be determined by the Borrower and the providers of such Incremental Facility; provided, that to the extent such terms are not consistent with those applicable to the ~~Initial~~Amendment No. 1 Term Loans, as determined in good faith by a Responsible Officer of the Borrower ~~(except for covenants applicable only to periods after the Latest Maturity Date of the Initial Term Loans at the time of incurrence, as otherwise specifically addressed in this clause (7) or clause (8) below or to the extent such more favorable terms are incorporated for the benefit of the holders of the Initial Term Loans) and~~

~~(ii) solely to the extent that any terms and conditions applicable to any Incremental Term Loans are not consistent with the foregoing, such Incremental Term Loans~~such terms shall be reasonably satisfactory to the Administrative Agent and the Borrower.

(8)	Pricing. The interest rate, fees and original issue discount for any Incremental Term Loans will be as determined by a Responsible Officer of the Borrower and the Incremental Lenders providing such Incremental Term Loans; provided that in the event that the All-In Yield applicable to any Incremental Term Loans that (i) are broadly syndicated, (ii) have a floating interest rate, (iii) are denominated in Dollars, (iv) are incurred within eighteen (18) months after the Amendment No. 1 Effective Date and (v) are secured on a pari passu basis with the ~~Initial Term Loans~~Amendment No. 1 Term Loans (excluding any Incremental Facility (A) that has an outside maturity date at least one (1) year after the Latest Maturity Date of the Amendment No. 1 Term Loans at the time of incurrence thereof, (B) incurred as a Permitted Refinancing Indebtedness, or (C) in an aggregate original principal amount up to the greater of (x) $335 million and (y) an amount equal to the Equivalent Percentage of the amount in the preceding clause (x) multiplied by TTM Consolidated EBITDA of the Borrower on a Pro Forma Basis as of the applicable date of determination), exceeds the All-In Yield of the ~~Initial~~Amendment No. 1 Term Loans by more than 50 basis points, then the All-In Yield for the ~~Initial~~Amendment No. 1 Term Loans shall be increased to the extent necessary so that the All-In Yield of such Term Loans is equal to the All-In Yield of such Incremental Term Loans minus 50 basis points; provided, further, that any increase in the All-In Yield of the Term Loans due to an increase in Term SOFR, the Term SOFR Reference Rate or ABR, as applicable, “floor” on any Incremental Term Loan shall be effected solely through an increase in such “floor” (or an implementation thereof, as applicable) applicable to the ~~Initial~~Amendment No. 1 Term Loans.

Section 2.19.            Refinancing Term Loans.

(1)	Refinancing Term Loans. At any time after the Closing Date, the Borrower may obtain, from any Lender or any Additional Lender, Credit Agreement Refinancing Indebtedness in respect of all or any portion of the Term Loans, in the form of Refinancing Term Loans pursuant to a Refinancing Amendment.

(2)	Refinancing Amendments. The effectiveness of any Refinancing Amendment will be subject only to the satisfaction on the date thereof of such of the conditions as may be requested by the providers of the Refinancing Term Loans. The Administrative Agent will promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement will be deemed amended (or amended and restated, as applicable) to the extent (but only to the extent) necessary to reflect the existence and terms of the Refinancing Term Loans incurred pursuant thereto (including any amendments necessary to treat the Term Loans subject thereto as Refinancing Term Loans).

(3)	Required Consents. Any Refinancing Amendment may, without the consent of any Person other than the Administrative Agent, the Borrower and the Lenders or Additional Lenders providing Refinancing Term Loans, effect such amendments (or amendment and restatements) to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.19.  This Section 2.19 supersedes any provisions in Section 2.15 or 10.08 to the contrary. The transactions contemplated by this Section 2.19 will not require the consent of any other Lender or any other Person, and the requirements of any provision of this Agreement (including Sections 2.08 and 2.15) or any other Loan Document that may otherwise prohibit any transaction contemplated by this Section 2.19 will not apply to any of the transactions effected pursuant to this Section 2.19.

(4)	Providers of Refinancing Term Loans. Refinancing Term Loans may be provided by any existing Lender (it being understood that no existing Lender shall have an obligation to make all or any portion of any Refinancing Term Loan) or by any Additional Lender. Any Lender approached to provide all or a portion of Refinancing Term Loans may elect or decline, in its sole discretion, to provide such Refinancing Term Loans (it being understood that there is no obligation to approach any existing Lenders to provide Refinancing Term Loans).

Section 2.20.            Extensions of Term Loans.

(1)	Extension Offers. Pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders of Term Loans of a particular Class with a like Maturity Date (and with respect to any Extension Offer each Lender may, in its sole discretion, choose whether to accept or reject such Extension Offer), the Borrower may extend such Maturity Date and otherwise modify the terms of such Term Loans pursuant to the terms set forth in an Extension Offer (each, an “Extension,” and each group of such Term Loans so extended, as well as any such Term Loans of the same Class not so extended, being a “tranche”). Each Extension Offer will specify the minimum amount of Term Loans with respect to which an Extension Offer may be accepted, which will be an integral multiple of $1.0 million and an aggregate principal amount that is not less than $10.0 million (or (a) if less, the aggregate principal amount of such Term Loans outstanding or (b) such lesser minimum amount as is approved by the Administrative Agent, such consent not to be unreasonably withheld, conditioned or delayed), and will be made on a pro rata basis to all Lenders of Term Loans of a particular Class with a like Maturity Date. If the aggregate outstanding principal amount of such Term Loans (calculated on the face amount thereof) in respect of which Lenders have accepted an Extension Offer exceeds the maximum aggregate principal amount of Term Loans offered to be extended pursuant to an Extension Offer, then the Term Loans of such Lenders will be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer. There is no requirement that any Extension Offer or Extension Amendment (defined as follows) be subject to any “most favored nation” pricing provisions. The terms of an Extension Offer will be determined by the Borrower and an Extension Offer may contain one or more conditions to its effectiveness, including that a minimum amount of Term Loans or any or all applicable tranches be tendered.

(2)	Extension Amendments. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents (which may, at the option of the Administrative Agent and the Borrower, be in the form of an amendment and restatement of this Agreement or such Loan Document, as applicable) (an “Extension Amendment”) as may be necessary in order to establish new tranches in respect of Extended Term Loans and such amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new tranches. This Section 2.20 supersedes any provisions of Section 2.15 or 10.08 to the contrary. Except as otherwise set forth in an Extension Offer, there will be no conditions to the effectiveness of an Extension Amendment. Extensions will not constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

(3)	Terms of Extension Offers and Extension Amendments. The terms of any Extended Term Loans will be set forth in an Extension Offer and as agreed between the Borrower and the Extending Term Lenders accepting such Extension Offer; provided that:

(a)	the final maturity date of such Extended Term Loans will be no earlier than the Latest Maturity Date applicable to the Term Loans subject to such Extension Offer;

(b)	the Weighted Average Life to Maturity of any such Extended Term Loans will be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans subject to such Extension Offer;

(c)	any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis other than with respect to payments at maturity or with the proceeds of refinancing Indebtedness) in mandatory repayments ~~of Initial~~and/or prepayments of Amendment No. 1 Term Loans provided for herein;

(d)	such Extended Term Loans are not secured by any assets or property that does not constitute Collateral;

(e)	such Extended Term Loans are not guaranteed by any Person other than a Subsidiary Loan Party; and

(f)	the other terms and conditions applicable to the Extended Term Loans are (a) substantially identical to, or, taken as a whole, no more favorable to the lenders or holders providing such Extended Term Loans than, those applicable to the Term Loans subject to such Extension Offer (except for covenants applicable only to periods after the Latest Maturity Date of the ~~Initial~~Amendment No. 1 Term Loans at the time of incurrence) or (b) solely to the extent that any terms and conditions applicable to such Extended Term Loans are not the substantially same as, or are ~~materially more restrictive on the Borrower and the Restricted Subsidiaries~~taken as a whole, more favorable to the lenders or holders providing such Extended Term Loans than, those then applicable to the Term Loans subject to such Extension Offer, shall otherwise reflect customary market terms and conditions at the time of such incurrence of Indebtedness, in each case as determined in good faith by a Responsible Officer of the Borrower (provided that a certificate of a Responsible

Officer delivered to the Administrative Agent at least four (4) Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to the incurrence of such Extended Term Loans together with a reasonably detailed description of the material covenants and event of default of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement of this clause (f) shall be conclusive evidence that such Indebtedness satisfies this clause (f) unless the Administrative Agent notifies the Borrower in writing within such four (4) Business Day (or shorter) period that it disagrees with such determination (including a description of the basis upon which it disagrees)); provided that this clause (f) will not apply to (w) terms addressed in the preceding clauses (a) through (e), (x) interest rate, rate floors, fees, funding discounts and other pricing terms, (y) payment, redemption, prepayment or other premiums, or (z) optional prepayment or redemption terms.

Any Extended Term Loans will constitute a separate tranche of Term Loans from the Term Loans held by Lenders that did not accept the applicable Extension Offer.

(4)	Required Consents. No consent of any Lender or any other Person will be required to effectuate any Extension, other than the consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned), the Borrower and the applicable Extending Term Lender(s). The transactions contemplated by this Section 2.20 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans on such terms as may be set forth in the relevant Extension Offer) will not require the consent of any other Lender or any other Person, and the requirements of any provision of this Agreement (including Sections 2.08 and 2.15) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.20 will not apply to any of the transactions effected pursuant to this Section 2.20.

Section 2.21.            Prepayment Premium.  In the event that a ~~Protected~~Repricing Transaction is consummated during the period commencing on the ~~Closing~~Amendment No. 1 Effective Date and ending prior to the date that is ~~three years~~six months after the ~~Closing~~Amendment No. 1 Effective Date, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each Lender with ~~Initial~~Amendment No. 1 Term Loans that are either repaid, converted or subjected to a pricing reduction in connection with such ~~Protected~~Repricing Transaction a fee in an amount equal to 1.00% of (a) in the case of a ~~Protected~~Repricing Transaction ~~prior to the first anniversary of the Closing Date, 3.00% of~~described in clause (1) of the definition thereof, the aggregate principal amount of all ~~Initial~~Amendment No. 1 Term Loans ~~of such Lender~~ prepaid (or converted~~,~~) in connection with such Repricing Transaction and (b) in the case of a Repricing Transaction described in clause (2) of the definition thereof, the aggregate principal amount of all Amendment No. 1 Term Loans outstanding on such date that are subject to an effective pricing reduction or a mandatory

~~assignment, as applicable) in connection with such Protected Transaction, (b) in the case of a Protected Transaction on or after the first anniversary of the Closing Date but prior to the secondanniversary of the Closing Date, 2.00% of the aggregate principal amount of all Initial Term Loans of such Lender prepaid (or converted, subject to an effective pricing reduction or a mandatory assignment, as applicable) in connection with such Protected Transaction and (c) in the case of a Protected Transaction on or after the second anniversary of the Closing Date but prior to the third anniversary of the Closing Date, 1.00% of the aggregate principal amount of all Initial Term Loans of such Lender prepaid (or converted, subject to an effective pricing reduction or a mandatory assignment, as applicable) in connection with such Protected~~ pursuant to such Repricing Transaction.  Such fees shall be earned, due and payable upon the date of the consummation of such ~~Protected~~Repricing Transaction.

Article III

Representations and Warranties

To induce the Lenders to make any extension of credit hereunder on or after the Closing Date, the Borrower, with respect to itself and each of the Restricted Subsidiaries, represents and warrants (i) on the ~~Closing~~Amendment No. 1 Effective Date and (ii) on each date and to the extent otherwise required hereunder (and subject, for the avoidance of doubt, to Section 1.09), each of the following to each Agent and to each of the Lenders.

Section 3.01.            Organization; Powers.  The Borrower and each Loan Party:

(1)	is a Person duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (to the extent such status or an analogous concept applies to such an organization or in such jurisdiction);

(2)	has all requisite corporate or other organizational power and authority to own its property and assets and to carry on its business as now conducted;

(3)	is qualified to do business in each jurisdiction where such qualification is required, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect; and

(4)	has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents to which it is a party and each other agreement or instrument contemplated thereby to which it is a party.

Section 3.02.            Authorization; No Contravention.

(1)	The execution, delivery and performance by the Loan Parties of each of the Loan Documents to which it is a party have been duly authorized by all necessary corporate or other organizational action.

(2)	The execution, delivery and performance by each Loan Party of each Loan Document to which such Loan Party is a party and the consummation of the Transactions will not:

(a)	result in a breach or contravention of, or the creation of any Lien (other than any Liens created by the Loan Documents and Permitted Lien) upon the property or assets of such Loan Party or any of the Restricted Subsidiaries under (i) any Contractual Obligation to which such Loan Party is a party or affecting such Loan

Party or the properties or assets of such Loan Party or any of its Restricted Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property or assets is subject;

(b)	violate applicable Law; or

(c)	contravene the terms of its Organizational Documents;

except with respect to clauses (a) and (b) of this Section 3.02(2) as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.03.            Enforceability.  This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party that is party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against each such Loan Party in accordance with its terms, subject to:

(1)	the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws (including Debtor Relief Laws) affecting creditors’ rights generally;

(2)	general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(3)	implied covenants of good faith and fair dealing; and

(4)	any foreign laws, rules and regulations as they relate to pledges of Equity Interests in Non-U.S. Subsidiaries.

Section 3.04.            Governmental Approvals.  No material action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, except for:

(1)	filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties;

(2)	filings which may be required under Environmental Laws;

(3)	filings as may be required under the Exchange Act and applicable stock exchange rules in connection therewith;

(4)	such as have been made or obtained and are in full force and effect (except to the extent not required to be obtained, taken, given or made or in full force and effect pursuant to the Security Documents);

(5)	such actions, consents, approvals, registrations or filings the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect.

Section 3.05.            Title to Properties; Liens.  Each of the Borrower and the Subsidiary Loan Parties has valid fee simple title to, or valid leasehold interests in, or easements or other limited property interests in, all of its Real Properties and valid title to its personal property and assets, in each case, except for Permitted Liens or defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes, in each case, except where the failure to have such title, interest or easement would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  All such properties and assets are free and clear of Liens, other than Permitted Liens.

Section 3.06.            Subsidiaries. Schedule 3.06 sets forth as of the ~~Closing~~Amendment No. 1 Effective Date and after giving effect to the Transactions, the name and jurisdiction of incorporation, formation or organization of the Borrower and each Restricted Subsidiary and, as to each Restricted Subsidiary, the percentage of each class of Equity Interests owned by the Borrower or by any other Subsidiary of the Borrower.

Section 3.07.            Litigation; Compliance with Laws.

(1)	There are no actions, suits or proceedings, or, to the knowledge of the Borrower, investigations at law or in equity or by or on behalf of any Governmental Authority or in arbitration now pending, or, to the knowledge of the Borrower, threatened in writing against or affecting the Borrower or any Restricted Subsidiary or any business, property or rights (including any studies, tests or preclinical or clinical trials) of any such Person (excluding any actions, suits or proceedings arising under or relating to any Environmental Laws, which are subject to Section 3.13, but including in respect of any Health Care Law), in each case, which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(2)	To the knowledge of the Borrower, none of the Borrower, any Restricted Subsidiary or their respective properties or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any law, rule or regulation (including any zoning, building, ordinance, code or approval, or any building permit, but excluding any Environmental Laws, which are subject to Section 3.13) or any restriction of record or agreement affecting any property, or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.08.            Federal Reserve Regulations.

(1)	None of the Borrower or any Restricted Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

(2)	No part of the proceeds of any Term Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund Indebtedness originally incurred for such purpose or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or Regulation X.

Section 3.09.            Investment Company Act.  None of the Borrower or any Subsidiary Loan Party is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 3.10.            Use of Proceeds.  The Borrower shall use the proceeds of the Term Loans made on the ~~Closing~~Amendment No. 1 Effective Date to finance all or a portion of the Amendment No. 1 Transactions (as applicable) and the Amendment No. 1 Transaction Costs and, as to any remaining proceeds, for lawful corporate purposes.

Section 3.11.            Tax Returns.   Except as set forth on Schedule 3.11:

(1)	Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each of the Borrower and the Restricted Subsidiaries has filed or caused to be filed all federal, state, local and non-U.S. Tax returns required to have been filed by it; and

(2)	Each of the Borrower and the Restricted Subsidiaries has timely paid or caused to be timely paid (a) all Taxes shown to be due and payable by it on the returns referred to in clause (1) of this Section 3.11 and (b) all other Taxes or assessments (or made adequate provision (in accordance with GAAP) for the payment of all Taxes due) with respect to all periods or portions thereof ending on or before the Closing Date, in each case (A) which Taxes, if not paid or adequately provided for, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, ~~in each case~~or (B) except Taxes or assessments that are being contested in good faith by appropriate proceedings and for which, if applicable, the Borrower or any Restricted Subsidiary (as the case may be) has set aside on its books adequate reserves in accordance with GAAP.

Section 3.12.            No Material Misstatements.

(1)	All written factual information and written factual data (other than the Projections, estimates and information of a general economic or industry specific nature) concerning the Borrower or any Restricted Subsidiary that has been made available to the Administrative Agent or the Lenders, directly or indirectly, by or on behalf of the Borrower or any Restricted Subsidiary in connection with the Transactions, when taken as a whole and after giving effect to all supplements and updates provided thereto, is correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made.

(2)	The Projections that have been made available to the Administrative Agent or the Lenders by or on behalf of the Borrower in connection with the Transactions, when taken as a whole, have been prepared in good faith based upon assumptions that are believed by the Borrower to be reasonable at the time made and at the time delivered to the Administrative

Agent or the Lenders, it being understood by the Administrative Agent and the Lenders that:

(a)	the Projections are merely a prediction as to future events and are not to be viewed as facts;

(b)	the Projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower;

(c)	no assurance can be given that any particular Projections will be realized; and

(d)	actual results may differ and such differences may be material.

Section 3.13.            Environmental Matters.  Except as set forth on Schedule 3.13 or as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(1)	the Borrower and each of the Restricted Subsidiaries are in compliance with all Environmental Laws (including having obtained and complied with all permits, licenses and other approvals required under any Environmental Law for the operation of its business);

(2)	neither the Borrower nor any Restricted Subsidiary has received written notice of or is subject to any pending, or to the Borrower’s knowledge, threatened action, suit or proceeding alleging a violation of, or liability under, any Environmental Law that remains outstanding or unresolved;

(3)	to the Borrower’s knowledge, no Hazardous Material is located at, on or under any property currently or formerly owned, operated or leased by the Borrower or any Restricted Subsidiary and no Hazardous Material has been generated, owned, treated, stored, handled or controlled by the Borrower or any Restricted Subsidiary and transported to or Released at any location which, in each case, described in this clause (3), would reasonably be expected to result in liability to the Borrower or any Restricted Subsidiaries; and

(4)	there are no agreements in which the Borrower or any Restricted Subsidiary has expressly assumed or undertaken responsibility for any known or reasonably anticipated liability or obligation of any other Person arising under or relating to Environmental Laws or Hazardous Materials.

Section 3.14.            Security Documents.

(1)	Except as otherwise contemplated and subject to all exceptions, baskets, limitations and time periods to perfect afforded Loan Parties, in each case, hereunder or under any other Loan Documents, the Collateral Agreement is effective to create in favor of the Collateral Agent (for the benefit of the Secured Parties) legal and valid Liens on the Collateral described therein; and when financing statements in appropriate form are filed in the offices specified on Schedule III to the Collateral Agreement, a short form grant of security interest in Intellectual Property Rights (in substantially the form of Exhibit II to the Collateral

Agreement (for trademarks), Exhibit III to the Collateral Agreement (for patents) or Exhibit IV to the Collateral Agreement (for copyrights)) is properly filed in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and the Pledged Collateral described in the Collateral Agreement is delivered to the Collateral Agent (collectively, the “Perfection Actions”), the Liens on the Collateral granted pursuant to the Collateral Agreement will constitute fully perfected Liens on all right, title and interest of the grantors in such Collateral in which (and to the extent) a security interest can be perfected by taking the Perfection Actions under Article 9 of the Uniform Commercial Code, in each case prior to and superior in right of the Lien of any other Person (in each case, subject to Permitted Liens).

(2)	Notwithstanding anything herein (including this Section 3.14) or in any other Loan Document to the contrary, neither the Borrower nor any other Loan Party makes any representation or warranty (a) as to the effects of perfection or non-perfection, the priority or enforceability of any pledge of or security interest in any Excluded Assets or (b) as to the effects of perfection or non-perfection, the priority or enforceability of any pledge of or security interest in any Equity Interests of any Non-U.S. Subsidiary, or as to the rights and remedies of the Agents or any Lender with respect thereto, under foreign law.

Section 3.15.            Location of Real Property and Leased Premises.

(1)	Schedule 3.15(1) correctly identifies, in all material respects, as of the ~~Closing~~Amendment No. 1 Effective Date, all material Real Property owned in fee by the Loan Parties. As of the Closing Date, the Loan Parties own in fee all the Real Property set forth as being owned by them on Schedule 3.15(1).

(2)	Schedule 3.15(2) lists correctly in all material respects, as of the ~~Closing~~Amendment No. 1 Effective Date, all material Real Property leased by any Loan Party and the addresses thereof. As of the ~~Closing~~Amendment No. 1 Effective Date, the Loan Parties have in all material respects valid leases on all material Real Property set forth as being leased by them on Schedule 3.15(2).

~~(3) As of the Closing Date, there is no Material Real Property.~~

Section 3.16.            Solvency.  On the ~~Closing~~Amendment No. 1 Effective Date, after giving effect to the consummation of the Amendment No. 1 Transactions, including the making of the ~~Initial~~Amendment No. 1 Term Loans hereunder, and after giving effect to the application of the proceeds of the Amendment No. 1 Term Loans to refinance the Initial Term Loans:

(1)	the fair value of the assets of the Borrower and its Restricted Subsidiaries, on a consolidated basis, exceeds their debts and liabilities (subordinated, contingent or otherwise), on a consolidated basis;

(2)	the present fair saleable value of the property of the Borrower and its Restricted Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities

(subordinated, contingent or otherwise), on a consolidated basis, as such debts and other liabilities become absolute and matured;

(3)	the Borrower and its Restricted Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities (subordinated, contingent or otherwise), on a consolidated basis, as such liabilities become absolute and matured; and

(4)	the Borrower and its Restricted Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital.

For purposes of this Section 3.16, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.

Section 3.17.            Financial Statements; No Material Adverse Effect.

(1)	The consolidated balance sheets of the Borrower and its consolidated subsidiaries as at December 31, ~~2022~~2024, and the related statements of operations and cash flows of the Borrower and its consolidated subsidiaries fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein.

(2)	Since December 31, ~~2022~~2024, there has been no event that has had, or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(3)	The forecasts of consolidated balance sheets and income statements of the Borrower and its Subsidiaries which have been furnished to the Administrative Agent prior to the Closing Date, when taken as a whole, have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time furnished, it being understood that (i) no forecasts are to be viewed as facts, (ii) any forecasts are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower and its Subsidiaries and Affiliates, (iii) no assurance can be given that any particular forecasts will be realized and (iv) actual results may differ and such differences may be material.

Section 3.18.            Insurance.  As of the ~~Closing~~Amendment No. 1 Effective Date, all material insurance maintained by or on behalf of the Borrower or any Restricted Subsidiary is in full force and effect.

Section 3.19.            USA PATRIOT Act; Anti-Corruption; Sanctions.

(1)	To the extent applicable, each of the Borrower and the Restricted Subsidiaries is in compliance, in all material respects, with the USA PATRIOT Act.

(2)	No part of the proceeds of the Term Loans will be used by the Borrower or any of the Restricted Subsidiaries, directly or indirectly, (i) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of Anti-Corruption Laws, or (ii) in any manner that would result in the violation of any applicable Sanctions.

(3)	None of the Borrower or any Restricted Subsidiary, nor any of their respective directors or officers, nor, to the knowledge of the Borrower or any Restricted Subsidiary, any of their respective agents and employees, is any of the following:

(a)	a Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing effective September 24, 2001 (the “Executive Order”);

(b)	a Person owned or Controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(c)	a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any laws with respect to terrorism or money laundering;

(d)	a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(e)	a Sanctioned Person.

(4)	The Borrower and the Restricted Subsidiaries, and their respective officers and directors, and, to the knowledge of the Borrower or any Restricted Subsidiary, their respective employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that could reasonably be expected to result in the Borrower or any Restricted Subsidiary being designated as a Sanctioned Person.

(5)	The Borrower has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance in all material respects by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

Section 3.20.            Intellectual Property Rights; Licenses, Etc.  Except as would not reasonably be expected to have a Material Adverse Effect:

(1)	the Borrower and each Restricted Subsidiary owns, or possesses the right to use, all of the patents, patent rights, inventions, know-how, trademarks, service marks, trade names, copyrights or mask works, domain names, trade secrets and other intellectual property rights (collectively, “Intellectual Property Rights”) that are reasonably necessary for the operation of their respective businesses (provided the foregoing shall not be construed as a warranty with respect to non-infringement, misappropriation or other violation of any third party Intellectual Property Rights);

(2)	to the knowledge of the Borrower or any Restricted Subsidiary, neither the Borrower nor any of the Restricted Subsidiaries nor any Intellectual Property Rights, product, process, method, substance, part or other material now made, used, employed, sold or offered for sale by the Borrower or the Restricted Subsidiaries, nor the business of the Borrower or any of the Restricted Subsidiaries is infringing upon, misappropriating or otherwise violating Intellectual Property Rights of any Person, but excluding any (i) infringement of any Intellectual Property Rights caused by the filing of any abbreviated new drug application for a product filed with the FDA pursuant to §505(j) of the United States Federal Food, Drug, and Cosmetic Act, as amended from time to time (the “FFDCA”) or by the filing of any new drug application for a product filed with the FDA pursuant to §505(b)(2) of the FFDCA and (ii) infringement of any Intellectual Property Rights alleged pursuant to a Paragraph IV Proceeding for which a Paragraph IV Certification Notice has been made; and

(3)	no claim or litigation (including any cease and desist letters) regarding any of the foregoing in (1) or (2) is pending or, to the knowledge of the Borrower, threatened. The representations set forth in Section 3.20(2) and this Section 3.20(3) are the only representations given by the Borrower (including on behalf of its Restricted Subsidiaries) with respect to non-infringement, no misappropriation and no other violation of Intellectual Property Rights.

Section 3.21.            Employee Benefit Plans.  Except as would not reasonably be expected to have a Material Adverse Effect, the Borrower and each of its ERISA Affiliates are in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder with respect to all Plans.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, would reasonably be expected to have a Material Adverse Effect.  Except as would not reasonably be expected to have a Material Adverse Effect, the present value of all accumulated benefit obligations under all Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plans, in the aggregate.

Section 3.22.            Labor Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (1) there are no strikes or other labor disputes against any of the Borrower or its Restricted Subsidiaries pending or, to the knowledge of the Borrower, threatened and (2) hours worked by and payment made based on hours worked to employees of each of the Borrower or its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Laws dealing with wage and hour matters.

Article IV

~~Conditions of Lending~~[Reserved]

~~Section 4.01. Conditions Precedent.  The agreement of each Lender to make Initial Term Loans on the Closing Date is subject solely to the satisfaction or waiver by the~~

~~Administrative Agent, prior to or concurrently with the making of the Initial Term Loans on the Closing Date, of the following conditions precedent:~~

~~(1) Loan Documents.  The Administrative Agent shall have received (a) this Agreement duly executed and delivered by a Responsible Officer of the Borrower, (b) the Collateral Agreement duly executed and delivered by a Responsible Officer of the Borrower and its Restricted Subsidiaries that are Subsidiary Loan Parties (including the related short form grants of security interest in Intellectual Property Rights duly executed and delivered by a Responsible Officer of each applicable Loan Party) and (c) an acknowledgment to the Closing Date ABL Intercreditor Agreement and the Closing Date Pari Passu Intercreditor Agreement, in each case, duly executed and delivered by a Responsible Officer of the Borrower and its Restricted Subsidiaries that are Subsidiary Loan Parties.~~

~~(2) Borrowing Request.  On or prior to the Closing Date, the Administrative Agent shall have received a Borrowing Request in respect of any New Money Initial Term Loans (including any Exchange Initial Term Loans).~~

~~(3) Closing Date Exchange and Refinancing.  All conditions precedent to effectiveness of the Existing Credit Facility Amendment have been satisfied or waived.  Substantially concurrently with the Closing Date, the Closing Date Exchange and Refinancing Transactions will be consummated.~~

~~(4) Fees.  Payment of all (a) fees required to be paid on the Closing Date pursuant to the Fee Letters and (b) reasonable (and reasonably documented) out-of-pocket expenses required to be paid on the Closing Date pursuant to the Engagement Letter, in each case to the extent invoiced in reasonable detail at least three (3) Business Days prior to the Closing Date (except as otherwise reasonably agreed by the Borrower).~~

~~(5) [Reserved].~~

~~(6) Closing Date Certificates.  The Administrative Agent shall have received such certificates of good standing from the applicable secretary of state (or other similar Governmental Authority) of the jurisdiction of organization of the Borrower and its Restricted Subsidiaries that are Subsidiary Loan Parties as of the Closing Date, customary resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the Borrower and its Restricted Subsidiaries that are Subsidiary Loan Parties as of the Closing Date evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which it is a party or is to be a party on the Closing Date, the Organizational Documents of each such Loan Party;~~

~~(7) Legal Opinions.  The Administrative Agent shall have received a customary legal opinion of Davis Polk & Wardwell LLP, special counsel to the Loan Parties.~~

~~(8) [Reserved].~~

~~(9) [Reserved].~~

~~(10) [Reserved].~~

~~(11) Know Your Customer and Other Required Information.  All outstanding documentation and other information about the Loan Parties required under applicable “know your customer” and anti-money laundering rules and regulations, as has been reasonably requested in writing by the Administrative Agent at least ten (10) Business Days prior to the Closing Date, will be provided not later than the date that is two (2) Business Days prior to the Closing Date.~~

~~(12) Representations and Warranties.  Each of the representations set forth in Article III will be true and correct in all material respects on the Closing Date after giving effect to the transactions to be consummated on the Closing Date; provided that in the case of any representation and warranty which is expressly related to a given date or period, such representation and warranty shall be true in all material respects as of the respective date or for the respective period, as the case may be.~~

~~There are no conditions, implied or otherwise, to the making of Initial Term Loans on the Closing Date other than as set forth in the preceding clauses (1) through (12) and upon satisfaction or waiver by the Administrative Agent of such conditions the Initial Term Loans will be made by the Lenders.  For purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement or the Existing Credit Facility Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Closing Date specifying its objection thereto.~~

Article V

Affirmative Covenants

The Borrower covenants and agrees with each Lender that so long as this Agreement is in effect and until the Commitments have been terminated and the Obligations have been Paid in Full, unless the Required Lenders otherwise consent in writing, the Borrower will, and will cause its Restricted Subsidiaries, to:

Section 5.01.            Existence; Businesses and Properties.

(1)	Preserve, renew and keep in full force and effect its legal existence under the Laws of the jurisdiction of its incorporation or organization, except:

(a)	in the case of a Restricted Subsidiary, where the failure to do so would not reasonably be expected to have a Material Adverse Effect; or

(b)	in connection with a transaction permitted under Section 6.05.

(2)	(a) Do or cause to be done all things reasonably necessary to lawfully obtain, preserve, renew, extend and keep in full force and effect the permits, franchises, authorizations, Intellectual Property Rights, licenses and rights with respect thereto material to the normal conduct of its business (including the Permits) and (b) maintain and preserve all property necessary to the normal conduct of its business and keep such property in good repair, working order and condition (ordinary wear and tear and casualty or condemnation excepted), in each case, except:

(i)	as expressly permitted by this Agreement;

(ii)	such as may expire, be abandoned or lapse in the ordinary course of business; or

(iii)	where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 5.02.            Insurance. Maintain, with insurance companies that the Borrower reasonably believes in good faith to be financially sound and reputable at the time the relevant coverage is placed or renewed, or with a Captive Insurance Subsidiary, insurance (including property, casualty and general liability) in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrower and the Restricted Subsidiaries) and against such risks as are customarily maintained by similarly situated Persons engaged in the same or similar businesses operating in the same or similar locations, and cause, as is appropriate and customary and, solely with respect to insurance maintained in the United States, any state thereof or the District of Columbia, the Collateral Agent (a) to be listed as an additional insured on liability policies or (b) in the case of property and casualty policies, contain a loss payable clause or endorsement listing the Collateral Agent as a co-loss payee thereon.  The Borrower will furnish to the Administrative Agent or Collateral Agent, upon reasonable written request, information in reasonable detail as to the insurance so maintained.  Notwithstanding the foregoing, it is understood and agreed that no Loan Party will be required to maintain flood insurance unless any Real Property owned by it is required to be so insured pursuant to the ~~Flood Insurance Laws~~flood insurance laws, because such Real Property is located in an area which has been identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the ~~Flood Insurance Laws~~flood insurance laws.

Section 5.03.            Taxes.  Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, pay and discharge promptly when due and payable all Taxes imposed upon it or its income or profits or in respect of its property, before the same becomes delinquent or in default; provided that such payment and discharge will not be required with respect to any Tax if (1) the validity or amount thereof is being contested in good faith by appropriate proceedings and (2) the Borrower or any affected Restricted Subsidiary, as applicable, has set aside on its books reserves in accordance with GAAP with respect thereto.

Section 5.04.            Financial Statements, Reports, etc.  Furnish to the Administrative Agent (which will promptly furnish such information to the Lenders):

(1)	within 90 days following the end of each fiscal year, commencing with the fiscal year ended December 31, 2023, a consolidated balance sheet and related statements of operations, cash flows and owners’ equity showing the financial position of the Borrower and the Restricted Subsidiaries as of the close of such fiscal year and the consolidated results of its operations during such fiscal year and, in each case, setting forth in comparative form the corresponding figures for the prior fiscal year, which consolidated balance sheet and related statements of operations, cash flows and owners’ equity will be prepared in accordance with GAAP, audited by any independent public accountants of recognized national standing, or such other accountants as are reasonably acceptable to the Administrative Agent, and accompanied by an opinion of such accountants (which opinion shall not be subject to any “going concern” statement, explanatory note or like qualification or exception (other than a “going concern” statement, explanatory note or like qualification or exception relating to an anticipated, but not actual, financial covenant default or an upcoming maturity date)) (the applicable financial statements delivered pursuant to this clause (1) being the “Annual Financial Statements”);

(2)	for the first three fiscal quarters of each fiscal year, within 45 days of such fiscal quarter end, commencing with the fiscal quarter ended March 31, 2024, (A) a consolidated balance sheet for the Borrower and the Restricted Subsidiaries as of the close of such fiscal quarter and (B) the consolidated results of operations and cash flows for the Borrower and the Restricted Subsidiaries during such fiscal quarter and the then-elapsed portion of the fiscal year and setting forth in comparative form the corresponding figures for the corresponding periods of the prior fiscal year, in each case, certified by a Responsible Officer of the Borrower on behalf of the Borrower as fairly presenting, in all material respects, the financial position and results of operations of the Borrower and the Restricted Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes (the applicable financial statements delivered pursuant to the above clause (2) being the “Quarterly Financial Statements” and, together with the Annual Financial Statements, the “Required Financial Statements”);

(3)	no later than five (5) days after the delivery of any Required Financial Statements, a certificate of a Financial Officer of the Borrower:

(a)	certifying that no Default (to the knowledge of such Financial Officer) or Event of Default has occurred and is continuing or, if such a Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

(b)	setting forth the calculation and uses of the Available Amount for the fiscal period then ended if the Borrower has used the Available Amount for any purpose during such fiscal period;

(c)	certifying a list of all Immaterial Subsidiaries, that each Subsidiary set forth on such list individually qualifies as an Immaterial Subsidiary and that all such Subsidiaries in the aggregate do not exceed the limitation set forth in clause (ii) of the definition of the term “Immaterial Subsidiary;”

(d)	setting forth, in reasonable detail, the calculation of the First Lien Net Leverage Ratio for the most recent period of four consecutive fiscal quarters as of the close of such fiscal year or such fiscal quarter, as applicable;

(e)	certifying a list of all Unrestricted Subsidiaries at such time and that each Subsidiary set forth on such list ~~qualifies as~~constitutes an Unrestricted Subsidiary; and

(f)	with respect to the Financial Officer certificate delivered with regard to Annual Financial Statements only, setting forth the calculation of Excess Cash Flow for such Excess Cash Flow Period;

(4)	promptly after the same become publicly available, copies of all periodic and other publicly available reports, proxy statements and, to the extent requested by the Administrative Agent, other materials publicly filed by the Borrower or any Restricted Subsidiary with the SEC or, after an initial public offering, distributed to its stockholders generally, as applicable, and in any case not otherwise required to be delivered to the Administrative Agent pursuant to any Loan Document;

(5)	within 60 days following the end of each fiscal year, commencing with the fiscal year ending December 31, 2023, a consolidated annual budget for the succeeding fiscal year in the form customarily prepared by the Borrower (the “Budget”), which Budget will in each case be accompanied by the statement of a Financial Officer of the Borrower on behalf of the Borrower to the effect that the Budget is based on assumptions believed by the Borrower to be reasonable as of the date of delivery thereof; provided that the Budget shall only be made available to Lenders on the Private Investor portion of the Platform;

(6)	upon the reasonable written request of the Collateral Agent (which shall be at least forty five (45) day prior to the date by which Annual Financial Statements are required to be delivered hereunder for such year), concurrently with the delivery of the Annual Financial Statements, an updated Perfection Certificate (or, to the extent such request relates to specified information contained in the Perfection Certificate, such information) reflecting all changes since the date of the information most recently received pursuant to this paragraph (6) or Section 5.10, as applicable;

(7)	promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Restricted Subsidiary, in each case, as the Administrative Agent may reasonably request (for itself or on behalf of any Lender) in writing; and

(8)	promptly upon reasonable written request by the Administrative Agent (so long as the following are obtainable using commercially reasonable measures), copies of any documents described in Section 101(k)(1) of ERISA that the Borrower or any of its ERISA Affiliates may request with respect to any Multiemployer Plan; provided that if the Borrower or the applicable ERISA Affiliate has not requested such documents from the administrator or sponsor of the applicable Multiemployer Plan, the Borrower or the applicable ERISA Affiliate shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof.

Anything to the contrary notwithstanding, the obligations in clauses (1) and (2) of this Section 5.04 may be satisfied with respect to financial information of the Borrower and the Restricted Subsidiaries by furnishing (1) the applicable financial statements of any Parent Entity or (2) the Borrower’s (or any such other Parent Entity’s), as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC; provided that (i) the delivery requirements under this Section 5.04 may be satisfied in accordance with the provisions set forth in Section 10.01 and (ii) with respect to each of the foregoing clauses (1) and (2) (a) to the extent such information relates to a Parent Entity, such information is accompanied by consolidating information (which need not be audited) that explains in reasonable detail the differences between the information relating to such Parent Entity, on the one hand, and the information relating to the Borrower and the Restricted Subsidiaries on a standalone basis, on the other hand, and (b) to the extent such information is in lieu of information required to be provided under Section 5.04(1), such materials are prepared in accordance with GAAP and accompanied by a report and opinion of any independent public accountants of recognized national standing, or such other accountants as are reasonably acceptable to the Administrative Agent, and accompanied by an opinion of such accountants (which opinion shall not be subject to any “going concern” statement, explanatory note or like qualification or exception (other than a “going concern” statement, explanatory note or like qualification or exception relating to an anticipated, but not actual, financial covenant default or an upcoming maturity date)). The obligations in clauses (1) and (2) of this Section 5.04 may be satisfied by delivery of financial information of the Borrower and its Subsidiaries so long as such financial statements include a reasonably detailed presentation (which need not be audited), either on the face of the financial statements or in the footnotes thereto, or in supplementary information furnished, of the financial condition and results of operations of the Borrower and the Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Borrower.

Documents required to be delivered pursuant to this Section 5.04 may be delivered electronically in accordance with Section 10.01(5).

Section 5.05.            Litigation and Other Notices.  Furnish to the Administrative Agent (which will promptly thereafter furnish to the Lenders) written notice of the following promptly after any Responsible Officer of the Borrower obtains actual knowledge thereof:

(1)	any continuing Default or Event of Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

(2)	the filing or commencement of, or any written threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against the Borrower or any of the Restricted Subsidiaries as to which an adverse determination is reasonably probable and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect; and

(3)	the occurrence of any ERISA Event that, together with all other ERISA Events that have occurred, would reasonably be expected to have a Material Adverse Effect.

Section 5.06.            Compliance with Laws.  Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property and assets (including ERISA and Health Care Laws), except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided that this Section 5.06 will not apply to Environmental Laws, which are the subject of Section 5.09, or laws related to Taxes, which are the subject of Section 5.03.  The Borrower will, and will cause each of its Subsidiaries to, maintain in effect and enforce policies and procedures reasonably designed to ensure compliance by the Borrower, its Subsidiaries and the respective directors, officers, employees and agents of the foregoing with Anti-Corruption Laws and applicable Sanctions.

Section 5.07.            Maintaining Records; Access to Properties and Inspections.  Permit any Persons designated by the Administrative Agent to visit and inspect the financial records and the properties of the Borrower or any Restricted Subsidiary at reasonable times during normal business hours, upon reasonable prior written notice from the Administrative Agent to the Borrower, and as often as reasonably requested, to make extracts from and copies of such financial records, and permit any Persons designated by the Administrative Agent, upon reasonable prior written notice from the Administrative Agent to the Borrower, to discuss the affairs, finances and condition of the Borrower or any Restricted Subsidiary with the officers thereof and independent accountants therefor (subject to such accountant’s policies and procedures); provided that the Administrative Agent may not exercise such rights more often than two times during any calendar year unless an Event of Default is continuing and only one such time will be at the Borrower’s expense; and provided, further, that when an Event of Default is continuing, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice.  The Administrative Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent accountants.  Notwithstanding anything to the contrary in this Agreement (including Sections 5.04(7), 5.05 and 5.07) or any other Loan Document, none of the Loan Parties or any of the Restricted Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter with any Disqualified Institution or other competitor to the Borrower or any of its Subsidiaries or that (1) constitutes non-financial trade secrets or non-financial proprietary information, (2) in respect of which disclosure is prohibited by law or any binding agreement, (3) is subject to attorney-client or similar privilege or constitutes attorney work product or (4) creates an unreasonably excessive expense or burden on the Borrower or any of its Subsidiaries.

Section 5.08.

Use of Proceeds.  Use the proceeds of the ~~New Money Initial~~Amendment No. 1 Term Loans made on the ~~Closing~~Amendment No. 1 Effective Date to finance, in part, the Amendment No. 1 Transactions (as applicable) and the Amendment No. 1 Transaction Costs and, as to any remaining proceeds, for lawful corporate purposes.

Section 5.09.            Compliance with Environmental Laws.  Comply, and make reasonable efforts to cause all lessees and other Persons occupying its fee-owned Real Properties to comply, with all Environmental Laws applicable to its operations and properties, and obtain and renew all material authorizations and permits required pursuant to Environmental Law for its operations and properties, in each case in accordance with Environmental Laws, except, in each case, to the extent the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.10.            Further Assurances; Additional Security.

(1)	If (a) a Restricted Subsidiary (other than an Excluded Subsidiary) of the Borrower is formed or acquired after the Closing Date or (b) an Unrestricted Subsidiary is redesignated as a Restricted Subsidiary (other than an Excluded Subsidiary), within ~~60~~120 days after the date such Restricted Subsidiary is formed or acquired or such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary, as applicable (or such longer period as the Collateral Agent agrees), the Borrower will or will cause such Restricted Subsidiary to:

(i)	deliver a joinder to the Collateral Agreement, substantially in the form specified therein or in such other form as is acceptable to such Restricted Subsidiary, the Borrower and the Administrative Agent, duly executed on behalf of such Restricted Subsidiary;

(ii)	to the extent required by and subject to the exceptions and other limitations set forth in this Section 5.10 or the Security Documents~~,~~ (and subject to the exceptions and other limitations set forth herein), pledge the outstanding Equity Interests (other than Excluded Equity Interests) owned by such Restricted Subsidiary, and cause each Loan Party owning any Equity Interests issued by such Restricted Subsidiary to pledge such outstanding Equity Interests (other than Excluded Equity Interests), and deliver all certificates (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank, to the Collateral Agent (or a designated bailee thereof);

(iii)	to the extent required by and subject to the exceptions and other limitations set forth in this Section 5.10 or the Security Documents (and subject to the exceptions and other limitations set forth herein), deliver to the Collateral Agent (or a designated bailee thereof) Uniform Commercial Code financing statements with respect to such Restricted Subsidiary and such other documents reasonably requested by the Collateral Agent to create the Liens intended to be created under the Security Documents and perfect such Liens to the extent required by the Security Documents; and

(iv)	except as otherwise contemplated by this Section 5.10 or any Security Document or as otherwise agreed by the Collateral Agent, obtain all consents and approvals required to be obtained by it in connection with (A) the execution and delivery of all Security Documents (or supplements thereto) to which it is a party and the granting by it of the Liens thereunder and (B) the performance of its obligations thereunder.

~~(2) Any Loan Party that owns Material Real Property as of the Closing Date or after the Closing Date acquires any Material Real Property, shall deliver to the Collateral Agent counterparts of a Mortgage, together with the Real Property Deliverables, with respect to each Material Real Property solely to the extent required to be delivered pursuant to, and within the time periods set forth below (provided that to the extent any Material Real Property is located in a jurisdiction which imposes mortgage recording taxes, intangibles tax, documentary tax or similar recording fees or Taxes, the relevant Mortgage shall not secure an amount in excess of the fair market value (as reasonably estimated by the Borrower in good faith) of such Material Real Property) as follows:~~

~~A. within one hundred fifty (150) days after the Closing Date (or such longer period as the Collateral Agent agrees), the Borrower will and/or will cause each Loan Party (as applicable) to deliver, with respect to each Material Real Property owned by such Loan Party as of the Closing Date, (i) a Mortgage and (ii) the Real Property Deliverables; and~~

~~B. within one hundred fifty (150) days after acquisition by any Loan Party of a Material Real Property (or after any Person who owns Material Real Property becomes a Loan Party) (or such longer period as the Collateral Agent agrees), the Borrower will and/or will cause such Loan Party to deliver, with respect to such Material Real Property, (i) a Mortgage and (ii) the Real Property Deliverables;~~

~~Notwithstanding anything to the contrary in this Section 5.10, any actions relating to Liens on real property are governed by this Section 5.10(2);~~

(2)	~~(3)~~ Furnish to the Collateral Agent within 20 calendar days ~~of~~after such event (or such later date as the Collateral Agent may agree in its sole discretion) written notice of any change in any Loan Party’s:

(a)	legal name;

(b)	type of organization;

(c)	location (determined as provided in UCC Section 9-307); or

(d)	jurisdiction of organization;

in the case of each of the foregoing clauses (a) through (d), to the extent such information is necessary to enable the Collateral Agent to perfect or maintain the perfection and priority of its security interest in the Collateral of the relevant Loan Party.

The Borrower will not effect or permit any such change unless all filings have been made, or will be made within any statutory period, under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest, for the benefit of the applicable Secured Parties, in all Collateral held by such Loan Party.

(3)	~~(4)~~ Execute any and all other documents, financing statements, agreements and instruments, and take all such other actions (including the filing and recording of financing statements and other documents), not described in the preceding clauses (1) and (2) and that may be required under any applicable law, or that the Collateral Agent may reasonably request in writing to the Borrower, in each case, to satisfy the requirements set forth in this Section 5.10 and in the Security Documents with respect to the creation and perfection of the Liens on the Collateral in favor of the Collateral Agent, for the benefit of the Secured Parties, contemplated herein and in the Security Documents and to cause such requirement to be and remain satisfied, all at the expense of the Borrower, and provide to the Collateral Agent, from time to time upon Collateral Agent’s reasonable written request, evidence as to the perfection and priority of the Liens created by the Security Documents (subject to Permitted Liens).

(4)	~~(5)~~ Notwithstanding anything to the contrary,

(a)	the other provisions of this Section 5.10 need not be satisfied with respect to any Excluded Assets or Excluded Equity Interests or any exclusions and carve-outs from the security or perfection requirements, as applicable, set forth in the Collateral Agreement or other applicable Security Document;

(b)	neither the Borrower nor the other Loan Parties will be required to grant a security interest in any asset or perfect a security interest in any Collateral to the extent the cost, burden, difficulty or consequence of obtaining or perfecting a security interest therein outweighs the benefit of the security afforded thereby as reasonably determined by a Responsible Officer of the Borrower and the Administrative Agent (or with respect to matters relating primarily to the ABL Priority Collateral, the Borrower and the ABL Agent); and

(c)	(i) no actions will be required (A) outside of the United States in order to create or perfect any security interest in any assets located outside of the United States, (B) in any non-United States jurisdiction or (C) under the laws of any non-United States jurisdiction to create any security interests or to perfect or make enforceable any security interests, and (ii) no non-United States law security or pledge agreements, non-United States law mortgages or deeds or non-United States filings related to any Intellectual Property Rights or other agreements or documents governed under the laws of any non-United States jurisdiction or non-United States searches will be required.

Section 5.11.            Credit Ratings.  Use commercially reasonable efforts to maintain (1) a public credit rating by each of S&P and Moody’s in respect of the Term Loans and (2) a public corporate rating by S&P and a public corporate family rating by Moody’s for the Borrower, in each case with no requirement to maintain any specific rating.

Section 5.12.            Post-Closing Matters.

~~(1) The Borrower will use commercially reasonable efforts to pledge its equity investment in Amneal Complex Products Research LLC subject to the requisite third-party consents for~~

~~such pledge.~~

(1)	~~(2)~~ Deliver to Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, the items described on Schedule 5.12 hereof on or before the dates specified with respect to such items on Schedule 5.12 (or, in each case, such later date as may be agreed to by Administrative Agent in its sole discretion or, with respect to matters relating primarily to the ABL Priority Collateral, in the sole discretion of the administrative agent under the ABL Credit Agreement). All representations and warranties contained in this Agreement and the other Loan Documents will be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described on Schedule 5.12 within the time periods specified thereon, rather than as elsewhere provided in any of the Loan Documents).

Article VI

Negative Covenants

The Borrower covenants and agrees with each Lender that, so long as this Agreement is in effect and until the Commitments have been terminated and the Obligations have been Paid in Full, unless the Required Lenders otherwise consent in writing, it will not and will not permit any of its Restricted Subsidiaries to:

Section 6.01.            Indebtedness.  Issue, incur or assume any Indebtedness; provided that the Borrower and the Restricted Subsidiaries may issue, incur or assume Permitted Additional Indebtedness so long as immediately after giving effect to the issuance, incurrence or assumption of such Permitted Additional Indebtedness, the aggregate outstanding principal amount of such Permitted Additional Indebtedness does not exceed the Incremental Fixed Amount plus the Ratio Amount (“Ratio Debt”)~~; provided that the outstanding principal amount of such Ratio Debt issued or incurred (but not assumed) by Restricted Subsidiaries that are not Guarantors shall not exceed, when combined with the outstanding principal amount of any Permitted Refinancing Indebtedness in respect thereof issued or incurred by Restricted Subsidiaries that are not Guarantors, the greater of (a) $244.0 million and (b) an amount equal to the Equivalent Percentage of the amount in the preceding clause (a) multiplied by TTM Consolidated EBITDA of the Borrower on a Pro Forma Basis as of the applicable date of determination, in each case determined as of the time of incurrence or the time provided for in Section 1.09.~~.

The foregoing limitation will not apply to (collectively, “Permitted Debt”):

(1)	(a) Indebtedness created under the Loan Documents (including Incremental Term Loans, Refinancing Term Loans and Extended Term Loans); (b) Incremental Equivalent Term Debt, (c) Specified Hedge Obligations and (d) Credit Agreement Refinancing Indebtedness;

(2)	(a) Indebtedness incurred pursuant to the ABL Loan Documents (including Indebtedness created under ABL Incremental Facilities, ABL Other Loans and ABL Extended Revolving Commitments) and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), (b) [reserved] and (c) ABL

(2)	Credit Agreement Refinancing Indebtedness, including all Permitted Refinancing Indebtedness incurred to Refinance any Indebtedness originally incurred pursuant to this clause (2) (and any successive Permitted Refinancing Indebtedness thereof) in an aggregate outstanding principal amount for all such Indebtedness pursuant to this clause (2) not to exceed the greater of (x) $775.0 million and (y) the amount of the Borrowing Base at such time, plus, in the case of ABL Credit Agreement Refinancing Indebtedness, the amount of (i) unpaid, accrued or capitalized interest, penalties, premiums (including tender premiums), defeasance costs and other amounts payable with respect thereto and (ii) underwriting discounts, fees, commissions, costs, expenses and other amounts payable with respect to the Indebtedness being refinanced;

(3)	Indebtedness existing on the ~~Closing~~Amendment No. 1 Effective Date (other than Indebtedness described in clause (1) or (2) above~~), including Indebtedness under the Existing Credit Facility~~ or clause (31) below);

(4)	any (a) Attributable Indebtedness relating to any transactions and (b) Finance Lease Obligations and other Indebtedness with respect to mortgage financings and purchase money Indebtedness to finance all or any part of the purchase, lease, construction, installation, repair or improvement of property (real or personal), plant or equipment or other fixed or capital assets and Indebtedness arising from the conversion of the obligations of the Borrower or any Restricted Subsidiary under or pursuant to any “synthetic lease” transactions to on-balance sheet Indebtedness of the Borrower or such Restricted Subsidiary, in an aggregate outstanding principal amount incurred pursuant to this clause (4), including all Permitted Refinancing Indebtedness incurred to Refinance any Indebtedness originally incurred pursuant to this clause (4) (and any successive Permitted Refinancing Indebtedness), not to exceed the greater of (i) $~~145.0~~200.0 million and (ii) an amount equal to the Equivalent Percentage of the amount in the preceding clause (i) multiplied by TTM Consolidated EBITDA of the Borrower on a Pro Forma Basis as of the applicable date of determination, in each case determined as of the time of incurrence or the time provided for in Section 1.09; provided that such Indebtedness is incurred within 270 days after the purchase, lease, construction, installation, repair or improvement of the property that is the subject of such Indebtedness; provided further that for the purposes of determining compliance with this Section 6.01(4), Attributable Indebtedness and Finance Lease Obligations will not be deemed to arise from any Sale Leaseback Transaction that is originally treated under GAAP as a Non-Finance Lease at the time such Sale Leaseback Transaction is consummated but is subsequently treated under GAAP as a Finance Lease;

(5)	Indebtedness (including obligations in respect of letters of credit or bank Guarantees, bankers’ acceptances or similar instruments) in respect of workers’ compensation, health, disability or other employee benefits (whether to current or former employees) or property, casualty or liability insurance or self-insurance in respect of such items, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance;

(6)	Indebtedness constituting indemnification obligations, earn-outs, milestones, royalties, adjustment of purchase or acquisition price or similar obligations, in each case, incurred or assumed in connection with the Original Transactions, a commercial or license agreement, any Permitted Investment or the disposition of any business, assets or Restricted Subsidiaries not prohibited by this Agreement;

(7)	intercompany Indebtedness between or among the Borrower and the Restricted Subsidiaries to the extent such Indebtedness is not prohibited by Section 6.04 (without regard to Section 6.04(14));

(8)	Indebtedness pursuant to Hedge Agreements;

(9)	Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion Guarantees and similar obligations and instruments, in each case, provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(10)	Guarantees of Indebtedness permitted to be incurred under this Agreement to the extent such Guarantees are not prohibited by the provisions of Section 6.04 (without regard to Section 6.04(14)); provided that, if the Indebtedness being guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Obligations on terms at least as favorable to the Lenders;

(11)	Indebtedness:

(a)	of any Person that becomes a Restricted Subsidiary after the Closing Date pursuant to a Permitted Investment, which Indebtedness is (i) existing at the time such Person becomes a Restricted Subsidiary, (ii) not incurred in contemplation of such Person becoming a Restricted Subsidiary and (iii) non-recourse to the Borrower or any other Restricted Subsidiary (other than any Person that becomes a Subsidiary in connection with the foregoing and its Subsidiaries);

(b)	issued, incurred or assumed in connection with any Permitted Investment so long as (i) in the case of any such issued or incurred Indebtedness, immediately after giving effect to such issuance or incurrence, such Indebtedness would be permitted to be incurred as Ratio Debt and (ii) in the case of any such assumed Indebtedness, such Indebtedness was not incurred in anticipation of such Permitted Investment;

provided that the outstanding principal amount of such Indebtedness issued, incurred or assumed by Restricted Subsidiaries that are not Guarantors pursuant to this clause (11)(b) does not exceed the greater of (A) $~~110.0~~135.0 million and (B) an amount equal to the Equivalent Percentage of the amount set forth in clause (A) multiplied by TTM Consolidated EBITDA as of the applicable date of determination, in each case determined as of the time of incurrence or the time provided for in Section 1.09; and

(c)	all Permitted Refinancing Indebtedness incurred to Refinance any Indebtedness originally incurred pursuant to the preceding clauses (11)(a) and (11)(b) (and any successive Permitted Refinancing Indebtedness);

(12)	Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(13)	Indebtedness (a) supported by a Letter of Credit, in a principal amount not in excess of the stated amount of such Letter of Credit, (b) in respect of letters of credit in an aggregate face amount at any time outstanding not to exceed the greater of (i) $~~21.85~~35.0 million and (ii) an amount equal to the Equivalent Percentage of the amount in the preceding clause (i) multiplied by TTM Consolidated EBITDA of the Borrower on a Pro Forma Basis as of the applicable date of determination, in each case determined as of the time of incurrence or the time provided for in Section 1.09, and (c) in respect of letters of credit that are cash collateralized;

(14)	~~[reserved]~~Contribution Indebtedness;

(15)	Indebtedness consisting of (a) the financing of insurance premiums or (b) take or pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(16)	~~[reserved];~~Indebtedness incurred in connection with a Qualified Receivables Transaction that is not recourse (except for Standard Securitization Undertakings) to the Borrower or any Restricted Subsidiary other than a Receivables Subsidiary;

(17)	Cash Management Obligations (as defined in the ABL Credit Agreement) and other Indebtedness in respect of Cash Management Services (as defined in the ABL Credit Agreement), and netting services, automatic clearinghouse arrangements, overdraft protections, employee credit card programs and other cash management and similar arrangements entered into in the ordinary course of business;

(18)	Indebtedness issued to any future, current or former officers, directors, managers, employees, consultants and independent contractors of the Borrower or any Restricted Subsidiary or any direct or indirect parent thereof, or their respective estates, heirs, family members, spouses, former spouses, executors, administrators, trustees, legatees or distributees, in each case to finance the purchase or redemption of Equity Interests of the Borrower (or any Parent Entity) permitted by Section 6.07;

(19)	Indebtedness incurred on behalf of, or representing Guarantees of Indebtedness of, ~~joint ventures~~Joint Ventures in an aggregate outstanding principal amount of such Indebtedness, together with any Permitted Refinancing Indebtedness incurred to Refinance any Indebtedness originally incurred pursuant to this clause (19) (and any successive Permitted Refinancing Indebtedness), not to exceed the greater of (a) $~~44.0~~80.0 million and (b) an amount equal to the Equivalent Percentage of the amount set forth in clause (a) multiplied by TTM Consolidated EBITDA as of the applicable date of determination, in each case determined as of the time of incurrence or the time provided for in Section 1.09;

(20)	[reserved];

(21)	Indebtedness of any Non-U.S. Subsidiaries or Non-Loan Parties (a) in an aggregate outstanding principal amount, together with any Permitted Refinancing Indebtedness incurred to Refinance any Indebtedness originally incurred pursuant to this clause (21) (and any successive Permitted Refinancing Indebtedness), not to exceed the greater of (i) $~~87.5~~215.0 million and (ii) an amount equal to the Equivalent Percentage of the amount set forth in clause (i) multiplied by TTM Consolidated EBITDA as of the applicable date of determination, in each case determined as of the time of incurrence or the time provided for in Section 1.09 or (b) consisting of working capital or other local lines of credit that are not secured by any Collateral and non-recourse to the Loan Parties;

(22)	obligations to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services so long as such obligations are incurred in the ordinary course of business and not in connection with the borrowing of money;

(23)	Indebtedness representing deferred compensation or other similar arrangements incurred by the Borrower or any Restricted Subsidiary (a) in the ordinary course of business or (b) in connection with the Transactions or any Permitted Investment;

(24)	any Permitted Refinancing Indebtedness incurred to Refinance Incremental Equivalent Term Debt, Ratio Debt or Indebtedness incurred under clauses (1), (2), (3), (4), (11), (~~13)(b~~14), (19), (21), this clause (24) or clauses (28) ~~or~~, (29) or (31) of this Section 6.01 (and/or any successor Permitted Refinancing Indebtedness);

(25)	customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business;

(26)	Indebtedness incurred by the Borrower or any Restricted Subsidiary in connection with bankers’ acceptances, discounted bills of exchange, warehouse receipts or similar facilities or the discounting or factoring of receivables for credit management purposes, in each case incurred or undertaken in the ordinary course of business;

(27)	any Permitted Convertible Indebtedness Call Transaction entered into in connection with any Convertible Indebtedness otherwise permitted to be incurred under this Section 6.01;

(28)	additional Indebtedness in an aggregate outstanding principal amount, including all Permitted Refinancing Indebtedness incurred to Refinance any Indebtedness originally incurred pursuant this clause (28) (and any successive Permitted Refinancing Indebtedness), not to exceed the greater of (a) $~~197.5~~240.0 million and (b) an amount equal to the Equivalent Percentage of the amount set forth in clause (a) multiplied by TTM Consolidated EBITDA as of the applicable date of determination, in each case determined as of the time of incurrence or the time provided for in Section 1.09;

(29)	Indebtedness of Rondo Acquisition and/or its Subsidiaries (pursuant to the Rondo Existing Facility or otherwise) in an aggregate outstanding principal amount, together with any Permitted Refinancing Indebtedness incurred to Refinance any Indebtedness originally incurred pursuant to this clause (29) (and any successive Permitted Refinancing Indebtedness), not to exceed the greater of (a) $~~100.0 million~~240.0 million and (b) an amount equal to the Equivalent Percentage of the amount set forth in clause (a) multiplied by TTM Consolidated EBITDA as of the applicable date of determination, in each case determined as of the time of incurrence or the time provided for in Section 1.09; ~~and~~

(30)	all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (1) through (29) above~~.~~ and clause (31) below; and

(31)	the 2032 Senior Notes.

For purposes of determining compliance with this Section 6.01, in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the categories of Permitted Debt or is entitled to be incurred (in whole or in part) as Ratio Debt, the Borrower may, in its sole discretion, at the time of incurrence, divide, classify or reclassify, or at any later time divide, classify or reclassify, such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant at the time of incurrence or at such later time (as applicable); provided that all Indebtedness outstanding under the Loan Documents and the ABL Credit Agreement and any Permitted Refinancing ~~thereof~~Indebtedness incurred to Refinance such Indebtedness will be deemed to have been incurred in reliance on the exception in clauses (1) and (2), respectively, of the definition of “Permitted Debt” (or clause (24) as it relates thereto) and shall not be permitted to be reclassified pursuant to this paragraph.  All unsecured Permitted Debt originally incurred under clause (4), (11)(b), (19), (21), (28) or (29) of the definition of Permitted Debt will be automatically reclassified ~~as~~under the Ratio Amount component of Ratio Debt on the first date on which such Indebtedness would have been permitted to be incurred ~~as~~under the Ratio Amount component of Ratio Debt.  The accrual of interest, the accretion of accreted value, amortization of original issue discount, the payment of interest or dividends in the form of additional Indebtedness with the same terms (including any pay-in-kind interest) and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies, will not be deemed to be an incurrence of Indebtedness for purposes of this Section 6.01.  The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date will be the principal amount thereof that would be shown on a balance sheet of the Borrower dated such date prepared in accordance with GAAP. Guarantees of, or obligations in respect of letters of credit relating to Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness will not be included in the determination of such amount of Indebtedness; provided that the incurrence of the Indebtedness represented by such Guarantee or letter of credit, as the case may be, was in compliance with this Section 6.01.  Any incurrence of Permitted Refinancing Indebtedness with respect to any Refinanced Debt that was incurred in reliance on a dollar or Equivalent Percentage basket (and not subsequently reclassified) shall not, for the avoidance of doubt, reload any such dollar or Equivalent Percentage based basket.

For purposes of determining compliance with any Dollar-denominated (or Equivalent Percentage, if greater) restriction on the incurrence of Indebtedness, the Dollar equivalent principal amount of Indebtedness denominated in a currency other than Dollars shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed or first incurred (whichever yields the lower Dollar equivalent), in the case of revolving credit debt; provided that if such Indebtedness is incurred to Refinance other Indebtedness denominated in a currency other than Dollars, and such refinancing would cause the applicable Dollar-denominated (or Equivalent Percentage, if greater) restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated (or Equivalent Percentage, if greater) restriction will be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses in connection therewith).

Any Indebtedness permitted to be incurred under this Section 6.01 may, at the option of the Borrower, be Convertible Indebtedness.

Section 6.02.            Liens.  Create, incur, assume or permit to exist any Lien that secures obligations under any Indebtedness on any property or assets at the time owned by it, except the following (collectively, “Permitted Liens”):

(1)	Liens securing Indebtedness incurred in accordance with Sections 6.01(1) or 6.01(2), including Liens on the Collateral securing obligations in respect of Permitted Pari Passu Secured Refinancing Debt or Permitted Junior Secured Refinancing Debt and all Permitted Refinancing Indebtedness incurred to Refinance any such Indebtedness; provided that, in the case of Indebtedness incurred in accordance with Section 6.01(2), the applicable Liens are subject to the ~~Closing Date~~Second Amended and Restated ABL Intercreditor Agreement or other Intercreditor Agreement(s) substantially consistent with and no less favorable to the Lenders in any material respect than the ~~Closing Date~~Second Amended and Restated ABL Intercreditor Agreement as determined in good faith by a Responsible Officer of the Borrower;

(2)	(a) Liens on Collateral securing the ~~Existing Credit Facility~~2032 Senior Notes and any Permitted Refinancing Indebtedness in respect thereof and (b) other Liens existing on the ~~Closing~~Amendment No. 1 Effective Date; provided that such other Liens only secure the obligations or commitments that they secure on the ~~Closing~~Amendment No. 1 Effective Date (and any Permitted Refinancing Indebtedness in respect of such obligations permitted by Section 6.01) and do not apply to any other property or assets of the Borrower or any Restricted Subsidiary other than the property or assets required to be covered thereby and replacements, additions, accessions and improvements thereto and products thereof and customary security deposits; provided further, that individual financings of equipment or other assets provided by a lender may be cross collateralized to other financings of equipment or other assets financed by such lender;

(3)	Liens securing Indebtedness incurred in accordance with Section 6.01(4); provided that such Liens only extend to the assets financed with such Indebtedness (and any replacements, additions, accessions and improvements thereto and products thereof and customary security deposits); provided further, that individual financings of equipment or other assets provided by a lender may be cross collateralized to other financings of equipment or other assets financed by such lender;

(4)	~~[reserved]~~Liens on Securitization Assets sold, conveyed, assigned or otherwise transferred or purported to be sold, conveyed, assigned or otherwise transferred in connection with a Qualified Receivables Transaction;

(5)	(a) Liens on assets of Non-Loan Parties securing Indebtedness incurred in accordance with Section 6.01(19) or (21) or any other permitted Indebtedness or other obligations of Non-Loan Parties and (b) Liens on assets of Rondo Acquisition and its Subsidiaries securing Indebtedness incurred in accordance with Section 6.01(29);

(6)	[reserved];

(7)	(a) Liens on property or Equity Interests of a Person at the time such Person becomes a Restricted Subsidiary if such Liens were not created in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary and (b) Liens on property at the time the Borrower or a Restricted Subsidiary acquired such property, including any acquisition by means of a merger or consolidation with or into the Borrower or any of the Restricted Subsidiaries, if such Liens were not created in connection with, or in contemplation of, such acquisition;

(8)	Liens on property or assets of any Restricted Subsidiary that is not a Guarantor and on any Excluded Assets securing Indebtedness in an aggregate principal amount not to exceed the greater of (a) $~~87,500,000;~~105.0 million and (b) an amount equal to the Equivalent Percentage of the amount set forth in clause (a) multiplied by TTM Consolidated EBITDA as of the applicable date of determination, in each case determined as of the time of incurrence or the time provided for in Section 1.09;

(9)	Liens for Taxes, assessments or other governmental charges or levies that are not overdue for a period of more than 60 days or that are not yet delinquent or that are being contested in compliance with Section 5.03;

(10)	Liens disclosed by any title insurance policies delivered by or subsequent to the Closing Date and any replacement, extension or renewal of any such Liens (so long as the Indebtedness and other obligations secured by such replacement, extension or renewal Liens are permitted by this Agreement); provided that such replacement, extension or renewal Liens do not cover any property other than the property that was subject to such Liens prior to such replacement, extension or renewal (plus any replacements, additions, accessions and improvements thereto and products thereof);

(11)	Liens securing any judgments or orders that do not constitute an Event of Default under Section 8.01(10) and notices of lis pendens or similar notices and associated rights related to litigation being contested in good faith by appropriate proceedings and in respect of which, if applicable, the Borrower or any affected Restricted Subsidiary has set aside on its books reserves in accordance with GAAP with respect thereto;

(12)	Liens imposed by law, including landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens arising in the ordinary course of business securing obligations that are not overdue by more than 60 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, the Borrower or a Restricted Subsidiary has set aside on its books reserves in accordance with GAAP;

(13)	(a) pledges and deposits and other Liens made in the ordinary course of business in compliance with any workers’ compensation, health, disability or other similar employee benefits, unemployment insurance and other similar laws or regulations and other insurance-related obligations (including in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (b) pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any Restricted Subsidiary;

(14)	deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Finance Lease Obligations), statutory obligations, stay, customs, surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with utilities, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof) incurred by the Borrower or any Restricted Subsidiary in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(15)	survey exceptions and such matters as an accurate survey would disclose, easements, trackage rights, leases (other than Finance Lease Obligations), licenses, special assessments, rights of way, covenants, conditions, restrictions (including zoning restrictions), and declarations on or with respect to the use of Real Property, encroachments, protrusions, servicing agreements, development agreements, site plan agreements and other encumbrances and title defects or irregularities that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole;

(16)	any interest or title of a lessor, sublessor, licensor or sublicensor or secured by a lessor’s, sublessor’s, licensor’s or sublicensor’s interest under any leases, subleases, licenses or sublicenses entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business;

(17)	Liens that are contractual rights of set-off relating to (a) the establishment of depository relations with banks or other deposit-taking financial institutions in the ordinary course of business, (b) pooled deposit or sweep accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any Restricted Subsidiary or (c) purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business;

(18)	Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights;

(19)	leases or subleases, licenses or sublicenses (including with respect to Intellectual Property Rights and software) (or other agreement under which the Borrower or any Restricted Subsidiary has granted rights to end users to access and use the Borrower’s or any Restricted Subsidiary’s products, technologies or services) granted to others in the ordinary course of business that do not interfere in any material respect with the business of the Borrower and the Restricted Subsidiaries, taken as a whole;

(20)	Liens (a) solely on any cash earnest money deposits made by the Borrower or any Restricted Subsidiary in connection with any letter of intent or other agreement in respect of any Permitted Investment and (b) incurred in connection with escrow arrangements or other similar agreements relating to an acquisition or Investment permitted hereunder;

(21)	the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(22)	purported Liens evidenced by precautionary Uniform Commercial Code financing statements or similar public filings;

(23)	Liens on Equity Interests or assets of any ~~joint venture~~Joint Venture (a) securing obligations of such ~~joint venture~~Joint Venture or (b) pursuant to the relevant ~~joint venture~~Joint Venture agreement or arrangement;

(24)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(25)	Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents under clause (4) of the definition thereof;

(26)	Liens (a) securing insurance premium financing arrangements and (b) securing obligations to insurance companies with respect to insurable liabilities incurred in the ordinary course of business;

(27)	Liens on vehicles or equipment of the Borrower or any of the Restricted Subsidiaries granted in the ordinary course of business;

(28)	Liens on property or assets used to defease or to satisfy and discharge Indebtedness; provided that such defeasance or satisfaction and discharge is not prohibited by this Agreement;

(29)	Liens:

(a)	of a collection bank arising under Section 4-208 or 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection;

(b)	attaching to pooling, commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business; or

(c)	in favor of banking or other financial institutions or entities, or electronic payment service providers, arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the general parameters customary in the banking or finance industry;

(30)	Liens on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit entered into in the ordinary course of business issued or created for the account of such Person to facilitate the purchase, shipment, processing or storage of such inventory or other goods;

(31)	Liens securing Ratio Debt, Incremental Equivalent Term Debt, Credit Agreement Refinancing Indebtedness or Indebtedness incurred in accordance with Section 6.01(11)(b), in each case, that constitutes Pari Passu Lien Debt; provided that after giving Pro Forma Effect to the incurrence of such Indebtedness, the First Lien Net Leverage Ratio measured as of the date of initial incurrence of such Pari Passu Lien Debt is less than or equal to the greater of (a) 4.20 to 1.00 and (b) the First Lien Net Leverage Ratio immediately prior to such incurrence; provided that a Debt Representative acting on behalf of the holders of such Indebtedness will become party to or otherwise subject to the provisions of the ~~Closing Date~~Second Amended and Restated ABL Intercreditor Agreement and/or a Pari Passu Lien Intercreditor Agreement, as applicable;

(32)	Liens securing Ratio Debt, Incremental Equivalent Term Debt, Credit Agreement Refinancing Indebtedness or Indebtedness incurred in accordance with Section 6.01(11)(b), in each case, that constitutes Junior Lien Debt; provided that, after giving Pro Forma Effect to the incurrence of such Indebtedness, (i) the ~~Total~~Secured Net Leverage Ratio measured as of the date of initial incurrence of such Junior Lien Debt is less than or equal to the greater of (a) 5.00 to 1.00 and (b) the Secured Net Leverage Ratio immediately prior to such incurrence or (ii) the Interest Coverage Ratio is in excess of the lesser of (a) 2.00 to 1.00 and (b) the Interest Coverage Ratio immediately prior to such incurrence (it being understood that if the Borrower satisfies either clause (i) or clause (ii) of this Section (32), such Indebtedness shall be permitted subject to the immediately following proviso); provided that a Debt Representative acting on behalf of the holders of such Indebtedness will become party to or otherwise subject to the provisions of the ~~Closing Date~~Second Amended and Restated ABL Intercreditor Agreement and/or a Junior Lien Intercreditor Agreement, as applicable;

(33)	other Liens ~~securing Indebtedness or other obligations~~, in an aggregate outstanding principal amount not to exceed the greater of (a) $~~132.5~~240.0 million and (b) an amount equal to the Equivalent Percentage of the amount in the preceding clause (a) multiplied by TTM Consolidated EBITDA, as of the applicable date of determination, in each case determined as of the time of initial attachment of such lien or the time provided for in Section 1.09;

(34)	Liens in favor of the Borrower or a Loan Party securing any Indebtedness permitted to be incurred under Section 6.01;

(35)	[reserved];

(36)	Liens (a) on cash advances in favor of the seller of any property to be acquired in a Permitted Investment, (b) consisting of an agreement to Dispose of any property, (c) arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods in the ordinary course of business or (d) imposed by law or incurred pursuant to customary reservations or retentions of title (including contractual Liens in favor of sellers and suppliers of goods) incurred in the ordinary course of business;

(37)	Liens in respect of cash collateralization of letters of credit;

(38)	(a) ground leases in respect of real property on which facilities owned or leased by the Borrower or any of its Restricted Subsidiaries are located, (b) deposits of cash with the owner or lessor of premises leased and operated by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business and (c) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole;

(39)	Liens deemed to exist in connection with Permitted Investments in repurchase agreements and reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts maintained in the ordinary course of business and not for speculative purposes;

(40)	the modification, replacement, renewal or extension of any Lien permitted by this Section 6.02; provided that the Lien does not extend to any additional property other than property that is affixed or incorporated into the property covered by such Lien and replacements, improvements, proceeds and products thereof; provided further that the modification, replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 6.01;

(41)	Liens securing Permitted Refinancing Indebtedness (but without reloading any dollar or Equivalent Percentage based basket); provided that:

(i)	such Indebtedness being Refinanced was permitted by Section 6.01 and was secured by a Lien permitted by this Section 6.02,

(ii)	such Permitted Refinancing Indebtedness is permitted by Section 6.01, and

(iii)	the Lien does not extend to any additional property other than property that is permitted to secure such Permitted Refinancing Indebtedness pursuant to clause (5) of the definition thereof, property that is affixed or incorporated into the property covered by such Lien and replacements, improvements, proceeds and products thereof, and

(42)	Liens securing amounts owing to any Qualified Counterparty (as defined in the ABL Credit Agreement) under any Specified Hedge Agreement (as defined in the ABL Credit Agreement) and Cash Management Obligations (as defined in the ABL Credit Agreement), which amounts are secured under the ABL Loan Documents; provided that, in each case, the applicable Liens on Collateral are subject to the ~~Closing Date~~Second Amended and Restated ABL Intercreditor Agreement or other Intercreditor Agreement(s) substantially consistent with and no less favorable to the Lenders in any material respect than the ~~Closing Date~~Second Amended and Restated ABL Intercreditor Agreement as determined in good faith by a Responsible Officer of the Borrower.

For purposes of determining compliance with this Section 6.02, in the event that any Lien (or any portion thereof) meets the criteria of more than one of the categories set forth above, the Borrower may, in its sole discretion, at the time of incurrence, divide, classify or reclassify, or at any later time divide, classify or reclassify, such Lien (or any portion thereof) in any manner that complies with this covenant on the date such Lien is incurred or such later time, as applicable; provided that all Liens created pursuant to the Loan Documents will be deemed to have been incurred in reliance on Section 6.02(1) above and shall not be permitted to be reclassified pursuant to this paragraph.  Any Liens permitted under this Section 6.02 to secure permitted Indebtedness hereunder shall also be permitted to secure Permitted Refinancing Indebtedness with respect to such permitted Indebtedness.

Section 6.03.            [Reserved].

Section 6.04.            Investments, Loans and Advances

. Purchase, hold or acquire (including pursuant to any merger, consolidation or amalgamation with a Person that is not a Wholly Owned Subsidiary immediately prior to such merger, consolidation or amalgamation) any Equity Interests, all or substantially all of the assets of, or a business line, unit or division of, any Person (whether by purchase, merger or otherwise of), evidences of Indebtedness or other securities of, make any loans or advances to or ~~Guarantees of~~Guarantee the Indebtedness of (in each case, excluding any (i) Short Term Advances and (ii) acquisitions of or licenses under intellectual property or related tangible assets used or useful in a business permitted under Section 6.09) any other Person or make capital contributions in any other Person (for the avoidance of doubt, the formation of a Subsidiary shall not, in and of itself, constitute an Investment (but any capitalization or other initial or subsequent Investment in connection therewith shall constitute an Investment)) (each, an “Investment”), ~~any other Person,~~ except the following (collectively, together with the foregoing exclusions and any other acquisitions or investments not prohibited hereunder, “Permitted Investments”):

(1)	the Original Transactions ~~and~~, the Transactions and the Amendment No. 1 Transactions;

(2)	(a) payroll advances in the ordinary course of business and (b) loans and advances to officers, directors, employees or consultants of any Parent Entity, the Borrower or any Restricted Subsidiary

(i)	for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes,

(ii)	in connection with such Person’s purchase of Equity Interests of the Borrower (or any Parent Entity); provided that, to the extent such loans or advances are made in cash, the amount of such loans and advances used to acquire such Equity Interests shall be contributed to the Borrower in cash, and

(iii)	for any other purpose; provided that the aggregate principal amount outstanding under this clause (iii) shall not exceed the greater of (A) $~~17.5~~20.0 million and (B) an amount equal to the Equivalent Percentage of the amount set forth in clause (A) multiplied by TTM Consolidated EBITDA as of the applicable date of determination, in each case determined as of the time of making such Investment or as provided in Section 1.09;

(3)	Investments in Joint Ventures~~,~~ or Unrestricted Subsidiaries ~~or Similar Businesses~~ that do not exceed in the aggregate at any time outstanding the greater of (i) $~~175~~215.0 million and (ii) an amount equal to the Equivalent Percentage of the amount set forth in clause (i) multiplied by TTM Consolidated EBITDA as of the applicable date of determination, in each case determined as of the time of making such Investment or as provided in Section 1.09;

(4)	Permitted Acquisitions and pre-existing Investments held by Persons acquired in Permitted Acquisitions or acquired in connection with Permitted Acquisitions;

(5)	Investments of any Person that becomes a Restricted Subsidiary on or after the ~~date hereof~~Closing Date (or of a Person merged, consolidated or amalgamated with or into a Restricted Subsidiary); provided that any such Investment (a) exists at the time such person becomes (or merges, consolidates or amalgamates with or into) a Restricted Subsidiary and (b) is not made in anticipation of such Person becoming a Restricted Subsidiary (or such merger, consolidation or amalgamation);

(6)	Investments:

(a)	by the Borrower or any Restricted Subsidiary in the Borrower or any Restricted Subsidiary; and

(b)	by the Borrower or any Restricted Subsidiary in a Person if, as a result of such Investment, (i) such Person becomes a Restricted Subsidiary or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Borrower or any Restricted Subsidiary;

provided that Investments made after the Closing Date pursuant to this Section 6.04(6) by a Person that is a Loan Party on the date such Investment is made in any Person that on the date of such Investment is not a Loan Party (or does not become a Loan Party as a result thereof) shall not exceed, in the aggregate at any time outstanding, the greater of (i) $~~155.0~~165.0 million and (ii) an amount equal to the Equivalent Percentage of the amount set forth in clause (i) multiplied by TTM Consolidated EBITDA as of the applicable date of determination, in each case determined as of the time of making such Investment or as provided in Section 1.09;

(7)	Investments to consummate Permitted Reorganizations;

(8)	Cash Equivalents and, to the extent not made for speculative purposes, Investment Grade Securities or Investments that were Cash Equivalents or Investment Grade Securities when made;

(9)	Investments arising out of the receipt by the Borrower or any of the Restricted Subsidiaries of promissory notes and other non-cash consideration in connection with any Disposition permitted under Section 6.06;

(10)	(a) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy, workout, recapitalization or reorganization of, or in settlement of delinquent obligations of, or other disputes with, the issuer of such Investment or an Affiliate thereof and (b) Investments consisting of accounts or notes receivable, security deposits and prepayments and other credits granted or made in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and others, including in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, such account debtors and others, in each case in the ordinary course of business;

(11)	Investments (including debt obligations and Equity Interests) (a) upon a foreclosure with respect to any secured Investments or other transfer of title with respect to any secured Investment in default, (b) in satisfaction of judgments against other Persons and (c) as a result of the settlement, compromise or resolution of litigation, arbitration or other disputes with Persons who are not Affiliates;

(12)	Hedge Agreements;

(13)	Investments existing on or contractually committed as of the ~~Closing~~Amendment No. 1 Effective Date, and, with respect to each such Investment that is contractually committed but not yet existing and in an amount in excess of $25.0 million, set forth on Schedule 6.04, and any modification, replacements, refinancings, refunds, extensions, renewals or reinvestments thereof, so long as the aggregate amount of all Investments pursuant to this clause (13) is not increased at any time above the amount of such Investments existing or committed on the ~~Closing~~Amendment No. 1 Effective Date (other than pursuant to an increase as required by the terms of any such Investment as in existence on the ~~Closing~~Amendment No. 1 Effective Date);

(14)	Investments consisting of Indebtedness (including, for the avoidance of doubt, Guarantees) permitted under Section 6.01, Permitted Liens, mergers, dissolutions, liquidations and consolidations permitted under Section 6.05, Dispositions permitted under Section 6.06 and Restricted Payments permitted under Section 6.07;

(15)	~~[reserved];~~Investments in Similar Businesses that do not exceed in the aggregate at any time outstanding the greater of (i) $160.0 million and (ii) an amount equal to the Equivalent Percentage of the amount set forth in clause (i) multiplied by TTM Consolidated EBITDA as of the applicable date of determination, in each case determined as of the time of making such Investment or as provided in Section 1.09;

(16)	acquisitions of obligations of one or more future, present or former employees, managers, officers, directors, consultants or contractors (or spouses, former spouses, successors, executors, administrators, heirs, trustees, legatees or distributees of any of the foregoing) of the Borrower, any of its Restricted Subsidiaries or any direct or indirect parent thereof, in connection with such employee’s, manager’s, officer’s, director’s, consultant’s or contractor’s acquisition of Equity Interests of the Borrower or any direct or indirect parent thereof, so long as no cash is actually advanced by the Borrower or any Restricted Subsidiary to such Persons in connection with the acquisition of any such obligations;

(17)	Guarantees of Non-Finance Leases or of other obligations that do not constitute Indebtedness, in each case, entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business;

(18)	Investments to the extent that payment for such Investments is made with Equity Interests of the Borrower or any Parent Entity or the proceeds from the issuance thereof;

(19)	the issuance of, entry into (including any payments of premiums in connection therewith), performance of obligations under, or exercise, transfer, assignment, unwinding, settlement or early termination of, or the satisfaction of any condition that would permit or require any of the foregoing, any Permitted Bond Hedge Transaction; the issuance of, entry into, performance of obligations under, or repurchase, redemption, transfer, assignment, unwinding, settlement or early termination of, or the satisfaction of any condition that would permit or require any of the foregoing, any related Permitted Warrant Transaction; and the issuance of, entry into performance of obligations under (including any payments of interest),conversion, exercise, repurchase, redemption, transfer, assignment, unwinding, settlement, cancellation or early termination of, or the satisfaction of any condition that would permit or require any of the foregoing, any Convertible Indebtedness, in each case, whether in cash, common Capital Stock of Borrower or any direct or indirect parent of Borrower or other securities or property following a merger event or other change of the common Capital Stock of Borrower or such parent and whether in whole or in part and including by netting or set-off;

(20)	Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers;

(21)	~~[reserved]~~acquisitions of any minority interests in any Person in which the Borrower or any Restricted Subsidiary owns an interest as of the Amendment No. 1 Effective Date;

(22)	advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the Borrower or any Restricted Subsidiary;

(23)	Investments, including loans and advances, to any Person so long as the Borrower or any Restricted Subsidiary (as applicable) would otherwise be permitted to make a Restricted Payment in such amount to such Person; provided that the amount of any such Investment will be deemed to be a Restricted Payment under the appropriate clause of Section 6.07 for all purposes of this Agreement;

(24)	Investments consisting of the leasing, subleasing, licensing or sublicensing of Intellectual Property Rights in the ordinary course of business or the contribution of Intellectual Property Rights pursuant to joint marketing arrangements with other Persons;

(25)	Investments (a) consisting of purchases or acquisitions of inventory, supplies, materials, equipment, contract rights or Intellectual Property Rights in each case in the ordinary course of business and (b) made in the ordinary course of business in connection with obtaining, maintaining or renewing client contracts or similar arrangements and loans or advances made to distributors in the ordinary course of business;

(26)	Investments in assets useful in the business of the Borrower or any Restricted Subsidiary made with (or in an amount equal to) any Reinvestment Deferred Amount or Below Threshold Asset Sale Proceeds; provided that if the underlying Asset Sale was with respect to assets of the Borrower or a Subsidiary Loan Party, then such Investment shall be consummated by the Borrower or a Subsidiary Loan Party;

(27)	~~[reserved];~~any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person, in each case in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness;

(28)	intercompany current liabilities owed to Unrestricted Subsidiaries or ~~joint ventures~~Joint Ventures incurred in the ordinary course of business in connection with the cash management operations of the Borrower and its Subsidiaries;

(29)	Investments that are made with Excluded Contributions that are Not Otherwise Applied;

(30)	Investments:

(a)	made in furtherance of collaboration, development, promotion, marketing, distribution, supply, research or similar arrangements with respect to pharmaceutical or other therapeutic products, diagnostic products or medical device businesses products, including payments for shared development costs, reimbursements for product development or for patent, regulatory, manufacturing or commercialization expenses, or other payments or Investments paid to a Person in the pharmaceutical industry with a view toward exercising the Borrower’s or any Restricted Subsidiary’s rights or developing the Borrower’s or any Restricted Subsidiary’s business in the ordinary course of business ~~and~~or in a manner consistent with ~~standard business~~industry practices (in Borrower’s good faith judgment);

(b)	constituting (i) any customary upfront milestone, marketing, revenue sharing, royalty, profit sharing or other funding payment in the ordinary course of business to another Person in connection with obtaining a right to receive royalty or other payments in the future, (ii) Exclusive Licenses from a Restricted Subsidiary that is not a Loan Party to a Loan Party of rights to a drug or other biologic or therapeutic products, diagnostic products, delivery technologies, medical devices or biotechnology businesses or (iii) transfers of Intellectual Property Rights (“Transferred IP”) to a Specified IP Subsidiary; provided that (x) such transfers do not, individually or in the aggregate, materially impair the Loan Parties’ ability to pay their obligations under the Loan Documents as when due and (y) except as otherwise agreed by the Collateral Agent, prior to such transfer (or at such later date as the Collateral Agent may agree), the Borrower shall pledge (or cause to be pledged) 100% of the issued and outstanding Equity Interests (other than any voting Equity Interests of any non-U.S. Subsidiary or any FSHCO in excess of 65% of the issued and outstanding voting Equity Interests of such non-U.S. Subsidiary or FSHCO) of such Specified IP Subsidiary to the Collateral Agent for the benefit of the Secured Parties under (and in accordance with) the Collateral Agreement; or

(c)	consisting of the licensing (or equivalent thereof), acquisition, sale or contribution of Intellectual Property Rights or proprietary materials pursuant to pharmaceutical or therapeutic product licensing, collaboration, development, promotion, distribution, marketing, supply, research or similar arrangements with other Persons made in the ordinary course of business, in a manner consistent with industry practice (in Borrower’s good faith judgment) or not exceeding at any time outstanding an aggregate principal amount of the greater of (i) $~~52.5~~100.0 million and (ii) an amount equal to the Equivalent Percentage of amount set forth in clause (i) multiplied by TTM Consolidated EBITDA as of the applicable date of determination, in each case determined as of the time of incurrence or the time provided for in Section 1.09;

(31)	Investments, so long as the ~~Total~~First Lien Net Leverage Ratio (after giving Pro Forma Effect to the incurrence of such Investment and the use of proceeds thereof) for the Test Period immediately preceding the incurrence of such Investment for which internal financial statements are available shall be less than or equal to 3.45 to 1.00; and

(32)	Investments that do not exceed the sum of (a) the greater of (i) $~~280.0~~370.0 million and (ii) an amount equal to the Equivalent Percentage of the amount in the preceding clause (i) multiplied by TTM Consolidated EBITDA as of the applicable date of determination, in each case determined as of the time of making such Investment or as provided in Section 1.09, and (b) so long as no ~~Specified~~ Event of Default under Section 8.01(2), 8.01(3), or, with respect to the Borrower, 8.01(8) or 8.01(9) shall have occurred and be continuing or would result from the making of such Investment, the Available Amount at such time.

For purposes of determining compliance with this Section 6.04, (x) the amount of any Investment at any time shall be the amount of cash and the fair market value of other property actually invested (measured at the time made), without adjustment for subsequent changes in the value of such Investment, net of any return, whether a return of capital, interest, dividend or otherwise, with respect to such Investment and (y) in the event that any Investment (or any portion thereof) meets the criteria of more than one of the categories set forth above, the Borrower may, in its sole discretion, at the time such Investment is made, divide, classify or reclassify, or at any later time divide, classify or reclassify, such Investment (or any portion thereof) in any manner that complies with this Section 6.04 on the date such Investment is made or such later time, as applicable.

To the extent any Investment in any Person is made in compliance with this Section 6.04 in reliance on a category above that is subject to a Dollar-denominated restriction on the making of Investments and, subsequently, such Person returns to the Borrower, any other Loan Party or, to the extent applicable, any Restricted Subsidiary all or any portion of such Investment (in the form of a dividend, distribution, liquidation or otherwise but excluding intercompany Indebtedness), such return shall be deemed to be credited to the Dollar-denominated category against which the Investment is then charged (but in any event not in an amount that would result in the aggregate Dollar amount able to be invested in reliance on such category to exceed such Dollar-denominated restriction).

The amount set forth in Section 6.07(14)(a) and clause (1)(f)(i) of Section 6.11 (without duplication) may, in lieu of Restricted Payments or prepayments, repayments, redemptions, purchases, defeasances or satisfactions of any Junior Financings, as applicable, be utilized by the Borrower or any Restricted Subsidiary to make or hold any Investments without regards to this Section 6.04.

Section 6.05.            Fundamental Changes(1). Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of related transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person other than:

(1)	any Restricted Subsidiary may merge or consolidate with the Borrower (including a merger, the purpose of which is to reorganize the Borrower into a new jurisdiction); provided that:

(a)	the Borrower will be the continuing or surviving Person, and

(b)	such merger or consolidation does not result in the Borrower ceasing to be organized under the Laws of the United States, any state thereof or the District of Columbia;

(2)	any Restricted Subsidiary may merge or consolidate with or into any other Restricted Subsidiary, liquidate, dissolve or change its legal form if the Borrower determines in good faith that such action is in the best interests of the Borrower and the Restricted Subsidiaries and is not materially disadvantageous to the Lenders, taken as a whole;

(3)	any merger the sole purpose of which is to reincorporate or reorganize (i) any U.S. Subsidiary in another jurisdiction in the U.S. or (ii) any Non-U.S. Subsidiary in the U.S. or any other jurisdiction shall be permitted;

(4)	so long as no Event of Default has occurred and is continuing or would result therefrom; the Borrower may merge or consolidate with any other Person; provided that

(a)	the Borrower will be the continuing or surviving Person, or

(b)	if the Person formed by or surviving any such merger or consolidation is not the Borrower (any such Person, the “Successor Borrower”),

(i)	the Successor Borrower will be an entity organized or existing under the Laws of the United States, any state thereof or the District of Columbia;

(ii)	the Successor Borrower will expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent;

(iii)	each Guarantor, unless it is party to such merger or consolidation, will have confirmed that its Guarantee of the Obligations pursuant to the Collateral Agreement will apply to, and the Secured Obligations (as defined in the Collateral Agreement) will include, the Successor Borrower’s Obligations; and

(iv)	the Borrower will have delivered to the Administrative Agent (A) an officer’s certificate stating that such merger or consolidation complies with this Agreement and (B) an opinion of counsel, including customary organization, due execution, no conflicts and enforceability opinions with respect to the Successor Borrower, in each case to the extent reasonably requested by the Administrative Agent;

it being agreed that if the foregoing are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement; and

(5)	subject to clauses (1) and (4) above, transactions the purpose of which is to effect a Permitted Investment (other than pursuant to Section 6.04(14)) or a Disposition permitted pursuant to Section 6.06 (other than pursuant to Section 6.06(5) or a Disposition of all or substantially all of the assets of the Borrower and its Restricted Subsidiaries); and

(6)	the Transactions and Permitted Reorganizations.

Section 6.06.            Dispositions. Make any Disposition, except:

(1)	Dispositions of obsolete, damaged, worn out, used or surplus property (including for purposes of recycling) in the ordinary course of business or Dispositions of property no longer used or useful in the conduct of the business of the Borrower and the Restricted Subsidiaries;

(2)	Dispositions of inventory and goods held for sale in the ordinary course of business;

(3)	Dispositions of property to the extent that (a) such property is exchanged for credit against the purchase price of similar replacement property or (b) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property; provided that to the extent the property being transferred constitutes Collateral such replacement property shall constitute Collateral;

(4)	Dispositions of property to the Borrower or a Restricted Subsidiary; provided, that if the transferor of such property is a Loan Party (a) the transferee thereof must be a Loan Party or (b) if the transferee thereof is not a Loan Party, to the extent constituting an Investment, such Investment must be a Permitted Investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 6.04 (other than Section 6.04(14));

(5)	Dispositions consisting of Investments permitted under Section 6.04 (other than Section 6.04(14)), transactions permitted under Section 6.05 (other than Section 6.05(5)) or Restricted Payments permitted under Section 6.07 (other than Section 6.07(4)) or consisting of Permitted Liens;

(6)	Dispositions of property pursuant to Sale Leaseback Transactions, provided that (i) no Event of Default has occurred and is continuing or would result therefrom (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Event of Default has occurred and is continuing) and (ii) such Disposition shall be for no less than the fair market value of such property at the time of such Disposition;

(7)	Dispositions of Cash Equivalents (or Investments that were Cash Equivalents when made); ~~provided, that such Disposition shall be for no less than the fair market value of such property at the time of such Disposition;~~

(8)	leases, subleases, licenses or sublicenses (including the provision of software under an open source license), in each case in the ordinary course of business and which do not materially interfere with the business of the Borrower and the Restricted Subsidiaries, taken as a whole~~, provided, that such Disposition shall be for no less than the fair market value of such property at the time of such Disposition~~;

(9)	Dispositions of property subject to any Casualty Event;

(10)	Dispositions; provided that

(a)	at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Event of Default has occurred and is continuing), no Event of Default has occurred and is continuing or would result therefrom; and

(b)	with respect to any Disposition pursuant to this clause (10) for a purchase price in excess of the greater of (i) $~~21.85~~70.0 million and (ii) an amount equal to the Equivalent Percentage of the amount in the preceding clause (i) multiplied by TTM Consolidated EBITDA as of the applicable date of determination, in each case determined as of the time of making such Disposition or as provided in Section 1.09, the Borrower or any of the Restricted Subsidiaries shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents; provided, however, that for the purposes of this clause (b) each of the following will be deemed to be cash,

(i)	any liabilities (as shown on the Borrower’s or any Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or any Restricted Subsidiary, other than liabilities that are by their terms subordinated in right of payment to the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower and the Restricted Subsidiaries have been validly released by all applicable creditors in writing;

(ii)	any securities received by or Indebtedness owed to the Borrower or any Restricted Subsidiary from such transferee that are converted by the Borrower or any Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within one hundred and eighty (180) days following the closing of the applicable Disposition;

(iii)	any Designated Non-Cash Consideration received in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (iii) that is at that time outstanding, not in excess of the greater of (A) $~~21.85~~105.0 million and (B) an amount equal to the Equivalent Percentage of the amount set forth in clause (A) multiplied by TTM Consolidated EBITDA as of the applicable date of determination, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value; and

(c)	such Disposition shall be for no less than the fair market value of such property at the time of such Disposition (or, if earlier, when the definitive documentation or other Contractual Obligation with respect to such Disposition is entered into by the Borrower or any Restricted Subsidiary (as applicable)) (this clause (10), the “General Asset Sale Basket”);

(11)	Dispositions of Investments in ~~joint ventures~~Joint Ventures to the extent required by, or made pursuant to customary buy/sell arrangements among, the ~~joint venture~~Joint Venture parties set forth in ~~joint venture~~Joint Venture or similar agreements or arrangements;

(12)	Dispositions or discounts of accounts receivable and related assets in connection with the collection or compromise thereof;

(13)	(a) Dispositions (including issuances or sales) of Equity Interests in, or Indebtedness owing to, or of other securities of, an Unrestricted Subsidiary and (b) Dispositions to consummate Permitted Reorganizations;

(14)	Dispositions constituting any exchange of like property (excluding any boot thereon) for use in any business conducted by the Borrower or any of the Restricted Subsidiaries, to the extent allowable under Section 1031 of the Code (or comparable or successor provision); provided that to the extent the property being transferred constitutes Collateral, such replacement property shall constitute Collateral;

(15)	the unwinding of any Hedge Agreement;

(16)	Dispositions of assets in connection with the closing or sale of a facility, including Dispositions of inventory, fee or leasehold interests in the premises of such facility, equipment and fixtures located at such premises, and the books and records relating to the operations of such facility; provided that as to each and all such sales and closings, (a) no Event of Default shall have occurred and be continuing or shall result therefrom and (b) such Dispositions shall be for no less than fair market value at the time of such Disposition;

(17)	~~[reserved]~~the sale, assignment or other transfer of Securitization Assets to (a) a Receivables Subsidiary in a Qualified Receivables Financing or (b) any other Person in a Qualified Receivables Factoring;

(18)	(i) settlement of litigation ~~concerning Intellectual Property Rights,~~, claims (including without limitation, all alleged or threatened claims), disputes or any other type of liability (and any Dispositions in connection therewith) or (ii) the lease, sublease, license or sublicense of Intellectual Property Rights outside the United States or (iii) the lapse, abandonment, discontinuance of the use or maintenance of any Intellectual Property Rights, in each case of (i), (ii) and (iii), if the Borrower or any Restricted Subsidiary determines in its reasonable business judgment that it would not materially interfere with the business of the Borrower and its Restricted Subsidiaries, taken as a whole;

(19)	Disposition of any property or asset with a fair market value not to exceed either (a) the greater of (i) $~~5.0~~70.0 million and (ii) an amount equal to the Equivalent Percentage of the amount in the preceding clause (i) multiplied by TTM Consolidated EBITDA as of the applicable date of determination, in each case determined as of the time of making such Disposition or as provided in Section 1.09, with respect to any transaction or series of related transactions or (b) the greater of (i) $~~25.0~~100.0 million and (ii) an amount equal to the Equivalent Percentage of the amount in the preceding clause (i) multiplied by TTM Consolidated EBITDA as of the applicable date of determination, in each case determined as of the time of making such Disposition or as provided in Section 1.09, in the aggregate for all such transactions in any fiscal year;

(20)	Disposition of assets acquired in a Permitted Investment that the Borrower determines will not be used or useful in the business of the Borrower and its Restricted Subsidiaries;

(21)	Dispositions of pipeline, marketed or other assets required by regulatory authorities in connection with the Original Transactions, any Permitted Acquisition or other investment or acquisition permitted hereunder;

(22)	any Disposition(s) in connection with licensing of Intellectual Property Rights to any Non-Loan Party Restricted Subsidiary or Non-Loan Party Restricted Subsidiaries in connection with bona fide tax planning purposes as determined in good faith by the Borrower; provided, that the Collateral and the Lenders are not adversely affected in any material respect by such Disposition(s);

(23)	Dispositions, including leases, subleases, licenses or sublicenses, of Products in Development in jurisdictions outside the United States; provided, that (a) such disposition does not materially interfere with the business of the Borrower and the Restricted

Subsidiaries, taken as a whole and (b) such Disposition shall be for no less than the fair market value of such property at the time of such Disposition;

(24)	the Original Transactions ~~and~~, the Transactions~~;~~ and the Amendment No. 1 Transactions;

(25)	the issuance of, entry into (including any payments of premiums in connection therewith), performance of obligations under, or exercise, transfer, assignment, unwinding, settlement or early termination of, or the satisfaction of any condition that would permit or require any of the foregoing, any Permitted Bond Hedge Transaction; the issuance of, entry into, performance of obligations under, or repurchase, redemption, transfer, assignment, unwinding, settlement, cancellation or early termination of, or the satisfaction of any condition that would permit or require any of the foregoing, any related Permitted Warrant Transaction; and the issuance of, entry into performance of obligations under (including any payments of interest), conversion, exercise, repurchase, redemption, transfer, assignment, unwinding, settlement, cancellation or early termination of, or the satisfaction of any condition that would permit or require any of the foregoing, any Convertible Indebtedness, in each case, whether in cash, common Capital Stock of Borrower or any direct or indirect parent of Borrower or other securities or property following a merger event or other change of the common Capital Stock of Borrower or such parent and whether in whole or in part and including by netting or set-off~~.~~; and

(26)	Dispositions of assets that do not constitute Collateral in an amount not to exceed the greater of (i) $105.0 million and (ii) an amount equal to the Equivalent Percentage of the amount in the preceding clause (i) multiplied by TTM Consolidated EBITDA as of the applicable date of determination, in each case determined as of the time of making such Disposition or as provided in Section 1.09.

To the extent any Collateral is Disposed of as expressly permitted (or not prohibited) by this Section 6.06 to any Person other than a Loan Party, such Collateral will be Disposed of free and clear of the Liens created by the Loan Documents, and, without limiting, and subject to, the provisions of Section 9.11, the Administrative Agent will take, and each Lender hereby authorizes the Administrative Agent to take, any actions reasonably requested by the Borrower or deemed appropriate in order to evidence or effect the foregoing.

Section 6.07.            Restricted Payments.  Declare or make, directly or indirectly, any Restricted Payment, other than the declaration or making of the following:

(1)	Restricted Payments to the Borrower or any Restricted Subsidiary (or, in the case of any non-Wholly Owned Restricted Subsidiary, to the Borrower, any Restricted Subsidiary and each other owner of Equity Interests of such non-Wholly Owned Subsidiary on a pro rata basis (or more favorable basis from the perspective of the Borrower or such Restricted Subsidiary) according to their relative ownership interests of the respective class of Equity Interests);

(2)	the declaration and making of any Restricted Payments payable solely in the form of Equity Interests (other than Disqualified Stock) of the Borrower;

(3)	Restricted Payments to consummate the Original Transactions (including payments in respect of dissenting shares, which, for the avoidance of doubt, may be made after the Original Closing Date) ~~and~~, the Transactions and the Amendment No. 1 Transactions;

(4)	to the extent constituting a Restricted Payment or Restricted Payments, mergers, dissolutions, liquidations and consolidations permitted under Section 6.05 (other than a merger or consolidation involving the Borrower) or transactions permitted under Section 6.08 (other than Section 6.08(9));

(5)	repurchases of Equity Interests (a) deemed to occur upon exercise of options, warrants or similar rights if such Equity Interests represent a portion of the exercise price of such options or warrants or similar rights or (b) in consideration of withholding or similar taxes payable by any future, present or former employee, manager, officer, director, consultant or contractor (or any spouses, former spouses, successors, executors, administrators, heirs, trustees, legatees or distributees of any of the foregoing), including deemed repurchases in connection with the exercise of stock options or the vesting of any equity awards;

(6)	Restricted Payments to purchase, repurchase, retire, redeem or otherwise acquire Equity Interests (including related stock appreciation rights or similar securities) (or to allow any direct or indirect parent entity to purchase, retire, redeem or otherwise acquire Equity Interests (including related stock appreciation rights or similar securities)) held directly or indirectly by any future, present or former employee, manager, officer, director, consultant or contractor (or any spouses, former spouses, successors, executors, administrators, heirs, trustees, legatees or distributees of any of the foregoing) of the Borrower, any of its Subsidiaries or any Parent Entity upon the death, disability, retirement or termination of employment of any such Person or otherwise pursuant to any management, employee or director equity plan, management, employee or director stock option or profits interest plan or any other management, employee or director benefit plan or other agreement or arrangement (including any separation, stock subscription, shareholder, partnership or similar agreement) in an aggregate amount after the ~~Closing~~Amendment No. 1 Effective Date, together with the aggregate amount of loans and advances to any Parent Entity made pursuant to Section 6.04(23) in lieu of Restricted Payments permitted by this clause (6), not to exceed $~~21.85~~25.0 million in any fiscal year with any unused amounts in any fiscal year being carried over to succeeding fiscal years; provided that such amount in any fiscal year may be increased by,

(a)	the amount of net proceeds of any key man life insurance policies received by the Borrower or any Restricted Subsidiary after the Closing Date;

(b)	to the extent contributed in cash to the common equity of the Borrower and Not Otherwise Applied, the proceeds from the sale of Equity Interests of the Borrower or any direct or indirect parent thereof (other than Disqualified Stock, Excluded Contributions or Cure Amounts), in each case to any future, present or former employee, manager, officer director, consultant or contractor (or any spouses, former spouses, successors, executors, administrators, heirs, trustees, legatees or distributees of any of the foregoing) of the Borrower, any of its Subsidiaries or any direct or indirect parent thereof that occurs after the Closing Date; and

(c)	the amount of any cash bonuses or other compensation otherwise payable to any future, present or former employee, manager, officer, director, consultant or contractor (or any spouses, former spouses, successors, executors, administrators, heirs, trustees, legatees or distributees of any of the foregoing) of the Borrower or any of its Restricted Subsidiaries or any Parent Entity that are foregone in return for the receipt of Equity Interests of the Borrower or any of its Restricted Subsidiaries or any direct or indirect parent thereof;

(7)	Restricted Payments to purchase, repurchase, retire, redeem or otherwise acquire (or permit any direct or indirect parent entity to acquire) Equity Interests of the Borrower or any direct or indirect parent thereof in an aggregate amount per fiscal year not to exceed the greater of (a) $~~21.85~~25.0 million and (b) an amount equal to the Equivalent Percentage of the amount set forth in clause (a) multiplied by TTM Consolidated EBITDA as of the applicable date of determination, in each case determined as of the time of making such Restricted Payment or as provided in Section 1.09;

(8)	Restricted Payments the proceeds of which will be used to pay or finance (or permit any Parent Entity to pay or finance):

(a)	distributions made pursuant to Section 4.01(b) of the LLC Agreement;

(b)	operating, overhead, legal, accounting and other professional fees costs and expenses (including directors’ fees and expenses and Public Company Costs) and other ordinary course overhead costs and operational expenses (including administrative, legal, accounting, filing and similar expenses provided by third parties), in each case to the extent related to any such Parent Entity’s separate existence as a holding company or attributable to the ownership or operations of the Borrower and its Restricted Subsidiaries;

(c)	franchise taxes and other fees, taxes and expenses in connection with (i) the ownership of the Borrower or any Restricted Subsidiary or (ii) the maintenance of the Borrower’s or any such parent entity’s corporate or legal existence;

(d)	to the extent constituting Restricted Payments, the Borrower and the Restricted Subsidiaries may enter into and consummate transactions expressly permitted under Sections 6.08(3), (5), (7), (16), (17), (19) and (21), in each case to the extent such payments are due at the time of such Restricted Payment;

(e)	any Permitted Investment; provided that (i) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (ii) the Borrower will, immediately following the closing thereof, cause (A) all property acquired (whether assets or Equity Interests) to be contributed to the Borrower or a Subsidiary (which shall be a Restricted Subsidiary to the extent required by Section 6.04) or (B) the merger (to the extent permitted in Section 6.05) of the Person formed or acquired with or into the Borrower or a Subsidiary (which shall be a Restricted Subsidiary to the extent required by Section 6.04) in order to consummate such Investment;

(f)	costs, fees and expenses related to any equity or debt offering expressly permitted by this Agreement or any Permitted Investment, whether or not consummated; and

(g)	(i) customary salary, bonus and other benefits payable to future, present or former employees, managers, officers, directors, consultants or contractors (or any spouses, former spouses, successors, executors, administrators, heirs, trustees, legatees or distributees of any of the foregoing) to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries or (ii) payments permitted under Sections 6.08(7);

(9)	Restricted Payments to pay (or permit any direct or indirect parent entity to pay) cash in lieu of the issuance of fractional Equity Interests in connection with the exercise of warrants, upon the conversion or exchange of Equity Interests of any such Person, in connection with any merger, consolidation, amalgamation or other business combination, or in connection with any dividend, distribution, split or combination of Equity Interests or any Permitted Investment;

(10)	Restricted Payments to consummate Permitted Reorganizations;

(11)	the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Borrower) of Equity Interests (other than Disqualified Stock) of the Borrower or any Parent Entity or from the substantially concurrent contribution of common equity capital to the Borrower, in each case that are Not Otherwise Applied, other than (a) Excluded Contributions and (b) Cure Amounts;

(12)	Restricted Payments that are made with Excluded Contributions that are Not Otherwise Applied;

(13)	~~[reserved]~~Restricted Payments of Investments in one or more Unrestricted Subsidiaries;

(14)	Restricted Payments (the proceeds of which may be utilized by any Parent Entity) in an aggregate amount not to exceed the sum of:

(a)	when taken together with any prepayments, repayments, redemptions, purchases, defeasances or satisfactions made under clause (1)(f)(i) of Section 6.11, the greater of (i) $~~110.0~~185.0 million and (ii) an amount equal to the Equivalent Percentage of the amount set forth in clause (i) multiplied by TTM Consolidated EBITDA as of the applicable date of determination, in each case determined as of the time of making such Restricted Payment or as provided in Section 1.09; provided, in each case, that no Event of Default under Section 8.01(2), 8.01(3), or, with respect to the Borrower, 8.01(8) or 8.01(9) shall have occurred and be continuing; and

(b)	the Available Amount at such time; provided that (i) no Event of Default under Section 8.01(2), 8.01(3), or, with respect to the Borrower, 8.01(8) or 8.01(9) shall have occurred and be continuing or result therefrom and (ii) solely with respect to amounts attributable to clause (2) of the definition of the Available Amount, the

~~Total~~First Lien Net Leverage Ratio (after giving Pro Forma Effect to such Restricted Payment) would be less than or equal to 4.20 to 1.00;

(15)	Restricted Payments; provided that the ~~Total~~First Lien Net Leverage Ratio (after giving Pro Forma Effect to such Restricted Payment) would be less than or equal to 3.20 to 1.00; and

(16)	the issuance of, entry into (including any payments of premiums in connection therewith), performance of obligations under, or exercise, transfer, assignment, unwinding, settlement or early termination of, or the satisfaction of any condition that would permit or require any of the foregoing, any Permitted Bond Hedge Transaction; the issuance of, entry into, performance of obligations under, or repurchase, redemption, transfer, assignment, unwinding, settlement, cancellation or early termination of, or the satisfaction of any condition that would permit or require any of the foregoing, any related Permitted Warrant Transaction; and the issuance of, entry into performance of obligations under (including any payments of interest), conversion, exercise, repurchase, redemption, transfer, assignment, unwinding, settlement, cancellation or early termination of, or the satisfaction of any condition that would permit or require any of the foregoing, any Convertible Indebtedness, in each case, whether in cash, common Capital Stock of Borrower or any direct or indirect parent of Borrower or other securities or property following a merger event or other change of the common Capital Stock of Borrower or such parent and whether in whole or in part and including by netting or set-off.

The amount set forth in Section 6.07(14)(a) may (without duplication), in lieu of Restricted Payments, be utilized by the Borrower or any Restricted Subsidiary to (i) make or hold any Investments without regards to Section 6.04 or (ii) prepay, repay redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof any Junior Financing without regards to Section 6.11.

Section 6.08.            Transactions with Affiliates.  Engage in any transaction with any Affiliate of the Borrower, except that this Section 6.08 will not prohibit:

(1)	any transactions between or among the Borrower and/or any of the Restricted Subsidiaries or any Person that becomes a Restricted Subsidiary as a result of such transaction;

(2)	any transactions on terms substantially as favorable to the Borrower or such Restricted Subsidiary (as applicable) as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate (as determined by the Borrower in good faith);

(3)	the Original Transactions, the Transactions and the Amendment No. 1 Transactions (including the issuance or conversion of Equity Interests in connection therewith) and the payment of fees and expenses (including the Transaction Costs and the Amendment No. 1 Transaction Costs) related to the Original Transactions ~~and~~, the Transactions and the Amendment No. 1 Transactions;

(4)	the issuance, transfer or conversion of Equity Interests (other than Disqualified Stock) of the Borrower or any Parent Entity not constituting a Change in Control;

(5)	employment and severance arrangements and confidentiality agreements among the Borrower, any of its Subsidiaries or any direct or indirect parent thereof and any future, present or former employee, manager, officer, director, consultant or contractor (or any spouses, former spouses, successors, executors, administrators, heirs, trustees, legatees or distributees of any of the foregoing) of the Borrower, any of its Subsidiaries or any direct or indirect parent thereof in the ordinary course of business and transactions pursuant to equity plans, stock option or profits interest plan or any other equity or benefit plan or other similar agreement or arrangement (including to the extent set forth in any separation, stock subscription, shareholder, partnership or similar agreement);

(6)	the licensing of Intellectual Property Rights in the ordinary course of business to permit the commercial exploitation of Intellectual Property Rights between or among the Borrower, its Affiliates or its Restricted Subsidiaries;

(7)	the payment of fees, reasonable out-of-pocket costs and expenses to, and indemnities provided to or on behalf of, any officers, directors, managers, employees, consultants or contractors of the Borrower, any of its Subsidiaries or any direct or indirect parent thereof in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries or any such parent’s separate existence;

(8)	any other transaction, agreement, instrument or arrangement as in effect as of the ~~Closing~~Amendment No. 1 Effective Date and, with respect to each such transaction, agreement, instrument or arrangement involving aggregate payments or consideration in excess of $25.0 million, set forth on Schedule 6.08, or any amendment thereto (so long as any such amendment is not materially adverse to the Lenders, taken as a whole, as compared to the applicable transaction, agreement, instrument or arrangement as in effect on the ~~Closing~~Amendment No. 1 Effective Date);

(9)	any Restricted Payments permitted under Section 6.07, transactions permitted under Sections 6.05 and Investments permitted under Section 6.04;

(10)	(a) the Tax Receivable Agreement or transactions thereunder or (b) payments by the Borrower, any Subsidiary or any direct or indirect parent thereof pursuant to reasonable tax sharing arrangements between or among such Persons;

(11)	any transactions in which the Borrower or any of the Restricted Subsidiaries, as the case may be, delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Borrower or any such Restricted Subsidiary, as applicable, from a financial point of view or meets the requirements of clause (2) of this Section 6.08 (without giving effect to the parenthetical phrase at the end thereof);

(12)	any transaction or series of related transactions with consideration valued (as determined in good faith by the Borrower) at less than the greater of (a) $~~17.5~~35.0 million and (b) an amount equal to the Equivalent Percentage of the amount set forth in clause (a) multiplied by TTM Consolidated EBITDA as of the applicable date of determination, in each case determined as of the time of consummating such transaction(s) or as provided for in Section 1.09;

(13)	investments by the Investors in securities of the Borrower or any Parent Entity or Indebtedness of the Borrower, any Parent Entity or any of the Restricted Subsidiaries so long as (a) the investment is being offered generally to other investors on the same or more favorable terms and (b) any such investment constitutes less than 5.0% of the proposed or outstanding issue amount of such class of securities; provided, that any investments in debt securities by any Debt Fund Affiliates shall not be subject to the limitation in this clause (b);

(14)	payments to or from, and transactions with, Joint Ventures (to the extent any such Joint Venture is only an Affiliate as a result of Investments by the Borrower and the Restricted Subsidiaries in such Joint Venture);

(15)	(a) transactions between or among the Borrower or its Subsidiaries effected as part of any Qualified Receivables Transaction and (b) transactions in connection with Permitted Reorganizations;

(16)	the payment of reasonable out-of-pocket costs and expenses relating to registration rights and indemnities provided to shareholders of the Borrower or any Parent Entity pursuant to the stockholders agreement or the registration and participation rights agreement entered into ~~on the Closing Date in connection therewith~~as of the Amendment No. 1 Effective Date;

(17)	the payment of any dividend or distribution or consummation of any redemption within sixty (60) days after the date of declaration thereof or the giving of a redemption notice related thereto, if at the date of declaration or notice such payment would have complied with the provisions of this Agreement;

(18)	transactions between or among the Borrower, any of its Restricted Subsidiaries or any direct or indirect parent thereof and any Person, a director of which Person is also a director of the Borrower or any Parent Entity of the Borrower; provided, however, that such director abstains from voting as a director of the Borrower or such Parent Entity, as the case may be, on any matter involving such other Person and such Person is not an Affiliate of the Borrower for any reason other than such director’s acting in such capacity;

(19)	payments, loans (or cancellation of loans) or advances to any future, present or former employee, manager, officer, director, consultant or contractor (or any spouses, former spouses, successors, executors, administrators, heirs, trustees, legatees or distributees of any of the foregoing) that are approved in good faith by a majority of the Disinterested Directors of the Borrower, any of its applicable Restricted Subsidiaries or any applicable direct or indirect parent of the foregoing;

(20)	any purchase by any Parent Entity of the Equity Interests of the Borrower and the issuance, sale or transfer of Equity Interests of the Borrower to any Parent Entity and capital contributions by any Parent Entity to the Borrower (and payment of reasonable out-of-pocket expenses incurred in connection therewith);

(21)	the existence of, or the performance by the Borrower or any of its Subsidiaries of its obligations under the terms of, any customary registration rights agreement to which such Person or any Parent Entity is a party or becomes a party in the future; and

(22)	transactions approved by a majority of the Disinterested Directors of the Borrower or any applicable Parent Entity.

Section 6.09.            Business of the Borrower and its Subsidiaries. Engage in any material line of business substantially different from those lines of business conducted or proposed to be conducted by the Borrower and its Restricted Subsidiaries on the ~~Closing~~Amendment No. 1 Effective Date (after giving effect to the Transactions and the Amendment No. 1 Transactions) and any business that is similar, corollary, ancillary, incidental or complementary or related to, or a reasonable extension, development or expansion of, the businesses conducted or proposed to be conducted by the Borrower and its Restricted Subsidiaries on the ~~Closing~~Amendment No. 1 Effective Date (after giving effect to the Transactions and the Amendment No. 1 Transactions), including any Similar Business.

Section 6.10.            Burdensome Agreements

.  Enter or permit any Material Restricted Subsidiary to enter into any Contractual Obligation (other than the ~~Loan Documents, the ABL Loan Documents, the Existing Credit Facility Documents, the Rondo Existing Facility Documents or the Rondo Notes~~loan and/or bond documents evidencing the Indebtedness permitted under Section 6.01(1), Section 6.01(2), Section 6.01(29) and Section 6.01(31) and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness) that by its terms restricts (I) with respect to any such Material Restricted Subsidiary that is not a Guarantor, Restricted Payments from such Material Restricted Subsidiary to the Borrower or any other Loan Party, as applicable, that is a direct or indirect parent of such Restricted Subsidiary or (II) with respect to the Borrower or any such Material Restricted Subsidiary that is a Loan Party, the granting of Liens by such Material Restricted Subsidiary pursuant to the Security Documents; provided that the foregoing clauses (I) and (II) will not apply to any Contractual Obligations that:

(1)	(a) exist on the ~~Closing~~Amendment No. 1 Effective Date and are, to the extent such Contractual Obligation relates to any security with a value exceeding $25.0 million, listed on Schedule 6.10 and (b) to the extent Contractual Obligations permitted by clause (a) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted Refinancing of such Indebtedness so long as (to the extent not otherwise permitted by this Section 6.10) such Refinancing does not materially expand the scope of such Contractual Obligation with respect to restrictions described in the preceding clauses (I) or (II);

(2)	are (a) binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary or (b) acquired in connection with a Permitted Investment, so long as, in each case, such Contractual Obligations were not entered into in contemplation of such Person becoming a Restricted Subsidiary or such Permitted Investment, in each case as such Contractual Obligations may be amended, restated, supplemented, modified extended renewed or replaced, so long as such amendment, restatement, supplement, modification, extension, renewal or replacement does not materially expand ~~in any material respect~~ the scope of ~~any restriction contemplated by this~~

~~Section 6.10 contained therein~~such Contractual Obligation with respect to restrictions described in the preceding clauses (I) or (II);

(3)	represent Indebtedness of a Restricted Subsidiary that is not a Loan Party;

(4)	are customary restrictions and conditions that arise in connection with (a) any Lien (other than Liens on Collateral) permitted by Section 6.02, and relate to the property permitted to be subject to such Lien; or (b) any Disposition pending consummation of such Disposition and solely with respect to the assets (including Equity Interests) subject to such Disposition;

(5)	are customary provisions in joint venture or similar agreements relating to the applicable joint venture;

(6)	are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 6.01, but solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness and the proceeds and products thereof;

(7)	are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto;

(8)	comprise restrictions imposed by any agreement relating to secured Indebtedness permitted under Section 6.01 to the extent that such restrictions apply only to the property or assets securing such Indebtedness;

(9)	are (a) customary provisions restricting subletting or assignment of any lease governing a leasehold interest or (b) customary net worth provisions contained in Real Property leases entered into by Restricted Subsidiaries, so long as a Responsible Officer of the Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Borrower and the other Restricted Subsidiaries to meet their ongoing obligations;

(10)	are customary provisions restricting assignment of any Contractual Obligation entered into in the ordinary course of business;

(11)	are customary provisions contained in leases or licenses of Intellectual Property Rights and other similar agreements entered into in the ordinary course of business;

(12)	are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

(13)	arise in connection with cash or other deposits permitted under Section 6.02;

(14)	comprise restrictions in any Indebtedness permitted pursuant to Section 6.01 that are, taken as a whole, in the good faith judgment of the Borrower, no more restrictive with respect to the Borrower or any Restricted Subsidiary than customary market terms for agreements governing Indebtedness of such type or otherwise reasonably acceptable to the

Administrative Agent, so long as the Borrower shall have determined in good faith that such restrictions will not affect its obligation or ability to make any payments required hereunder;

(15)	apply by reason of any applicable Law, rule, regulation or order or are required by any Governmental Authority having or purporting to have jurisdiction over the Borrower or any Restricted Subsidiary;

(16)	customary restrictions contained in Indebtedness permitted to be incurred pursuant to Sections 6.01(4) and (11)(a), and any Permitted Refinancing Indebtedness in respect of the foregoing; or

(17)	consist of any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (16) above, so long as such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower, not materially more restrictive with respect to such Lien, dividend and other payment restrictions (restricting Restricted Payments), taken as a whole, than those contained in the Lien, dividend or other payment restrictions (restricting Restricted Payments) prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing~~.~~; or

(18)	are encumbrances or restrictions applicable to a Receivables Subsidiary in connection with a Qualified Receivables Financing that, in the good faith determination of the Borrower, are necessary or advisable to effect such Qualified Receivables Financing.

Section 6.11.            Limitation on Payments and Modifications of Certain Indebtedness; Amendments of Certain Documents.

(1)

(1)	Prepayments of Junior Financing. Prepay, repay, redeem, purchase, defease or otherwise satisfy prior to scheduled maturity thereof any Junior Financing, except:

(a)	the refinancing thereof with the Net Cash Proceeds of, or in exchange for, any Permitted Refinancing Indebtedness;

(b)	the conversion or exchange of any Junior Financing into or for Equity Interests (other than Disqualified Stock) of the Borrower or any Parent Entity;

(c)	the prepayment repayment, redemption, purchase, defeasance or satisfaction of any of Indebtedness of the Borrower or any of its Restricted Subsidiaries owed to the Borrower or any of its Restricted Subsidiaries;

(d)	the prepayment, repayment, redemption, purchase, defeasance or satisfaction of any Junior Financing with the proceeds of (i) any other Junior Financing or (ii) any Qualified Equity Interests or any cash contribution to the common equity capital of the Borrower after the Closing Date (other than any Cure Amount or Excluded Contribution) that is Not Otherwise Applied; provided that such prepayment, repayment, redemption, purchase, defeasance or satisfaction is made within 60 days after receipt of such proceeds and no Event of Default has occurred and is continuing;

(e)	payments or distributions in respect of all or any portion of such Junior Financing with the proceeds contributed directly or indirectly to the Borrower by any Parent Entity from the issuance, sale or exchange by any Parent Entity of Equity Interests (other than Disqualified Stock, Cure Amounts or Excluded Contributions) made within eighteen (18) months prior thereto and Not Otherwise Applied;

(f)	prepayments, repayments, redemptions, purchases, defeasances or satisfactions of any Junior Financing in an aggregate amount not to exceed the sum of:

(i)	when taken together with any Restricted Payments made under Section 6.07(14)(a), the greater of (A) $~~110.0~~185.0 million and (B) an amount equal to the Equivalent Percentage of the amount set forth in clause (A) multiplied by TTM Consolidated EBITDA as of the applicable date of determination, in each case determined as of the time of making such prepayment, repayment, redemption, purchase, defeasance or satisfaction or as provided in Section 1.09; provided, in each case, that no Event of Default shall have occurred and be continuing or shall result therefrom; and

(ii)	the Available Amount at such time; provided that (A) no Event of Default under Section 8.01(2), 8.01(3), or, with respect to the Borrower, 8.01(8) or 8.01(9) shall exist after giving effect to such ~~Restricted Payment~~prepayments, repayments, redemptions, purchases, defeasances or satisfactions, of any Junior Financing or shall result therefrom and (B) solely with respect to amounts attributable to clause (2) of the definition of the Available Amount, the ~~Total~~First Lien Net Leverage Ratio (after giving Pro Forma Effect to such Restricted Payment) would be less than or equal to 4.20 to 1.00; or

(g)	prepayments, repayments, redemptions, purchases, defeasances or satisfactions, of any Junior Financing so long as the ~~Total~~First Lien Net Leverage Ratio (after giving Pro Forma Effect to such prepayment, repayment, redemption, purchase, defeasance or satisfaction) would be less than or equal to 3.20 to 1.00;

provided, however, that each of the following shall be permitted: payments of regularly scheduled principal and interest (including default interest and any “AHYDO” catch-up payment) on Junior Financing, fees related to Junior Financing, indemnity and expense reimbursement payments in connection with Junior Financing, and mandatory prepayments, mandatory redemptions and mandatory purchases of any Junior Financing (including any principal, premium or interest with respect thereto), in each case pursuant to the terms of the applicable Junior Financing Documentation.

The amount set forth in clause (1)(f)(i) of this Section 6.11 (without duplication) may be, in lieu of prepayments, repayments, redemptions, purchases, defeasances or satisfactions of any Junior Financing, be utilized by the Borrower or any Restricted Subsidiary to (i) make or hold any Investments without regards to Section 6.04 or (ii) make Restricted Payments without regards to Section 6.07.

(2)	Amendments to Junior Financing Documentation. Amend, modify or change in any manner without the consent of the Administrative Agent, any Junior Financing Documentation in a manner that is materially adverse to the interests of the Lenders (taken as a whole), in each case other than as a result of a Refinancing thereof permitted under this Agreement; ~~provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least four (4) Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to any such amendment, modification or change, together with a reasonably detailed description of the material terms and conditions of such amendment, modification or change or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement of this clause (2) shall be conclusive evidence that such amendment, modification or change satisfies this clause (2) unless the Administrative Agent notifies the Borrower within such four (4) Business Day (or shorter) period that it disagrees with such determination (including a description of the basis upon which it disagrees); or~~or

(3)	Amendments to Organization Documents. Amend, modify or change its certificate or articles of incorporation or formation (including by the filing or modification of any certificate or articles of designation), certificate of formation, limited liability company agreement or by-laws (or the equivalent organizational documents), as applicable, in each case, in any manner materially adverse to the interests of the Lenders (taken as a whole)~~; provided that, in each case, a certificate of a Responsible Officer delivered to the Administrative Agent at least four (4) Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to any such amendment, modification or change, together with a reasonably detailed description of the material terms and conditions of such amendment, modification or change or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement of this clause (3) shall be conclusive evidence that such amendment, modification or change satisfies such requirement unless the Administrative Agent notifies the Borrower within such four (4) Business Day (or shorter) period that it disagrees with such determination (including a description of the basis upon which it disagrees).~~.

Section 6.12.            Use of Proceeds.  The Borrower shall not use, and the Borrower shall procure that its Subsidiaries and its or their respective directors, officers, employees and, to the Borrower’s knowledge, agents shall not use, the proceeds of the Term Loans (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in or with any Sanctioned Country, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Article VII

[Reserved].

Article VIII

Events of Default

Section 8.01.            Events of Default.  In case of the happening of any of the following events (each, an “Event of Default”):

(1)	any representation or warranty made by the Borrower or any other Loan Party herein or in any other Loan Document or any certificate or document required to be delivered pursuant hereto or thereto proves to have been false or misleading in any material respect when so made;

(2)	default is made in the payment of any principal of any Term Loan when and as the same becomes due and payable, whether at the due date thereof, at a date fixed for prepayment thereof, by acceleration thereof or otherwise;

(3)	default is made in the payment of any interest on any Term Loan or in the payment of any fee under the Loan Documents (other than an amount referred to in clause (2) of this Section 8.01), when and as the same becomes due and payable, and such default continues unremedied for a period of five (5) Business Days;

(4)	default is made in the due observance or performance by the Borrower or any Restricted Subsidiary of any covenant, condition or agreement contained in Section 5.01(1) (with respect to the Borrower only), 5.05(1) or in Article VI (in each case solely to the extent applicable to such Person);

(5)	default is made in the due observance or performance by the Borrower or any Restricted Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in clauses (1), (2), (3) and (4) of this Section 8.01), in each case solely to the extent applicable to such Person, and such default continues unremedied for a period of 30 days after the earlier of (x) receipt of written notice thereof from the Administrative Agent to the Borrower and (y) the date on which an executive officer of the Borrower becomes aware of such default;

(6)	(a) (i) any event or condition occurs (other than, with respect to Indebtedness under any Hedge Agreement, termination events or equivalent events pursuant to the terms of such Hedge Agreement that do not result from a default thereunder by a Loan Party or Restricted Subsidiary) that (A) results in any Material Indebtedness becoming due prior to its scheduled maturity or (B) enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or (ii) the Borrower or any Restricted Subsidiary fails to pay the principal of any Material Indebtedness at the stated final maturity thereof and (b) such event, condition or failure is unremedied and is not waived or cured by the holders of such Indebtedness prior to any acceleration of the Term Loans pursuant to this Section 8.01; provided that this clause (6) will not apply to any (A) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of all or a portion of the property or assets securing such Indebtedness or (B) any redemption, repurchase, conversion, exercise or settlement (or the occurrence of any event or satisfaction of any condition giving rise to or permitting any of the foregoing) with respect to any Convertible Indebtedness pursuant to its terms unless such redemption, repurchase, conversion or settlement (or occurrence, giving rise to, or permitting any of the foregoing) results from a default thereunder or an event of the type that constitutes an Event of Default thereunder; provided, further, that the failure to observe or perform a financial maintenance covenant under the ABL Credit Agreement, the Rondo Existing Facility or pursuant to the terms of any other Indebtedness (a “Financial Covenant Default”) shall not in and of itself constitute an Event of Default hereunder until the later of (i) 90 days following the date of such Financial Covenant Default and (ii) the date on which the lenders under the ABL Credit Agreement, the Rondo Existing Facility or such other Indebtedness shall have accelerated payment of the applicable Indebtedness and terminated the commitments with respect thereto; provided, further, that, for the avoidance of doubt, prior to the time it becomes an Event of Default hereunder, any Financial Covenant Default may be waived, amended, terminated or otherwise modified from time to time in accordance with the documentation governing such Indebtedness;

(7)	a Change in Control occurs;

(8)	an involuntary proceeding is commenced or an involuntary petition is filed in a court of competent jurisdiction seeking:

(a)	relief in respect of the Borrower or any of the Material Restricted Subsidiaries, or of a substantial part of the property or assets of the Borrower or any Material Restricted Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy, insolvency, receivership or similar law;

(b)	the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of the Material Restricted Subsidiaries or for a substantial part of the property or assets of the Borrower or any Restricted Subsidiary; or

(c)	the winding up or liquidation of the Borrower or any Material Restricted Subsidiary (except, in the case of any Material Restricted Subsidiary, in a transaction permitted by Section 6.05) and such proceeding or petition continues undismissed for 60 days or an order or decree approving or ordering any of the foregoing is entered;

(9)	the Borrower or any Material Restricted Subsidiary:

(a)	voluntarily commences any proceeding or files any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy, insolvency, receivership or similar law;

(b)	consents to the institution of, or fails to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (8) of this Section 8.01;

(c)	applies for or consents to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of the Material Restricted Subsidiaries or for a substantial part of the property or assets of the Borrower or any Material Restricted Subsidiary;

(d)	files an answer admitting the material allegations of a petition filed against it in any such proceeding;

(e)	makes a general assignment for the benefit of creditors; or

(f)	becomes unable or admits in writing its inability or fails generally to pay its debts as they become due;

(10)	the Borrower or any Restricted Subsidiary fails to pay one or more final judgments for the payment of money aggregating in excess of the Threshold Amount (to the extent not covered by insurance or other indemnity obligation), which such judgment(s) are not satisfied, vacated, discharged, stayed, bonded pending appeal or effectively waived or stayed for a period of 60 consecutive days;

(11)	an ERISA Event occurs with respect to any Plan or Multiemployer Plan, and such ERISA Event, together with all other such ERISA Events, if any, is reasonably expected to have a Material Adverse Effect; or

(12)	(a) any material provision of the Loan Documents, taken as a whole, at any time after their execution and delivery and prior the Payment In Full of the Obligations, for any reason other than as expressly permitted under a Loan Document (including as a result of a transaction permitted under Section 6.05), ceases to be, or is asserted in writing by the Borrower or any Restricted Subsidiary not to be, for any reason, a legal, valid and binding obligation of any party thereto, (b) any security interest purported to be created by any Security Document and to extend to assets that are not immaterial to the Borrower and the Restricted Subsidiaries, when taken as a whole, on a consolidated basis ceases to be, or is asserted in writing by the Borrower or any other Loan Party not to be, a valid and perfected security interest in the Collateral covered thereby, except to the extent permitted under the Loan Documents or that any such loss of validity or perfection results from (i) (a) the limitations of foreign laws, rules and regulations or the application thereof, or (~~ii~~b) the Collateral Agent not having possession of certificates actually delivered to it representing securities pledged under a Security Document or Uniform Commercial Code financing statements and/or continuation statements not being filed ~~and~~or (ii) except to the extent that such loss is covered by a lender’s title insurance policy and the Collateral Agent is reasonably satisfied with the credit of such insurer or (c) the Guarantees pursuant to the Security Documents by any Material Restricted Subsidiary Guarantor of any of the

Obligations cease to be in full force and effect (other than in accordance with the terms hereof or thereof, including the release of such Person as provided for under the Loan Documents and the Payment in Full of the Obligations) or are asserted in writing by the Borrower or any other Subsidiary Loan Party not to be in effect or not to be legal, valid and binding obligations, except in the cases of clauses (b) and (c), in connection with an Asset Sale permitted by this Agreement;

then, (i) upon the occurrence of any such Event of Default (other than an Event of Default with respect to the Borrower described in clause (8) or (9) of this Section 8.01), and at any time thereafter during the continuance of such Event of Default, the Administrative Agent, at the request of the Required Lenders, will, by notice to the Borrower, take any or all of the following actions, at the same or different times:  (A) declare the Term Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Term Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, will become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and (B) exercise all rights and remedies granted to it under any Loan Document and all of its rights under any other applicable law or in equity, and (ii) in any event with respect to the Borrower described in clause (8) or (9) of this Section 8.01, the principal of the Term Loans then outstanding, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, will automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

Article IX

The Agents

Section 9.01.            Appointment.

(1)	Each Lender (in its capacities as a Lender and on behalf of itself and its Affiliates as potential counterparties to Hedge Agreements) hereby irrevocably designates and appoints the entity named as Administrative Agent in the heading of this Agreement and its permitted successors and assigns to serve as administrative agent under this Agreement and the other Loan Documents, as applicable, including as the Collateral Agent for such Lender and the other applicable Secured Parties under the applicable Security Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacities, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are delegated to the Administrative Agent under this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than the United States, each of the Lenders hereby grants to the Administrative Agent any required powers of attorney to execute and enforce any Security Document governed by the laws of such jurisdiction on such Lender’s behalf.

Without limiting the foregoing, each Lender hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.

(2)	Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent; additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and transactions contemplated hereby. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred. For the avoidance of doubt, no Borrower shall have liability for the actions of the Administrative Agent pursuant to the immediately preceding sentence.

(3)	In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, (a) the Administrative Agent (irrespective of whether the principal of any Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise (i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of any or all of the Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agents and any Subagents allowed in such judicial proceeding and (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and (b) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under the Loan Documents. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 9.02.            Delegation of Duties.  The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof)) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties.  The Administrative Agent shall not be responsible for the negligence or misconduct of the agents or attorneys-in-fact selected by it with reasonable care.  The Administrative Agent may also from time to time, when the Administrative Agent deems it to be necessary or desirable, appoint one or more trustees, co-trustees, collateral co-agents, collateral subagents or attorneys-in-fact (each, a “Subagent”) with respect to all or any part of the Collateral; provided that no such Subagent shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by the Administrative Agent.  Should any instrument in writing from the Borrower or any other Loan Party be reasonably required by any Subagent so appointed by the Administrative Agent to more fully or certainly vest in and confirm to such Subagent such rights, powers, privileges and duties, the Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon reasonable written request by the Administrative Agent.  If any Subagent, or successor thereto, shall die, become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Subagent, to the extent permitted by law, shall automatically vest in and be exercised by the Administrative Agent until the appointment of a new Subagent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any agent, attorney-in-fact or Subagent that it selects in accordance with the foregoing provisions of this Section 9.02 in the absence of the Administrative Agent’s gross negligence or willful misconduct.

Section 9.03.            Exculpatory Provisions.  None of the Administrative Agent, its Affiliates or any of their respective officers, directors, employees, agents or attorneys-in-fact shall be (1) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (2) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party party thereto to perform its obligations hereunder or thereunder.  The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of

Default has occurred and is continuing, and (b) the Administrative Agent shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into:

(i)	any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document;

(ii)	the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith;

(iii)	the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default;

(iv)	the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents;

(v)	the value or the sufficiency of any Collateral; or

(vi)	the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Lenders acknowledge that there may be a constant flow of information (including information which may be subject to confidentiality obligations in favor of the Loan Parties) between the Loan Parties and their Affiliates, on the one hand, and JPMorgan Chase Bank, N.A. and its Affiliates, on the other hand.  Without limiting the foregoing, the Loan Parties or their Affiliates may provide information, including updates to previously provided information to JPMorgan Chase Bank, N.A. and/or its Affiliates acting in different capacities, including as Lender, lead bank, arranger or potential securities investor, independent of such entity’s role as administrative agent hereunder. The Lenders acknowledge that neither JPMorgan Chase Bank, N.A. nor its Affiliates shall be under any obligation to provide any of the foregoing information to them. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide, and shall not be liable for the failure to provide, any Lender with any credit or other information concerning the Loans, the Lenders, the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates that is communicated to, obtained by, or in the possession of, the Administrative Agent or any of its Affiliates in any capacity, including any information obtained by the Administrative Agent in the course of communications among the Administrative Agent and any Loan Party, any Affiliate thereof or any other Person.  Notwithstanding the foregoing, any such information may (but shall not be required to) be shared by the Administrative Agent with one or more Lenders, or any formal or informal committee or ad hoc group of such Lenders, including at the direction of a Loan Party.

Section 9.04.            Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) or conversation believed in good faith by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed in good faith by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to any Borrowing that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to such Borrowing.  The Administrative Agent may consult with legal counsel (including counsel to the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.  The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent.  The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all or other Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all or other Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Term Loans.

Section 9.05.            Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.”  In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders.  The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all or other Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

Section 9.06.            Non-Reliance on Agents and Other Lenders.  Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of a Loan Party or any Affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender.  Each Lender represents to the Agents that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates and made its own decision to make its Term Loans hereunder and enter into this Agreement.  Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any Affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

Section 9.07.            Indemnification.  The Lenders agree to indemnify each Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), in the amount of its pro rata share (based on its aggregate outstanding Term Loans) (determined at the time such indemnity is sought), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Term Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent’s gross negligence or willful misconduct.  The failure of any Lender to reimburse the Administrative Agent promptly upon demand for its ratable share of any amount required to be paid by the Lenders to the Administrative Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Administrative Agent for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Administrative Agent for such other Lender’s ratable share of such amount.  The agreements in this Section 9.07 shall survive the payment of the Term Loans and all other amounts payable hereunder.

Section 9.08.            Agent in Its Individual Capacity.  Each Agent and its Affiliates may make loans to, accept deposits from, and generally engage in any kind of business with any Loan Party as though the Administrative Agent were not the Administrative Agent.  With respect to its Term Loans made or renewed by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

Section 9.09.            Successor Agent.  The Administrative Agent may resign as Administrative Agent upon thirty days’ notice to the Lenders and the Borrower.  If the Administrative Agent resigns as the Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless a Specified Event of Default shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the reference to the resigning Administrative Agent means such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Term Loans.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank.  If no successor agent has accepted appointment as Administrative Agent by the date that is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation will nevertheless thereupon become effective, and the Required Lenders will thereafter perform all the duties of such Administrative Agent hereunder or under any other Loan Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent, which shall (unless a Specified Event of Default shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed).  After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 9.09 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

Section 9.10.            Arrangers.  None of the Arrangers will have any duties, responsibilities or liabilities hereunder in their respective capacities as such.

(1)	(a) Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) in participating as a Lender, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender, in each case in the ordinary course of business, and not for the purpose of investing in the general performance or operations of the Borrower, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities laws), (iii) it has, independently and without reliance upon the Administrative Agent, any Arranger, or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 9.11.            Collateral and Guaranty Matters.

(1)	Each of the Lenders (including in its capacity as a potential Qualified Counterparty) and the other Secured Parties irrevocably appoints and authorizes the Administrative Agent and the Collateral Agent to be the agent for and representative of the Lenders with respect to the Collateral Agreement, the Collateral and the Security Documents, together with such powers and discretion as are reasonably incidental thereto; provided that neither the Administrative Agent nor the Collateral Agent shall owe any fiduciary duty, duty of loyalty, duty of care, duty of disclosure or any other obligation whatsoever to any holder of Obligations with respect to any Specified Hedge Agreement.

(2)	Each Agent, each Lender and each other Secured Party agrees that:

(a)	Liens on any property granted to or held by an Agent in favor of any Secured Party under any Loan Document will be automatically released,

(i)	upon Payment in Full and the termination of the Commitments;

(ii)	at the time the property subject to such Lien is Disposed (or to be Disposed) as part of, or in connection with, any transfer permitted under the Loan Documents to any Person that is not (and is not required to be) a Loan Party,

(iii)	if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under the Collateral Agreement pursuant to clause (c) below;

(iv)	subject to Section 10.08, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders; or

(v)	upon such property becoming an Excluded Asset or Excluded Equity Interest;

(b)	it will release or subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(3);

(c)	if any Subsidiary Loan Party ceases to be a Subsidiary in a transaction permitted hereunder, is not a Material Subsidiary or as a result of a transaction permitted hereunder becomes an Excluded Subsidiary (in each case, as certified in writing by a Responsible Officer), and the Borrower notifies the Administrative Agent in writing that it wishes such Guarantor to be released from its obligations under the Collateral Agreement and, upon request of the Administrative Agent or the Collateral Agent, as applicable, provides the Administrative Agent and the Collateral Agent certifications that such Subsidiary Loan Party ceases to be a Subsidiary as a result of a transaction permitted hereunder, is not a Material Subsidiary or has become an Excluded Subsidiary (as applicable), it will release (or evidence the release) of (i) such Subsidiary Loan Party from its obligations under the Collateral Agreement and the other Loan Documents and (ii) any Liens granted by such Subsidiary or Liens on the Equity Interests of such Subsidiary; and

(d)	the Administrative Agent and the Collateral Agent will exclusively exercise the rights and remedies under the Loan Documents, and neither the Lenders nor any other Secured Party will exercise such rights and remedies (other than the Required Lenders through the Administrative Agent); provided that the foregoing shall not preclude any Lender from exercising any right of set-off in accordance with the provisions of Section 10.06 or enforcing compliance with the provisions set forth in clauses (i) through (vi) of Section 10.08(2) or from exercising rights and remedies (other than the enforcement of Collateral) with respect to any payment default after the occurrence of the Maturity Date with respect to any Term Loans made by it or filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law.

Each Agent agrees that it will take such action and execute any such documents as may be reasonably requested by the Borrower in connection with any of the foregoing releases or any such subordination.  Each of the Collateral Agent and the Administrative Agent shall be entitled to rely exclusively on an officers certificate of the Borrower confirming that such release or subordination (as applicable) is permitted hereunder.  Each Lender and each Secured Party irrevocably authorizes each Administrative Agent to take such action and execute any such document and consents to such reliance. No Agent will be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or contained in any certificate prepared or delivered by the Borrower or any Loan Party in connection with the Collateral or compliance with the terms set forth above or in a Loan Document, nor shall any Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Loan Party from its obligations under, the Loan Documents. Notwithstanding anything to the contrary set forth herein, any execution and delivery of documents by any Agent pursuant to this Section 9.11 shall be without recourse to or warranty by such Agent and at the Borrower’s expense; and such documents shall be reasonably acceptable to such Agent and the Borrower.

(3)	Anything contained in any of the Loan Documents to the contrary notwithstanding, each Agent, each Lender and each Secured Party hereby agree that:

(a)	no Lender or other Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Collateral Agreement or any other Loan Document, it being understood and agreed that all powers, rights and remedies hereunder and under any of the Loan Documents may be exercised solely by the Administrative Agent or the Collateral Agent, as applicable, for the benefit of the Secured Parties in accordance with the terms hereof and thereof, and all powers, rights and remedies under the Security Documents may be exercised solely by the Collateral Agent for the benefit of the Lenders in accordance with the terms thereof;

(b)	in the event of a foreclosure or similar enforcement action by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition (including pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the U.S. Bankruptcy Code), the Collateral Agent (or any Lender, except with respect to a “credit bid” pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the U.S. Bankruptcy Code) may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Collateral Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities), shall be entitled, upon instructions from the Required Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition;

(c)	no provision of any Loan Documents shall require the creation, perfection or maintenance of pledges of or security interests in, or the obtaining of title insurance or abstracts with respect to, any Excluded Assets, any Excluded Equity Interests and any other particular assets, if and for so long as, in the reasonable judgment of the Collateral Agent, the cost of creating, perfecting or maintaining such pledges or security interests in such other particular assets or obtaining title insurance or abstracts in respect of such other particular assets is excessive in view of the fair market value of such assets or the practical benefit to the Lenders afforded thereby as reasonably determined by a Responsible Officer of the Borrower and the Administrative Agent (or with respect to matters relating primarily to the ABL Priority Collateral, the Borrower and the ABL Agent);

(d)	the Collateral Agent may grant extensions of time for the creation or perfection of security interests in or the obtaining of title insurance and surveys with respect to particular assets (including extensions beyond the Closing Date for the creation or perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Borrower, that creation or perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Security Documents;

(e)	no actions required by the Laws of any non-U.S. jurisdiction shall be required in order to create any security interests in any assets or to perfect such security interests (including any Intellectual Property Rights in any non-U.S. jurisdiction) (it being understood that there shall be no security agreements or pledge agreements governed under the Laws of any non-U.S. jurisdiction);

(f)	no control agreements shall be required with respect to assets requiring perfection through control agreements or perfection by “control” (as defined in the Uniform Commercial Code); and

(g)	the provisions of Section 5.10(~~5~~4) of this Agreement and Sections 4.01(4) and 4.01(6) of the Collateral Agreement shall supersede any other provision of a Loan Document to the contrary.

Section 9.12.            Certain ERISA Matters(h).

(1)	Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, solely for the benefit of, the Administrative Agent, the Arrangers and the Bookrunners and their respective Affiliates (the “Relevant Parties”), and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(a) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letter of Credit or the Commitments;

(b)   the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letter of Credit, the Commitments and this Agreement;

(c)   (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letter of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letter of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-

14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letter of Credit, the Commitments and this Agreement; or

(d)   such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(2)	In addition, (I) unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Relevant Parties, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Relevant Parties is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, or any of the other Loan Documents).

(3)	Each of the Administrative Agent and the Arrangers hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letter of Credit, the Commitments, this Agreement, and any other Loan Documents, (ii) may recognize a gain if it extended the Loans, the Letter of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letter of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

Section 9.13.            Erroneous Payments(i).

(1)	Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative  Agent  in  accordance  with  banking  industry  rules  on  interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 9.13 shall be conclusive, absent manifest error.

(2)	Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(3)	The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, in each case, unless the source of such erroneous Payment is a payment from a Loan Party to Administrative Agent. Notwithstanding anything to the contrary herein or in any other Loan Document, neither the Borrower nor any other Loan Party nor any other of their respective Affiliates (other than an affiliated Lender) shall have any obligations or liabilities directly or indirectly arising out of this Section 9.13 in respect of any erroneous Payment that it would not otherwise have but for the inclusion of this Section 9.13, including, for the avoidance of doubt, that nothing in this Section 9.13 shall be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Loan Parties relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such erroneous Payment not been made.

(4)	Each party’s obligations under this Section 9.13 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

Article X

Miscellaneous

Section 10.01.        Notices; Communications.

(1)	Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 10.01(2)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or e-mail, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, in each case, as follows:

(a)	if to any Loan Party or any Agent, to the address, facsimile number, e-mail address or telephone number specified for such Person on Schedule 10.01; and

(b)	if to any Lender, to the address, facsimile number, e-mail address or telephone number specified in its Administrative Questionnaire.

(2)	Notices and other communications to the Lenders may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Notices sent by e-mail shall be deemed to have been given when sent and confirmation of transmission received (except that, if not sent during normal business hours for the recipient, such e-mail shall be deemed to have been given at the opening of business on the next Business Day for the recipient).

(3)	Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices sent by facsimile shall be deemed to have been given when sent and confirmation of transmission received (except that, if not sent during normal business hours for the recipient, such notice shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 10.01(2) shall be effective as provided in such Section 10.01(2).

(4)	Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.

(5)	Documents required to be delivered including without limitation under Section 5.04 hereunder may be delivered electronically (including as set forth in Section 10.17) and if so delivered, shall be deemed to have been delivered on the date (a) on which the Borrower files such documents with the SEC or posts such documents or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.01 or (b) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that (i) other than with respect to materials filed with the SEC, the Borrower shall notify the Administrative Agent (by facsimile or e-mail) of the posting of any such documents and, upon the Administrative Agent’s written request, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents and (ii) upon reasonable written request by the Administrative Agent, the Borrower shall also provide a hard copy to the Administrative Agent of any such document; provided, further, that any documents posted for which a link is provided after normal business hours for the recipient shall be deemed to have been given at the opening of business on the next Business Day. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Loan Parties with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Section 10.02.        Survival of Agreement.  All covenants, agreements, representations and warranties made by the Loan Parties herein, in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document will be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Term Loans and the execution and delivery of the Loan Documents, regardless of any investigation made by such Persons or on their behalf, and shall continue in full force and effect until the principal of or any accrued interest on any Term Loan or any fee or any other amount payable under this Agreement or any other Loan Document is Paid in Full and the Commitments have been terminated.  Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Sections 2.12, 2.14 and 10.05) shall survive the payment in full of the principal and interest hereunder and the termination of the Commitments or this Agreement.

Section 10.03.        Binding Effect.  This Agreement shall become effective when it has been executed by the Borrower and the Administrative Agent and when the Administrative Agent has received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the Borrower, the other Loan Parties, each Agent, each Lender and their respective permitted successors and assigns.

Section 10.04.        Successors and Assigns.

(1)	The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (a) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void), except to any Successor Borrower pursuant to Section 6.05, and (b) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 10.04.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (3) of this Section 10.04) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement or the other Loan Documents.

(2)	(a)(a) Subject to the conditions set forth in paragraph (2)(b) of this Section 10.04 (and, with respect to an assignment to the Borrower, any Subsidiary or any of their respective Affiliates, subject to the limitations set forth in Section 10.04(10) or 10.04(14), as applicable), any Lender (an “Assignor”) may assign to one or more assignees (other than a natural person, a Disqualified Institution or a Defaulting Lender) (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of the Term Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, delayed or conditioned) of:

(i)	the Borrower; provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if a Specified Event of Default with respect to the Borrower has occurred and is continuing; provided, further, that such consent shall be deemed to have been given if the Borrower has not responded within ten (10) Business Days after delivery of a written request therefor by the Administrative Agent; and

(ii)	the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund;

(b)	Assignments shall be subject to the following additional conditions:

(i)	except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Term Loans, the amount of the Term Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $500,000, unless each of the Borrower and the Administrative Agent otherwise consent; provided that (1) no such consent of the Borrower shall be required if a Specified Event of Default with respect to the Borrower has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds (with simultaneous assignments to or by two or more Approved Funds being treated as one assignment for purposes of meeting the minimum assignment amount requirement), if any;

(ii)	the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance (or Non-Debt Fund Affiliate Assignment and Acceptance, as applicable) via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent);

(iii)	the Assignee, if it shall not already be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any tax forms required to be delivered pursuant to Section 2.14; and

(iv)	the Assignor shall deliver to the Administrative Agent any Note issued to it with respect to the assigned Term Loan.

(c)	Subject to acceptance and recording thereof pursuant to paragraph (2)(e) of this Section 10.04, from and after the effective date specified in each Assignment and Acceptance (or Non-Debt Fund Affiliate Assignment and Acceptance, as applicable), the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.14 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such Assignment and Acceptance). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (4) of this Section 10.04 to the extent such participation would be permitted by such Section 10.04(4).

(d)	The Administrative Agent, acting for this purpose as the Administrative Agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the principal amount (and stated interest with respect thereto) of the Term Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender (but solely, in the case of a Lender, entries with respect to such Lender’s Term Loans) at any reasonable time and from time to time upon reasonable prior notice. This clause (d) and Section 2.05 shall be construed so that all Term Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury regulations (or any other relevant or successor provisions of the Code or of such Treasury regulations).

(e)	Upon its receipt of a duly completed Assignment and Acceptance (or Non-Debt Fund Affiliate Assignment and Acceptance, as applicable) executed by an assigning Lender and an Assignee, the Assignee’s completed Administrative Questionnaire (unless the Assignee shall already be a Lender hereunder), all applicable tax forms, any Note outstanding with respect to the assigned Term Loan (or other documentation (including an affidavit of loss and indemnitee agreement) reasonably acceptable to the Borrower in lieu thereof), the processing and recordation fee referred to in paragraph (2)(b)(ii) of this Section 10.04 and any written consent to such assignment required by paragraph (2) of this Section 10.04, the Administrative Agent promptly shall accept such Assignment and Acceptance (or Non-Debt Fund Affiliate Assignment and Acceptance, as applicable) and record the information contained therein in the Register. No assignment, whether or not evidenced by a promissory note, shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph (2)(e).

(3)	By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:

(a)	such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim;

(b)	except as set forth in clause (a) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Restricted Subsidiary or the performance or observance by the Borrower or any Restricted Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto;

(c)	the Assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance;

(d)	the Assignee confirms that it has received a copy of this Agreement, together with copies of the most recent Required Financial Statements delivered pursuant to Section 5.04, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

(e)	the Assignee will independently and without reliance upon the Administrative Agent or the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

(f)	the Assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms of this Agreement, together with such powers as are reasonably incidental thereto; and

(g)	the Assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(4)	(a)(a) Any Lender may, without the consent of the Administrative Agent or, subject to Section 10.04(8), the Borrower, sell participations to one or more banks or other entities (other than any Disqualified Institution) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of the Term Loans owing to it); provided that

(i)	such Lender’s obligations under this Agreement shall remain unchanged;

(ii)	such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and

(iii)	the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided that (A) such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to Section 10.04(1)(a) or clauses (i), (ii), (iii), (iv), (v) or (vi) of the first proviso to Section 10.08(2) and (2) directly affects such Participant and (B) no other agreement with respect to amendment, modification or waiver may exist between such Lender and such Participant.  Subject to clause (4)(b) of this Section 10.04, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.14 (in each case subject to the requirements thereof and the delivery of any documentation required thereunder) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (2) of this Section 10.04.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.06 as though it were a Lender; provided that such Participant shall be subject to Section 2.15(3) as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Term Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.  Each Lender shall indemnify the Loan Parties for any Taxes (including any additions to Tax) attributable to or resulting from such Lender’s failure to comply with the provisions of this Section 10.04(4)(a) relating to the maintenance of a Participant Register.

(b)	A Participant shall not be entitled to receive any greater payment under Section 2.12, 2.13 or 2.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. A Participant shall not be entitled to the benefits of Section 2.14 to the extent such Participant fails to comply with Section 2.14(5) as though it were a Lender.

(5)	Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(6)	The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (5) of this Section 10.04; provided that such Lender will have delivered for exchange any Notes previously issued with respect to the applicable Term Loans (or other documentation (including an affidavit of loss and indemnitee agreement) reasonably acceptable to the Borrower in lieu thereof).

(7)	If the Borrower wishes to replace the Term Loans with ones having different terms, it shall have the option, with the consent of the Administrative Agent and subject to at least three Business Days’ advance notice to the Lenders, instead of prepaying the Term Loans to be replaced, to (a) require the Lenders to assign such Term Loans to the Administrative Agent or its designee(s) and (b) amend the terms thereof in accordance with Section 10.08 (with such replacement, if applicable, being deemed to have been made pursuant to Section 10.08(5)).  Pursuant to any such assignment, all Term Loans to be replaced shall be purchased at par (allocated among the Lenders in the same manner as would be required if such Term Loans were being optionally prepaid), accompanied by payment of any accrued interest and fees thereon and any amounts owing pursuant to Section 10.05(2).  By receiving such purchase price, the Lenders shall automatically be deemed to have assigned the Term Loans pursuant to the terms of the form of Assignment and Acceptance attached hereto as Exhibit A (or Non-Debt Fund Affiliate Assignment and Acceptance, as applicable), and accordingly no other action by such Lenders shall be required in connection therewith.  The provisions of this paragraph (7) are intended to facilitate the maintenance of the perfection and priority of existing security interests in the Collateral during any such replacement.

(8)	Notwithstanding the foregoing, no assignment may be made or participation sold to a Disqualified Institution without the prior written consent of the Borrower; provided that, in connection with a participation, the Lenders shall have received a list of the Disqualified Institutions prior to the execution of such participation right. To the extent that any assignment is purported to be made or participation is purported to be sold to a Disqualified Institution (notwithstanding this clause (8) or otherwise), such Disqualified Institution shall be required immediately (and in any event within five (5) Business Days) to assign all Loans and Commitments then owned by such Disqualified Institution to another Lender (other than a Defaulting Lender) or another Assignee in accordance with this Section 10.04 or unwind such participation, as applicable (and the Borrower shall be entitled to seek specific performance in any applicable court of law or equity to enforce this sentence).

(9)	Notwithstanding anything to the contrary contained herein, no Non-Debt Fund Affiliate shall have any right to:

(a)	attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent or any Lender to which representatives of the Borrower are not then present;

(b)	receive the advice of counsel to the Administrative Agent or the Lenders, nor may any Non-Debt Fund Affiliate challenge the attorney-client privilege between the Administrative Agent and counsel to the Administrative Agent or between the Lenders and counsel to the Lenders; or

(c)	receive any information or material prepared by the Administrative Agent or any Lender or any other Person or any communication by or among Administrative Agent and one or more Lenders, except (i) to the extent such information or materials have been made available to the Borrower or its representatives or (ii) notices of prepayments and other administrative notices in respect of its Term Loans required to be delivered to Lenders pursuant to this Agreement.

(10)	Notwithstanding anything to the contrary contained herein, any Lender may assign all or any portion of its Term Loans hereunder to any Person who is or, after giving effect to such assignment, would be an Affiliated Lender (including, for the avoidance of doubt, any Debt Fund Affiliate); provided that:

(a)	such assignment shall be made pursuant to (i) an open market purchase ~~(including, for the avoidance of doubt, any purchase made during the initial syndication of the Term Loans)~~ on a non-pro rata basis ~~for cash consideration~~ or (ii) a Dutch auction open to all Lenders of the applicable Class in accordance with the Dutch Auction Procedures;

(b)	in the case of an assignment to a Non-Debt Fund Affiliate, the assigning Lender and such Non-Debt Fund Affiliate purchasing such Lender’s Term Loans shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit E (a “Non-Debt Fund Affiliate Assignment and Acceptance”) in lieu of an Assignment and Acceptance;

(c)	each Lender (other than any Affiliated Lender) that (i) sells any Term Loans to an Affiliated Lender (other than a Debt Fund Affiliate) or (ii) buys any Term Loan from any Affiliated Lender (other than a Debt Fund Affiliate) hereunder shall deliver to the Administrative Agent and the Borrower a Big Boy Letter;

(d)	in the case of an assignment to a Non-Debt Fund Affiliate, at the time of such assignment and after giving effect to such assignment, Non-Debt Fund Affiliates shall not, in the aggregate, hold Term Loans with an aggregate principal amount in excess of 25.0% of the principal amount of all Term Loans of any Class then outstanding;

(e)	no proceeds from revolving loans under the ABL Credit Agreement shall be used to fund any such purchases; and

(11)	To the extent not previously disclosed to the Administrative Agent, the Borrower shall, upon reasonable request of the Administrative Agent (but not more frequently than once per calendar quarter), report to the Administrative Agent the amount and Class of Term Loans held by Non-Debt Fund Affiliates and the identity of such holders. Notwithstanding the foregoing, any Affiliated Lender shall be permitted to contribute any Term Loan so assigned to such Affiliated Lender pursuant to this Section 10.04(11) to the Borrower or any of the Restricted Subsidiaries for purposes of cancellation, which contribution may be made, subject to Section 6.07, in exchange for Equity Interests (other than Disqualified Stock) of any Parent Entity or Indebtedness (including Disqualified Stock) of the Borrower on a dollar-for-dollar basis to the extent such Indebtedness is permitted to be incurred pursuant to Section 6.01 at such time; provided that any Term Loans so contributed shall be automatically and permanently canceled upon the effectiveness of such contribution and will thereafter no longer be outstanding for any purpose hereunder.

(12)	Notwithstanding anything in Section 10.04 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Required Lenders have:

(a)	consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom;

(b)	otherwise acted on any matter related to any Loan Document; or

(c)	directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document in each case, that does not require the consent of each Lender or each affected Lender or does not adversely affect any such Non-Debt Fund Affiliate in its capacity as such in any material respect as compared to other Lenders holding similar obligations (collectively, “Required Lender Consent Items”):

(i)	a Non-Debt Fund Affiliate shall be deemed to have voted its interest as a Lender in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Non-Debt Fund Affiliates; and

(ii)	Term Loans held by Debt Fund Affiliates may not account for more than 49.9% of the Term Loans of consenting Lenders included in determining whether the Required Lenders have consented to any action pursuant to Section 10.04.

(13)	Additionally, the Loan Parties and each Non-Debt Fund Affiliate hereby agree that if a case under Title 11 of the United States Code is commenced against any Loan Party, such Loan Party shall seek (and each Non-Debt Fund Affiliate shall consent) to provide that the vote of any Non-Debt Fund Affiliate (in its capacity as a Lender) with respect to any plan of reorganization of such Loan Party shall not be counted except that such Non-Debt Fund Affiliate’s vote (in its capacity as a Lender) may be counted to the extent any such plan of reorganization proposes to treat the Obligations or claims held by such Non-Debt Fund Affiliate in a manner that is less favorable to such Non-Debt Fund Affiliate than the proposed treatment of the Term Loans or claims held by Lenders that are not Affiliates of the Borrower.

(14)	Notwithstanding anything to the contrary contained in this Agreement, any Lender may assign all or a portion of its Term Loans to any Purchasing Borrower Party; provided that:

(a)	such assignment shall be made pursuant to (i) an open market purchase ~~(including, for the avoidance of doubt, any purchase made during the initial syndication of the Term Loans)~~ on a non-pro rata basis ~~for cash consideration~~ or (ii) a Dutch auction open to all Lenders of the applicable Class in accordance with the Dutch Auction Procedures;

(b)	any Term Loans assigned to any Purchasing Borrower Party shall be automatically and permanently cancelled upon the effectiveness of such assignment and will thereafter no longer be outstanding for any purpose hereunder; and

(c)	the aggregate outstanding principal amount of the Term Loans of the applicable Class shall be deemed reduced by the full par value of the aggregate principal amount of the Term Loans purchased pursuant to this Section 10.04(14) and each principal repayment installment with respect to the Term Loans of such Class shall be reduced pro rata by the aggregate principal amount of Term Loans purchased.

Section 10.05.        Expenses; Indemnity.

(1)	~~If the Transactions are consummated and the Closing Date occurs, the~~The Borrower agrees to pay all reasonable, documented and invoiced out-of-pocket expenses incurred by the Administrative Agent and the Arrangers in connection with the preparation of this Agreement and the other Loan Documents, or by the Administrative Agent, the Arrangers (and, in the case of enforcement of this Agreement, each Lender provided that Borrower shall only be required to pay the reasonable, documented and invoiced fees and out-of-pocket charges and disbursements of a single counsel for the Lenders, one firm of local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for the Lenders and, in the case of any actual or perceived conflict of interest as between the Lenders, one additional firm of counsel for each such group of affected Persons similarly situated taken as a whole) in connection with the preparation, execution and delivery, amendment, modification, waiver or enforcement of this Agreement and the other Loan Documents or in connection with the administration of this Agreement or the other Loan Documents and any amendments, modifications or waivers of the provisions hereof or thereof, including the reasonable, documented and invoiced fees and out-of-pocket charges and disbursements of a single counsel for the Administrative Agent and the Arrangers (which shall be ~~Latham & Watkins~~Paul Hastings LLP), one firm of local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and, in the case of any actual or perceived conflict of interest, one additional firm of counsel for each such group of affected Persons similarly situated taken as a whole.

(2)	The Borrower agrees to indemnify the Administrative Agent, each Arranger, each Lender, each of their respective Affiliates and each of their respective directors, officers, employees, agents, advisors, controlling Persons, equityholders, partners, members and other representatives and each of their respective successors and permitted assigns (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and reasonable, documented and invoiced out-of-pocket fees and expenses (limited to reasonable and documented legal fees of a single firm of counsel for all Indemnitees, taken as a whole, and, if necessary, one firm of counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for all Indemnitees taken as a whole (and, in the case of an actual or perceived conflict of interest, where the applicable Indemnitees affected by such conflict informs the Borrower of such conflict, and has retained, or thereafter retains, its own counsel of an additional counsel for each group of affected Indemnitees similarly situated, taken as a whole)), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of:

(a)	the execution, delivery or administration of this Agreement or any other Loan Document, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated hereby;

(b)	the use of the proceeds of the Term Loans;

(c)	any claim, litigation, investigation or proceeding relating to any of the foregoing, whether based in contract, tort or any other theory, whether or not any Indemnitee is a party thereto and regardless of whether such matter is initiated by a third party or by the Borrower or any of their Restricted Subsidiaries or Affiliates or creditors (and including any investigation, preparation for, or defense of any pending or threatened claim, litigation, investigation or proceeding); or

(d)	to the extent related to the foregoing, non-compliance with or liability under Environmental Laws by or of the Borrower or any of the Restricted Subsidiaries, or any actual or alleged presence, Release or threatened Release of Hazardous Materials at, under, on or from any property for which the Borrower or any Restricted Subsidiaries would reasonably be expected to be held liable under Environmental Laws;

provided that no Indemnitee will be indemnified for any loss, claim, damage, liability, cost or expense to the extent it: (i) has been determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from (A) the gross negligence, bad faith or willful misconduct of such Indemnitee or any of its Related Parties or (B) a material breach of the obligations of such Indemnitee under the Loan Documents or (ii) relates to any proceeding between or among Indemnitees other than (A) claims against Administrative Agent or Arrangers or their respective Affiliates, in each case, in their capacity or in fulfilling their role as the agent or arranger or any other similar role under a Term Facility (excluding their role as a Lender) to the extent such Persons are otherwise entitled to receive indemnification under this Section 10.05(2) or (B) claims arising out of any act or omission on the part of the Borrower or their Restricted Subsidiaries.

(3)	Any indemnification or payments required by the Loan Parties under this Section 10.05 shall not apply with respect to (a) Taxes other than (x) any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim and (y) expenses related to the enforcement of Section 2.14 or (b) Taxes that are duplicative of any indemnification or payments required by the Loan Parties under Sections 2.12 or 2.14.

(4)	To the fullest extent permitted by applicable law, no Indemnitee or Loan Party shall assert, and each hereby waives, any claim against any Indemnitee or Loan Party, as applicable, nor will any Indemnitee, Loan Party or any of their respective Affiliates be liable, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Term Loan or the use of the proceeds thereof. No Indemnitee, Loan Party or any of their respective Affiliates shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby; provided that, nothing in this clause (5) shall relieve any Loan Party of any obligation it may otherwise have hereunder to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(5)	The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations and the termination of this Agreement. All amounts due under this Section 10.05 shall be payable on written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

Section 10.06.        Right of Set-off.  If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower or any Subsidiary Loan Party against any of and all the Obligations of the Borrower or any Subsidiary Loan Party now or hereafter existing under this Agreement or any other Loan Document held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although the Obligations may be unmatured.  The rights of each Lender under this Section 10.06 are in addition to other rights and remedies (including other rights of set-off) that ~~such Lender~~ may be exercised only at the direction of the Administrative Agent or the Required Lenders.

Section 10.07.        Applicable Law.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN THE OTHER LOAN DOCUMENTS) AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (EXCEPT FOR CONFLICTS OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION).

Section 10.08.        Waivers; Amendment.

(1)	No failure or delay of the Administrative Agent or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of each Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (2) of this Section 10.08, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on the Borrower or any other Loan Party in any case shall entitle such Person to any other or further notice or demand in similar or other circumstances.

(2)	Subject to Section 2.11(2), 10.08(7) and 10.08(11) below, except as otherwise set forth in this Agreement (or the applicable Loan Document), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except

(a)	as provided in Sections 2.18, 2.19, 2.20 and 10.20;

(b)	in the case of this Agreement, pursuant to an agreement or agreements in writing signed by the Borrower and the Required Lenders; and

(c)	in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by each party thereto, the Administrative Agent (with the consent of the Required Lenders) and the Borrower;

provided, that except as expressly provided in Section 2.11(2), 2.18, 2.19, 2.20 and 10.20, no such agreement shall:

(i)	decrease, forgive, waive or excuse the principal amount of, or any interest on, or extend the final maturity of, or decrease the rate of interest on, any Term Loan, without the prior written consent of each Lender directly and adversely affected thereby (it being understood that waivers or other modifications of any conditions precedent, covenants, mandatory prepayments, mandatory commitment reductions, default interest, Defaults or Events of Default shall not constitute a decrease, forgiveness, waiver or excuse of the principal amount of, or any interest on, or an extension of the final maturity of, or a decrease the rate of interest on, any Term Loan);

(ii)	increase or extend the Commitment of any Lender or decrease, forgive, waive or excuse the fees of any Agent without the prior written consent of such Lender or Agent (it being understood that waivers or other modifications of any conditions precedent, covenants, mandatory prepayments, mandatory commitment reductions, default interest, Defaults or Events of Default shall not constitute an increase or extension of the Commitments of any Lender or a decrease, forgiveness, waiver or excuse of any Agent fees);

(iii)	extend or waive any Term Loan Installment Date or reduce the amount due on any Term Loan Installment Date or extend any date on which payment of principal or interest on any Term Loan or any fee is due, without the prior written consent of each Lender directly and adversely affected thereby (it being understood that waivers or other modifications of any conditions precedent, covenants, mandatory prepayments, mandatory commitment reductions, default interest, Defaults or Events of Default shall not constitute an extension or waiver of any Term Loan Installment Date, a reduction of any amount due on a Term Loan Installment Date or an extension of any date on which payment of principal or interest on any Term Loan or any fee is due);

(iv)	amend the provisions of Section 2.15(2) or (3) of this Agreement, Section 5.02 of the Collateral Agreement or any analogous provision of any other Loan Document, in a manner that would by its terms alter the pro rata sharing of payments required thereby, without the prior written consent of each Lender directly and adversely affected thereby;

(v)	amend or modify the provisions of this Section 10.08 or the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Lender (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Term Loans are included on the ~~Closing~~Amendment No. 1 Effective Date);

(vi)	release the liens on all or substantially all of the Collateral or release all or substantially all of the aggregate value of the Guarantees (other than in connection with any transfer or other release of Collateral or of the relevant Guarantor permitted by the Loan Documents) without the prior written consent of each Lender;

(vii)	subordinate (x) the Liens ~~as to any~~on all or substantially all of the Collateral that ~~secure~~secures the Term Loans (the “Existing Liens”) to the Liens securing any other Indebtedness ~~or other obligations~~for borrowed money (provided that amendments or modifications to Section 6.02(3) shall not constitute such a subordination) or (y) the Term Loans in contractual right of payment to any other Indebtedness ~~or other obligations~~for borrowed money (any such other Indebtedness or other obligations, to which such Existing Liens or such Term Loans, as applicable, are subordinated, “Senior Indebtedness”), in either the case of subclause (x) or (y), without the prior written consent of each affected Lender, unless each affected Lender has been offered a bona fide opportunity to fund or otherwise provide its pro rata share (based on the principal amount of Term Loans that are affected thereby held by each Lender) of the Senior Indebtedness on the same terms (other than bona fide arrangement ~~fees,~~, commitment, structuring, underwriting, and backstop fees, other bona fide fees not customarily shared with participating lenders generally, reimbursement of counsel fees and other expenses in connection with the negotiation of the terms of such transaction and other immaterial payments (“Ancillary Fees”)) as all other providers (or their Affiliates) of the Senior Indebtedness pursuant to a written offer made to each such affected Lender describing the material terms of the arrangements pursuant to which the Senior  Indebtedness is to be provided, which offer shall remain open to each affected Lender for a period of not less than five Business Days; provided however that (1) any subordination expressly permitted under Section 9.11(2)(b) as in effect on the date of this Agreement or contemplated by the Intercreditor Agreements as in effect on the ~~date hereof~~Amendment No. 1 Effective Date (or, in either case, as subsequently modified in any manner not materially less favorable to the interests of the Lenders) and (2) neither (A) any asset-based loan facility, factoring, securitization or similar facility, any debtor-in-possession (or equivalent) financing or any use of Collateral in an insolvency proceeding nor (B) any transaction expressly permitted by the Loan Documents as in effect on the Amendment No. 1 Effective Date, shall ~~not~~ be restricted by subclauses (x) and (y) above~~; or~~.

~~(viii) modify Section 10.04(10)(a) or Section 10.04(14)(a) in any manner that would permit open market purchases of the Term Loans for consideration other than cash consideration without the prior written consent of each Lender.~~

provided, further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent acting as such at the effective date of such agreement, as applicable.  Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 10.08 and any consent by any Lender pursuant to this Section 10.08 shall bind any assignee of such Lender.

(3)	Without the consent of any Lender, the Loan Parties and the Administrative Agent may enter into any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, in each case to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law.

(4)	No Lender consent is required to effect any amendment or supplement to any Intercreditor Agreement that is:

(a)	for the purpose of adding the holders of Pari Passu Lien Debt, Junior Lien Debt, Incremental Equivalent Term Debt, Permitted Pari Passu Secured Refinancing Debt or Permitted Junior Secured Refinancing Debt (or a Debt Representative with respect thereto) as parties thereto, as expressly contemplated by the terms of such Intercreditor Agreement (it being understood that any such amendment or supplement may make such other changes to the applicable Intercreditor

Agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing), or

(b)	expressly contemplated by any Intercreditor Agreement.

(5)	This Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

(6)	Notwithstanding anything in this Section 10.08 to the contrary, the Borrower may enter into Incremental Facility Amendments in accordance with Section 2.18, Refinancing Amendments in accordance with Section 2.19, and Extension Amendments in accordance with Section 2.20, and such Incremental Facility Amendments, Refinancing Amendments and Extension Amendments shall be effective to amend the terms of this Agreement and the other applicable Loan Documents, in each case, without any further action or consent of any other party to any Loan Document.

(7)	Notwithstanding anything in this Section 10.08 to the contrary, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the lenders providing the Replacement Loans (as defined below) to permit the refinancing, replacement or exchange of all outstanding Term Loans of any Class (“Replaced Loans”) with replacement term loans (“Replacement Loans”) hereunder; provided that,

(a)	the aggregate principal amount of such Replacement Loans shall not exceed the aggregate principal amount of such Replaced Loans (plus (i) the amount of all unpaid, accrued, or capitalized interest, penalties, premiums (including tender premiums), and other amounts payable with respect to any such Replaced Loans and (ii) underwriting discounts, fees, commissions, costs, expenses and other amounts payable with respect to such Replacement Loans);

(b)	the All-in Yield with respect to such Replacement Loans (or similar interest rate spread applicable to such Replacement Loans) should not be higher than the All-in Yield for such Replaced Loans;

(c)	the Weighted Average Life to Maturity of such Indebtedness is equal to or longer than the remaining Weighted Average Life to Maturity of the Replaced Loans at the time of such refinancing (except by virtue of amortization or prepayment of the Replaced Loans prior to the time of such incurrence); and

(d)	all other terms of such Replacement Loans are (a) substantially identical to, or, taken as a whole, not materially more favorable to the lenders or holders providing such Indebtedness than, those applicable to such Replaced Loans (except for covenants applicable only to periods after the Latest Maturity Date of the Replaced

Loans at the time of incurrence) or (b) solely to the extent that any terms and conditions applicable to such Replacement Loans are not the substantially same as, or are materially more restrictive on the Borrower and the Restricted Subsidiaries than, those then applicable to the Replaced Loans, shall otherwise reflect customary market terms and conditions at the time of such incurrence of Indebtedness, in each case as determined in good faith by a Responsible Officer of the Borrower (provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least four (4) Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to the incurrence of such Replacement Loans, together with a reasonably detailed description of the material covenants and events of default of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement of this clause (d) shall be conclusive evidence that such terms and conditions satisfy this clause (d) unless the Administrative Agent notifies the Borrower within such four (4) Business Day (or shorter) period that it disagrees with such determination (including a description of the basis upon which it disagrees)); provided that this clause (d) will not apply to (x) terms addressed in the preceding clauses, (y) redemption, prepayment or other premiums or (z) optional prepayment or redemption terms; provided, further, that the Borrower will promptly deliver to the Administrative Agent final copies of the definitive credit documentation relating to such Indebtedness (unless the Borrower is bound by a confidentiality obligation with respect thereto, in which case the Borrower will deliver a reasonably detailed description of the material terms and conditions of such Indebtedness in lieu thereof).

(8)	Notwithstanding anything to the contrary herein or any other Loan Document other than as set forth in the definition of “Required Lenders”, no Defaulting Lender or Disqualified Institution will have any right to approve or disapprove any amendment, waiver or consent hereunder and any amendment, waiver or consent which by its terms requires the consent of all Lenders, the Required Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than any Defaulting Lenders or Disqualified Institutions.

(9)	Notwithstanding anything in this Agreement or any other Loan Document to the contrary, any amendment or waiver that by its terms affects the rights or duties of Lenders holding Term Loans or Commitments of a particular Class (but not the Lenders holding Term Loans or Commitments of any other Class) will require only the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto if such Class of Lenders were the only Class of Lenders.

(10)	Notwithstanding anything in this Agreement or any other Loan Document to the contrary, technical and conforming modifications to the Loan Documents may be made with the consent of the Borrower and the Administrative Agent.

(11)	Notwithstanding anything in this Agreement or any other Loan Document to the contrary, the Administrative Agent, with the consent of the Borrower, may amend, modify or supplement any Loan Document without the consent of any Lender or the Required

Lenders in order to correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Loan Document, and such amendment, modification or supplement shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof.

(12)	In addition, notwithstanding anything to the contrary herein or any other Loan Document, the Collateral Agreement, each of the other Security Documents and any related documents may be in a form reasonably determined by the Administrative Agent and the Borrower and may be, together with this Agreement, amended and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (a) to comply with local Law or advice of local counsel, (b) to cure ambiguities or defects (as reasonably determined by the Administrative Agent and the Borrower) or (c) to cause such Security Document or other document to be consistent with this Agreement and the other Loan Documents.

Section 10.09.        Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender, shall be limited to the Maximum Rate; provided that such excess amount shall be paid to such Lender on subsequent payment dates to the extent not exceeding the legal limitation.  In no event will the total interest received by any Lender exceed the amount which it could lawfully have received and any such excess amount received by any Lender will be applied to reduce the principal balance of the Term Loans or to other amounts (other than interest) payable hereunder to such Lender, and if no such principal or other amounts are then outstanding, such excess or part thereof remaining will be paid to the Borrower.

Section 10.10.        Entire Agreement.  This Agreement, the other Loan Documents and the Fee Letters referred to herein constitute the entire contract between the parties relative to the subject matter hereof and thereof.  Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents.  Notwithstanding the foregoing, the Fee Letters shall survive the execution and delivery of this Agreement and remain in full force and effect.  Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

Section 10.11.        WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.  EACH PARTY

HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.11.

Section 10.12.        Severability.  In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.  The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 10.13.        Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 10.03.  Delivery of an executed counterpart to this Agreement by facsimile or other electronic transmission (e.g., “PDF” or “TIFF”) shall be as effective as delivery of a manually signed original.

Section 10.14.        Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 10.15.        Jurisdiction; Consent to Service of Process.

(1)	Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan) and any appellate court from any thereof (collectively, “New York Courts”), in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction, except that each of the Loan Parties agrees that it will not bring any such action or proceeding in any court other than New York Courts (it being acknowledged and agreed by the parties hereto that any other forum would be inconvenient and inappropriate in view of the fact that more of the Lenders who would be affected by any such action or proceeding have contacts with the State of New York than any other jurisdiction).

(2)	Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 10.16.        Confidentiality.  Each of the Lenders and each of the Agents agrees (and agrees to cause each of its Related Parties) to use all information provided to it by or on behalf of the Borrower or its Restricted Subsidiaries under the Loan Documents or otherwise in connection with the Transactions and the Amendment No. 1 Transactions solely for the purposes of the transactions contemplated by this Agreement and the other Loan Documents and shall not publish, disclose or otherwise divulge such information (other than information that

(1)	has become generally available to the public other than as a result of a disclosure by such Person or its Related Parties;

(2)	has been independently developed by such Lender or the Administrative Agent without violating this Section 10.16 or relying on such information; or

(3)	was available to such Lender or the Administrative Agent from a third party having, to such Person’s knowledge, no obligations of confidentiality to the Borrower or any other Loan Party);

and shall not reveal the same other than to its directors, trustees, officers, employees and advisors with a need to know or to any Person that approves or administers the Term Loans on behalf of such Lender or any numbering, administration or settlement service providers (so long as each such Person shall have been instructed to keep the same confidential in accordance with this Section 10.16 and, with respect to its directors, trustees, officers, employees and advisors, to the extent within its control, such Lender or Agent, as applicable, will be responsible for any such Person’s non-compliance with this Section 10.16), except:

(a)	to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority, the National Association of Insurance Commissioners or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, in which case such Person agrees, to the extent practicable and not prohibited by applicable law, to inform you promptly thereof prior to disclosure or, if not practicable prior to disclosure and not prohibited by law, promptly after disclosure;

(b)	as part of normal reporting or review procedures to, or examinations by, Governmental Authorities or any bank accountants or bank regulatory authority exercising examination or regulatory authority, in which case (except with respect to any audit or examination conducted by any such bank accountant or bank regulatory authority) such Person agrees, to the extent practicable and not prohibited by applicable law, to inform you promptly thereof prior to disclosure or, if not practicable prior to disclosure and not prohibited by law, promptly after disclosure;

(c)	to its parent companies, Affiliates or auditors (so long as each such Person shall have been instructed to keep the same confidential in accordance with this Section 10.16 and, to the extent within its control, such Lender or Agent will be responsible for any such Person’s non-compliance with this Section 10.16);

(d)	in order to enforce its rights under any Loan Document in a legal proceeding;

(e)	to any pledgee or assignee under Section 10.04(5) or any other prospective assignee of, or prospective Participant in, any of its rights under this Agreement (so long as such Person shall have been instructed to keep the same confidential in accordance with this Section 10.16);

(f)	to any direct or indirect contractual counterparty in Hedge Agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 10.16);

(g)	with the prior written consent of the Borrower; and

(h)	to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake to preserve the confidentiality of any confidential information relating to the Loan Parties received by it from such Person.

Notwithstanding the foregoing, no such information shall be disclosed to a Disqualified Institution that constitutes a Disqualified Institution at the time of such disclosure without the Borrower’s prior written consent.

For the avoidance of doubt, nothing in this Section 10.16 shall prohibit any Person from voluntarily disclosing or providing any information within the scope of this confidentiality provision to any Governmental Authority, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 10.16 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.

Section 10.17.        Platform; Borrower Materials.  The Borrower hereby acknowledges that (1) the Administrative Agent or the Arrangers will make available to the Lenders materials or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”), and (2) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”).  The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that

(a)	all the Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, means that the word “PUBLIC” shall appear prominently on the first page thereof;

(b)	by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers and the Lenders to treat the Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws;

(c)	all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and

(d)	the Administrative Agent and the Arrangers shall be entitled to treat the Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

Notwithstanding the foregoing, the following Borrower Materials shall be deemed to be marked “PUBLIC” unless the Borrower notifies the Administrative Agent that any such document contains MNPI: (1) the Loan Documents, (2) any notification of changes in the terms of the Term Loans, (3) any notification of the identity of Disqualified Institutions and (4) all information delivered pursuant to clauses (1), (2) and (3) of Section 5.04.

Section 10.18.        [Reserved].

Section 10.19.        USA PATRIOT Act Notice.  Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA PATRIOT Act.

Section 10.20.        Intercreditor Agreements.

(1)	The parties hereto acknowledge and agree that any provision of any Loan Document to the contrary notwithstanding, prior to the discharge in full of all ABL Claims, the Loan Parties shall not be required to act or refrain from acting under any Loan Document with respect to the ABL Priority Collateral in any manner that would result in a “Default” or “Event of Default” (as defined in any ABL Loan Document) under the terms and provisions of the ABL Loan Documents.

(2)	Each Secured Party:

(a)	consents to the subordination of Liens provided for in the ~~Closing Date~~Second Amended and Restated ABL Intercreditor Agreement;

(b)	agrees that it will be bound by and will take no actions contrary to the provisions of the ~~Closing Date~~Second Amended and Restated ABL Intercreditor Agreement or the ~~Closing~~Amendment No. 1 Effective Date Pari Passu Intercreditor Agreement; and

(c)	authorizes and instructs the Administrative Agent to enter into the ~~Closing Date~~Second Amended and Restated ABL Intercreditor Agreement as the New Term Loan Agent and on behalf of such Lender and enter into the ~~Closing~~Amendment No. 1 Effective Date Pari Passu Intercreditor Agreement as the Initial First Lien Representative on behalf of such Lender.

(3)	Further, each Secured Party:

(a)	authorizes and instructs the Administrative Agent to enter into any Pari Passu Lien Intercreditor Agreement or Junior Lien Intercreditor Agreement each in the form attached hereto or in such other form as may be satisfactory to the Administrative Agent and agrees that it will be bound by and will take no actions contrary to the provisions of any such Pari Passu Lien Intercreditor Agreement or Junior Lien Intercreditor Agreement;

(b)	agrees that the Administrative Agent may from time to time enter into a modification of the ~~Closing Date~~Second Amended and Restated ABL Intercreditor Agreement, ~~any~~the Amendment No. 1 Effective Date Pari Passu Intercreditor Agreement, any other Pari Passu Intercreditor Agreement or any Junior Lien Intercreditor Agreement, as the case may be, so long as the Administrative Agent reasonably determines that such modification is consistent with the terms of this Agreement and agrees that it will be bound by and will take no actions contrary to any such Intercreditor Agreement (as so modified); and

(c)	pursuant to the express terms of the Intercreditor Agreements, in the event of any conflict or inconsistency between the provisions of the Intercreditor Agreements and this Agreement, the provisions of the Intercreditor Agreements shall govern and control.

Section 10.21.        No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees that:  (1) (a) the arranging and other services regarding this Agreement provided by the Agents, the Lenders and the Arrangers are arm’s-length commercial transactions between the Borrower, on the one hand, and the Agents and the Arrangers, on the other hand; (b) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate; and (c) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (2) (a) each Agent, each Lender and each Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as a financial advisor, agent or fiduciary for the Borrower or any other Person and (b) none of the Agents or Arrangers has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (3) the Agents, the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Agents or any Arranger has any obligation to disclose any of such interests to the Borrower or any of its Affiliates.  The Borrower agrees that it will not assert any claim against any Agent, Arranger or their respective Affiliates based on an alleged breach of fiduciary duty by such party in connection with this Agreement and the transactions contemplated hereby.

Section 10.22.        Private-Side Information Contacts. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Investor” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to information that is not made available through the “Public Investor” portion of the Platform and that may contain MNPI with respect to the Borrower, any of its Affiliates, their respective Subsidiaries or their respective securities for purposes of United States federal or state securities laws. In the event that any Public Lender has determined for itself to not access any information disclosed through the Platform or otherwise, such Public Lender acknowledges that (1) other Lenders may have availed themselves of such information and (2) neither the Borrower nor the Administrative Agent has (a) any responsibility for such Public Lender’s decision to limit the scope of the information it has obtained in connection with this Agreement and the other Loan Documents and (b) any duty to disclose such information to such Public Lender or to use such information on behalf of such Public Lender, and shall not be liable for the failure to so disclose or use, such information.

Section 10.23.        Acknowledgement and Consent to Bail-In of Affected Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(1)	the application of any Write-Down and Conversion Powers by an applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(2)	the effects of any Bail-In Action on any such liability, including, if applicable:

(a)	a reduction in full or in part or cancellation of any such liability;

(b)	a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(c)	the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any applicable Resolution Authority.

Section 10.24.        Acknowledgement Regarding any Supported QFCs.  To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Section 10.25. Original Issue Discount Legend~~.  THE TERM LOANS HAVE BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES THE AMOUNT OF ISSUE PRICE, ORIGINAL ISSUE DISCOUNT YIELD TO MATURITY AND ISSUE DATE OF THE TERM LOANS MAY BE OBTAINED BY WRITING TO THE BORROWER AT ITS ADDRESS AS SPECIFIED IN THIS AGREEMENT.~~

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